Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-239356

PROSPECTUS SUPPLEMENT NO. 4
(TO PROSPECTUS DATED July 10, 2020)

STEALTH BIOTHERAPEUTICS CORP

Up to 9,826,321 American Depositary Shares

This prospectus supplement No. 4 supplements and amends the prospectus dated July 10, 2020, as supplemented by prospectus supplement No.1, dated August 6, 2020, prospectus supplement No. 2, dated November 9, 2020, and prospectus supplement No. 3, dated November 19, 2020, related to the resale, from time to time, of up to 9,826,321 American Depositary Shares (“ADSs”), par value $0.0003 per share, of Stealth BioTherapeutics Corp (the “Company,” “we,” “us” or “our”), issued and issuable to Lincoln Park Capital Fund, LLC (“Lincoln Park”), the selling stockholder named in the prospectus, pursuant to a purchase agreement dated as of June 2, 2020 that we entered into with Lincoln Park. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the ADSs by the selling stockholder.

This prospectus supplement should be read in conjunction with the prospectus dated July 10, 2020, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements to it.

Our ADSs are listed on The Nasdaq Global Market under the symbol “MITO.” On April 6, 2021, the last reported sale price of our ADSs reported on The Nasdaq Global Market was $1.50.

This prospectus supplement incorporates into our prospectus the information contained in our Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 6, 2021, which is attached hereto.

Investing in our ADSs involves risks. See “Risk Factors” beginning on page 4 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 6, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 20-F

(Mark One)

☐	REGISTRATION STATEMENT PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

OR

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2020

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

for the transition period from to

OR

☐	SHELL COMPANY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of event requiring this shell company report

Commission file number: 001-38810

STEALTH BIOTHERAPEUTICS CORP

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Cayman Islands

(Jurisdiction of incorporation or organization)

Stealth BioTherapeutics Corp

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue, George Town

Grand Cayman

KY1-9005 Cayman Islands

(Address of principal executive offices)

Irene McCarthy, Chief Executive Officer

Stealth BioTherapeutics Inc.

140 Kendrick Street,

Needham, MA 02494

(617) 600-6888

E-mail: IR@stealthbt.com

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Securities registered or to be registered, pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 12 ordinary shares, par value U.S.$0.0003 per share	MITO	The Nasdaq Global Market LLC

Securities registered or to be registered pursuant to Section 12(g) of the Act.

None

Securities for which there is a reporting obligation pursuant to Section 15(d) of the Act

None

Indicate the number of outstanding shares of each of the issuer’s classes of capital stock or common stock as of the close of the period covered by the annual report. 635,092,150 ordinary shares, $0.0003 par value per share.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

If this report is an annual or transition report, indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒     No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 13(a) of the Exchange Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Indicate by check mark which basis of accounting the registrant has used to prepare the financial statements included in this filing:

U.S. GAAP ☒	International Financial Reporting Standards as issued by the International Accounting Standards Board ☐	Other ☐

If “Other” has been checked in response to the previous question indicate by check mark which financial statement item the registrant has elected to follow.    Item 17  ☐    Item 18  ☐

If this is an annual report, indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

- i -

- ii -

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Accounting Principles

The consolidated financial statements presented at the end of this annual report have been prepared in conformity with accounting principles generally accepted in the United States of America, or GAAP. Any reference in the notes to the consolidated financial statements to applicable guidance is meant to refer to authoritative GAAP, as found in the Accounting Standards Codification, or ASC, and Accounting Standards Updates, or ASU, of the Financial Accounting Standards Board, or FASB. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, the company’s management evaluates its estimates related to, but not limited to, share-based compensation expense, fair value of derivative liability, fair value of warrants, recoverability of the company’s net deferred tax asset-related valuation allowances, and certain prepaid expenses and accrued expenses. The company bases its estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. Actual results may differ materially from those estimates or assumptions.

General Information

Except where the context otherwise requires and for purposes of this annual report on Form 20-F only:

•

the “company,” “we,” “us,” “our company” and “our” refer to Stealth BioTherapeutics Corp, or Stealth, and its consolidated subsidiaries, including Stealth BioTherapeutics Inc., or Stealth Delaware; and Stealth BioTherapeutics (HK) Limited, or Stealth HK.

•	“ordinary shares” refers to our ordinary shares, par value $0.0003 per share;
•	“ADSs” refers to our American depositary shares, each of which represents 12 ordinary shares;
•	“ADRs” refers to American depositary receipts, which, if issued, evidence our ADSs;
•

unless otherwise indicated, all historical share and per-share data contained in this annual report on Form 20-F have been restated to give retroactive effect to a three-for-one reverse share split that became effective on December 28, 2018.

This annual report on Form 20-F includes our audited consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018 and audited consolidated balance sheets as of December 31, 2020 and 2019.

Our ADSs are listed on The Nasdaq Global Market under the symbol “MITO”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This annual report on Form 20-F contains forward-looking statements that relate to future events, including our future operating results and conditions, our prospects and our future financial performance and condition, all of which are largely based on our current expectations and projections. The forward-looking statements are contained principally in the sections entitled “Item 3.D.—Risk Factors,” “Item 4.—Information on the Company” and “Item 5.—Operating and Financial Review and Prospects.” These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “hope,” “plan,” “potential,” “possible,” “will,” “believe,” “estimate,” “intend,” “may,” “predict,” “project,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of known and unknown risks, uncertainties and other important factors, including but not limited to the following:

•	our plans to develop and commercialize elamipretide, SBT-272, SBT-550, and our other product candidates, and to identify additional product candidates;
•	ongoing and planned clinical trials and preclinical studies for our product candidates, including the timing of initiation of these trials and studies and the timing of the anticipated results;
•	our plans to submit a new drug application, or NDA, for Barth Syndrome;
•	our plans to possibly enter into collaborations for the development of product candidates and the potential benefits of any collaboration;
•	the timing of anticipated regulatory filings, meetings with regulatory agencies or regulatory approvals and plans and expectations for expedited regulatory review for our product candidates;
•	the potential advantages and clinical utility of our product candidates;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our intellectual property position and strategy;
•	our estimates regarding the potential market opportunity for our product candidates; and
•	our estimates regarding expenses, future revenue, capital requirements, sufficiency of our current cash and cash equivalent and our need for and ability to obtain additional funding.

The forward-looking statements made in this annual report on Form 20-F relate only to events or information as of the date on which the statements are made in this annual report on Form 20-F. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this annual report on Form 20-F completely and with the understanding that our actual future results may be materially different from what we expect.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This annual report on Form 20-F contains forward-looking statements that relate to future events, including our future operating results and conditions, our prospects and our future financial performance and condition, all of which are largely based on our current expectations and projections. The forward-looking statements are contained principally in the sections entitled “Item 3.D.—Risk Factors,” “Item 4.—Information on the Company” and “Item 5.—Operating and Financial Review and Prospects.” These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “hope,” “plan,” “potential,” “possible,” “will,” “believe,” “estimate,” “intend,” “may,” “predict,” “project,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of known and unknown risks, uncertainties and other important factors, including but not limited to the following:

•	our plans to develop and commercialize elamipretide, SBT-272, SBT-550, and our other product candidates, and to identify additional product candidates;
•	ongoing and planned clinical trials and preclinical studies for our product candidates, including the timing of initiation of these trials and studies and the timing of the anticipated results;
•	our plans to submit a new drug application, or NDA, for Barth Syndrome;
•	our plans to possibly enter into collaborations for the development of product candidates and the potential benefits of any collaboration;
•	the timing of anticipated regulatory filings, meetings with regulatory agencies or regulatory approvals and plans and expectations for expedited regulatory review for our product candidates;
•	the potential advantages and clinical utility of our product candidates;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our intellectual property position and strategy;
•	our estimates regarding the potential market opportunity for our product candidates; and
•	our estimates regarding expenses, future revenue, capital requirements, sufficiency of our current cash and cash equivalent and our need for and ability to obtain additional funding.

The forward-looking statements made in this annual report on Form 20-F relate only to events or information as of the date on which the statements are made in this annual report on Form 20-F. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this annual report on Form 20-F completely and with the understanding that our actual future results may be materially different from what we expect.

RISK FACTOR SUMMARY

Our business is subject to a number of risks that if realized could materially affect our business, financial condition, results of operations, cash flows and access to liquidity. These risks are discussed more fully in Part I, Item 3D. “Risk Factors” of this Annual Report on Form 20-F. Our principal risks include the following:

•

We will need substantial additional funding. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our research and drug development programs or commercialization efforts. If we do raise additional capital, it may cause dilution to our shareholders.

•

Based on our cash balances, recurring losses and our projected spending in 2021, and without giving effect to additional potential additional funding or milestones payments under the Development Funding Agreement, there is a substantial doubt about our ability to continue as a going concern.

•

We have incurred significant losses since inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability. As of December 31, 2020, we had an accumulated deficit of $555.5 million.

•

We depend heavily on the success of our clinical product candidates, and we cannot be certain that we will receive regulatory approval for any of our product candidates or if we will successfully commercialize any of our product candidates even if we receive such regulatory approval. If the Food and Drug Administration does not accept or approve our NDAs for our most advanced product candidates, including our planned NDA for Barth, it may require that we conduct additional clinical, nonclinical or manufacturing validation studies and submit that data before it will reconsider our applications.

•	Our approach to the discovery and development of product candidates that target mitochondria is unproven, and we do not know whether we will be able to develop any products of commercial value.
•

If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

•

We expect to depend on third parties for the development, marketing and/or commercialization of our product candidates in some cases. If those collaborations are not successful, we may not be able to capitalize on the market potential of our product candidates.

•

We hold exclusive licenses from Cornell Research Foundation and the Institut de recherches cliniques de Montréal for our lead clinical-stage product candidate elamipretide. If these third parties terminate their agreements with us, our competitive position and our market share will be harmed. For example, our license agreement with Cornell required us to commercialize a product by December 31, 2020, subject to specified exceptions for causes due to scientific and regulatory events that are common in drug development, and Cornell has the right to terminate the license if we do not comply. We believe that our noncompliance is subject to the named exceptions, and to date we have not received any notice of termination from Cornell.

•

Morningside Venture (I) Investments Limited has a controlling interest in us and is be able to control all matters submitted to our shareholders for approval that require an ordinary resolution or special resolution, as well as our management and affairs.

•

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and Nasdaq Stock Market, and corporate governance rules and are permitted to file less information with the Securities and Exchange Commission, than U.S. companies. This may limit the information available to holders of our securities.

PART I

Item 1. Identity of Directors, Senior Management and Advisors

Not applicable.

Item 2. Offer Statistics and Expected Timetable

Not applicable.

Item 3. Key Information

A.	Selected financial data.

The selected consolidated statement of operations data for the fiscal years ended December 31, 2020, 2019 and 2018, and the selected consolidated balance sheet data as of December 31, 2020 and 2019, are derived from our audited consolidated financial statements appearing elsewhere in this annual report. The selected consolidated statement of operations data for the fiscal years ended December 31, 2017 and 2016, the selected consolidated balance sheet data as of December 31, 2018, 2017 and 2016 have been derived from our respective audited consolidated financial statements and notes thereto that are not included within this report.

The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and the related notes which are included in “Item 17. —Financial Statements” of this annual report. We prepare our consolidated financial statements in accordance with GAAP as issued by the FASB.

	Year Ended December 31,
	2020	2019	2018	2017	2016
	(in thousands, except share and per share data)
Consolidated Statement of Operations Data:
Revenue	$—	$21,087	$—	$—	$—
Operating expenses:
Research and development	29,305	44,604	53,062	63,220	48,445
General and administrative	19,366	22,315	22,217	16,500	13,403
Total operating expenses	48,671	66,919	75,279	79,720	61,848
Loss from operations	(48,671)	(45,832)	(75,279)	(79,720)	(61,848)
Other income (expense), net	(8,786)	(25,896)	(21,433)	(3,190)	799
Net loss attributable to ordinary shareholders	$(57,457)	$(71,728)	$(96,712)	$(82,910)	$(61,049)
Net loss per share attributable to ordinary shareholders—basic and diluted (1)	$(0.10)	$(0.19)	$(1.41)	$(1.21)	$(0.90)
Weighted average ordinary shares used in net loss per share attributable to ordinary shareholders—basic and diluted	556,169,255	375,669,759	68,476,149	68,472,262	68,165,325

(1)

See Notes 2 and 16 to our audited consolidated financial statements appearing elsewhere in this annual report for further details on the calculation of basic and diluted net loss per share attributable to ordinary shareholders.

	As of December 31,
	2020	2019	2018	2017	2016
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$32,787	$50,768	$10,855	$4,119	$9,710
Working capital (deficit)	13,991	18,448	(27,318)	(18,675)	(338)
Net assets	(10,372)	17,267	(175,329)	(79,909)	1,546
Total assets	35,848	52,743	15,523	7,155	13,322
Total convertible preferred shares	—	—	211,377	211,377	211,377
Total accumulated deficit	(555,454)	(497,997)	(426,269)	(329,557)	(246,647)
Total shareholders’ equity (deficit)	(10,372)	17,267	(386,706)	(291,286)	(209,831)
B.	Capitalization and indebtedness.

Not applicable.

C.	Reasons for the offer and use of proceeds.

Not applicable.

D.	Risk factors.

Our business has significant risks. You should consider carefully the risks described below, together with the other information contained in this annual report, including our consolidated financial statements and the related notes. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected.

Risks Related to Our Financial Position and Need for Additional Capital

We will need substantial additional funding. If we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. We expect our expenses to increase in connection with our ongoing activities, particularly as we initiate new clinical trials of, initiate new research and preclinical development efforts for and seek marketing approval for our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we may incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution to the extent that such sales, marketing, manufacturing and distribution are not the responsibility of a future collaborator. Furthermore, we have incurred, and expect to continue to incur, significant additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed and on attractive terms, we may be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts.

As of December 31, 2020, we had cash and cash equivalents of $32.8 million. In February 2021, we completed a registered direct offering, or the 2021 Offering, for net proceeds of approximately $4.1 million. On February 26, 2021 we received a $10.0 million milestone payment pursuant to a development funding agreement, or the Development Funding Agreement, with Morningside Venture (I) Investments Limited, or MVIL, under which MVIL agreed to provide funding to us to support our efforts to secure regulatory approval for elamipretide and to develop elamipretide for the treatment of Barth Syndrome, or Barth, geographic atrophy associated with dry age-related macular degeneration or dry AMD, Friedreich’s ataxia, or FRDA, Duchenne cardiomyopathy and replisome-related disorders and Leber’s hereditary optic neuropathy, or LHON. We believe our existing cash and cash equivalents at December 31, 2020 along with $10.0 million received under the Development Funding Agreement in February 2021 and $4.1 million received from our registered direct offering of ADSs in February 2021 will be sufficient to fund our operating expenses into the fourth quarter of 2021.

Our existing cash and cash equivalents will not be sufficient to support our clinical development of elamipretide and SBT-272 for rare and common ophthalmic indications, rare cardiomyopathies and rare neuromuscular and neurological indications and will not be sufficient to support our planned Phase 3 clinical trial for Leber’s hereditary optic neuropathy, or LHON, our planned trials for Duchenne cardiomyopathy or replisome-related disorders or any clinical development for SBT-550 or any other product candidates we may develop in the future. We will be required to expend significant funds in order to advance the development of elamipretide, SBT-272 and SBT-550, as well as any other product candidates we may develop in the future. In addition, while we may seek one or more collaborators for future development of our product candidates, and, in particular, may conduct any large Phase 3 clinical trials of elamipretide, such as those we would likely be required to conduct for common age-related diseases such as dry AMD, in collaboration with one or more partners that would finance most of the associated costs, we may not be able to enter into a collaboration for any of our product candidates on suitable terms, or at all. In any event, our existing cash and cash equivalents will not be sufficient to fund all of the efforts that we plan to undertake or to fund the completion of development of any of our product candidates. Accordingly, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. Adequate additional financing may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

Our estimate as to how long we expect our existing cash and cash equivalents to be able to fund our operations is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Further, changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned. Our future funding requirements, both short-term and long-term, will depend on many factors, including:

•	the scope, progress, timing, costs and results of our current and future clinical trials;
•	research and preclinical development efforts for any future product candidates that we may develop;
•	our ability to enter into and the terms and timing of any collaborations, licensing agreements or other arrangements;
•	the number of future product candidates that we pursue and their development requirements;
•	the outcome, timing and costs of seeking regulatory approvals;
•

costs of commercialization activities for any of our product candidates that receive marketing approval to the extent such costs are not the responsibility of any future collaborators, including the costs and timing of establishing product sales, marketing, distribution and manufacturing capabilities;

•	subject to receipt of marketing approval, revenue, if any, received from commercial sales of our current and future product candidates;
•	our headcount growth and associated costs if and as we expand our research and development and establish a commercial infrastructure;
•	costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against intellectual property related claims; and
•	costs of operating as a public company.

Our recurring losses and negative cash flows could raise substantial doubt regarding our ability to continue as a going concern.

Based on our cash balances, recurring losses and projected spending, there could be doubt about our ability to continue as a going concern. Given our planned expenditures for the next several years, including, without limitation, expenditures in connection with our clinical trials of elamipretide, SBT-272, SBT-550 and other new compounds, we have concluded, in connection with the issuance of our consolidated financial statements for the year ended December 31, 2020 that there is a substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm has issued a going concern opinion in connection with the audit of our annual financial statements for the fiscal year ended December 31, 2020. A going concern opinion means that there is substantial doubt that the company can continue as an ongoing business for the next 12 months. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. In addition, the inclusion of an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern and our lack of cash resources may materially adversely affect the price of the ADSs and our ability to raise new capital or to enter into critical contractual relations with third parties. There is no assurance that we will be able to adequately fund our operations in the future.

Raising additional capital may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent that we raise additional capital through the sale of ordinary shares, ADSs, convertible securities or other equity securities, our existing shareholders’ ownership interest may be substantially diluted, and the terms of these securities could include liquidation or other preferences and anti-dilution protections that could adversely affect your rights as a holder of ADSs. Additional debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens, redeeming shares or declaring dividends, that could adversely impact our ability to conduct our business. For example, in connection with our term loan facility with Hercules Capital, Inc., or Hercules, we granted a security interest on all of our assets, excluding our intellectual property, and agreed to a negative pledge on our intellectual property. The term loan facility also contains restrictive covenants including, subject to certain exceptions, covenants that prohibit us from incurring additional indebtedness, creating any lien on our property, making investments, paying dividends or redeeming shares, transferring any material portion of our assets, merging with or acquiring another entity, entering into a transaction that will result in a change of control and making certain other corporate changes. Future debt securities or other financing arrangements could contain similar or more restrictive negative covenants. In addition, securing financing could require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from day-to-day activities, which may adversely affect our management’s ability to oversee the development of our product candidates.

If we raise additional funds through collaborations or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

If we receive regulatory approval for the use of elamipretide for certain indications, we will be required to make substantial payments pursuant to our Development Funding Agreement.

If we receive regulatory approval for the use of elamipretide as a treatment for Barth, geographic atrophy associated with dry AMD, Friedreich’s ataxia, Duchenne cardiomyopathy, replisome-related disorders and LHON, we will be required to make substantial payments pursuant to our Development Funding Agreement. Our ability to make these required payments depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may generate cash flow from operations in the future sufficient to meet our obligations under the Development Funding Agreement. If we are unable to generate such cash flow or to obtain additional funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources on acceptable terms or at all, we could default on our payment obligations under the Development Funding Agreement.

We have incurred significant losses since inception and expect to incur significant and increasing losses for at least the next several years. We may never achieve or maintain profitability.

We have incurred significant annual net operating losses in every year since our inception. Our net losses were $57.5 million, $71.7 million, and $96.7 million for the years ended December 31, 2020, 2019 and 2018, respectively. As of December 31, 2020, we had an accumulated deficit of $555.5 million. We expect to continue to incur significant and increasing operating losses for the foreseeable future, and we do not know whether or when we will become profitable. We have not generated any revenues from product sales, have not completed the development of any product candidates and may never have a product candidate approved for commercialization. We have financed our operations to date through the issuance of our ADSs, ordinary shares, Series A convertible preferred shares, debt financings, a payment under an option agreement and a payment under our Development Funding Agreement, and have devoted substantially all of our financial resources and efforts to research and development, including preclinical studies and clinical development programs. Our net losses may fluctuate significantly from quarter to quarter and year to year. Net losses and negative cash flows have had, and will continue to have, an adverse effect on our shareholders’ equity and working capital.

We anticipate that our expenses will increase substantially if and as we

•

continue to develop and conduct clinical trials with respect to, elamipretide, including our ongoing Phase 2b clinical trial for the treatment of geographic atrophy, or GA, any additional protocols or studies we may conduct in Barth to support NDA submission, our planned Phase 3 clinical trial in replisome-related disorders, our anticipated Phase 2 clinical trial for the treatment of Duchenne cardiomyopathy, our planned Phase 3 clinical trial for the treatment of LHON and any future clinical trials;

•	initiate and continue research and preclinical and clinical development efforts for our other product candidates, including SBT-272 and compounds in the SBT-550 series;
•	seek to identify and develop additional product candidates;
•	seek regulatory and marketing approvals for our product candidates that successfully complete clinical trials, if any;
•	establish sales, marketing, distribution and other commercial infrastructure in the future to commercialize various products for which we may obtain marketing approval, if any;
•	require the manufacture of larger quantities of product candidates for clinical development and potentially commercialization;
•	maintain, expand and protect our intellectual property portfolio;
•	hire and retain additional personnel, such as clinical, quality control and scientific personnel;
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add operational, financial, management information systems and commercial personnel, including personnel to support our product development and help us comply with our obligations as a public company; and

•	add property, equipment and physical infrastructure to support our research and development programs in the United States and Europe.

Our ability to become and remain profitable depends on our ability to generate revenue. We do not expect to generate significant revenue unless and until we are, or any future collaborator is, able to obtain marketing approval for, and successfully commercialize, one or more of our product candidates. This will require our, or any of our future collaborators’, success in a range of challenging activities, including completing clinical trials of our product candidates; obtaining marketing approval for these product candidates; manufacturing, marketing and selling those products for which we, or any of our future collaborators, may obtain marketing approval; satisfying any post-marketing requirements; and obtaining reimbursement for our products from private insurance or government payors. Because of the uncertainties and risks associated with these activities, we are unable to accurately predict the timing and amount of increased expenses, and if or when we might achieve profitability. We and any future collaborators may never succeed in these activities and, even if we do, or any future collaborators do, we may never generate revenues that are large enough for us to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our pipeline of product candidates or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

We have no history of commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability.

We began operations in 2006 and initiated our first clinical trial in 2010. Our operations have been limited to financing and staffing our company and developing our technology and conducting preclinical research and clinical trials for our product candidates. We have not demonstrated an ability to obtain marketing approvals, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development, especially clinical-stage biopharmaceutical companies such as ours. Predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history or a history of successfully developing and commercializing pharmaceutical products.

We have a significant amount of debt, which may affect our ability to operate our business and secure additional financing in the future.

As of December 31, 2020, we had $9.0 million of outstanding principal under our term loan facility with Hercules. Commencing March 1, 2021, we are required to repay principal and interest on these borrowings in monthly installments through maturity in July 2021, as well as an end-of-term charge at maturity. Subject to the restrictions in this existing facility, we could incur additional indebtedness beyond our borrowings from Hercules.

Our outstanding indebtedness, including any additional indebtedness beyond our borrowings from Hercules, combined with our other financial obligations and contractual commitments, could have significant adverse consequences, including:

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requiring us to dedicate a portion of our cash resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, product development and other general corporate purposes;

•	increasing our vulnerability to adverse changes in general economic, industry and market conditions;
•	subjecting us to restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;
•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and
•	placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

We may not have sufficient funds and may be unable to arrange for additional financing to pay the amounts due under our term loan facility. Failure to make payments or comply with other covenants under our term loan facility could result in an event of default and acceleration of amounts due. Additionally, under our loan and security agreement with Hercules, an occurrence that has a material adverse effect on our business, operations, properties, assets or financial condition; on the collateral, liens or priority of such liens; or on our ability to perform under the terms of the loan or associated agreements could be considered an event of default. If an event of default occurs and the lenders accelerate the amounts due, we may not be able to make accelerated payments, and the lenders could seek to enforce security interests in the collateral securing such indebtedness, which includes substantially all of our assets other than our intellectual property. In addition, the covenants under our credit facility, the pledge of our assets as collateral and the negative pledge with respect to our intellectual property could limit our ability to obtain additional debt financing.

Risks Related to the Discovery, Development and Commercialization of Our Product Candidates

Our approach to the discovery and development of product candidates and the development of therapies targeting mitochondria generally are unproven, and we do not know whether we will be able to develop any products of commercial value.

We are focused on discovering and developing therapies for diseases involving mitochondrial dysfunction, particularly by developing therapies that target mitochondria in order to normalize the function of dysfunctional mitochondria. While we believe that our approach may ultimately enable drug research and clinical development for mitochondrial diseases across a wide range of therapeutic areas, this approach is unproven. We have not yet succeeded and may never succeed in demonstrating efficacy and safety for any of our product candidates in later stage clinical trials or in obtaining marketing approval thereafter. For example, we announced in December 2019 that our Phase 3 clinical trial in primary mitochondrial myopathy, or PMM, did not meet its primary efficacy endpoints. Furthermore, no products or therapies targeting mitochondrial dysfunction have ever obtained marketing approval from the U.S. Food and Drug Administration, or the FDA, or China’s National Medical Products Administration, or NMPA, and the  European Medicines Agency, or the EMA, has approved one therapy to treat LHON (Raxone, or idebenone, made by Santhera Pharmaceuticals Holding), which is the only approved therapy to treat any primary mitochondrial disease.

If we are unable to successfully discover and develop product candidates, our business prospects will be substantially harmed.

We are dependent on the success of our clinical product candidates. If we are unable to complete the clinical development of, obtain marketing approval for or successfully commercialize any of our product candidates, either alone or with a collaborator, or if we experience significant delays in doing so, our business could be substantially harmed.

We have no products approved for sale and have invested a significant portion of our efforts and financial resources in the development of elamipretide for the treatment of rare primary mitochondrial diseases. Our prospects are substantially dependent on our ability, or the ability of any future collaborator, to develop, obtain marketing approval for and successfully commercialize elamipretide, SBT-272 or any of our other product candidates.

The success of elamipretide will depend on several factors, including the following:

•	successful recruitment of subjects, enrollment in and completion of our ongoing clinical trials;
•	initiation and successful recruitment of subjects, enrollment in and completion of additional clinical trials;
•	safety, tolerability and efficacy profiles that are satisfactory to the FDA or any comparable foreign regulatory authority for marketing approval;
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our ability to identify success criteria and endpoints for our clinical trials such that the FDA and other regulatory authorities will be able to determine the clinical efficacy and safety profile of any product candidates we may develop;

•	timely receipt of marketing approvals from applicable regulatory authorities;
•	the performance of our future collaborators, if any;
•	the extent of any required post-marketing approval commitments to applicable regulatory authorities;
•	establishment of supply arrangements with third-party raw materials suppliers and manufacturers;
•	establishment of arrangements with third-party manufacturers to obtain finished drug products that are appropriately packaged for sale;
•	obtaining and maintaining patent, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•	protection of our rights in our intellectual property portfolio;
•	successful launch of commercial sales following any marketing approval;
•	a continued acceptable safety profile following any marketing approval;
•	accuracy of the estimates of the current and future number of patients with mitochondrial associated or inherited mitochondrial diseases;
•	commercial acceptance by patients, the medical community and third-party payors following any marketing approval; and
•	our ability to compete with other therapies targeting diseases involving mitochondrial dysfunction.

Many of these factors— including with respect to clinical development, the regulatory submission process, potential threats to our intellectual property rights and the manufacturing, marketing and sales efforts of any future collaborator—are beyond our control, and clinical development of product candidates is inherently risky and uncertain. For example, although we observed trends towards improvement in a certain subset of patients, our Phase 2/3 clinical trial in Barth failed to reach its primary efficacy endpoints. Our Phase 3 clinical trial in PMM also failed to meet its primary endpoints. If we are unable to develop, receive marketing approval for and successfully commercialize elamipretide, on our own or with any future collaborator, or experience delays as a result of any of these factors or otherwise, our business could be substantially harmed.

We are developing elamipretide for certain indications of the eye, including GA and LHON. Our clinical trial for the treatment of LHON involved administration of elamipretide by use of topical drops, and our clinical trial for the treatment of GA involves administration of elamipretide by subcutaneous injection. We are working to develop methods for intravitreal injection, or direct injection of drug into the eye, but we cannot predict whether those development efforts will be successful.

We may not be successful in our efforts to identify or discover and develop additional potential product candidates.

A significant portion of the research that we are conducting involves the development of new therapeutic compounds targeting the mitochondria. The drug discovery that we are conducting may not be successful in identifying compounds that have commercial value or therapeutic utility. Our discovery platform may initially show promise in identifying potential product candidates, yet fail to yield viable product candidates for clinical development or commercialization for a number of reasons, including the following:

•	compounds we develop may not demonstrate improved efficacy, safety or tolerability;
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potential product candidates may, on further study, be shown to have harmful side effects or other characteristics that indicate that they are unlikely to receive marketing approval and achieve market acceptance;

•	competitors may develop alternative therapies that render our potential product candidates non-competitive or less attractive; or
•	a potential product candidate may not be capable of being produced at an acceptable cost.

Our research programs to identify new product candidates will require substantial technical, financial and human resources, and we may be unsuccessful in our efforts to identify new product candidates. Further, the results we obtain in preclinical testing and early clinical trials may not be predictive of results that are obtained in later studies, and we may suffer significant setbacks in advanced clinical trials, even after seeing promising results in earlier studies. If we are unable to identify suitable additional compounds for preclinical and clinical development, our ability to develop product candidates and obtain product revenues in future periods could be compromised, which could result in significant harm to our financial position and adversely impact the price of the ADSs.

We have never obtained marketing approval for a product candidate and we may be unable to obtain, or may be delayed in obtaining, marketing approval for any of our product candidates.

We have never obtained marketing approval for a product candidate. It is possible that the FDA may refuse to accept for substantive review any NDAs we submit for our product candidates or may conclude after review of our data that our application is insufficient to obtain marketing approval of our product candidates. For example, we have met with the FDA to discuss a potential NDA submission for Barth, and the FDA expressed its view that the existing clinical data are insufficient to demonstrate substantial evidence of effectiveness and do not support NDA review. The FDA recommended that we collect additional controlled clinical data in this indication prior to an NDA submission and recommended strategies for collecting that data, including a randomized withdrawal of patients on open-label extension in our Phase 2/3 Barth trial and potentially enrolling several additional patients. If the FDA does not accept or approve our NDAs for our most advanced product candidates, it may require that we conduct additional clinical, nonclinical or manufacturing validation studies and submit that data before it will reconsider our applications.

Depending on the extent of these or any other FDA-required studies, approval of any NDA or application that we submit may be delayed by several years or may require us to expend more resources than we have available. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA to approve our NDAs.

Any delay in obtaining, or an inability to obtain, any marketing approvals would prevent us from commercializing our product candidates, generating revenues and achieving and sustaining profitability. If any of these outcomes occur, we may be forced to abandon our development efforts for our product candidates, which could significantly and materially harm our business.

Results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials.

The outcome of preclinical studies and early clinical trials may not be predictive of the success of later clinical trials, and interim results of clinical trials do not necessarily predict success in future clinical trials. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials after achieving positive results in earlier development. We faced this type of setback when our Phase 3 clinical trial in PMM did not meet its primary efficacy endpoints despite encouraging signals in early clinical trials, and we cannot be certain that we will not face similar setbacks in other trials. The design of a clinical trial can determine whether its results will support approval of a product and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. If our trial designs are not sufficient, our clinical programs may be delayed or we may decide to terminate one or more of such programs.

We have limited experience in designing clinical trials and may be unable to design and execute a clinical trial to support marketing approval. In addition, preclinical and clinical data are often susceptible to varying interpretations and analyses. During the regulatory review process, we will need to identify success criteria and endpoints at the time of the initiation of the trial such that the FDA or other regulatory authorities will be able to determine the clinical efficacy and safety profile of any product candidates we may develop, and the resulting clinical data and results may be difficult to analyze. Even if the FDA or other regulatory authorities were to find our success criteria to be sufficiently validated and clinically meaningful, we may not achieve the pre-specified endpoints to a degree of statistical significance. Many companies that believed that their product candidates had performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain marketing approval of their product candidates. Even if we, or any future collaborators, believe that the results of clinical trials for our product candidates warrant marketing approval, the FDA or comparable foreign regulatory authorities may disagree and may not grant marketing approval of our product candidates.

In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the dosing regimen and other clinical trial protocols and the rate of dropout among clinical trial participants. Specifically, the clinical trials we have completed to date have enrolled only small numbers of subjects, we have experienced dropout among participants and we have not always successfully achieved our pre-specified clinical trial endpoints to a degree of statistical significance.

To date, other than our Phase 3 clinical trial in PMM, our Phase 3 retrospective natural history control trial in Barth, and our Phase 2/3 clinical trial in Barth, we have only conducted small Phase 1 and Phase 2 clinical trials, many of which have been undertaken to help inform our clinical strategy and develop later stage clinical trials intended to assess efficacy. While the endpoints and populations for these later stage clinical trials, including our Phase 2b clinical trial for GA, our planned Phase 3 clinical trial for LHON, our anticipated Phase 3 clinical trial for replisome-related disorders and our anticipated Phase 2 clinical trial for Duchenne cardiomyopathy, are or will be derived from results of our earlier trials and medical literature, in some cases we did not demonstrate a statistically significant effect in the population and on the efficacy endpoints in our prior clinical trials prospectively described in the clinical trial protocol. The lack of statistical significance could be attributed to various factors, including the lack of power to demonstrate significance, the design of the studies or the lack of a treatment benefit from our product candidate. In some cases, we conducted post hoc, retrospective analyses of data subsets and have designed, and expect to design later stage clinical trials based on the results of such post hoc analyses. For example, the improvements in stroke volume and other parameters of cardiac function as well as in functional endpoints observed in our Barth Phase 2/3 trial were not statistically significant during the placebo-controlled portion of the trial, which we believe was due to the duration of therapy being too short to derive benefit. Although we plan to design our future trials in rare cardiomyopathies with a longer duration of dosing, we cannot predict the successfulness of that approach. Additionally, despite improvements observed in similar endpoints during a Phase 2 clinical trial, our Phase 3 clinical trial in PMM failed to reach its primary efficacy endpoints and, we observed that subjective, effort-dependent endpoints such as the six-minute walk test, or 6MWT, may be influenced by a placebo effect, such that patients randomized to placebo may experience meaningful improvements. Although we have incorporated and plan to incorporate objective endpoints including disease biomarkers such as echocardiographic parameters of cardiac function for Barth and other rare cardiomyopathies, and optical coherence tomography and fundus autofluorescence imaging of geographic atrophy progression for GA, we have also assessed and expect to assess functional endpoints including 6MWT, for Barth, and visual function, for GA.

If we fail to receive positive results in clinical trials of our product candidates and do not achieve statistical significance for the prospectively specified primary endpoints in our planned Phase 3 clinical trials, the development timeline and regulatory approval and commercialization prospects for our most advanced product candidates, and, correspondingly, our business and financial prospects, would be negatively impacted.

Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on Reenie McCarthy, our Chief Executive Officer and a Director, as well as the other principal members of our management and scientific teams. Ms. McCarthy is employed “at will,” meaning we or she may terminate the employment relationship at any time. In the future, we may be dependent on other members of our management, scientific and development team. Our ability to compete in the highly competitive biotechnology and pharmaceuticals industries depends upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. Our industry has experienced a high rate of turnover of management personnel in recent years. If we lose one or more of our executive officers or other key employees, our ability to implement our business strategy successfully could be seriously harmed. Furthermore, replacing executive officers or other key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to develop, gain marketing approval of and commercialize products successfully. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these additional key employees on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions.

We rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by other entities and may have commitments under consulting or advisory contracts with those entities that may limit their availability to us. If we are unable to continue to attract and retain highly qualified personnel, our ability to develop and commercialize our product candidates will be limited.

Because we are developing elamipretide for the treatment of several indications for which regulatory authorities have not issued definitive guidance as to how to measure and demonstrate efficacy, there is substantial risk that the design or outcomes of our clinical trials will not be satisfactory to support marketing approval.

We are developing elamipretide for several indications for which there are currently no approved therapies in the United States, China or the European Union, including Barth and dry AMD. We are developing elamipretide for LHON, for which there are no currently approved therapies in the United States or China and only one therapy approved in Europe. Furthermore, there has been limited historical clinical trial experience for the development of drugs to treat many of these indications. As a result, the design and conduct of clinical trials for these indications is subject to substantial risk. In particular, regulatory authorities in the United States and in other jurisdictions, including Europe and China, have not issued definitive guidance as to how to measure and demonstrate efficacy for Barth, LHON or dry AMD and, as a result, there is substantial risk that the design or outcomes of our clinical trials will not be satisfactory to support marketing approval. For example, the endpoints in our Phase 2/3 clinical trial of elamipretide for the treatment of Barth included change in six-minute walk distance and change in a total fatigue scale, or BTHS-SA Total Fatigue, from the Barth symptom assessment, or BTHS-SA, a newly developed patient reported outcome measure, which has not been utilized in prior trials and may not be accepted by regulators as a basis for approval. Even if this type of novel endpoint is accepted as a basis for approval in the United States, we cannot be certain that regulators outside of the United States will accept such endpoints or will not require us to conduct additional validation studies to support the suitability of such endpoints for approval in these jurisdictions.

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we intend to focus on developing product candidates for specific indications that we identify as most likely to succeed, in terms of both their potential for marketing approval and commercialization. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that may prove to have greater commercial potential.

Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable product candidates. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to the product candidate.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome.

Clinical testing is expensive, time consuming and uncertain as to outcome. We cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, or at all. The clinical development of our product candidates is susceptible to the risk of failure at any stage of drug development, including failure to demonstrate efficacy in a clinical trial or across a broad population of patients, the occurrence of adverse events that are severe or medically or commercially unacceptable, failure to comply with protocols or applicable regulatory requirements and determination by the FDA or any comparable foreign regulatory authority that a product candidate may not continue development or is not approvable. For example, Phase 3 clinical trials for common diseases associated with aging, such as dry AMD, would likely require a large number of subjects to be enrolled, which would cause any such trial to be very expensive. Moreover, it is possible that even if one or more of our product candidates has a beneficial effect, that effect will not be detected during clinical evaluation as a result of one or more of a variety of factors, including the size, duration, design, measurements, conduct or analysis of our clinical trials. Conversely, as a result of the same factors, our clinical trials may indicate an apparent positive effect of a product candidate that is greater than the actual positive effect, if any. Similarly, in our clinical trials we may fail to detect toxicity of or intolerability caused by our product candidates, or mistakenly believe that our product candidates are toxic or not well tolerated when that is not in fact the case. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials after achieving positive results in earlier development, and we cannot be certain that we will not face additional setbacks. It is possible that any of our development programs may be placed on full or partial clinical hold by regulatory authorities at any point, which would delay and possibly prevent further development of our product candidates.

If clinical trials of our product candidates fail to satisfactorily demonstrate safety and efficacy to the FDA and other comparable foreign regulators, we, or any future collaborators, may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of these product candidates.

We, and any future collaborators, are not permitted to commercialize, market, promote or sell any product candidate in the United States without obtaining marketing approval from the FDA. Comparable foreign regulatory authorities impose similar restrictions. We, and any future collaborators, may never receive such approvals. We, and any future collaborators, must complete extensive preclinical development and clinical trials to demonstrate the safety and efficacy of our product candidates in humans before we, or they, will be able to obtain these approvals.

Clinical testing is expensive, difficult to design and implement, can take many years to complete and is inherently uncertain as to outcome. We have not previously submitted an NDA to the FDA or similar drug approval filings to comparable foreign regulatory authorities for any of our product candidates. Any inability to complete preclinical and clinical development successfully could result in additional costs to us, or any future collaborators, and impair our ability to generate revenues from product sales, regulatory and commercialization milestones and royalties. Moreover, if (i) we, or any future collaborators, are required to conduct additional clinical trials or other testing of our product candidates beyond the trials and testing that we or they contemplate, (ii) we, or any future collaborators, are unable to successfully complete clinical trials of our product candidates or other testing, (iii) the results of these trials or tests are unfavorable, uncertain or are only modestly favorable, or (iv) there are unacceptable safety concerns associated with our product candidates, we, or any future collaborators, may:

•	be delayed in obtaining marketing approval for our product candidates;
•	not obtain marketing approval at all;
•	obtain approval for indications or patient populations that are not as broad as intended or desired;
•	obtain approval with labeling that includes significant use or distribution restrictions or significant safety warnings, including boxed warnings;
•	be subject to additional post-marketing testing or other requirements; or
•	be required to remove the product from the market after obtaining marketing approval.

Adverse events or undesirable side effects caused by, or other unexpected properties of, any of our product candidates may be identified during development that could delay or prevent their marketing approval or limit their use.

Adverse events or undesirable side effects caused by, or other unexpected properties of, our product candidates could cause us, any future collaborators, an institutional review board or regulatory authorities to interrupt, delay or halt clinical trials of one or more of our product candidates and could result in a more restrictive label or the delay or denial of marketing approval by the FDA or comparable regulatory authorities. If any of our product candidates is associated with adverse events or undesirable side effects or has properties that are unexpected, we, or any future collaborators, may need to abandon development or limit development of that product candidate to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. For example, subjects in certain of our clinical trials have reported adverse events arising from reaction at the injection site and some subjects have withdrawn as a result. Moreover, laboratory findings have demonstrated mild to moderate elevations in eosinophils, a variety of white blood cells that combats parasites and infections and controls mechanisms associated with allergy and asthma, beginning at approximately three to four weeks after initiation of elamipretide treatment, although these have not been reported to be associated with any systemic clinical manifestations of eosinophilia and in general were demonstrated to have returned to within normal range or to baseline levels after withdrawal of elamipretide therapy and, in most subjects, to decrease to within normal range after approximately 16 weeks of elamipretide therapy (and without withdrawal of therapy). Many compounds that initially showed promise in clinical or earlier stage testing have later been found to cause undesirable or unexpected side effects that prevented further development of the compound. If we, or any future collaborators, experience any of a number of possible unforeseen events in connection with clinical trials of our product candidates, potential marketing approval or commercialization of our product candidates could be delayed or prevented.

We, or any future collaborators, may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent marketing approval or commercialization of our product candidates, including the following:

•	clinical trials of our product candidates may produce unfavorable or inconclusive results;
•	we, or any future collaborators, may decide, or regulators may require us, or them, to conduct additional clinical trials or abandon product development programs;
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the number of subjects required for clinical trials of our product candidates may be larger than we, or any future collaborators, anticipate, subject enrollment in these clinical trials may be slower than we, or any future collaborators, anticipate or participants may drop out of these clinical trials at a higher rate than we, or any future collaborators, anticipate;

•	the cost of planned clinical trials of our product candidates may be greater than we anticipate;
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our third-party contractors or those of any future collaborators, including those manufacturing our product candidates or components or ingredients thereof or conducting clinical trials on our behalf or on behalf of any future collaborators, may fail to comply with regulatory requirements or meet their contractual obligations to us or any future collaborators in a timely manner, or at all;

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regulators or institutional review boards may not authorize us, any future collaborators or our or their investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

•	we, or any future collaborators, may have delays in reaching or fail to reach agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;
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subjects that enroll in a clinical trial may misrepresent their eligibility to do so or may otherwise not comply with the clinical trial protocol, resulting in the need to drop the subjects from the clinical trial, increase the needed enrollment size for the clinical trial or extend the clinical trial’s duration;

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we, or any future collaborators, may have to delay, suspend or terminate clinical trials of our product candidates for various reasons, including a finding that the participants are being exposed to unacceptable health risks, undesirable side effects or other unexpected characteristics of the product candidate;

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regulators or institutional review boards may require that we, or any future collaborators, or our or their investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or their standards of conduct, a finding that the participants are being exposed to unacceptable health risks, undesirable side effects or other unexpected characteristics of the product candidate or findings of undesirable effects caused by a chemically or mechanistically similar product or product candidate;

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the FDA or comparable regulatory authorities may disagree with our, or any future collaborators’, clinical trial designs or our or their interpretation of data from preclinical studies and clinical trials;

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the FDA or comparable regulatory authorities may fail to approve or subsequently find fault with the manufacturing processes or facilities of third-party manufacturers with which we, or any future collaborators, enter into agreements for clinical and commercial supplies;

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the supply or quality of raw materials or manufactured product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient, inadequate or not available at an acceptable cost, or we may experience interruptions in supply; and

•	the approval policies or regulations of the FDA or comparable regulatory authorities may significantly change in a manner rendering our clinical data insufficient to obtain marketing approval.

Product development costs for us, or any future collaborators, will increase if we, or they, experience delays in testing or pursuing marketing approvals and we, or they, may be required to obtain additional funds to complete clinical trials and prepare for possible commercialization of our product candidates. We do not know whether any preclinical tests or clinical trials will begin as planned, will need to be restructured, or will be completed on schedule, or at all. Significant preclinical or clinical trial delays also could shorten any periods during which we, or any future collaborators, may have the exclusive right to commercialize our product candidates or allow our competitors, or the competitors of any future collaborators, to bring products to market before we, or any future collaborators, do and impair our ability, or the ability of any future collaborators, to successfully commercialize our product candidates and may harm our business and results of operations. In addition, many of the factors that lead to clinical trial delays may ultimately lead to the denial of marketing approval of any of our product candidates.

If we, or any future collaborators, experience delays or difficulties in the enrollment of subjects in clinical trials, our or their receipt of necessary regulatory approvals could be delayed or prevented.

We, or any future collaborators, may not be able to initiate or continue clinical trials for any of our product candidates if we, or they, are unable to locate and enroll a sufficient number of eligible subjects to participate in clinical trials as required by the FDA or comparable regulatory authorities. For example, we are developing elamipretide for the treatment of several rare diseases with small patient populations, such as Barth. Enrollment is a significant factor in the timing of clinical trials, and is affected by many factors, including:

•	the size and nature of the patient population;
•	the severity of the disease under investigation;
•	the proximity of subjects to clinical sites;
•	the eligibility criteria for the trial;
•	the design of the clinical trial;
•	efforts to facilitate timely enrollment;
•	competing clinical trials;
•	COVID-19 related safety considerations; and
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clinician and patient perception as to the potential advantages and risks of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating.

Our inability, or the inability of any future collaborators, to enroll a sufficient number of subjects for our, or their, clinical trials could result in significant delays or may require us or them to abandon one or more clinical trials altogether. For example, our Phase 2a clinical trial of elamipretide in subjects pre-treated prior to a renal angioplasty was terminated early due to recruitment challenges after enrolling only 14 subjects of the 28 originally planned, and we have experienced COVID-19 related delays in enrolling the ReCLAIM 2 trial. Enrollment delays in clinical trials may result in increased development costs for our product candidates, delay or halt the development of and approval processes for our product candidates and jeopardize our, or any future collaborators’, ability to commence sales of and generate revenues from our product candidates, which could cause the value of our company to decline.

If any of our product candidates receives marketing approval and we, or others, later discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, our ability, or that of any future collaborators, to market the drug could be compromised.

Clinical trials of our product candidates are conducted in carefully defined subsets of subjects who have agreed to enter into clinical trials. Consequently, it is possible that our clinical trials, or those of any future collaborator, may indicate an apparent positive effect of a product candidate that is greater than the actual positive effect, if any, or alternatively fail to identify undesirable side effects. In particular, because our product candidates will require chronic dosing over the lifetime of the patient, there may be undesirable side effects as a result of long-term exposure to the drug that were not observed in our clinical trials. If, following approval of a product candidate, we, or others, discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, any of the following adverse events could occur:

•	regulatory authorities may withdraw their approval of the drug or seize the drug;
•	we, or any future collaborators, may be required to recall the drug, change the way the drug is administered or conduct additional clinical trials;
•	additional restrictions may be imposed on the marketing of, or the manufacturing processes for, the particular drug;
•	we may be subject to fines, injunctions or the imposition of civil or criminal penalties;
•	regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication;
•	we, or any future collaborators, may be required to create a medication guide outlining the risks of the previously unidentified side effects for distribution to patients;
•	we, or any future collaborators, could be sued and held liable for harm caused to patients;
•	the drug may become less competitive; and
•	our reputation may suffer.

Any of these events could have a material and adverse effect on our operations and business and could adversely impact the price of the ADSs.

Even if one of our product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success and the market opportunity for the product candidate may be smaller than we estimate.

We have never commercialized a product. Even if one of our product candidates is approved by the appropriate regulatory authorities for marketing and sale, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. For example, physicians are often reluctant to switch their patients from existing therapies even when new and potentially more effective or convenient treatments enter the market. Further, patients often acclimate to the therapy that they are currently taking and do not want to switch unless their physicians recommend switching products or they are required to switch therapies due to lack of reimbursement for existing therapies.

Efforts to inform the medical community and third-party payors of the benefits of our product candidates may require significant resources and may not be successful. If any of our product candidates is approved but does not achieve an adequate level of market acceptance, we may not generate significant revenues and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	the efficacy and safety of the product;
•	the potential advantages of the product compared to alternative treatments;
•	the prevalence and severity of any side effects;
•	the clinical indications for which the product is approved;
•	whether the product is designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy;
•	limitations or warnings, including distribution or use restrictions, contained in the product’s approved labeling;
•	our ability, or the ability of any future collaborators, to offer the product for sale at competitive prices;
•	the product’s convenience and ease of administration compared to alternative treatments;
•	the willingness of the target patient population to try, and of physicians to prescribe, the product;
•	the strength of sales, marketing and distribution support;
•	the approval of other new products for the same indications;
•	changes in the standard of care for the targeted indications for the product;
•	the timing of market introduction of our approved products as well as competitive products;
•	availability of coverage and the adequacy of reimbursement from government payors, managed care plans and other third-party payors;
•	adverse publicity about the product or favorable publicity about competitive products; and
•	potential product liability claims.

The potential market opportunities for our product candidates are difficult to estimate precisely. Our estimates of the potential market opportunities are predicated on many assumptions, including industry knowledge and publications, third-party research reports and other surveys. While we believe that our internal assumptions are reasonable, these assumptions involve the exercise of significant judgment on the part of our management, are inherently uncertain and the reasonableness of these assumptions has not been assessed by an independent source. If any of the assumptions proves to be inaccurate, the actual markets for our product candidates could be smaller than our estimates of the potential market opportunities.

If we are unable to establish sales, marketing and distribution capabilities or enter into sales, marketing and distribution arrangements with third parties, we may not be successful in commercializing any product candidates that we develop if and when those product candidates are approved.

We do not have a sales, marketing or distribution infrastructure and have no experience in the sale, marketing or distribution of pharmaceutical products. To achieve commercial success for any approved product, we must either develop a sales and marketing organization or outsource these functions to third parties. We plan to use a combination of focused in-house sales and marketing capabilities and third-party collaboration, licensing and distribution arrangements to sell any of our products that receive marketing approval.

We generally plan to retain rights to participate in commercialization in the United States, particularly for products that we can commercialize with a specialized sales force and by building a focused sales and marketing organization in the United States to sell our products. Any efforts related to sales, marketing and distribution may be costly, and our investment could be lost if we cannot retain or reposition our sales and marketing personnel. In addition, we may not be able to hire or retain a sales force that is sufficient in size or has adequate expertise in the medical markets that we plan to target. If we are unable to establish or retain a sales force and marketing and distribution capabilities, our operating results may be adversely affected. If a potential partner has development or commercialization expertise that we believe is particularly relevant to one of our products, then we may seek to collaborate with that potential partner even if we believe we could otherwise develop and commercialize the product independently.

We hope to collaborate with third parties for commercialization in the United States of any products that require larger sales, marketing and product distribution infrastructure. We plan to commercialize our products outside the United States through collaboration, licensing and distribution arrangements with third parties. As a result of entering into arrangements with third parties to perform sales, marketing and distribution services, our product revenues or the profitability of these product revenues may be lower, perhaps substantially lower, than if we were to directly market and sell products in those markets. Furthermore, we may be unsuccessful in entering into the necessary arrangements with third parties or may be unable to do so on terms that are favorable to us. In addition, we may have little or no control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively.

If we do not establish sales, marketing and distribution capabilities, either on our own or in collaboration with third parties, we will not be successful in commercializing any of our product candidates that receive marketing approval.

We have established commercial manufacturing processes for both the elamipretide drug substance and drug product and have begun validation of our manufacturing processes at a scale that exceeds our expected quantities of elamipretide required for commercial launch and beyond. The successful validation of manufacturing processes is a necessary part of pre-approval inspections by regulatory authorities. An unfavorable pre-approval inspection could delay anticipated approval of marketing authorization applications.

Our transition to a solution-phase process for making the active ingredient, elamipretide, was relatively recent. A change in the contract manufacturer for elamipretide was necessary late in the development timeline to meet the goals for scale and product quality. In addition to any findings that could result from a pre-approval inspection, regulatory authorities could require that additional batches be produced to demonstrate the suitability of the process at the current contract manufacturing sites and/or at the current commercial scale. Such additional batches could cause a delay in granting approval of marketing authorization applications, including NDAs.

We face substantial competition from other pharmaceutical and biotechnology companies, and our operating results may suffer if we fail to compete effectively.

The development and commercialization of new drug products is highly competitive. We expect that we, and any future collaborators, will face significant competition from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide with respect to any of our product candidates that we, or they, may seek to develop or commercialize in the future. Specifically, there are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of product candidates for the treatment of the key indications of our most advanced programs.

We are initially developing elamipretide for the treatment of rare primary mitochondrial diseases and common diseases of aging in which mitochondrial function is impaired. There are several companies developing treatments that target mitochondria or mitochondria-associated diseases. The majority of these efforts are in preclinical or early clinical development are focused on gene therapy or are proposing the use of generic compounds. To our knowledge, none of these is focused on cardiolipin remodeling. Our competitors include: NeuroVive Pharmaceutical AB, Reata Pharmaceuticals, Inc., LumiThera, Inc., Reneo Pharmaceuticals, Inc. and Santhera Pharmaceuticals Holding. In addition to competition from competitors who are developing treatments that seek to improve mitochondrial function or otherwise target the mitochondria, we also face competition from therapies that target the indications we are studying, particularly for diseases of aging such as GA. Such competitors who are developing or who have developed competing therapies include Apellis Pharmaceuticals Inc., Astellas Pharma Inc., Hemera Biosciences Inc., Ionis Pharmaceuticals, Inc. and IVERIC bio, Inc.

Our competitors may succeed in developing, acquiring or licensing technologies and drug products that are more effective, have fewer or more tolerable side effects or are less costly than any product candidates that we are currently developing or that we may develop, which could render our product candidates obsolete and noncompetitive.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we, or any future collaborators, may develop. Our competitors also may obtain FDA or other marketing approval for their products before we, or any future collaborators, are able to obtain approval for ours, which could result in our competitors establishing a strong market position before we, or any future collaborators, are able to enter the market.

Many of our existing and potential future competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining marketing approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

If the FDA or comparable regulatory authorities approve generic versions of any of our products that receive marketing approval, or such authorities do not grant our products appropriate periods of data exclusivity before approving generic versions of our products, the sales of our products could be adversely affected.

Once an NDA is approved, the product covered thereby becomes a “reference-listed drug” in the FDA’s publication, “Approved Drug Products with Therapeutic Equivalence Evaluations.” Manufacturers may seek approval of generic versions of reference-listed drugs through submission of abbreviated new drug applications, or ANDAs, in the United States. In support of an ANDA, a generic manufacturer need not conduct clinical studies. Rather, the applicant generally must show that its product has the same active ingredient(s), dosage form, strength, route of administration and conditions of use or labeling as the reference-listed drug and that the generic version is bioequivalent to the reference-listed drug, meaning it is absorbed in the body at the same rate and to the same extent. Generic products may be significantly less costly to bring to market than the reference-listed drug and companies that produce generic products are generally able to offer them at lower prices. Thus, following the introduction of a generic drug, a significant percentage of the sales of any branded product or reference-listed drug may be typically lost to the generic product.

The FDA may not approve an ANDA for a generic product until any applicable period of non-patent exclusivity for the reference-listed drug has expired. The Federal Food, Drug, and Cosmetic Act, or FDCA, provides a period of five years of non-patent exclusivity for a new drug containing a new chemical entity, or NCE. Specifically, in cases where such exclusivity has been granted, an ANDA may not be filed with the FDA until the expiration of five years unless the submission is accompanied by a Paragraph IV certification that a patent covering the reference-listed drug is either invalid or will not be infringed by the generic product, in which case the applicant may submit its application four years following approval of the reference-listed drug. We have an issued composition of matter patent on elamipretide. As such, the active ingredient will be treated as an NCE and any products containing elamipretide will be granted exclusivity based on that patent expiry date and other contributing factors. It is unclear whether the FDA will treat the active ingredients in our other product candidates as NCEs and, therefore, afford them five years of NCE data exclusivity if they are approved. If any product we develop does not receive five years of NCE exclusivity, the FDA may approve generic versions of such product three years after its date of approval.

Manufacturers may seek to launch these generic products following the expiration of the applicable marketing exclusivity period, even if we still have patent protection for our product.

Competition that our products, if any, may face from generic versions of our products could materially and adversely impact our future revenue, profitability and cash flows and substantially limit our ability to obtain a return on the investments we have made in those product candidates.

Even if we, or any future collaborators, are able to commercialize any product candidate that we, or they, develop, the product may become subject to unfavorable pricing regulations, third-party payor reimbursement practices or healthcare reform initiatives that could harm our business.

The commercial success of our product candidates in key potential markets will depend substantially on the extent to which the costs of our product candidates will be paid by third-party payors, including government health administration authorities and private health coverage insurers. If coverage and reimbursement is not available, or reimbursement is available only to limited levels, we, or any future collaborators, may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us, or any future collaborators, to establish or maintain pricing sufficient to realize a sufficient return on our or their investments.

There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved drugs. Marketing approvals, pricing and reimbursement for new drug products vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we, or any future collaborators, might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay commercial launch of the product, possibly for lengthy time periods, which may negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability or the ability of any future collaborators to recoup our or their investment in one or more product candidates, even if our product candidates obtain marketing approval. Moreover, in the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their reimbursement rates, but also have their own methods and approval process apart from Medicare determinations. Therefore, coverage and reimbursement for products in the United States can differ significantly from payor to payor.

Patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Therefore, our ability, and the ability of any future collaborators, to commercialize any of our product candidates will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from third-party payors. Third-party payors decide which medications they will cover and establish reimbursement levels. The healthcare industry is acutely focused on cost containment, both in the United States and worldwide. Government authorities and other third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications, which could affect our ability or that of any future collaborators to sell our product candidates profitably. These payors may not view our products, if any, as cost-effective, and coverage and reimbursement may not be available to our customers, or those of any future collaborators, or may not be sufficient to allow our products, if any, to be marketed on a competitive basis. Cost-control initiatives could cause us, or any future collaborators, to decrease the price we, or they, might establish for products, which could result in lower than anticipated product revenues. If the prices for our products, if any, decrease or if governmental and other third-party payors do not provide coverage or adequate reimbursement, our prospects for revenue and profitability will suffer.

There may also be delays in obtaining coverage and reimbursement for newly approved drugs, and coverage may be more limited than the indications for which the drug is approved by the FDA or comparable regulatory authorities. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Reimbursement rates may vary, by way of example, according to the use of the drug and the clinical setting in which it is used. Reimbursement rates may also be based on reimbursement levels already set for lower cost drugs or may be incorporated into existing payments for other services.

In addition, increasingly, third-party payors are requiring higher levels of evidence of the benefits and clinical outcomes of new technologies and are challenging the prices charged. We cannot be sure that coverage will be available for any product candidate that we, or any future collaborator, commercialize and, if available, that the reimbursement rates will be adequate. Further, the net reimbursement for drug products may be subject to additional reductions if there are changes to laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. An inability to promptly obtain coverage and adequate payment rates from both government-funded and private payors for any of our product candidates for which we, or any future collaborator, obtain marketing approval could significantly harm our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

The COVID-19 pandemic, has and may continue to affect our ability to recruit or retain patients for our clinical trials, and may disrupt regulatory activities, disrupt preclinical studies or have other adverse effects on our business and operations.

The COVID-19 pandemic, has caused many governments to implement measures to slow the spread of the pandemic through quarantines, travel restrictions, heightened border scrutiny and other measures.  The pandemic and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred; supply chains have been disrupted; facilities and production have been suspended; and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, such as travel, has fallen. The future progression of the pandemic and its effects on our business and operations are uncertain.  We seek to enroll patients for our clinical trials at sites located in the United States and may be unable to continue trials as scheduled. We have and may continue to face difficulties recruiting or retaining patients in our ongoing and planned clinical trials if patients are affected by the virus or are fearful of traveling to our clinical trial sites because of the pandemic. For example, we experienced COVID-19 related delays in enrolling the ReCLAIM 2 trial. In response, we added several additional trial sites, and implemented best practices measures, including availability of night and weekend visits and visiting nurses, to alleviate COVID-19 related challenges. We are closely monitoring any COVID-19 related discontinuations in light of increased reported incidence in the United States. We and our third-party contract manufacturers, contract research organizations, academic collaborators and clinical sites may also face disruptions in accessing laboratory or clinical trial sites or procuring items that are essential for our research and development activities, including, for example, raw materials used in the manufacture of our product candidates, medical and laboratory supplies used in our clinical trials or preclinical studies or animals that are used for preclinical testing, in each case, that are sourced from abroad or for which there are shortages because of ongoing efforts to address the pandemic. These factors may increase our cost for future studies and may further delay timelines to start new studies. For example, we manufacture our products outside the United States and could be subject to disruptions in due to responses of other governments to outbreaks of COVID-19. Additionally, during various periods in 2020, the principal investigator for the TAZPOWER trial suspended all ongoing regular clinic visits in accordance with pandemic safety guidelines published by the Barth Syndrome Foundation, compromising the practicability of collecting additional controlled clinical data; similar disruptions in regularly scheduled visits also impacted our ReCLAIM 2 trial. Pandemic-related shutdowns could also impact our ability to initiate a subsequent study in Barth, such as the randomized withdrawal study the FDA has recommended, or to initiate our Duchenne cardiomyopathy or replisome-related disorders trials.   In addition, we may face impediments to regulatory meetings and approvals due to measures intended to limit in-person interactions.  We cannot be certain what the overall impact of the COVID-19 pandemic will be on our business and it has the potential to adversely affect our business, operations and financial condition.

Product liability lawsuits against us could divert our resources, cause us to incur substantial liabilities and limit commercialization of any products that we may develop.

We face an inherent risk of product liability claims as a result of the clinical testing of our product candidates despite obtaining appropriate informed consents from our clinical trial participants. We will face an even greater risk if we or any future collaborators commercially sell any product that we or they may develop. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our product candidates or products that we may develop;
•	injury to our reputation and significant negative media attention;
•	withdrawal of clinical trial subjects;
•	significant costs to defend resulting litigation;
•	substantial monetary awards to trial subjects or patients;
•	loss of revenue;
•	reduced resources of our management to pursue our business strategy; and
•	the inability to commercialize any products that we may develop.

Although we believe we maintain adequate general and clinical trial liability insurance for a company at our stage, this insurance may not fully cover potential liabilities that we may incur. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. We will need to increase our insurance coverage if and when we begin selling any product candidate that receives marketing approval. In addition, insurance coverage is becoming increasingly expensive. If we are unable to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims, it could prevent or inhibit the development and commercial production and sale of our product candidates, which could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Dependence on Third Parties

We expect to seek to establish collaborations and, if we are not able to establish them on commercially reasonable terms, we may have to alter our development and commercialization plans.

Our drug development programs and the potential commercialization of our product candidates will require substantial additional cash to fund expenses. We expect to seek collaborators for the development and commercialization of one or more of our product candidates. For example, we hold worldwide rights for elamipretide and we own our new pipeline compounds, including SBT-272. We may explore partnerships for development of elamipretide or SBT-272, as well as one or more of our pipeline compounds, in selected other indications and territories. Likely future collaborators may include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. In addition, if we are able to obtain marketing approval for any of our product candidates from foreign regulatory authorities, we intend to enter into strategic relationships with international biotechnology or pharmaceutical companies for the commercialization of such product candidates outside of the United States.

We face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the potential differentiation of our product candidate from competing product candidates, design or results of clinical trials, the likelihood of approval by the FDA or comparable foreign regulatory authorities and the regulatory pathway for any such approval, the potential market for the product candidate, the costs and complexities of manufacturing and delivering the product to patients and the potential of competing products. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available for collaboration and whether such collaboration could be more attractive than the one with us for our product candidate.

Collaborations are complex and time-consuming to negotiate and document. Further, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of the product candidate for which we are seeking to collaborate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms, or at all. If we do not have sufficient funds, we may not be able to further develop our product candidates or bring them to market and generate product revenue.

If we enter into collaborations with third parties for the development and commercialization of our product candidates, our prospects with respect to those product candidates will depend in significant part on the success of those collaborations.

We may enter into collaborations for the development and commercialization of certain of our product candidates. If we enter into such collaborations, we will have limited control over the amount and timing of resources that our collaborators will dedicate to the development or commercialization of our product candidates. Our ability to generate revenues from these arrangements will depend on any future collaborators’ abilities to successfully perform the functions assigned to them in these arrangements. In addition, any future collaborators may have the right to abandon research or development projects and terminate applicable agreements, including funding obligations, prior to or upon the expiration of the agreed upon terms.

Collaborations involving our product candidates pose a number of risks, including the following:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;
•	collaborators may not perform their obligations as expected;
•

collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs, based on clinical trial results, changes in the collaborators’ strategic focus or available funding or external factors, such as an acquisition, that divert resources or create competing priorities;

•

collaborators may delay clinical trials, provide insufficient funding for a clinical trial, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

•	a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;
•

disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or termination of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

•

collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

•	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability; and
•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner, or at all. For example, in October 2019, we granted Alexion an exclusive option to co-develop and commercialize elamipretide. Alexion terminated the option agreement in January 2020. If any future collaborator of ours is involved in a business combination, it could decide to delay, diminish or terminate the development or commercialization of any product candidate licensed to it by us.

We rely on third parties to conduct our clinical trials. If they do not perform satisfactorily, our business could be significantly harmed.

We do not independently conduct clinical trials of any of our product candidates. We rely on third parties, such as contract research organizations, clinical data management organizations, medical institutions and clinical investigators, to conduct these clinical trials and expect to rely on these third parties to conduct clinical trials of any other product candidate that we develop. Any of these third parties may terminate their engagements with us under certain circumstances. We may not be able to enter into alternative arrangements or do so on commercially reasonable terms. In addition, there is a natural transition period when a new contract research organization begins work. As a result, delays would likely occur, which could materially impact our ability to meet our expected clinical development timelines and harm our business, financial condition and prospects.

Further, our reliance on these third parties for clinical development activities limits our control over these activities, but we remain responsible for ensuring that each of our trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards. For example, notwithstanding the obligations of a contract research organization for a trial of one of our product candidates, we remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with standards, commonly referred to as current Good Clinical Practices, or cGCPs, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. The FDA enforces these cGCPs through periodic inspections of trial sponsors, principal investigators, clinical trial sites and institutional review boards. If we or our third-party contractors fail to comply with applicable cGCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving our product candidates, which would delay the marketing approval process. We cannot be certain that, upon inspection, the FDA will determine that any of our clinical trials comply with cGCPs. Similar regulatory requirements apply outside the United States, including the International Council for Harmonization of Technical Requirements for the Registration of Pharmaceuticals for Human Use, or ICH. We are also required to register clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, the third parties conducting clinical trials on our behalf are not our employees, and except for remedies available to us under our agreements with such contractors, we cannot control whether or not they devote sufficient time, skill and resources to our ongoing development programs. These contractors may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug development activities, which could impede their ability to devote appropriate time to our clinical programs. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we may not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates. If that occurs, we will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. In such an event, our financial results and the commercial prospects for any product candidates that we seek to develop could be harmed, our costs could increase and our ability to generate revenues could be impaired.

We also rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidates or commercialization of any resulting products, producing additional losses and depriving us of potential product revenue.

We contract with third parties for the manufacture and distribution of our product candidates for clinical trials and expect to continue to do so in connection with our future development and commercialization efforts. This reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We currently have no manufacturing facilities and limited personnel with manufacturing experience. We rely on contract manufacturers to produce both drug substance and drug product required for our clinical trials. We plan to continue to rely upon contract manufacturers, and potentially collaboration partners, to manufacture commercial quantities of our product candidates and, if approved, products. Reliance on such third-party contractors entails risks, including:

•

manufacturing delays if our third-party contractors give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreements between us and them;

•	disruptions in supply from manufacturers outside of the United States due to import/export limitations or responses of other governments to outbreaks of COVID-19
•	the possible termination or nonrenewal of agreements by our third-party contractors at a time that is costly or inconvenient for us;
•	the possible breach by the third-party contractors of our agreements with them;
•	the failure of third-party contractors to comply with applicable regulatory requirements;
•	the possible mislabeling of clinical supplies, potentially resulting in the wrong dose amounts being supplied or active drug or placebo not being properly identified;
•

the possibility of clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions, or of drug supplies not being distributed to commercial vendors in a timely manner, resulting in lost sales; and

•	the possible misappropriation of our proprietary information, including our trade secrets and know-how.

We currently rely, and expect to continue to rely, on third parties for the manufacture of our product candidates for preclinical studies and clinical trials, as well as for commercial manufacture if our product candidates receive marketing approval. To date, we, or our partners on our behalf, have obtained materials for elamipretide and SBT-272 from third-party manufacturers. If any of our existing manufacturers should become unavailable to us for any reason, we may incur some delay in identifying or qualifying replacements.

Any manufacturing problem or the loss of a contract manufacturer could be disruptive to our operations, delay our clinical trials and, if our products are approved for sale, result in lost sales. Any reliance on suppliers may involve several risks, including a potential inability to obtain critical materials and reduced control over production costs, delivery schedules, reliability and quality. Any unanticipated disruption to future contract manufacture caused by problems at suppliers could delay shipment of our product candidates, increase our cost of goods sold and result in lost sales.

If any of our product candidates are approved by any regulatory agency, we plan to enter into agreements with third-party contract manufacturers for the commercial production and distribution of those products. It may be difficult for us to reach agreement with a contract manufacturer on satisfactory terms or in a timely manner. In addition, we may face competition for access to manufacturing facilities as there are a limited number of contract manufacturers operating under current good manufacturing practices, or cGMPs, that are capable of manufacturing our product candidates. Consequently, we may not be able to reach agreement with third-party manufacturers on satisfactory terms, which could delay our commercialization efforts.

Third-party manufacturers are required to comply with cGMPs and similar regulatory requirements outside the United States, such as the ICH. Facilities used by our third-party manufacturers must be approved by the FDA after we submit an NDA and before potential approval of the product candidate. Similar regulations apply to manufacturers of our product candidates for use or sale in foreign countries. We do not control the manufacturing process and are completely dependent on our third-party manufacturers for compliance with the applicable regulatory requirements for the manufacture of our product candidates. If our manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, and of any applicable foreign regulatory authority, we will not be able to secure the applicable approval for their manufacturing facilities. If these facilities are not approved for commercial manufacture, we may need to find alternative manufacturing facilities, which could result in delays in obtaining approval for the applicable product candidate.

In addition, our manufacturers are subject to ongoing periodic inspections by the FDA and corresponding state and foreign agencies for compliance with cGMPs and similar regulatory requirements both prior to and following the receipt of marketing approval for any of our product candidates. Some of these inspections may be unannounced. Failure by any of our manufacturers to comply with applicable cGMPs or other regulatory requirements could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspensions or withdrawals of approvals, operating restrictions, interruptions in supply and criminal prosecutions, any of which could adversely affect supplies of our product candidates and significantly harm our business, financial condition and results of operations.

Our current and anticipated future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to commercialize any products that receive marketing approval on a timely and competitive basis.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain sufficient patent protection for our product candidates, or if the scope of the patent protection is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to commercialize our product candidates successfully may be adversely affected.

Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary product candidates. If we do not adequately protect our intellectual property, competitors may be able to erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. To protect our proprietary position, we file patent applications in the United States and abroad related to our novel product candidates that are important to our business. The patent application and approval process is expensive and time consuming. We may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain. No consistent policy regarding the breadth of claims allowed in biotechnology and pharmaceutical patents has emerged to date in the United States or in many foreign jurisdictions. In addition, the determination of patent rights with respect to pharmaceutical compounds commonly involves complex legal and factual questions, which has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability, term and commercial value of our patent rights are highly uncertain.

Our pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications. Assuming the other requirements for patentability are met, currently, the first to file a patent application is generally entitled to the patent. However, prior to March 16, 2013, in the United States, the first to invent was entitled to the patent. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we were the first to make the inventions claimed in our patents or pending patent applications, or that we were the first to file for patent protection of such inventions.

Moreover, because the issuance of a patent is not conclusive as to its inventorship, scope, validity, term or enforceability, our patents or pending patent applications may be challenged in the courts or patent offices in the United States and abroad. For example, we may be subject to a third-party preissuance submission of prior art to the U.S. Patent and Trademark Office, or USPTO, or become involved in post-grant review procedures, oppositions, derivations, reexaminations, inter partes review or interference proceedings, in the United States or elsewhere, challenging our patent rights or the patent rights of others. An adverse determination in any such challenges may result in loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Moreover, if the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates. In addition, given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. Furthermore, while it is our policy to require agreements with selected contractors, consultants, scientific advisors and collaborators requiring assignment of inventions or, in limited cases, the grant of an exclusive, worldwide license or option to license intellectual property rights developed in the course of their work with or for us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. As a result, the inventorship or ownership of our intellectual property may be challenged in the future.

Our pending and future patent applications may not result in patents being issued which protect our product candidates, in whole or in part, or which effectively prevent others from commercializing competitive products. Our issued patents or any patents that may issue in the future may be invalidated or interpreted narrowly, such that they fail to provide us with any significant competitive advantage. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. In addition, the laws of foreign countries may not protect our rights to the same extent or in the same manner as the laws of the United States. For example, European patent law restricts the patentability of methods of treatment of the human body more than United States law does.

Even if our patent applications have issued or do issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner. Our competitors may also seek approval to market their own products similar to or otherwise competitive with our products. Alternatively, our competitors may seek to market generic versions of any approved products by submitting ANDAs to the FDA in which they claim that patents owned or licensed by us are invalid, unenforceable or not infringed. In these circumstances, we may need to defend or assert our patents, or both, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or other agency with jurisdiction may find our patents invalid or unenforceable, or that our competitors are competing in a non-infringing manner. Thus, even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives.

If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business would be harmed.

While we have obtained composition of matter patents with respect to elamipretide through an application family in-licensed from Cornell Research Foundation, Inc., a subsidiary of Cornell University, or Cornell, and Institut de recherches cliniques de Montréal, or the IRCM, we also rely on trade secret protection for certain aspects of our discovery platform. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, consultants, independent contractors, advisors, contract manufacturers, suppliers and other third parties. We also enter into confidentiality and invention or patent assignment agreements with employees, certain consultants, contractors and collaborators. To our knowledge, such agreements have been entered into with all relevant parties; however we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Any party with whom we have executed such an agreement may breach that agreement and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such third party, or those to whom they communicate such technology or information, from using that technology or information to compete with us. If any of our trade secrets were to be misappropriated or disclosed to, or independently developed by, a competitor, our business and competitive position could be harmed.

Certain aspects of our product candidates and technology are protected by patents exclusively licensed from academic institutions. If these third parties terminate their agreements with us or fail to maintain or enforce the underlying patents, or we otherwise lose our rights to these patents, our competitive position and our market share in the markets for any of our approved products will be harmed.

We are a party to license agreements and certain aspects of our business depend on patents and/or patent applications owned by third parties. In particular, we hold exclusive licenses from Cornell and the IRCM for elamipretide as well as for other compounds and certain methods. We may enter into additional license agreements as part of the development of our business in the future. If we are unable to maintain these patent rights or our license to these patent rights for any reason, or if we are unable to maintain any future material license we may enter into, our ability to develop and commercialize our product candidates could be materially harmed.

Our licensors may not successfully prosecute certain patent applications under which we are licensed and on which our business depends. Even if patents issue from these applications, our licensors may fail to maintain these patents, may decide not to pursue litigation against third-party infringers, may fail to prove infringement, or may fail to defend against counterclaims of patent invalidity or unenforceability. For example, under our license agreement with Cornell, we have the first right to enforce the licensed patents against third-party infringement. However, our first right to enforce is subject to Cornell’s consent.

Risks with respect to parties from whom we have obtained intellectual property rights may also arise out of circumstances beyond our control. Despite our best efforts, our licensors might conclude that we have materially breached our license agreements and might therefore terminate the license agreements, thereby removing our ability to obtain regulatory approval and to market products covered by these license agreements. For example, our license agreement with Cornell required us to commercialize a product by December 31, 2020, subject to specified exceptions for causes due to scientific and regulatory events that are common in drug development, such as institutional review board delays, clinical trial recruitment, clinical trial results and regulatory delays, and other events over which we cannot exert direct control, and Cornell has the right to terminate the license if we do not comply. We believe that our noncompliance is subject to the named exceptions, and to date we have not received any notice of termination from Cornell.  Any actual termination of the license would be subject to cure periods and appeals before taking effect. If our license agreements are terminated, or if the underlying patents fail to provide the intended market exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products similar or identical to ours. Moreover, if our license agreements are terminated, our former licensors and/or assignors may be able to prevent us from utilizing the technology covered by the licensed or assigned patents and patent applications. This could have a material adverse effect on our competitive business position and our business prospects.

Our license agreements with Cornell and the IRCM impose, and future license agreements we may enter into may impose, various diligence, milestone payment, royalty and other obligations on us. For example, our license agreements with Cornell and the IRCM include an obligation to pay royalties on the net sales of product candidates or related technologies to the extent they are covered by the agreement. If we fail to comply with our obligations under our license agreement with Cornell and the IRCM or future license agreements, and if no such exceptions apply, our counterparties may have the right to terminate these agreements, in which event we might not be able to develop, manufacture or market any product that is covered by the agreement or face other penalties under the agreement, such as loss of exclusivity. Such an occurrence could materially adversely affect the value of the product candidate being developed under any such agreement. Termination of these agreements or reduction or elimination of our rights under these agreements may result in our having to negotiate new or reinstated agreements with less favorable terms or cause us to lose our rights under these agreements, including our rights to important intellectual property or technology.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the extent to which our product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
•	the sublicensing of patent and other rights under our collaborative development relationships;
•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and
•	the priority of invention of patented technology.

In addition, the agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations and prospects.

Some of our intellectual property that was discovered through government-funded programs may be subject to federal regulation such as “march-in” rights, certain reporting requirements and a preference for United States industry. Compliance with such regulations may limit our exclusive rights, subject us to expenditure of resources with respect to reporting requirements and limit our ability to contract with foreign manufacturers.

Some of our intellectual property with respect to our product candidates has been funded, at least in part, by the U.S. government and, therefore, would be subject to certain federal regulations. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980, or Bayh-Dole Act. For example, under the “march-in” provisions of the Bayh-Dole Act, the government may have the right under limited circumstances to require the patent owners to grant exclusive, partially exclusive or non-exclusive rights to third parties for intellectual property discovered through the government-funded program. The government can exercise its march-in rights if it determines that action is necessary because the patent owner fails to achieve practical application of the new invention or because action is necessary to alleviate health concerns or address the safety needs of the public. Intellectual property discovered under the government-funded program is also subject to certain reporting requirements, compliance with which may require us or our licensors to expend substantial resources. Such intellectual property is also subject to a preference for U.S. industry, which may limit our ability to contract with foreign product manufacturers for products covered by such intellectual property. We may apply for additional U.S. government funding, and it is possible that we may discover additional compounds or product candidates as a result of such funding. Intellectual property under such discoveries would be subject to the applicable provisions of the Bayh-Dole Act. Similarly, intellectual property that we license in the future may have been made using government funding and may be subject to the provisions of the Bayh-Dole Act.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our patents, trademarks, copyrights or other intellectual property. We may be required to file infringement claims, which can be expensive and time consuming and divert the time and attention of our management and scientific personnel. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents, in addition to counterclaims asserting that our patents are invalid or unenforceable, or both. In any patent infringement proceeding, there is a risk that a court will decide that a patent of ours is invalid or unenforceable, in whole or in part, and that we do not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that we do not have the right to stop the other party from using the invention at issue on the grounds that our patent claims do not cover the invention. An adverse outcome in a litigation or proceeding involving our patents could limit our ability to assert our patents against those parties or other competitors, and may curtail or preclude our ability to exclude third parties from making and selling similar or competitive products. Any of these occurrences could adversely affect our competitive business position, business prospects and financial condition. Similarly, if we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.

Even if we establish infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or trade-secret information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of the ADSs. Moreover, there can be no assurance that we will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if we ultimately prevail in such claims, the monetary cost of such litigation and the diversion of the attention of our management and scientific personnel could outweigh any benefit we receive as a result of the proceedings. In addition, we may from time to time become involved in disputes, including litigation, with respect to intellectual property.

If we are sued for infringing intellectual property rights of third parties, such litigation could be costly and time-consuming and could prevent or delay us from developing or commercializing our product candidates.

Our commercial success depends, in part, on our ability to develop, manufacture, market and sell our product candidates without infringing the intellectual property and other proprietary rights of third parties. Third parties have U.S. and non-U.S. issued patents and pending patent applications relating to compounds and methods of use for the treatment of key indications for our priority programs, and we may be subject to claims that our research, development and commercialization activities infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties. If any third-party patents or patent applications are found to cover our product candidates or their methods of use, we may not be free to manufacture or market our product candidates as planned without obtaining a license, which may not be available on commercially reasonable terms, or at all.

There is a substantial amount of intellectual property litigation in the biotechnology and pharmaceutical industries, and we may become party to, or threatened with, litigation or other adversarial proceedings regarding intellectual property rights with respect to our products candidates, including derivation or interference proceedings, post grant and inter partes reviews, opposition proceedings, and the like in the United States and in other jurisdictions. Third parties may assert infringement claims against us based on existing or future intellectual property rights. The outcome of intellectual property litigation is subject to uncertainties that cannot be adequately quantified in advance. The pharmaceutical and biotechnology industries have produced a significant number of patents, and it may not always be clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we were sued for patent infringement, we would need to demonstrate that our product candidates, products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid or unenforceable, and we may not be able to do this. Proving invalidity is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and the time and attention of our management and scientific personnel could be diverted in pursuing these proceedings, which could significantly harm our business and operating results. In addition, we may not have sufficient resources to bring these actions to a successful conclusion. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

If we are found to infringe a third party’s intellectual property rights, we could be forced, including by court order, to cease developing, manufacturing or commercializing the infringing product candidate or product. Alternatively, we may be required to obtain a license from such third party in order to use the infringing technology and continue developing, manufacturing or marketing the infringing product candidate. However, we may not be able to obtain any required license on commercially reasonable terms, or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Changes to the patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act, or the Leahy-Smith Act, signed into law in September 2011, could increase those uncertainties and costs. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act has transformed the U.S. patent system into a “first to file” system. The first-to-file provisions, however, only became effective in March 2013. Accordingly, it is not yet clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could make it more difficult to obtain patent protection for our inventions and increase the uncertainties and costs surrounding the prosecution of our or our collaboration partners’ patent applications and the enforcement or defense of our or our collaboration partners’ issued patents, all of which could harm our business, results of operations and financial condition.

The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Additionally, there have been recent proposals for additional changes to the patent laws of the United States and other countries that, if adopted, could impact our ability to enforce our proprietary technology. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submissions, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our product candidates, our competitive position would be adversely affected.

We may not be able to enforce our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly in developing countries. Competitors may use our technologies in jurisdictions where we have not pursued and obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain patent protection, but where patent enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Moreover, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws. Additionally, laws of some countries outside of the United States and Europe do not afford intellectual property protection to the same extent as the laws of the United States and Europe. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, including China, India and other developing countries, do not favor the enforcement of patents and other intellectual property rights. This could make it difficult for us to stop the infringement of our patents or the misappropriation of our other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in certain countries outside the United States and Europe. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, if our ability to enforce our patents to stop infringing activities is inadequate. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and resources from other aspects of our business. Furthermore, while we intend to protect our intellectual property rights in major markets for our products, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our products. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If we do not obtain patent term extension and data exclusivity for any product candidates we may develop, our business may be materially harmed.

Depending upon the timing, duration and specifics of any FDA marketing approval of any product candidates we may develop, one or more of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Action of 1984, or Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent term extension of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and the extension only applies to those claims covering the approved drug, a method for using it or a method for manufacturing it. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations and prospects could be materially harmed. Furthermore, in the United States, only a single patent can be extended for each qualifying FDA approval, and any patent can be extended only once and only for a single product. Laws governing analogous patent term extensions in foreign jurisdictions vary widely, as do laws governing the ability to obtain multiple patents from a single patent family. Because both elamipretide and SBT-20 compositions-of-matter are protected by a single family of patents and applications, we may not be able to secure patent term extensions for both of these product candidates in all jurisdictions where these product candidates are or may be approved, including the United States.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property or claiming ownership of what we regard as our own intellectual property.

Many of our employees and our licensors’ employees, including our senior management, were previously employed by others, including universities and other biotechnology and pharmaceutical companies, some of which are our competitors or potential competitors. Some of these employees, including each member of our senior management, executed proprietary rights, non-disclosure and non-competition agreements, or similar agreements, in connection with such previous employment. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such third party. Litigation may be necessary to defend against such claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel or sustain damages. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or products. Such a license may not be available on commercially reasonable terms, or at all. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

In addition, while we typically require our employees, consultants and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own, which may result in claims by or against us related to the ownership of such intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to our senior management and scientific personnel.

Risks Related to Regulatory Approval and Other Legal Compliance Matters

Even if we complete the necessary preclinical studies and clinical trials, the marketing approval process is expensive, time-consuming and uncertain and may prevent us from obtaining approvals for the commercialization of any product candidates. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize any product candidates, and our ability to generate revenue will be materially impaired.

Elamipretide, our other product candidates and any future product candidates we may identify and pursue and the activities associated with their development and commercialization, including design, development,testing, manufacture, packaging, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, export, import and adverse event reporting, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by the EMA and similar regulatory authorities outside of the United States. In addition, even if we receive approval, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of any such product candidates.

Marketing approval of drugs in the United States requires the submission of a new drug application, or NDA, to the FDA and we are not permitted to market any product candidate in the United States until we obtain approval from the FDA of the NDA for that product. An NDA must be supported by extensive clinical and preclinical data, as well as extensive information regarding pharmacology, toxicology, and chemistry, manufacturing and controls. We have not submitted an application for or received marketing approval for elamipretide or any other product candidates we may develop in the United States or in any other jurisdiction.

We have only limited experience in filing and supporting the applications necessary to gain marketing approvals and expect to rely on third-party clinical research organizations or other third-party consultants or vendors to assist us in this process. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing marketing approval also requires the submission of information about the product manufacturing processes to, and inspection of manufacturing facilities by, the regulatory authorities. Our product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval or prevent or limit commercial use. If our manufacturing facilities cannot pass FDA pre-approval inspection, our application could be delayed or rejected. If any of any product candidates receives marketing approval, the accompanying label may limit the approved use of our drug, which could limit sales of the product.

The process of obtaining marketing approvals, both in the United States and abroad, is expensive, may take many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application may cause delays in the approval or rejection of an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data is insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

Finally, disruptions at the FDA and other agencies may prolong the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business.  The Trump Administration also took several executive actions that could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities. Finally, the COVID-19 pandemic has significantly impacted FDA’s inspectional ability and timeframe in which inspections are completed.  It is possible that we could experience significant delays in scheduling and completing a pre-approval inspection of the manufacturing facilities which could delay the ultimate approval of the NDA.

If we experience delays in obtaining approval or if we fail to obtain approval of elamipretide, or our other product candidates and any other product candidates we may develop, the commercial prospects for any product candidates may be harmed and our ability to generate revenues will be materially impaired.

Failure to obtain marketing approval in foreign jurisdictions would prevent our product candidates from being marketed abroad.

In order to market and sell our products in the European Union and many other foreign jurisdictions, we or our potential third-party collaborators must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside of the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside of the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. We or our potential third-party collaborators may not obtain approvals from regulatory authorities outside of the United States on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside of the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our products in any market.

Additionally, we could face heightened risks with respect to seeking marketing approval in the United Kingdom as a result of the recent withdrawal of the United Kingdom from the European Union, commonly referred to as Brexit which was effective December 31, 2020. On December 24, 2020, the United Kingdom and European Union entered into a Trade and Cooperation Agreement.  The agreement sets out certain procedures for approval and recognition of medical products in each jurisdiction. Any delay in obtaining, or an inability to obtain, any marketing approvals, as a result of Brexit or otherwise, would prevent us from commercializing any product candidates in the United Kingdom and/or the European Union and restrict our ability to generate revenue and achieve and sustain profitability. If any of these outcomes occur, we may be forced to restrict or delay efforts to seek regulatory approval in the United Kingdom and/or European Union for any product candidates, which could significantly and materially harm our business.

We expect that we will be subject to additional risks in commercializing any of our product candidates that receive marketing approval outside the United States, including tariffs, trade barriers and regulatory requirements; economic weakness, including inflation, or political instability in particular foreign economies and markets; compliance with tax, employment, immigration and labor laws for employees living or traveling abroad; foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country; and workforce uncertainty in countries where labor unrest is more common than in the United States

We have obtained Fast Track designation from the FDA for elamipretide for the treatment of Barth, LHON and GA. However, Fast Track designation may not actually lead to a faster development, regulatory review or approval process.

We have received Fast Track designation for elamipretide for the treatment of Barth and LHON, and for the treatment of patients with geographic atrophy, an advanced form of dry AMD. We may seek Fast Track designation for other product candidates we may develop. If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA Fast Track designation. The FDA has broad discretion whether or not to grant this designation, so even if we believe a particular product candidate is eligible for this designation, we cannot be certain that the FDA would decide to grant it. Fast Track designation does not ensure that we will experience a faster development, regulatory review or approval process compared to conventional FDA procedures or that we will ultimately obtain regulatory approval of elamipretide. Additionally, the FDA may withdraw Fast Track designation if it believes that the designation is no longer supported by data from our clinical development program.

We may not be able to obtain or maintain orphan drug designation or exclusivity for any product candidates and, even if we do, that exclusivity may not prevent the FDA or the EMA from approving other competing products.

We have obtained orphan drug designation from the FDA for elamipretide for the treatment of Barth and LHON. We may seek orphan drug designation in other indications or for any other future product candidates. Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals in the United States.

Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the FDA or the EMA from approving another marketing application for the same drug for that time period. The applicable period is seven years in the United States and ten years in the European Union. The exclusivity period in the European Union can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified. Orphan drug exclusivity may be lost if the FDA or EMA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

Even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because competing drugs containing a different active ingredient can be approved for the same condition. In addition, even after an orphan drug is approved, the FDA can subsequently approve the same drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care.

On August 3, 2017, the U.S. Congress passed the FDA Reauthorization Act of 2017, or FDARA. which, among other things, codified the FDA’s pre-existing regulatory interpretation to require that a drug sponsor demonstrate the clinical superiority of an orphan drug that is otherwise the same as a previously approved drug for the same rare disease in order to receive orphan drug exclusivity. The new legislation reverses prior precedent holding that the Orphan Drug Act unambiguously requires that the FDA recognize the orphan exclusivity period regardless of a showing of clinical superiority. The FDA may further reevaluate the Orphan Drug Act and its regulations and policies. We do not know if, when or how the FDA may change the orphan drug regulations and policies in the future, and it is uncertain how any changes might affect our business. Depending on what changes the FDA may make to its orphan drug regulations and policies, our business could be adversely impacted.

Although we have obtained Rare Pediatric Disease Designation, or RPDD, for elamipretide for the treatment of Barth, we may not be eligible to receive a priority review voucher in the event that FDA approval does not occur prior to October 1, 2022.

The Rare Pediatric Disease Priority Review Voucher Program, or PRV Program, is intended to incentivize pharmaceutical sponsors to develop drugs for rare pediatric diseases. A sponsor who obtains approval of an NDA or BLA for a rare pediatric disease may be eligible for a Priority Review Voucher, or PRV, under this program, which may be redeemed by the owner of such PRV to obtain priority review for a marketing application. A PRV is fully transferrable and can be sold to any sponsor, who in turn can redeem the PRV for priority review of a marketing application in six months, compared to the standard timeframe of approximately 10 months.

In December 2016, Congress extended the Rare Pediatric Disease Priority Review Voucher Program, authorizing the FDA to award vouchers through September 30, 2022, limited to drugs with rare pediatric disease designation granted by September 30, 2020. On September 30, 2020, Congress provided a short-term extension of the Priority Review Voucher Program. On December 27, 2020, the Rare Pediatric Disease Priority Review Voucher Program was further extended. Under the current statutory sunset provisions, after September 30, 2024, FDA may only award a voucher for an approved rare pediatric disease product application if the sponsor has rare pediatric disease designation for the drug, and that designation was granted by September 30, 2024. After September 30, 2026, FDA may not award any rare pediatric disease priority review vouchers. If we do not obtain approval of an NDA for elamipretide for the treatment of Barth by these dates, and if the PRV Program is not further extended by congressional action, we may not receive a PRV.

Even if we, or any future collaborators, obtain marketing approvals for our product candidates, the terms of approvals and ongoing regulation of our products may limit how we, or they, manufacture and market our products, which could materially impair our ability to generate revenue.

Once marketing approval has been granted, an approved product and its manufacturer and marketer are subject to ongoing review and extensive regulation. We, and any future collaborators, must therefore comply with requirements concerning advertising and promotion for any of our product candidates for which we or they obtain marketing approval. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved labeling. Thus, we and any future collaborators will not be able to promote any products we develop for indications or uses for which they are not approved.

In addition, manufacturers of approved products and those manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to cGMPs, which include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation and reporting requirements. We, our contract manufacturers, any future collaborators and their contract manufacturers could be subject to periodic unannounced inspections by the FDA to monitor and ensure compliance with cGMPs.

Accordingly, assuming we, or any future collaborators, receive marketing approval for one or more of our product candidates, we, and any future collaborators, and our and their contract manufacturers will continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production, product surveillance and quality control.

If we, or any of our future collaborators, are not able to comply with post-approval regulatory requirements, we, and any such future collaborators, could have the marketing approvals for our products withdrawn by regulatory authorities and our, or any future collaborators’, ability to market any future products could be limited, which could adversely affect our ability to achieve or sustain profitability. Further, the cost of compliance with post-approval regulations may have a negative effect on our operating results and financial condition.

Any product candidate for which we obtain marketing approval could be subject to post-marketing restrictions or withdrawal from the market and we may be subject to substantial penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved.

Any product candidate for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and other regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration and listing requirements, cGMP requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping. Even if marketing approval of a product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval, including the requirement to implement a Risk Evaluation and Mitigation Strategy, or REMS. If any product candidate receives marketing approval, the accompanying label may limit the approved use of our drug, which could limit sales of the product.

The FDA may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product, including the adoption and implementation of REMS. The FDA and other agencies, including the Department of Justice, or the DOJ, closely regulate and monitor the post-approval marketing and promotion of drugs to ensure, among other things, that they are marketed and distributed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA and other agencies impose and enforce stringent restrictions on manufacturers’ communications regarding off-label use, and if we promote our products beyond their approved indications, we may be subject to enforcement action or prosecution arising from off-label promotion. Violations of the FDCA and other statutes relating to the promotion and advertising of prescription drugs may lead to investigations and enforcement actions alleging violations of federal and state healthcare fraud and abuse laws, including the False Claims Act, as well as state consumer protection laws.

In addition, later discovery of previously unknown adverse events or other problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may have various consequences, including:

•	suspension of or restrictions on such products, manufacturers or manufacturing processes;
•	restrictions and warnings on the labeling or marketing of a product;
•	restrictions on product distribution or use;
•	requirements to conduct post-marketing studies or clinical trials;

•	warning letters or untitled letters;
•	withdrawal of the products from the market;
•	refusal to approve pending applications or supplements to approved applications that we submit;
•	recall of products;
•	fines, restitution or disgorgement of profits or revenues;
•	suspension of any ongoing clinical trials;
•	suspension or withdrawal of marketing approvals;
•	damage to relationships with any potential collaborators;
•	unfavorable press coverage and damage to our reputation;
•	refusal to permit the import or export of our products;
•	product seizure or detention;
•	injunctions or the imposition of civil or criminal penalties; or
•	litigation involving patients using our products.

Non-compliance with European Union requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, can also result in significant financial penalties. Similarly, failure to comply with the European Union’s requirements regarding the protection of personal information can also lead to significant penalties and sanctions.

In addition, manufacturers of approved products and those manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to cGMPs applicable to drug manufacturers or quality assurance standards applicable to medical device manufacturers, which include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation and reporting requirements. We, any contract manufacturers we may engage in the future, our future collaborators and their contract manufacturers will also be subject to other regulatory requirements, including submissions of safety and other post-marketing information and reports, registration and listing requirements, requirements regarding the distribution of samples to clinicians, recordkeeping, and costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product such as the requirement to implement a REMS.

Current and future legislation may increase the difficulty and cost for us and any future collaborators to obtain reimbursement for any of our candidate products that do receive marketing approval and our ability to generate revenue will be materially impaired.

In the United States and foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product candidates for which we obtain marketing approval. We expect that current laws, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we, or any collaborators, may receive for any approved products. If reimbursement of our products is unavailable or limited in scope, our business could be materially harmed.

In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively the ACA. In addition, other legislative changes have been proposed and adopted since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. These changes included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013 and will remain in effect through 2030 under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act. The American Taxpayer Relief Act of 2012, among other things, reduced Medicare payments to several providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These laws may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any of our product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.

Since enactment of the ACA, there have been, and continue to be, numerous legal challenges and Congressional actions to repeal and replace provisions of the law. For example, with enactment of the Tax Cuts and Jobs Act of 2017, which was signed by President Trump on December 22, 2017, Congress repealed the “individual mandate.” The repeal of this provision, which requires most Americans to carry a minimal level of health insurance, became effective in 2019. Further, on December 14, 2018, a U.S. District Court judge in the Northern District of Texas ruled that the individual mandate portion of the ACA is an essential and inseverable feature of the ACA, and therefore because the mandate was repealed as part of the Tax Cuts and Jobs Act, the remaining provisions of the ACA are invalid as well. On December 18, 2019, the Court of Appeals for the Fifth Circuit court affirmed the lower court’s ruling that the individual mandate portion of the ACA is unconstitutional and it remanded the case to the district court for reconsideration of the severability question and additional analysis of the provisions of the ACA.  Thereafter, the U.S. Supreme Court agreed to hear this case. Oral argument in the case took place on November 10, 2020, and a ruling by the Court is expected sometime this year. Litigation and legislation over the ACA are likely to continue, with unpredictable and uncertain results.

The Trump Administration also took executive actions to undermine or delay implementation of the ACA, including  directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices.  On January 28, 2021, however, President Biden issued a new Executive Order which directs federal agencies to reconsider rules and other policies that limit Americans’ access to health care, and consider actions that will protect and strengthen that access.  Under this Order, federal agencies are directed to re-examine: policies that undermine protections for people with pre-existing conditions, including complications related to COVID-19; demonstrations and waivers under Medicaid and the ACA that may reduce coverage or undermine the programs, including work requirements; policies that undermine the Health Insurance Marketplace or other markets for health insurance; policies that make it more difficult to enroll in Medicaid and the ACA; and policies that reduce affordability of coverage or financial assistance, including for dependents.

Current and future legislative efforts may limit the costs for our products, if and when they are licensed for marketing, and that could materially impact our ability to generate revenues.

The costs of prescription pharmaceuticals have also been the subject of considerable discussion in the United States.  To date, there have been several recent U.S. congressional inquiries, as well as proposed and enacted state and federal legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare and reform government program reimbursement methodologies for products.  To those ends, President Trump issued five executive orders intended to lower the costs of prescription drug products. Several of these orders are reflected in recently promulgated regulations, and one of these regulations is currently subject to a nationwide preliminary injunction. It remains to be seen whether these orders and resulting regulations will remain in force during the Biden Administration.  Further, on September 24, 2020, the Trump Administration finalized a rulemaking allowing states or certain other non-federal government entities to submit importation program proposals to the FDA for review and approval. Applicants are required to demonstrate that their importation plans pose no additional risk to public health and safety and will result in significant cost savings for consumers.  The FDA has issued draft guidance that would allow manufacturers to import their own FDA-approved drugs that are authorized for sale in other countries (multi-market approved products).

At the state level, legislatures are increasingly passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.  In addition, regional health care authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other health care programs. These measures could reduce the ultimate demand for our products, once approved, or put pressure on our product pricing.  We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

Finally, outside the United States, in some nations, including those of the EU, the pricing of prescription pharmaceuticals is subject to governmental control and access. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we or our collaborators may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be materially harmed.

We may be subject to certain healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, fines, disgorgement, exclusion from participation in government healthcare programs, curtailment or restricting of our operations, and diminished profits and future earnings.

Healthcare providers, third-party payors and others will play a primary role in the recommendation and prescription of any products for which we obtain marketing approval. Our future arrangements with healthcare providers and third-party payors will expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute any products for which we obtain marketing approval. Potentially applicable U.S. federal and state healthcare laws and regulations include the following:

Anti-Kickback Statute.  The federal Anti-Kickback Statute prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid;

False Claims Laws.  The federal false claims laws, including the civil False Claims Act, impose criminal and civil penalties, including those from civil whistleblower or qui tam actions against individuals or entities for knowingly presenting, or causing to be presented to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

HIPAA.  The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing or attempting to execute a scheme to defraud any healthcare benefit program;

HIPAA and HITECH.  HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or the HITECH Act, also imposes obligations on certain types of individuals and entities, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

False Statements Statute.  The federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services;

Transparency Requirements.  The federal Physician Payments Sunshine Act requires certain manufacturers of drugs, devices, biologics, and medical supplies for which payment is available under Medicare, Medicaid, or the Children's Health Insurance Program, with specific exceptions, to report annually to the U.S. Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests; and

Analogous State and Foreign Laws.  Analogous state laws and regulations, such as state anti-kickback and false claims laws, and transparency laws, may apply to sales or marketing arrangements, and claims involving healthcare items or services reimbursed by non-governmental third party payors, including private insurers, and some state laws require pharmaceutical companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, in addition to requiring manufacturers to report information related to payments to physicians and other healthcare providers or marketing expenditures. Many state laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. Foreign laws also govern the privacy and security of health information in many circumstances.

The provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is prohibited in the European Union. Payments made to physicians in certain European Union Member States must be publicly disclosed. Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization and/or the regulatory authorities of the individual European Union Member States. These requirements are provided in the national laws, industry codes or professional codes of conduct applicable in the European Union Member States. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.

Efforts to ensure that our business arrangements with third parties, and our business generally, will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion of products from government funded healthcare programs, such as Medicare and Medicaid, disgorgement, contractual damages, and reputational harm, any of which could substantially disrupt our operations. If any of the physicians or other providers or entities with whom we expect to do business is found not to be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Regulatory or legislative developments regarding privacy and data security matters could adversely affect our ability to conduct our business.

We are subject to data privacy and security regulation in the jurisdictions in which we conduct our business, particularly in light of increased regulatory scrutiny of and user expectations regarding the processing, collection, use, storage, dissemination, transfer and disposal of user data. The regulatory frameworks regarding privacy issues in many jurisdictions are constantly evolving and can be subject to significant changes from time to time, and therefore we may not be able to comprehensively assess the scope and extent of our compliance responsibility at a global level. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways, thus complicating compliance efforts. Data privacy concerns may result in increased costs of operations and threats of lawsuits, enforcement actions and related liabilities, including financial penalties.

The New Economic Substance Law in the Cayman Islands may have an adverse effect on our business.

The Cayman Islands is a member of the Organisation for Economic Co-operation and Development, or OECD, Inclusive Framework on Base Erosion and Profit Shifting, and, along with other OECD-compliant jurisdictions, enacted economic substance legislation in January 2019. Pursuant to the legislation, namely the International Tax Cooperation (Economic Substance) Law (as amended) together with related regulations and guidance, referred to as the ES Law, we may need to incur additional costs in order to comply with filing or other requirements. While we intend to comply with the ES Law, there is a risk of inadvertent non-compliance and the payment of associated penalties. International standards are continuing to develop and it is anticipated that the ES Law will evolve and be subject to further clarification. Hence, it is not possible to determine with certainty the extent to which the ES Law may affect us.

Our internal computer systems, or those of our collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Our internal computer systems and those of any collaborators, contractors or consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such systems are also vulnerable to service interruptions or to security breaches from inadvertent or intentional actions by our employees, third-party vendors and/or business partners, or from cyberattacks by malicious third parties. Cyber incidents are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. For example, we have experienced attempts at phishing and e-mail fraud with the goal of causing payments to be transmitted to an unintended recipient. Cyber incidents could also include the deployment of harmful malware, ransomware, denial-of-service attacks, unauthorized access to or deletion of files, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information.

In the event any cyberattack security breach or system failure were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations, whether due to a loss of our trade secrets or other proprietary information or other similar disruptions. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, our competitive position and reputation could be harmed and the further development and commercialization of IMR-687 and any other product candidates we may develop could be delayed.

We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anticorruption laws and anti-money laundering laws and regulations. Compliance with these legal standards could impair our ability to compete in domestic and international markets. We can face criminal liability and other serious consequences for violations, which can harm our business.

We are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and other state and national anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering, or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We may engage third parties to sell our products outside the United States, to conduct clinical trials, and/or to obtain necessary permits, licenses, patent registrations and other regulatory approvals. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities and other organizations. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

If we or any third-party manufacturers we engage now or in the future fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs or liabilities that could harm our business.

We and third-party manufacturers we engage now are, and any third-party manufacturers we may engage in the future will be, subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. Liability under certain environmental laws governing the release and cleanup of hazardous materials is joint and several and could be imposed without regard to fault. We also could incur significant costs associated with civil or criminal fines and penalties or become subject to injunctions limiting or prohibiting our activities for failure to comply with such laws and regulations.

Although we maintain general liability insurance as well as workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Further, with respect to the operations of our current and any future third-party contract manufacturers, it is possible that if they fail to operate in compliance with applicable environmental, health and safety laws and regulations or properly dispose of wastes associated with our products, we could be held liable for any resulting damages, suffer reputational harm or experience a disruption in the manufacture and supply of any product candidates or products. In addition, our supply chain may be adversely impacted if any of our third-party contract manufacturers become subject to injunctions or other sanctions as a result of their non-compliance with environmental, health and safety laws and regulations.

In the future, if we decide to market our products outside of the United States, such as in the European Union, the United Kingdom or China, we would need to obtain additional approvals and comply with additional regulatory requirements.

Our primary regulatory strategy is to apply first for approvals in the United States for our rare disease programs. We may in the future apply for approvals in Europe and the United Kingdom, or clinical trial waivers in China, following receipt of marketing authorization in the United States. However, as we also plan to consider collaboration for commercialization efforts in Europe, the United Kingdom and China, we anticipate that potential commercialization partners may have input into regulatory strategies in those jurisdictions. To date, we have focused our regulatory efforts primarily on achieving approvals and marketing authorization in the United States. In order to market any product outside of the United States, we will need to comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of products. Whether or not we obtain FDA approval for a product, we or our collaborators would need to obtain the necessary approvals by the comparable foreign regulatory authorities before marketing the product in those countries or jurisdictions. We cannot be sure whether and when we would be able to obtain the necessary approvals, which could adversely affect our business and prospects.

Governments outside the United States may impose strict price controls, which may adversely affect our revenues, if any.

In some countries, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we, or any future collaborators, may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be materially harmed.

Our employees, independent contractors, consultants and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading, which could cause significant liability for us and harm our reputation.

We are exposed to the risk of fraud or other misconduct by our employees, independent contractors, consultants and vendors. Misconduct by these partners could include intentional failures to comply with FDA regulations or similar regulations of comparable foreign regulatory authorities, provide accurate information to the FDA or similar foreign regulatory authorities, comply with manufacturing standards, comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable foreign regulatory authorities, report financial information or data accurately or disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. This could include violations of HIPAA, other U.S. federal and state law, and requirements of non-U.S. jurisdictions, including the European Union Data Protection Directive. We are also exposed to risks in connection with any insider trading violations by employees or others affiliated with us. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, standards, regulations, guidance or codes of conduct. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

Risks Related to Ownership of ADSs

Morningside Venture (I) Investments Limited has a controlling ownership interest in our ordinary shares and the ability to substantially control all matters submitted to shareholders for approval.

As of February 28, 2021, MVIL, beneficially owns 66.1% of our ordinary shares. In addition, certain entities associated within MVIL beneficially own an additional 8.8% of our ordinary shares. As a result, MVIL and such entities will be able to control all matters submitted to our shareholders for approval that require an ordinary resolution or special resolution, as well as our management and affairs. For example, MVIL would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership control may:

•	delay, defer or prevent a change in control;
•	entrench our management or the board of directors; or
•	impede a merger, consolidation, takeover or other business combination involving us that other shareholders may desire.

MVIL owns a controlling portion of our ordinary shares and may have conflicts of interest with us and other shareholders in the future.

The interests of MVIL may not always be consistent with the interests of our company or of our other shareholders. Accordingly, MVIL could cause us to enter into transactions or agreements of which other holders of our ordinary shares would not approve or make decisions with which such holders would disagree. Gerald L. Chan, one of our directors, is a co-founder of the Morningside group, a private investment group with venture, private equity and property investments. In addition, Reenie McCarthy, our Chief Executive Officer and a director, served as a member of the investment team at Morningside Technology Advisory, LLC (and affiliates) from 1993 through 2016, and remains a director of Morningside Technology Advisory, LLC, which provides advisory services to entities associated with the Morningside group.

Although Dr. Chan is not an officer, director or employee of MVIL and has neither voting nor dispositive control over the ordinary shares held by MVIL and does not otherwise beneficially own such shares, as a result of his ongoing relationship with the Morningside group, transactions between us and MVIL may present an actual or perceived conflict of interest. Although Ms. McCarthy is not an officer, director or employee of MVIL, and has neither voting nor dispositive control over our ordinary shares held by MVIL and does not otherwise beneficially own such shares, as a result of her historic relationship with the Morningside group and her ongoing relationship with Morningside Technology Advisory, LLC, transactions between us and MVIL may present an actual or perceived conflict of interest. Any actual or perceived conflicts of interest may lead Dr. Chan and Ms. McCarthy to recuse themselves from actions of our board of directors with respect to transactions involving MVIL and its affiliates. For example, in a situation in which MVIL is adverse to us, such as if it breaches an agreement with us, a conflict could arise. We may not be able to resolve any potential conflicts, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party.

MVIL is in the business of making investments in companies and could from time to time acquire and hold interests in businesses that compete with us. MVIL may also pursue acquisition opportunities that may be complementary to our business, and as a result, desirable acquisitions may not be available to us. As long as MVIL continues to own a significant amount of our equity, it will continue to be able to strongly influence or effectively control our decisions.

The price of the ADSs has been, and is likely to continue to be, highly volatile.

The price of the ADSs has been, and is likely to continue to be, highly volatile. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for the ADSs may be influenced by many factors, including:

•	our ability to commercialize or obtain regulatory approval for our product candidates, or delays in commercializing or obtaining regulatory approval;
•

announcements relating to our clinical trials, including any periodic updates relating to enrollment of trial subjects, adverse events, site initiation, and timing of release of interim analyses and final trial results;

•	commencement or termination of collaborations for our development programs;
•	failure or discontinuation of any of our development programs;
•	results from, or any delays in, clinical trials relating to our product candidates, including our clinical trials for elamipretide;
•	any need to suspend or discontinue clinical trials due to side effects or other safety risks, or any need to conduct studies on the long-term effects associated with the use of our product candidates;
•	manufacturing issues related to our product candidates for clinical trials or future products for commercialization;
•	commercial success and market acceptance of our product candidates following regulatory approval;
•	undesirable side effects caused by product candidates after they have entered the market;
•	ability to discover, develop and commercialize additional product candidates;
•	announcements relating to collaborations that we may enter into with respect to the development or commercialization of our product candidates;
•	success of our competitors in discovering, developing or commercializing products;
•	strategic transactions undertaken by us;
•	additions or departures of key personnel;
•	product liability claims related to our clinical trials or product candidates;

•	business disruptions caused by earthquakes or other natural disasters or a public health crisis (for example, an outbreak of a contagious disease such as COVID-19);
•	disputes concerning our intellectual property or other proprietary rights;
•	FDA, EMA, NMPA or other regulatory actions affecting us or our industry;
•	healthcare reform measures in the United States;
•	future sales or issuances of equity or debt securities by us;
•	fluctuations in our semi-annual operating results;
•	announcement or expectation of additional financing efforts;
•	sales of our ordinary shares by us, our insiders or other shareholders;
•	actual and anticipated variations in our results of operations;
•	changes in securities analysts’ estimates or market perception of our financial performance;
•	announcements by us of significant acquisitions, disposals, strategic alliances or joint ventures;
•	market developments affecting us or the markets in which we operate;
•	regulatory or legal developments, including litigation;
•	the operating and share price performance of companies that investors consider to be comparable to us;
•	the depth and liquidity of the market for the ADSs;
•	the release or expiry of lock-up or other transfer restrictions on our ordinary shares and ADSs;
•	general economic, political and stock market conditions in the United States and the countries in which we operate and elsewhere in the world; and
•	the other factors described in this “Risk Factors” section.

Additionally, in the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us in light of the significant stock price volatility we and other pharmaceutical companies have experienced in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the Securities and Exchange Commission than U.S. companies. This may limit the information available to holders of the ADSs.

We are a “foreign private issuer,” as defined in the rules and regulations of the Securities and Exchange Commission, or the SEC, and, consequently, we are not subject to all of the disclosure requirements applicable to companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act, that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our senior management and supervisory board members are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We intend to continue to rely on Nasdaq Stock Market rules that permit us to comply with applicable Cayman Islands corporate governance practices, rather than the corresponding domestic U.S. corporate governance practices, and therefore your rights as a shareholder will differ from the rights you would have as a shareholder of a domestic U.S. issuer.

As a foreign private issuer whose ADSs are listed on The Nasdaq Global Market, we are permitted in certain cases to follow Cayman Islands corporate governance practices instead of the corresponding requirements of the Nasdaq Stock Market rules. A foreign private issuer that elects to follow a home country practice instead of Nasdaq requirements must submit to Nasdaq in advance a written statement from an independent counsel in such issuer’s home country certifying that the issuer’s practices are not prohibited by the home country’s laws. In addition, a foreign private issuer must disclose in its annual reports filed with the SEC each such requirement that it does not follow and describe the home country practice followed instead of any such requirement. In accordance with Cayman Islands law:

•	we do not require a remuneration committee to have entirely independent directors;
•	we do not require an independent director oversight of director nominations; and
•	we do not require the board of directors to have regularly scheduled meetings at which only independent directors are present.

For further information upon the differences between Delaware law and Cayman Islands law, please see “Description of Share Capital and Articles of Association—Differences in Corporate Law” in our prospectus dated April 10, 2020, filed with the SEC on Form F-3, which information is incorporated by reference in this annual report.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our ordinary shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors and more expensive to procure director and officer liability insurance.

We incur increased costs as a result of operating as a public company, and our management is now required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of The Nasdaq Global Market and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time towards maintaining compliance with these requirements. Moreover, these requirements have increased our legal and financial compliance costs and make some activities more time consuming and costly.

Pursuant to SOX Section 404, we will be required to furnish a report by our management on our internal control over financial reporting. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with SOX Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe, or at all, that our internal control over financial reporting is effective as required by SOX Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

A significant portion of our total outstanding shares may be sold into the market, which could cause the market price of the ADSs to decline significantly, even if our business is doing well.

Sales of a substantial number of ADSs in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of ordinary shares intend to sell ADSs, could reduce the market price of the ADSs.

We have also registered 112.7 million ordinary shares that we may issue under our equity compensation plans. These shares can be freely sold in the public market upon issuance and once vested, subject to volume limitations applicable to affiliates.

We do not anticipate paying any cash dividends on the ADSs in the foreseeable future. Accordingly, holders of ADSs must rely on capital appreciation, if any, for any return on their investment.

We have never declared nor paid cash dividends on our share capital. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. In addition, the terms of our existing loan and security agreement preclude us from paying cash dividends without the consent of our lender. As a result, capital appreciation, if any, of the ADSs will be your sole source of gain for the foreseeable future. However, if we do pay a cash dividend on our ordinary shares in the future, we may only pay such dividend out of our profits or share premium (subject to applicable solvency requirements) under Cayman Islands law.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for the ADSs will likely depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will continue to cover us or provide favorable coverage. If one or more analysts downgrade the ADSs or change their opinion of the ADSs, our share price would likely decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of the ADSs or trading volume to decline.

Holders of our ADSs have fewer rights than our shareholders and must act through the depositary to exercise their rights.

Holders of our ADSs do not have the same rights as our shareholders and may only exercise their voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement. Holders of the ADSs have appointed the depositary or its nominee as their representative to exercise the voting rights attaching to the ordinary shares represented by the ADSs. When a general meeting is convened, if you hold ADSs, you may not receive sufficient notice of a shareholders’ meeting to permit you to withdraw the ordinary shares underlying your ADSs to allow you to vote directly with respect to any specific matter. We cannot assure you that you will receive voting materials in time to instruct the depositary to vote, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. Furthermore, the depositary will not be liable for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if your ADSs are not voted as you request. In addition, in your capacity as an ADS holder, you will not be able to call a shareholders’ meeting. See “Description of American Depositary Shares” in our prospectus dated April 10, 2020, filed with the SEC on Form F-3, which information is incorporated by reference in this annual report.

Holders of our ADSs may face limitations on transfer and withdrawal of underlying ordinary shares.

Our ADSs, which may be evidenced by American Depositary Receipts, or ADRs, are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of your ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason subject to your right to cancel your ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of your ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares. In addition, you may not be able to cancel your ADSs and withdraw the underlying ordinary shares when you owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities. See “Description of American Depositary Shares” in our prospectus dated April 10, 2020, filed with the SEC on Form F-3, which information is incorporated by reference in this annual report.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our ordinary shares provides that holders and beneficial owners of ADSs irrevocably waive the right to a trial by jury in any legal proceeding arising out of or relating to the deposit agreement or the ADSs, including in respect of claims under federal securities laws, against us or the depositary to the fullest extent permitted by applicable law. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, by a court of the State of New York or a federal court, which have non-exclusive jurisdiction over matters arising under the deposit agreement, applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this is the case with respect to the deposit agreement and the ADSs. In addition, New York courts will not enforce a jury trial waiver provision in order to bar a viable setoff or counterclaim sounding in fraud or one which is based upon a creditor’s negligence in failing to liquidate collateral upon a guarantor’s demand, or in the case of an intentional tort claim (as opposed to a contract dispute), none of which we believe are applicable in the case of the deposit agreement or the ADSs. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any provision of the federal securities laws. If you or any other holder or beneficial owner of ADSs brings a claim against us or the depositary in connection with such matters, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law and many of our directors reside outside of the United States.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, referred to as our Articles of Association, the Companies Law (2020 Revision) (as amended) of the Cayman Islands, referred to as the Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. Similarly, the rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States, and some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. As a Cayman Islands exempted company, we may not have standing to initiate a derivative action in a federal court of the United States. As a result, you may be limited in your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

Shareholders of Cayman Islands exempted companies like us have very limited statutory rights under Cayman Islands law to inspect the corporate records of Cayman Islands exempted companies into which they are invested and have no statutory rights to obtain copies of registers of shareholders of Cayman Islands exempted companies. Although our shareholders may request access to our books and records, our directors have discretion under our Articles of Association to determine whether or not, and under what conditions, certain of our corporate records may be inspected by our shareholders. Under the Companies Law, shareholders are entitled to view our Articles of Association. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is the jurisdiction of our incorporation, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow practice in the Cayman Islands with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

The Cayman Islands has no legislation specifically dedicated to the rights of investors in securities or statutorily defined private causes of action to investors in securities such as those found under the Securities Act of 1933, or the Securities Act, or the Exchange Act. Subject to limited exceptions, under Cayman Islands law, a shareholder is not entitled to bring a derivative action against the board of directors. U.S.-style class action lawsuits are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings in a similar fashion.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, or members of the board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital and Articles of Association—Differences in Corporate Law” in our prospectus dated April 10,2020, filed with the SEC on Form F-3, which information is incorporated by reference in this annual report.

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

Our corporate affairs and the rights of holders of ordinary shares are governed by our Articles of Association, the Companies Law, and the common law of the Cayman Islands. Certain rights and responsibilities of our shareholders, ADS holders and members of our board of directors under Cayman Islands law are different from those that apply to a Delaware corporation.

Directors of Cayman Islands exempted companies are required to observe certain fiduciary duties. These fiduciary duties are owed to the Cayman Islands company and include the duty to act in the best interests of the company and the shareholders as a whole. However, the fiduciary duties of a director of a Cayman Islands exempted company may not be the same as the fiduciary duty of a director of a U.S. corporation.

In addition, controlling shareholders of U.S. corporations owe fiduciary duties to minority shareholders, while shareholders (including controlling shareholders) of Cayman Islands companies generally owe no fiduciary duties to the company or other shareholders.

The rights of our shareholders to bring shareholders’ suits against us or our board of directors under Cayman Islands law are much more limited than those of shareholders of a U.S. corporation. For example, under Cayman Islands law, a shareholder who wishes to bring a claim against a director would generally need to obtain permission from the Grand Court of the Cayman Islands, or Cayman Islands Court, to bring a derivative action, in the name of the company, against the director. This is because the director of a Cayman Islands exempted company owes duties to the company and not to individual shareholders. As a result, our shareholders, including holders of ADSs, may have more difficulty protecting their rights in connection with actions taken by our directors than they would as shareholders of a U.S. corporation.

Minority shareholders in a Cayman Islands exempted company have more limited rights than minority shareholders in a U.S. corporation in relation to mergers and similar transactions that the company may carry out. For example, if a merger under the Companies Law involving a Cayman Islands exempted company is approved by the requisite majority of shareholders, a dissenting minority shareholder would have the right to be paid the fair value of their shares (which, if not agreed between the parties, will, following the course of legal proceedings, be determined by the Cayman Islands Court) if the shareholders follow the statutorily prescribed procedure for initiating such proceedings, subject to certain exceptions. Such dissenter rights differ substantially from the appraisal rights, which would ordinarily be available to dissenting shareholders of Delaware corporations. Further, if a takeover offer is made to the shareholders of a Cayman Islands exempted company and accepted by holders of 90% of the shares affected, the offeror may require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion. A minority shareholder in this scenario would have no rights comparable to the appraisal rights which would generally be available to a dissenting shareholder of a U.S. corporation in similar circumstances. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital and Articles of Association—Differences in Corporate Law” in our prospectus dated April 10, 2020, filed with the SEC on Form F-3, which information is incorporated by reference in this annual report.

Item 4. Information on the Company

A.	History and development of the company.

Our registered office is located at c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005 Cayman Islands. We have two wholly owned subsidiaries: Stealth BioTherapeutics Inc., a Delaware company, which we refer to as Stealth Delaware and Stealth BioTherapeutics (HK) Limited, a company incorporated with limited liability under the laws of Hong Kong. Our agent for service of process in the United States is Stealth Delaware, and the executive offices of Stealth Delaware are located at 140 Kendrick Street, Needham, MA 02494, and the telephone number there is (617) 600-6888. Our website address is www.stealthbt.com. We have included our website address in this annual report as an inactive textual reference only. The information contained in, or accessible through, our website does not constitute part of this annual report on Form 20-F. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the SEC.

Stealth BioTherapeutics Corp was incorporated in Grand Cayman, Cayman Islands as Stealth Peptides International, Inc. in April 2006. Its wholly owned subsidiary, Stealth BioTherapeutics Inc., was incorporated in Delaware as Stealth Peptides Inc. in October 2007. In addition, a wholly owned subsidiary, Stealth BioTherapeutics (HK) Limited, was incorporated in Hong Kong in September 2017. In 2020, a former wholly owned subsidiary, Stealth BioTherapeutics (Shanghai) Limited, was closed.

We conduct our operations in the United States through Stealth Delaware. All of our employees are employed by Stealth Delaware. We are a clinical stage biotechnology company focused on the discovery and development of novel pharmaceutical agents to treat patients suffering from diseases involving mitochondrial dysfunction through our mitochondrial medicine platform. Since inception, we have devoted substantially all of our efforts to research and development, business planning, acquiring operating assets, seeking intellectual property protection for our technology and product candidates, and raising capital.

Our capital expenditures for the years ended December 31, 2020, 2019 and 2018 amounted to $0.04 million, $0.1 million and $0.01 million, respectively. In the three-year period ended December 31, 2020, we have invested a total of $0.2 million in equipment and facilities.

B.	Business overview.

Overview

We are a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel therapies for diseases involving mitochondrial dysfunction. Mitochondria, found in nearly every cell in the body, are the body’s main source of energy production and are critical for normal organ function. Dysfunctional mitochondria characterize a number of rare genetic diseases and many common age-related diseases, leading to devastating cardiac, ophthalmic and neurological symptoms. We believe our product candidates have significant potential to treat the cardiac, ophthalmic and neurological symptoms of both rare genetic and common age-related mitochondrial diseases. Our mission is to be the leader in mitochondrial medicine, and we have assembled a highly experienced management team, board of directors and group of scientific advisors to help us achieve this mission. Our leadership team has decades of experience leading drug discovery and development programs, including at GlaxoSmithKline, Novo Nordisk and Pfizer.

Our first clinical product candidate, elamipretide, is a small peptide that targets and binds reversibly to cardiolipin, an essential structural element of mitochondria, stabilizing the inner mitochondrial membrane under conditions of oxidative stress. This novel mechanism of action has shown potential clinical benefit in both rare genetic and common age-related ophthalmic and cardiac diseases entailing mitochondrial dysfunction. Elamipretide has been generally well tolerated in clinical trials with over 1,000 subjects systemically exposed to it to date.

We are studying elamipretide in the following indications:

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Barth Syndrome, or Barth, an inherited cardiomyopathic disease, for which we have conducted a Phase 3 retrospective natural history-controlled trial and a Phase 2/3 clinical trial in the United States; and

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Geographic atrophy or GA, an advanced form of dry age-related macular degeneration, for which we conducted a Phase 1 clinical trial in the United States and are currently conducting a Phase 2b clinical trial in the United States.  Our Phase 2b trial was fully enrolled in February 2021, and we expect data from this trial during the first half of 2022.

We met with the Division of Cardiology and Nephrology at the U.S. Food and Drug Administration, or FDA, in November 2020, in February 2021 and April 2021 to discuss a potential new drug application, or NDA, submission for Barth. We also received a petition signed by over 4,250 members of the Barth community requesting us to submit our NDA on the basis of our existing data. The FDA expressed its view that the existing clinical data are insufficient to demonstrate substantial evidence of effectiveness and do not support NDA review. The FDA recommended that we collect additional controlled clinical data in this indication prior to an NDA submission and recommended strategies for collecting that data, including a randomized withdrawal of patients on open-label extension in our Phase 2/3 Barth trial and potentially enrolling several additional patients.  We are evaluating next steps in this indication, including a potential withdrawal protocol.

We are evaluating the potential for additional clinical trials of elamipretide in the following cardiac, ophthalmic and neurological diseases in which mitochondrial dysfunction is implicated:

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Duchenne cardiomyopathy, which is the heart muscle weakness associated with Duchenne’s muscular dystrophy, or DMD, which is phenotypically like the cardiomyopathy assessed in our Barth program and is the leading cause of early mortality in this disease;

•	Friedreich’s ataxia, or FRDA, which is associated with both cardiomyopathy and progressive decline in visual function;
•	Leber’s hereditary optic neuropathy, or LHON, an inherited disease of central blindness, for which we have conducted a Phase 2 clinical trial in the United States; and
•	Replisome-related primary mitochondrial myopathy, caused by mutations in nuclear genes that encode for proteins involved in mitochondrial DNA replication.

Subject to discussions with the FDA, continued planning efforts and financing plans, we hope to initiate a clinical development program for elamipretide in DMD patients with cardiomyopathy during the second half of 2021, focusing primarily on cardiac endpoints. We plan to support an investigator-initiated Phase 2a open-label clinical trial of elamipretide assessing both visual and cardiac endpoints in FRDA, which is anticipated to commence enrollment in 2021, and we hope that results from this trial will help inform a pivotal trial design. We also hope to initiate a pivotal trial for elamipretide in patients with replisome-related primary mitochondrial myopathy during the second half of 2021, subject to discussions with the FDA, continued planning efforts and financing plans.  Patients with these replisome-related nuclear DNA mutations were among a prespecified subgroup of patients with nuclear DNA mutations in whom improvements were observed in our Phase 3 primary mitochondrial myopathy trial. Although we plan to initiate a Phase 3 global clinical trial for elamipretide in LHON, the initiation of this trial is subject to ongoing formulation studies expected to read out in early 2022, continued planning efforts, and financing plans.

Our second clinical product candidate, SBT-272, is a novel peptidomimetic that has been shown to increase adenosine triphosphate, or ATP, production and decrease levels of reactive oxygen species, or ROS, in dysfunctional mitochondria in preclinical studies. In early experiments, SBT-272 demonstrated higher mitochondrial uptake and greater concentrations in the brain relative to elamipretide. We are developing SBT-272 for rare neurological diseases involving mitochondrial dysfunction. Preliminary results from a Phase 1 clinical trial in healthy human volunteers completed during 2020 suggest that SBT-272 showed a favorable safety profile, but did not reach desired drug exposure levels.  We are conducting subcutaneous dosing studies and plan to commence longer term toxicology studies in 2021 to support the potential initiation of a Phase 2 clinical trial in patients during 2022. We have conducted and continue to conduct preclinical studies in neurological disease models to inform our decisions regarding our first Phase 2 indication.

We have discovered and own over 100 compounds, including SBT-272 and the SBT-550 family, that also target the mitochondria and form the basis of our broad proprietary pipeline of mitochondrial-targeted product candidates. We are evaluating compounds in the SBT-550 family for rare neurological indications. In addition, our internal discovery platform has generated a library of over 100 differentiated proprietary compounds which could have clinical benefit for diseases related to mitochondrial dysfunction and from which we plan to designate potential product candidates. We may also utilize certain of these compounds as part of our carrier program, in which they could potentially serve as scaffolds to deliver other beneficial compounds to the mitochondria.

As of December 31, 2020, we held exclusive worldwide rights or an option for exclusive worldwide rights under 393 issued patents and 188 patent applications to protect our platform and product candidates. We have exclusive worldwide rights to elamipretide and a second product candidate, SBT-20, both of which we licensed from Cornell Research Foundation, Inc., a subsidiary of Cornell University , or Cornell, and Institut de recherches cliniques de Montréal, or the IRCM, in 2006. The unique mitochondrial activity of elamipretide was first published in The Journal of Biological Chemistry in August 2004. Since licensing elamipretide and SBT-20, we and our collaborators have published approximately 100 peer-reviewed articles highlighting the activity of our compounds in several disease models, including heart failure, kidney disease, skeletal muscle weakness, diabetic retinopathy and neurodegenerative diseases. Our compounds have been evaluated in preclinical and clinical studies at academic and clinical institutions, including Charité Berlin, Children’s Hospital of Philadelphia, Columbia University, Cornell University, Duke University, Massachusetts General Hospital, Mayo Clinic, Stanford University, University of California Los Angeles, University of California San Diego and University of Washington.

Our Pipeline

The following table summarizes our development pipeline, including preclinical studies and ongoing and planned clinical trials of our product candidates.

Our Strategy

We aspire to lead the development of mitochondrial medicine to improve the lives of patients with severe unmet medical needs. Our strategy is to focus on near-term rare disease opportunities in ophthalmic, cardiac and neurological indications, while continuing to progress the potential of our approach to treat diseases associated with aging in which mitochondrial dysfunction has been implicated. Particularly for larger common disease indications associated with aging, we plan to assess development collaborations with industry leaders. To achieve our goals, we intend to:

Progress toward approval of elamipretide in Barth

We have conducted a pivotal Phase 3 retrospective natural history control trial and a Phase 2/3 double-blind placebo-controlled trial in Barth. We observed improvements in cardiac and clinical endpoints in our pivotal Phase 3 clinical trial and during the open-label extension portion of our Phase 2/3 trial.  We have received Fast Track and Orphan Drug designations for this indication in the United States. We are evaluating regulatory paths forward following recent discussions with FDA, and we are also evaluating regulatory pathways in Europe.

Advance the development of our mitochondrial medicines in cardiomyopathies

We are encouraged by the improvement in cardiac function observed in Barth patients, and plan to expand our efforts to develop elamipretide for other rare mitochondrial diseases affecting cardiac function. We are evaluating the potential for clinical trials in Duchenne cardiomyopathy, which is phenotypically similar to the cardiomyopathy assessed in our Barth program, and FRDA. We also plan to explore our second-generation and pipeline mitochondrial medicines in preclinical models of cardiac dysfunction.

Progress the clinical and preclinical development of our mitochondrial medicines in ophthalmology

We are developing elamipretide for ophthalmic conditions associated with mitochondrial dysfunction. We intend to continue to rapidly advance elamipretide through the completion of our Phase 2b clinical trial in GA, which was fully enrolled in the first quarter of 2021, with data expected in 2022. We have received

Fast Track designation for this indication in the United States. We believe there is a strong potential for elamipretide to treat rare diseases where mitochondrial dysfunction leads to visual dysfunction, including FRDA and LHON, for which we have received Fast Track and Orphan Drug designations in the United States. We are also exploring our second-generation and pipeline mitochondrial medicines in preclinical models of ophthalmic disease.

Advance the development of our mitochondrial medicines for rare neuromuscular and neurological diseases

We hope to initiate a pivotal trial for elamipretide in patients with primarily mitochondrial myopathy due to replisome-related nuclear DNA mutations during 2021.  We are also developing our second-generation and pipeline mitochondrial medicines for rare neurological diseases involving mitochondrial dysfunction.

Deliver on the promise of our carrier program

We have extensive experience in optimizing delivery of our compounds to the mitochondria, which has been a challenge for other drug delivery technologies. We have demonstrated capability to deliver beneficial payloads to mitochondria by conjugating them with our proprietary compounds, which serve as vectors or carriers to mitochondria. This approach has the potential to confer mitochondrial specificity to promising therapies that do not otherwise localize to mitochondria, potentially increasing the efficacy of a payload by targeting it to the part of the cell where it is needed most. These payloads might include small molecules, proteins, oligonucleotides, nanoparticles and liposomes. This delivery strategy, which we call our carrier program, has the potential to create new pipeline assets from known delivery of small molecules, enzymes, proteins or therapeutic genes to address inherited mitochondrial disorders.

Explore potential strategic partnerships

We may explore select strategic partnerships and alliances to support our drug development programs, while preserving significant development and commercialization rights, if we believe that such alliances will enable us to leverage the financial support and therapeutic area expertise and resources of a strategic partner to accelerate the development and commercialization of our product candidates.

Background

Mitochondria

Mitochondria, found in almost all human cells, are the “powerhouse of the cell.” Mitochondria produce 90% of our energy by converting food into ATP, a molecule that carries energy within cells. Mitochondria produce approximately our body weight in ATP daily, providing the energy that allows cardiac muscles, for example, to beat an estimated 100,000 times every 24 hours, or 2.5 billion times by age 70, without stopping. Our heart, kidney, eyes, brain and skeletal muscle are among the highest producers and users of mitochondrial ATP in our bodies, as ATP is required for their critical functions such as the contraction of skeletal, cardiac, vasculature and lung muscle, maintenance of cell membrane potential, cellular transport and secretion of hormones and neurotransmitters. Normal mitochondrial function is essential for human life and for the proper functioning of many systems in our bodies.

Mitochondria are highly specialized structures. They have their own DNA, called mitochondrial DNA, or mtDNA, which is inherited only from our mothers and is separate and distinct from nuclear DNA, or nDNA. In addition, they are under dual genetic control with nDNA, which encodes for over 90% of the mitochondrial proteome.  Mitochondria are located within the cell, which is protected by the cell membrane, and they also have their own inner and outer membrane, which create further barriers to the effective delivery of therapeutics to these specialized organelles. In normal mitochondria, cardiolipin, which is a phospholipid unique to the mitochondria, is responsible for creating folds, called cristae, in the inner mitochondrial membrane, or IMM. The cristae house the electron transport chain, or ETC, which is composed of five protein complexes responsible for mitochondrial ATP production through a process known as oxidative phosphorylation. The curved architecture of the cristae in the IMM is essential to keep the electron transport chain complexes in optimal close configuration for normal oxidative phosphorylation. An illustration of a healthy mitochondria and its curved cristae structure is shown below.

Mitochondrial Dysfunction, Aging and Human Disease

Mitochondrial dysfunction most often arises from mutations in mtDNA or nDNA, that can either be inherited or, in the case of mtDNA mutations, can occur as we age. Dysfunctional mitochondria not only produce less ATP, which impairs the normal functioning of our major organ systems, but they also generate unhealthy levels of ROS, which damages cardiolipin. ROS-mediated damage of cardiolipin can lead to pathological oxidative stress, causing the inflammation, fibrosis and cell death which are causal or contributory to the process of human aging.

Mitochondrial dysfunction, whether inherited or acquired, often impacts high energy-demanding organs such as those of the cardiac, renal, visual, neurological, central nervous, skeletal muscle, circulatory or endocrine systems. Mitochondrial diseases arising from inherited genetic defects, called primary mitochondrial diseases, are typically rare diseases which can impact multiple organ systems within the body and may lead to reduced lifespan. Symptoms of primary mitochondrial disease include cardiovascular and kidney problems, vision problems and chronic pain.

Although mtDNA is originally inherited from our mothers, it is replicated within our mitochondria as mitochondria reproduce and is highly susceptible to mutation within specific cells and organ systems as we age. Mitochondrial diseases arising from these spontaneous mutations in our mtDNA, called secondary mitochondrial diseases, include heart disease (such as heart failure and atherosclerosis), diabetes, ophthalmic conditions (such as age-related macular degeneration, glaucoma, diabetic retinopathy and diabetic macular edema), neurodegenerative diseases (such as Alzheimer’s, Parkinson’s and ALS), senescence, cancer, diabetes, skeletal muscle dysfunction (such as sarcopenia) and kidney diseases.

Targeting Mitochondrial Dysfunction: Role of Cardiolipin

Several of our product candidates, including elamipretide and SBT-272, target cardiolipin in the IMM, stabilizing the IMM under conditions of oxidative stress.

Cardiolipin is a conically shaped phospholipid that plays an important role in establishing the cristae architecture within the IMM and optimizing the function of the ETC. Reduced and damaged cardiolipin content has been observed in many diseases, and a deficiency of normal cardiolipin is thought to be centrally involved in mitochondrial dysfunction.

Cardiolipin is essential for normal oxidative phosphorylation, the process by which most ATP is made. Cardiolipin congregates in and around the cristae of the IMM. Cardiolipin’s conical shape is responsible for creating the curved architecture of the cristae. This curvature helps to keep the electron transport chain complexes in close association with one another, increasing the efficiency of ATP production and minimizing the electron leakage that leads to oxidative stress, as illustrated below.

Cardiolipin is embedded with the complexes of the ETC, as can be seen above, and its interaction with the ETC complexes facilitates super-complex association, a process by which electron transport chain complexes selectively associate with, or merge with, one another, to optimize the efficiency of the oxidative phosphorylation process.

Correct mitochondrial morphology is also essential for mitochondrial network connectivity and function. Mitochondrial networks exhibit coordination of inner mitochondrial membrane cristae at inter-mitochondrial junctions, as illustrated below.

This mitochondrial network connectivity is associated with cellular signaling pathways, including:

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fusion, in which mitochondria join to spread metabolites, enzymes and mitochondrial gene products through the mitochondrial network, optimizing mitochondrial function and counteracting the accumulation of mitochondrial mutations during aging;

•	fission, or the division of mitochondria, which plays an important role in the removal of damaged organelles;
•	mitophagy, a mechanism to remove damaged mitochondria;
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ROS-mediated pathways, including the PI3K/Akt pathway, an intracellular signaling pathway important in regulating the cell cycle, and the tumor necrosis factor alpha (TNFα) signaling pathway, a proinflammatory pathway involved in various biological processes including regulation of cell proliferation, differentiation, apoptosis and immune response;

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calcium regulation, entailing the transfer of calcium from the endoplasmic reticulum to the mitochondria to facilitate mitochondrial respiration (disrupted calcium regulation is thought to be implicated in cardiomyopathy associated with DMD and FDRA, as well as in heart failure with preserved ejection fraction, or HFpEF);

•	various transcription factors, which are proteins that control the rate of transcription of genetic information from DNA to messenger RNA; and
•	certain protein kinase C (PKC) signaling pathways that can affect cardiomyocyte function and are involved in the induction of mitophagy.

Cardiolipin is also required for the structural integrity of the translocase of outer membrane, or TOM, which serves as a central entry gate for almost all mitochondrial proteins including tafazzin, which is deficient in Barth, and frataxin, which is deficient in FRDA.

Cardiolipin is susceptible to peroxidation, or degradation, by oxidative stress produced by dysfunctional mitochondria. When cardiolipin is degraded, it can lose its conical shape, compromising the structural integrity of the IMM by leading to a relaxation of the cristae and a drifting apart of the electron transport chain complexes. Shuttling of electrons through the electron transport chain becomes less efficient with the complexes further apart from one another, resulting in lower ATP production and higher ROS generation. Disruption of mitochondrial morphology also impairs fission and fusion, impacting signaling pathways including mitophagy. This can trigger the cellular and extra-cellular cascades involving inflammation, fibrosis and cell death that underlie many diseases. The images below show healthy mitochondria, on the left, with normal cardiolipin content and cristae structure, and unhealthy mitochondria, on the right, with reduced cardiolipin content and collapsed cristae.

Various diseases alter cardiolipin composition and reduce cardiolipin content within the mitochondria. In Barth, which entails a cardiolipin deficiency, experiments in patient-derived lymphoblastoid cell lines showed 50%-60% less cardiolipin than control cell lines, and work done in Barth patient-derived cardiomyocytes, or heart cells, showed up to 75% less cardiolipin than control cardiomyocytes. Cardiolipin and lipid peroxidation have also been implicated in FRDA, and cardiolipin decrements have been observed in both pediatric and adult patients with heart failure. Aging has also been shown to decrease cardiolipin content in high energy-demanding organs, such as the heart, brain, liver and kidney, as well as the epidermis. Studies suggest that oxidative stress and peroxidation of cardiolipin may contribute to the overall loss of cardiolipin content in these diseases.

Our Approach to Mitochondrial Medicine

We have focused our development efforts on diseases and conditions that affect the organs in the body that generate significant energy because of the high mitochondrial content found in the cells comprising these organs. The activity of our compounds has been studied in several disease models, including heart failure, kidney disease, skeletal muscle weakness, diabetic retinopathy and neurodegenerative diseases. We believe that our product candidates may be most relevant for the visual system, the cardiorenal system and the brain, all of which are innately highly dependent on mitochondrial bioenergetics.

Elamipretide is known to compensate for cardiolipin deficit by improving lipid packing, membrane curvature and membrane surface area.  When brought into close proximity with the inner mitochondrial membrane, elamipretide’s positively charged residues interact electrostatically with the anionic headgroups of cardiolipin, increasing local concentration levels. Elamipretide’s nonpolar side chains subsequently penetrate the IMM at gaps created by cardiolipin and interact hydrophobically with the acyl chains, depicted in the graphic below. This electrostatic/ hydrophobic binding modulates the surface electrostatics of the inner membrane to facilitate increases in lipid packing, membrane curvature and membrane surface area integral to cristae formation, supercomplex association and efficient oxidative phosphorylation.

In preclinical studies or clinical trials, we have observed that elamipretide normalized function in dysfunctional mitochondria, including by reducing peroxidation of cardiolipin, increasing mitochondrial respiration (the process by which mitochondria produce energy), improving ATP levels, reducing formation of ROS and reducing inflammation, fibrosis and cell death. Importantly, we have not observed any effect of elamipretide on healthy or normal mitochondria.

Following treatment with elamipretide and other pipeline candidates, we observed normalization of mitochondrial morphology across various disease models, including models of diabetic retinopathy, as illustrated by the electron microscopic images below, and kidney reperfusion injury, each of which were published in Clinical Pharmacology & Therapeutics in December 2014.

We are also developing products to address other aspects of mitochondrial dysfunction beyond cardiolipin. We believe that our SBT-550 series of compounds acts upon the ferroptosis pathway, a recently recognized pathway for regulated cell death characterized morphologically by the presence of smaller than normal mitochondria with condensed mitochondrial membrane densities, reduction or vanishing of mitochondria cristae, and outer mitochondrial membrane rupture. The ferroptosis pathway has been implicated in many neurological diseases, including Huntington’s disease, FRDA, Alzheimer’s disease and Leigh’s syndrome. We are also progressing our carrier program in which we utilize our proprietary compounds as mitochondria-targeted vectors to deliver other beneficial compounds to the mitochondria.

Our Product Candidates

We believe that our product candidates have significant potential to address the ophthalmic, cardiac and neurological symptoms of various diseases associated with mitochondrial dysfunction. In addition to our clinical and preclinical focus on rare and common age-related ophthalmic diseases, rare cardiomyopathies and rare neurological diseases, we have conducted preclinical studies and Phase 1 and Phase 2 clinical trials in common diseases and conditions that affect the organs in the body that have significant mitochondrial content to meet their high energy needs; these include the heart, the kidney, the brain (inclusive of the visual system) and skeletal muscle. We believe that our product candidates may be most relevant for the visual system, the cardiorenal system and the brain, which are innately highly dependent on mitochondrial bioenergetics, and we expect these to continue to be key focus areas with respect to some of our pipeline compounds.

We believe that there is significant potential for mitochondrial medicine beyond the indications we are currently studying, including with respect to common diseases associated with aging. In addition to our clinical-stage product candidates, we have a growing pipeline of over 100 compounds that have been screened for mitochondrial activity, including in some cases preferential mitochondria-targeting characteristics; improved tissue distribution in targeted tissues, such as the heart and brain; and differentiated mechanistic targets, including the ferroptosis pathway of cell death. Some of these compounds may be suitable for oral formulations, which we believe may be more appropriate for development for common diseases associated with aging. We have also designed proprietary compounds, which benefit from our peptide carriers, that can potentially deliver beneficial payloads to mitochondria; for example, if genetic mutations impact the production of certain proteins necessary for proper mitochondrial function, this proprietary technology might help us deliver those missing proteins to the mitochondria.

Elamipretide

Elamipretide is a mitochondria-protecting peptide that is known to compensate for cardiolipin deficit by improving lipid packing, membrane curvature and membrane surface area. Elamipretide has been reported to be well tolerated in clinical trials in over 1,000 subjects systemically exposed to it to date. See “—Elamipretide Safety Data” below. We are evaluating or plan to evaluate elamipretide in rare cardiomyopathies where we have the potential for expedited regulatory review, including Barth, for which we have received Fast Track and Orphan Drug designations from the FDA. We hope to initiate a clinical development program for elamipretide in Duchenne cardiomyopathy during 2021. We plan to support an investigator-initiated Phase 2a open-label clinical trial assessing both visual and cardiac endpoints in FRDA, which is anticipated to commence enrollment in 2021, and we hope that results from this trial will help inform a pivotal trial design.  We are evaluating elamipretide in ophthalmic indications, including GA, for which we have received Fast Track designation from the FDA. We expect to announce data from our ongoing Phase 2b clinical trial in GA in 2022.  We may initiate a Phase 3 global clinical trial for LHON, subject to ongoing formulation studies expected to read out in early 2022, continued planning efforts, and financing plans. We have received Fast Track and Orphan Drug designations for this indication in the United States.

Rare Cardiomyopathies

Background on Elamipretide in Cardiac Settings. We have extensive preclinical and early clinical support for the use of elamipretide in the setting of heart failure, which can arise due to dysfunction of either the contractile or filling mechanisms of the heart. In a study published in JACC: Basic to Translational Science in April 2019, elamipretide was shown to improve multiple parameters of mitochondrial function in freshly explanted subsarcomal tissue from heart failure transplant subjects, including samples taken from pediatric and adult patients across a broad range of phenotypes, including dilated cardiomyopathy, hypertrophic cardiomyopathy, ischemic cardiomyopathy and muscular dystrophy.

For rare cardiomyopathies associated with diseases entailing mitochondrial dysfunction, including Barth and DMD, typical phenotypes include hypertrophic cardiomyopathies, dilated cardiomyopathies and conduction disorders. Hypertrophic cardiomyopathy entails a thickening of the heart muscle and resulting reduced left ventricular cavity size, so that the heart cannot fill adequately with blood. With less blood entering the heart, less blood is available to expel from the heart, leading to lack of adequate perfusion throughout the body. Hypertrophic cardiomyopathy in metabolic diseases such as Barth, DMD or FRDA may ensue in response to metabolic challenges as the heart switches from fatty acid to glucose metabolism in response to physiological stress. In some cases, there appears to be a progression from a hypertrophic to a dilated phenotype, in which the heart muscle becomes stiff and is unable to relax properly. Dilated cardiomyopathy may lead eventually to congestive heart failure and death.

In a study of a mouse model of hypertrophic cardiomyopathy published in Circulation: Heart Failure in September 2013, treatment with elamipretide attenuated heart failure induced by transverse aortic constriction, or TAC. As shown in the images below of a healthy mouse heart, a mouse heart with TAC-induced hypertrophic cardiomyopathy treated with placebo, and a mouse heart with TAC-induced hypertrophic cardiomyopathy treated with elamipretide, elamipretide-treated mice retained normal cardiac structure despite the TAC intervention.

Dilated cardiomyopathy with ataxia syndrome, or DCMA, also known as 3-methylglutaconic aciduria type V, is a rare autosomal recessive disorder which is phenotypically related to Barth. DCMA is characterized by 3-methylglutaconic aciduria, dilated cardiomyopathy, developmental delay, neuromotor abnormalities, growth failure and prolongation of the QT interval. End-stage heart failure leading to death in early childhood is common. In a preclinical study published in Frontiers in Cardiovascular Medicine in November 2019, in which primary dermal fibroblasts isolated from pediatric DCMA patients were treated with elamipretide, the high fragmentation and significant increased ROS production observed in DCMA fibroblasts was reversed.

Heart failure with preserved ejection fraction, or HFpEF, is characterized by the inability of the heart to relax properly. In a porcine model of HFpEF, in which percutaneous renal angioplasty and stenting, or PTRS, of animals with renovascular hypertension resulted in myocardial damage in placebo-treated animals, treatment with elamipretide attenuated that damage across several parameters of cardiac function, as reported in the Journal of Hypertension in January 2014. The effect of elamipretide in patients with HFpEF was assessed in a double-blind, placebo-controlled, Phase 2 clinical trial enrolling 47 subjects with HFpEF who were randomized on a one-to-one basis to receive 28 days of 40 mg subcutaneous elamipretide injections or placebo. Trends favoring elamipretide were observed across various endpoints, particularly on assessments conducted during maximal exercise when clinical symptoms most commonly present in this patient population. A key secondary endpoint of change in left ventricular filling pressures during submaximal exercise trended towards significance (-2.44; p=0.09), as did the change during maximal stress in left ventricular systolic global longitudinal strain (-3.63; p=0.09). Notably, left ventricular end diastolic volume, an important functional parameter in this disease in which the heart is not filling to its full potential, also improved, although the changes were not significant overall. Although the trial did not meet its primary endpoint of change in filling pressure at rest, overall, most endpoints favored elamipretide, as illustrated below in a comparison of matched baseline and end-of-treatment echocardiographic parameters from participating subjects.

Overall, the improvements in cardiac function observed across multiple clinical and preclinical hypertrophic heart failure phenotypes lead us to believe that elamipretide may be a promising therapeutic treatment for the cardiac dysfunction presenting in Barth, DMD and other rare cardiomyopathies.

Barth Syndrome. Barth is estimated to affect between one in 300,000 to one in 400,000 births in the United States, and there are estimated to be less than 300 known living patients worldwide with Barth. There are no therapies approved by the FDA, the European Medicines Agency, or EMA, or China’s National Medical Products Administration, or NMPA, for the treatment of Barth. We have received Fast Track designation and Orphan Drug designation from the FDA for the development of elamipretide in Barth. In February 2020, the FDA granted rare pediatric disease designation for elamipretide for the treatment of Barth, and we may therefore be eligible for a voucher that can be used to obtain priority review for a subsequent human drug application if our Barth product candidate meets relevant statutory requirements associated with the program, including FDA approval of the drug in this indication.

Barth typically presents in infancy or early childhood. The disease is characterized by cardiomyopathy, which makes it harder for the heart to pump blood to the rest of the body; reduced muscle tone and muscle weakness; delayed growth; fatigue; low white blood cell count, or neutropenia, which can compromise the body’s ability to fight off infections; and varying degrees of physical disability. Some individuals with Barth require one or more heart transplants, including during infancy. Implantable cardioverter defibrillators may be used to prevent sudden death due to life-threatening ventricular arrhythmias, and other heart failure medications including ACE-inhibitors and beta blockers may also be used to help manage cardiac dysfunction. In addition to medical and surgical intervention, individuals with Barth may require physiotherapists and occupational therapists, speech and language therapists, psychologists and educational support workers. Barth can be a lethal infantile and early childhood disease, and mortality is highest in the first four years of life. Although improvements in the management of the disease have increased survival for some patients, with reports of individuals with Barth living into their late 40’s and a single individual with Barth reported as surviving to age 51, the disease nevertheless is associated with premature death, most often due to cardiac problems.

Barth is caused by a genetic mutation in the TAZ gene that leads to decreased production of tafazzin, an enzyme required to produce cardiolipin; as a result there is an abnormal composition of cardiolipin in individuals with Barth, particularly in the heart and skeletal muscle mitochondria. Barth patients have less tetralinoleylcardiolipin, or L4-CL, and increased amounts of monolysocardiolipin, or MLCL, than healthy subjects, and the disease can be diagnosed by the ratio of MLCL to L4-CL, called the MLCL:CL ratio, or by genetic testing. MLCL, a phospholipid found in the inner mitochondrial membrane, is considered to be an immature form of cardiolipin. MLCL is structurally differentiated from L4-CL due to its lack of a fourth acyl chain, which alters the typical conical structure of the lipid, causing alterations to mitochondrial morphology. These morphological alterations result in destabilization of respiratory chain supercomplexes and increased oxidative stress. Studies have shown increased susceptibility of cardiolipin to peroxidation in Barth patient-derived pluripotent stem cells, leading to increased accumulation of MLCL. Analyses of cardiolipin levels in Barth patient-derived lymphoblasts have shown up to 60% lower levels of cardiolipin than in healthy control cells; this cardiolipin deficit has been found to range to up to 95% in other Barth cell lines or animal models.

The images of lymphoblast mitochondria below indicate that, compared to normal mitochondria, the mitochondria of individuals with Barth have unhealthy morphology, including a lack of inner membranes, a poor alignment of cristae, which are the curves of the IMM, and swollen or collapsed segments of cristae.

The Barth Syndrome Foundation, an advocacy group for Barth awareness and research, asked us to conduct a clinical trial of elamipretide for Barth. As the mechanism of elamipretide is to bind reversibly to cardiolipin, which is deficient in individuals with Barth, we undertook preclinical work to better characterize the safety profile of elamipretide for Barth as well as to gain insight into whether there would be adequate target engagement for elamipretide given the severe depletion of cardiolipin that characterizes this disease.

These experiments suggested that elamipretide may improve mitochondrial respiration in cardiomyocytes derived from individuals with Barth. In lipid model systems intended to simulate a cardiolipin deficiency in the IMM, although elamipretide ameliorated the reduced membrane-surface area attributable to the cardiolipin deficiency, elamipretide’s effect was more pronounced with less severe cardiolipin loss, suggesting that therapeutic benefit may be more pronounced or more rapidly observed in subjects with more moderate cardiolipin loss.

While Barth patients have some normal cardiolipin, the ratio of abnormal MLCL to normal cardiolipin may vary from patient to patient. The MLCL:CL ratio has been observed to correlate with functional impairment; patients with a lower MLCL:CL ratio are typically less impaired than those with a higher MLCL:CL ratio. For example, a prior observational study of 34 Barth patients suggests that the MLCL:CL ratio is inversely correlated with performance on the six-minute walk test, or 6MWT (p=0.00014). Accordingly, if the interaction of elamipretide with normal cardiolipin is critical to therapeutic effect, such therapeutic effect may also vary among patients, and as a result may be more rapidly observed in a subset of patients.

We initiated TAZPOWER, a clinical trial of elamipretide for individuals diagnosed with Barth, in the third quarter of 2017 at Johns Hopkins. TAZPOWER was a double-blind, placebo-controlled cross-over trial to evaluate the efficacy of once daily subcutaneous administration of elamipretide in 12 individuals who were 12 years of age or older and had been diagnosed with Barth. During the controlled portion of the trial, or Part 1, subjects were randomized in a one-to-one ratio to either 40 mg elamipretide or placebo administered daily by subcutaneous injection for an initial 12-week treatment period, or Treatment Period 1. After an initial treatment period, on either the 40 mg elamipretide treatment arm or the placebo treatment arm, treatment was discontinued for a four-week wash-out period, following which the subjects crossed over to the other treatment arm for a second 12-week treatment period, or Treatment Period 2. Subjects enrolled in TAZPOWER were eligible for participation in an optional open-label extension trial, or Part 2, that is contributing to our safety database and includes periodic efficacy assessments to support the durability of any effects observed in the placebo-controlled phase of the trial.

The objectives of the trial were to evaluate the safety, tolerability and efficacy of once daily subcutaneous elamipretide injections in individuals with Barth. During each of Treatment Periods 1 and 2, subjects completed assessments including the 6MWT at the beginning of each treatment period, four weeks into each treatment period and at the end of each treatment period. Certain assessments were also conducted at initial screening, and at a follow-up visit, four weeks following the end of the second treatment period. In addition, the Barth Syndrome Symptom Assessment, or BTHS-SA, a patient-reported outcome questionnaire developed based upon interviews of individuals with Barth to measure the fatigue and muscle weakness associated with the disease, was completed by subjects daily and assessed based on the average of seven days of daily values preceding the assessment date.

Elamipretide was reported to be well tolerated by patients with Barth. Other than injection site reactions, which were experienced in both groups but with higher frequency in the elamipretide treatment group, there were overall less events reported during the elamipretide treatment periods of the trial, as compared to the placebo treatment periods.

TAZPOWER did not meet its primary efficacy endpoints of (i) change in the 6MWT or (ii) change in Total Fatigue on the BTHS-SA, which is composed of three questions from the BTHS-SA, assessing tiredness at rest and during activities and muscle weakness during activities, between end of treatment on elamipretide and end of treatment on placebo. Improvements were observed in the subgroup of patients with relatively more cardiolipin at baseline, which we believe suggests that elamipretide therapy may more rapidly affect subjects with relatively more normal cardiolipin. Improvements in surrogate echocardiographic measures of cardiac function were observed in 10 of the 12 subjects following exposure to elamipretide.  Significant changes in metabolites associated with cellular bioenergetics were observed in elamipretide-treated subjects relative to placebo-treated subjects which we believe suggest that elamipretide improved cellular metabolism; these included improvements in plasma medium-chain acylcarnitines (p=0.007) which are known to be elevated in Barth and other cardiac diseases. We believe the data suggest that although improvements in disease markers were starting to occur during the 12-week treatment period, we did not treat for long enough to see significant changes overall in the primary endpoints.

An important assumption for a cross-over trial is that any effect of the therapeutic intervention will not carry over into, or will washout by, the second treatment period.  Although statistically significant evidence of a carryover effect was not observed during Part 1, with so few patients enrolled, the trial may have been underpowered to detect such an effect.  Subjects randomized to elamipretide therapy during the first three-month treatment period in Part 1 demonstrated a greater overall improvement in end diastolic volume during Part 1, with a median increase of 18ml versus a median increase of 6ml for those randomized to elamipretide therapy during the second treatment period.  The subjects who were randomized to elamipretide in the first treatment period also appeared to continue to experience improvement in left ventricular end diastolic volume during the second treatment period, while they were receiving placebo, which may be indicative of a carryover effect and support the premise that improvements began upon exposure to elamipretide therapy and gradually increased over time. Part 2 of the trial, which is an open label extension, was intended to assess longitudinal trends in efficacy with longer duration of therapy.  Eight subjects remain enrolled in the open label extension and have completed the week 72 visit.

With longer duration of therapy during open-label extension, adaptive myocardial changes in both cardiac proportion and function may indicate the occurrence of physiologic cardiac remodeling. At baseline, all subjects demonstrated impaired left ventricular, or LV, cardiac function as assessed by 3-D echocardiogram measurements of LV end systolic volumes, which is the volume of blood in the left ventricle at the end of contraction and the beginning of filling, LV end diastolic volumes, which is the volume of blood in the left ventricle at the end of filling, before contraction, and LV stroke volume, which is the amount of blood pumped by the heart’s left ventricle per contraction, in each case indexed to body surface area, or BSA.  LV stroke volume is one of the primary determinants of cardiac output, or the volume of blood pumped by the heart, and an important indicator of how efficiently the heart can meet the body’s demands for perfusion to various organs. During Part 1, improvement in left ventricular volumes were observed in 10 of the 12 individual subjects following randomization to elamipretide; during open-label extension, an overall increase from baseline up to week 72 was observed in LV end diastolic volume, LV end systolic volume, and LV stroke volume, in each case indexed to baseline body surface area, demonstrating a statistically significant slope of change for each parameter (indexed LV end diastolic volume overall slope = 0.020; p = 0.0001; indexed LV end systolic volume overall slope = 0.007; p = 0.0002; indexed LV stroke volume overall slope = 0.012; p = 0.0001). There were no meaningful changes to heart rate, blood pressure or ejection fraction observed. Together, these changes may be suggestive of a durable reversal of disease pathology.

LV stroke volume has been reported to be a major determinant of peak exercise capacity in patients presenting with this cardiac phenotype. With longer duration of therapy during open label extension, we are observing continued improvement in functional assessments of exercise capacity, including distance walked on the 6MWT (change of 95.9, 97.4 and 106.8 meters from study baseline to week 36, 48 and 72 of open-label extension, respectively), which are increasingly correlated with improvements in LV stroke volume (week 36, Rs0.21, p=0.29; week 48, Rs0.36, p=0.39; week 72, Rs 0.52, p=0.18).  The referenced correlations are to the Spearman’s Rank Correlation Coefficient, or Rs, which is a is a statistical measure of the strength of a link or relationship between two sets of data; Rs of 1.0 indicates a perfect positive correlation, -1.0 indicates a perfect negative correlation, 0 indicates no association between the sets of data.

At week 72 of open label extension, in addition to the 106.8 meter improvement from baseline in 6MWT distance (p=0.02), improvements from baseline were observed on BTHS-SA Total Fatigue (-1.7 decrease in fatigue from baseline, p=0.07); muscle strength as measured by hand-held dynamometry, or Muscle Strength by HHD (43 newton increase from baseline, p=0.008); the SWAY Balance Score, a measure of postural sway that is an important indicator of possible balance deficits (13 point improvement from baseline, p=0.01); five times sit to stand, or 5XSST, in which patients are required to sit and stand five times in succession (2.1 second improvement from baseline, p=0.10); CGI symptoms (0.88 improvement from baseline, p=0.0006)(investigator rated 4 out of 8 subjects at week 72 as having no signs or symptoms of Barth); and Patient Global Impression, or PGI, symptoms (0.5 improvement from baseline, p=0.10). The results of these assessments at baseline, week 36 of open label extension, and week 72 of open label extension are depicted graphically below.

The MLCL:CL ratio, which measures the relative level of abnormal cardiolipin to normal cardiolipin and is diagnostic for the disease, has also improved for all patients.  For each of the 12 subjects who enrolled in TAZPOWER, their MLCL:CL ratio was lower at their last visit than at baseline. For the eight patients who completed week 72 of open label extension, the mean MLCL:CL ratio is improving over time, with a mean change of -5.6 at week 36, -7.1 and week 48 (p=0.04) and -17.9 at week 72 (p=0.03).

Overall, for the 8 subjects still enrolled at week 72 of open label extension, the ratio was significantly improved (-17.9, p=0.03).  Although there are some inherent limitations regarding the degree of precision with which this diagnostic biomarker is assessed, these changes may suggest improvement at the cellular level.

In February 2020, we completed a Phase 3 retrospective natural history comparative control study to establish the efficacy of elamipretide as a treatment for subjects with Barth. The treatment arm for this pivotal trial derived from the long term, open-label extension arm of TAZPOWER, and the control arm derived from a natural history database maintained by the same team at Johns Hopkins involved in the TAZPOWER trial, ensuring consistency of data collection. The FDA published guidance in 2019 recognizing the utility of natural history controls as a possible control group for single-arm or open-label trials, noting that while the inability to control for certain biases could limit the ability of externally controlled trials to demonstrate substantial evidence of effectiveness, this bias may be mitigated in certain situations where the disease course is predictable and the treatment effect is dramatic.

The natural history study met the primary efficacy endpoint of change in the 6MWT between the eight patients treated with elamipretide through week 36 of open-label extension and 19 prognostically matched natural history controls, with a least square means improvement of 81.26 meters on elamipretide versus 0.59 meters in the natural history control cohort (p=0.0005). A similar finding at later timepoints, corresponding to weeks 48 and 72 (which was a post-hoc sensitivity analysis) of open-label extension, suggests the durability of this response, with a least square means improvement of 93.08 meters on elamipretide versus 0.88 meters in the natural history cohort (p=0.0006) at the timepoint corresponding to week 48 and a least square means improvement of 116.92 meters on elamipretide versus 1.73 meters in the natural history cohort (p=0.0003) at the timepoint corresponding to week 72.

The natural history study also met several secondary efficacy endpoints:

•

Statistically significant differences in muscle strength as measured by hand-held dynamometry, or Muscle Strength by HHD, were observed for eight patients treated with elamipretide as compared to 19 prognostically matched natural history controls across a cumulative time period corresponding to both week 36 of open-label extension (difference of 41.8 newtons; p=0.0002), week 48 of open-label extension (difference of 47.9 newtons; p=0.0004) and week 72 of open-label extension (difference of 58.2 newtons; p=0.0002).

•	Statistically significant differences in 5XSST were observed for eight patients treated with elamipretide as compared to 15 prognostically matched natural history controls across a cumulative time period corresponding to both week 36 of open-label extension (difference of -2.3 seconds; p=0.047), week 48 of open-label extension (difference of -2.8 seconds; p=0.039) and week 72 of open-label extension (difference of -3.237 seconds; p=0.008; n=14 natural history controls).

•

Improvements in the SWAY Balance Score were observed for eight patients treated with elamipretide as compared to 12 prognostically matched natural history controls across a cumulative time period corresponding to week 36 of open-label extension (improvement of 6.46 out of 100; p=0.1275), week 48 of open-label extension (improvement of 7.6 out of 100; p=0.1232) and week 72 of open-label extension (improvement of 11.92 out of 100; p=0.0258).

•

A multi-domain responder index was included to inform as to the clinical meaningfulness of any changes observed. For this index, a 10% improvement on any of the 6MWT, Muscle Strength by HHD, 5XSST, and SWAY Balance Score by the eight patients treated with elamipretide as compared to 12 prognostically matched natural history controls was considered clinically meaningful and scored as +1, and a 10% decline on any endpoint was considered clinically meaningful and scored as -1, with any other changes scored as 0. This endpoint demonstrated statistically significant differences across a cumulative time period corresponding to both week 36 (2.4; p=0.0001), week 48 (2.4; p=0.0001) and week 72 (2.53; p=0.0006).

In addition, FDA requested that we analyze whether the improvements observed in cardiac function at week 72 of the TAZPOWER open label extension would be expected in the natural course of the disease.  In the natural history study, an analysis of natural history age-matched controls demonstrates that left ventricular stroke volume would be expected to decline in the natural course of the disease.  A similar decline in stroke volume for patients greater than 12 years old affected by Barth was also observed in another longitudinal cardiac natural history database.

These pivotal data are depicted graphically below.

In July 2020, we had a Type C interaction with Division of Rare Diseases and Medical Genetics, or DRDMG, of the FDA regarding our data in Barth syndrome. DRDMG did not agree that the current data package is sufficient to support an NDA submission and recommended that we collect additional controlled clinical data in this indication prior to an NDA submission.

More than 4,250 members of the Barth syndrome community subsequently signed a petition asking the FDA and us to work together to provide Barth syndrome patients access to elamipretide, asking us to submit an NDA on the basis of the existing data, and asking the FDA to review and approve an NDA for elamipretide to treat this ultra-rare disease. In their petition, patients expressed serious concern regarding delays anticipated by the FDA’s recommendation that we conduct additional controlled clinical trials prior to NDA submission.

We met with the Division of Cardiology and Nephrology at FDA in November 2020, in February 2021 and April 2021 to discuss a potential NDA submission for Barth. The FDA expressed its view that the existing clinical data are insufficient to demonstrate substantial evidence of effectiveness and do not support NDA review. The FDA recommended that we collect additional controlled clinical data in this indication prior to an NDA submission and recommended strategies for collecting that data, including a randomized withdrawal of patients on open-label extension in our Phase 2/3 Barth trial and potentially enrolling several additional patients. We are evaluating next steps in this indication, including a potential withdrawal protocol.

Duchenne Cardiomyopathy. In addition to Barth, cardiomyopathy is a leading cause of death in diseases including Duchenne’s muscular dystrophy, or DMD, an inherited muscle wasting disease affecting an estimated one in 3,500 to 5,000 male births in the United States. There are no therapies approved by the FDA, EMA or NMPA for the treatment of cardiac manifestations of DMD, or Duchenne cardiomyopathy. Most DMD patients develop Duchenne cardiomyopathy, and heart failure and sudden cardiac death are the most commonly reported causes of early mortality among these patients. We plan to explore the potential of elamipretide as a treatment for Duchenne cardiomyopathy.

DMD patients often suffer from a hypertrophic cardiomyopathy, a similar phenotype as observed in our TAZPOWER trial. Also similar to what is believed to occur with progression of cardiac symptoms in Barth, their hearts typically maintain adequate systolic function until shortly before death. We believe based on the improvements in hypertrophic cardiomyopathic symptoms observed in TAZPOWER as well as in a compassionate use case in Senger’s syndrome, elamipretide therapy may help ameliorate the cardiac manifestations of DMD. Elamipretide has been shown to improve mitochondrial respiration in failing cardiac tissue from a patient with Becker’s muscular dystrophy, which is phenotypically similar to Duchenne cardiomyopathy.

In June 2020, we hosted a clinical advisory board meeting involving 16 external thought leaders with expertise in DMD, Duchenne cardiomyopathy and/or heart failure to discuss our planned development efforts in Duchenne cardiomyopathy.  The expert consensus from the meeting is that mitochondrial dysfunction is central to the pathology of Duchenne cardiomyopathy and that elamipretide may be beneficial to treat this devastating and life-limiting sequalae of the disease.  We plan to launch early development efforts to commence a Phase 2/3 clinical trial in Duchenne cardiomyopathy in the second half of 2021, subject to discussions with FDA, continued planning efforts and financing plans.

FRDA.  Friedreich’s ataxia, or FRDA, the most common form of hereditary ataxia, or loss of coordination, affects an estimated one in 40,000 people in the United States.  There are no therapies approved by the FDA, EMA or NMPA for the treatment of FRDA. Many FRDA patients experience progressive vision loss, and most FRDA patients develop cardiomyopathy, and heart failure and sudden cardiac death are the most commonly reported causes of early mortality among these patients. We plan to explore the potential of elamipretide as a treatment for the cardiac and visual manifestations of FRDA.

In preclinical studies, elamipretide has been shown to improve mitochondria structure and function as well as to increase mature frataxin levels in FRDA patient lymphoblasts.

We plan to support the initiation of a Phase 2a open-label clinical trial assessing elamipretide in a cohort of patients affected by visual decline and/or cardiomyopathy associated with FRDA, which is expected to commence in 2021. We anticipate that data from this trial will help inform pivotal trial design.

Ophthalmic Diseases

Normal mitochondria play a critical role for ocular function, and dysfunctional mitochondria are implicated in several rare and common diseases of the eye. Ophthalmologic diseases that have not traditionally been considered to have obvious mitochondrial origins are increasingly recognized to result in part from impaired mitochondrial function, increased oxidative stress and increased apoptosis. As a high energy-demand organ, the eye is particularly susceptible to the consequences of mitochondrial damage. Oxidative damage that results over time from inherited mtDNA mutations or prolonged oxidative stress instability leads to cumulative mitochondrial damage, which is recognized to be an important pathogenic factor in inherited ophthalmologic disorders such as LHON as well as age-related ophthalmologic diseases such as diabetic retinopathy, glaucoma and dry AMD.

We have observed beneficial effects of treatment with elamipretide in preclinical models of diabetic retinopathy, dry AMD and glaucoma. We have dosed elamipretide both topically, instilled as a topical ophthalmic solution, and systemically, by subcutaneous injection, in different animal models and in early clinical trials. We observed improvement from baseline in visual function in subjects enrolled in a Phase 1 clinical study of elamipretide in dry AMD who were treated with 40 mg subcutaneous systemic elamipretide injections once daily for six months. We also observed signs of clinical benefit in a Phase 1/2 clinical trial of elamipretide topical ophthalmic solution in patients with Fuchs’ corneal endothelial dystrophy, or Fuchs, and in the open-label extension portion of a Phase 2 clinical trial of elamipretide topical ophthalmic solution in patients with LHON. Based on our studies in animals, we believe that higher concentrations of elamipretide may be found in the retina following subcutaneous administration than topical ophthalmic administration.

Geographic Atrophy. We are advancing development of elamipretide for GA, an advanced form of dry AMD. Dry AMD is a common ophthalmic disease associated with aging and the leading cause of blindness among older adults in the developed world. GA is estimated to impact approximately one million individuals in the United States. There are no treatments approved by the FDA, the EMA or the NMPA for the disease.

The earliest clinical manifestation of dry AMD is often a reduction in low luminance, or low light, visual acuity, which can make it challenging to conduct normal daily activities such as reading in artificial light, driving at dusk or at night and navigating indoors in low light. The disease may progress to the GA stage, which includes blurred vision and loss of central vision, which can impair facial recognition, mobility, watching television and computer use, and can eventually lead to blindness. These limitations may impair the independence of older adults and have been associated with increased depression.

The pathophysiology of GA involves the gradual deterioration, or geographic atrophy, of the central part of the retina, known as the macula. The retinal pigment epithelium provides nutrition to the retina, which has a very active metabolism and rids the eye of waste by phagocytosis of photoreceptor outer segments, protects against photooxidation and enables perception of light through retinal recycling. The eye is the highest consumer of mitochondrial ATP in the central nervous system, due to the intensive bioenergetics required to support visual function. Preclinical studies suggest that diseases of the retinal pigment epithelium, such as dry AMD, may be exacerbated by light- induced mitochondrial dysfunction, and that mitochondrial DNA mutations appear to accumulate over time in diseased retinal pigment epithelium as a consequence of chronic and ongoing oxidative stress. Cigarette smoking and high fat diets, both of which contribute to mitochondrially deleterious oxidative stress, are known to be environmental risk factors for dry AMD onset and progression. These findings suggest a key role for mitochondrial dysfunction in the pathology of the disease.

Elamipretide was evaluated in several preclinical models of dry AMD, with data suggesting that treatment with elamipretide improved mitochondrial morphology. In a preclinical model, 24-month old atherosclerotic mice (roughly equivalent to human octogenarians) accumulated drusen-like deposits when fed a high fat diet, and, after one month of subcutaneous administration of elamipretide, showed normal mitochondrial morphology and ultrastructure of the retinal pigment endothelium cells. Additionally, the animals treated with elamipretide were observed to have normalization of b-wave amplitudes on electroretinograms, which suggests an improvement in photoreceptor function reflecting improved visual acuity.

The table below provides a summary of our completed and ongoing trials for dry AMD and GA.

Trial	Indication	Stage; Status	Trial Design
ReCLAIM	dry AMD	Phase 1; completed in March 2018

Open-label, single-center clinical trial involving 19 subjects with non-central geographic atrophy, which occurs when the photoreceptors no longer work and the patients develop a blind spot or spot of poor vision in the macula, and 21 subjects with high risk drusen, which are large deposits of debris located between the retina and the Bruch’s membrane, that can interfere with waste products getting removed from the macula. Subjects received once daily subcutaneous injections of elamipretide for 24 weeks.

Trial	Indication	Stage; Status	Trial Design

ReCLAIM-2	GA	Phase 2b; fully enrolled in February 2021

Double-blind, placebo-controlled, multi-center clinical trial involving 176 subjects with non-central geographic atrophy, receiving once daily subcutaneous injections of either elamipretide or placebo for approximately 48 weeks.

We conducted our ReCLAIM Phase 1 open-label clinical trial at Duke Eye Center to evaluate the safety, tolerability and efficacy of daily subcutaneous injections of 40 mg elamipretide given over 24 weeks to 40 individuals with intermediate characteristics of dry AMD, including 21 individuals with high-risk drusen, the most common early sign of dry AMD, and19 individuals with non-central geographic atrophy, or areas of dysfunctional macula. All subjects had a five-letter or greater deficit in low luminance visual acuity, or LLVA, at baseline. For the 19 subjects with high-risk drusen and 15 subjects with non-central geographic atrophy who completed 24 weeks of therapy, we observed significant improvements in both cohorts, as summarized below.

Endpoint	Drusen Cohort (n=19)	Geographic Atrophy Cohort (n=15)
Best corrected visual acuity (regular light) mean letters gained/p value	3.58	4.60
	(p=0.0253)	(p=0.0034)
Low luminance visual acuity mean letters gained/p value	5.63	5.40
	(p=0.0055)	(p=0.0186)
Reading speed (regular light) mean reduction in time/p value	-0.11	-0.02
	(p=0.0054)	(p=0.5501)
Low luminance reading speed mean reduction in time/p value	-0.28	-0.52
	(p<0.0001)	p=0.0172
Visual function questionnaire composite score	9.25	6.59
	(p=0.0004)	(p=0.0125)
Low luminance questionnaire general dim light vision score	20.75	10.32
	(p=0.0003)	(p=0.027)

Since we did not have a placebo, or control group, in this study, we evaluated natural history data and prior placebo-controlled trials of subjects with similar disease burden to understand the likelihood that we would observe a learning or placebo effect in this study. In a number of other reported interventional studies conducted by others, including Chroma, Spectri and Filly (combined n>700), as well as in several natural history studies conducted by others, including Proxima, Holz and Ladd (combined n>250), BCVA was observed to decline in similar patient groups by four to six letters over an up to one-year period, and LLVA was observed to decline in similar patient groups by approximately two letters over a six-month to one-year period. This supports our belief that the improvements observed in the ReCLAIM trial are unlikely to be due to the natural variability of the disease.

While each subject in ReCLAIM had one eye designated as a study eye, which met the inclusion criteria for the trial, the other eye was not required to meet inclusion criteria. Fourteen subjects in the trial had neovascular age-related macular degeneration, or wet AMD, that was at the quiescent stage, meaning that it was stable on standard-of-care anti-vascular endothelial growth factor, or anti-VEGF, therapy. While there is an improvement in visual acuity when some subjects are first dosed with anti-VEGF therapy, improvement typically plateaus and even declines slightly when the disease reaches the quiescent state. We observed that subjects with wet AMD experienced similar improvements in vision as was observed in the study eyes, with a 5.6 letter mean gain from baseline in BCVA, which was statistically significant at p=0.0027, and a 6.1 letter mean gain from baseline in LLVA, which was statistically significant at p=0.0012.

We also assessed the rate of progression of geographic atrophy in the non-central geographic atrophy cohort relative to what has been observed in other studies. The typical rate of geographic atrophy progression in dry AMD is well understood from prior studies and the natural history, and we believe slowing of geographic atrophy progression could be a meaningful endpoint as we pursue approval by the FDA. This analysis was conducted using several types of imaging technologies including fundus auto-fluorescence, or FAF, an advanced imaging technique for observing the fundus, which is the interior surface of the eye opposite the lens including the retina, optic disk, macula, fovea and posterior pole, FAF squared, or FAF SQRT, a calculation performed to eliminate dependence of growth rates on lesion measurements, and optical coherence tomography, or OCT, a non-invasive imaging test which uses light waves to take cross-sectional pictures of the retina, also squared, or OCT SQRT, to eliminate dependence of growth rates on lesion measurements. Each of these imaging technologies showed that six months’ treatment with elamipretide was associated with slower progression of geographic atrophy than was observed in prior published studies conducted by others (assuming, for prior studies which were completed over a longer time period, a linear progression of geographic atrophy enabling calculation at the 6-month time point). FAF demonstrated mean growth of 0.50 mm2, versus 0.91 mm2 mean observation from ten prior studies over a similar time period (assuming linear progression), FAF SQRT demonstrated mean growth of 0.14 mm, versus 0.19 mm mean observation from five prior studies over a similar time period (assuming linear progression), and OCT SQRT demonstrated mean growth of 0.11 mm, versus 0.18 mm mean observation from five prior published studies over a similar time period (assuming linear progression).

We initiated ReCLAIM 2, a Phase 2b placebo-controlled clinical trial with once daily subcutaneous dosing in subjects with non-central geographic atrophy in March 2019. ReCLAIM 2 is designed to enroll up to 180 subjects, of whom 120 will be treated with an elamipretide 40 mg once daily subcutaneous injection, and the remainder will receive placebo for a 48-week period. Eligible subjects are required to have a geographic atrophy area greater than or equal to 0.05mm2 and less than 10.16 mm2, BCVA greater than or equal to 55 letters and greater than 5 letters low luminance deficit. Efficacy endpoints in ReCLAIM 2 include BCVA, FAF, OCT, low-luminance best-corrected visual acuity, low-luminance reading acuity, National Eye Institute Visual Function Questionnaire-39 score, visual function by the Low-luminance Questionnaire and conversion to choroidal neovascularization.

We completed enrollment in the ReCLAIM 2 clinical trial in February 2021.

Although we believe that individuals experiencing a progressive decline in visual activity will be compliant with daily subcutaneous injections, we are evaluating the feasibility of developing a sustained-release formulation for intravitreal injection for this indication. We expect to have data to inform a decision on this by late 2021, so that we can make a determination regarding Phase 3 formulation.

LHON. LHON is a maternally inherited genetic disorder caused by mtDNA mutations in genes encoding for subunits of Complex I of the electron transport chain. LHON is characterized by retinal ganglion cell dysfunction and degeneration of the optic nerve in the back of the eye leading to bilateral blindness. LHON primarily affects young men between the ages of 18 and 30, although it can affect women as well as younger children. The initial clinical expression of LHON is often a sudden, painless, acute or sub-acute central vision loss, frequently accompanied by loss of color vision and reduced visual acuity. We have received Fast Track and Orphan Drug designations from the FDA for the development of elamipretide for this indication.

We estimate that approximately 10,000 individuals in the United States have LHON, of whom an estimated 70% have the genetic mutation, G11778A, that we studied in our Phase 2 clinical trial. Currently, there are no treatments approved by the FDA or the NMPA for the treatment of LHON. Raxone (idebenone), a synthetic form of Coenzyme Q10, has been approved by the EMA for the treatment of LHON, although actual availability varies by country. Raxone has orphan designation, and its marketing authorization was granted by the EMA under its authority to grant marketing authorization under “exceptional circumstances” due to the lack of comprehensive data on efficacy and safety.

We believe based on preclinical and early clinical findings that systemic elamipretide may be beneficial for subjects with LHON. Preclinically, elamipretide has been observed to improve mitochondrial function under oxidative stress conditions in mouse-derived retinal ganglion cells, the type of cells most affected by LHON, by dose-dependently reducing ROS production, mitochondrial depolarization, cytochrome c release, morphological change, apoptosis and cell death. Experiments in a mouse model of acute traumatic optic neuropathy also suggest that systemic administration of elamipretide post-trauma may improve retinal ganglion cell survival and visual function, supporting the plausibility of therapeutic benefit in the presence of LHON-associated, oxidative-stress mediated damage of the optic nerve.

We observed trends that we believe are suggestive of potential clinical benefit in our ReSIGHT Phase 2 clinical trial, which was a 52-week, randomized, double-masked, vehicle-controlled Phase 2 clinical trial of elamipretide topical ophthalmic drops in 12 subjects with the G11778A mutation of LHON followed by an open label extension. In the double-masked portion of the trial, subjects were randomized to a single drop of elamipretide 1.0% ophthalmic solution or placebo, twice daily, with four subjects receiving elamipretide dosed in both eyes and eight subjects receiving elamipretide in one eye and placebo in the other eye. The endpoints were safety, tolerability and efficacy. Although the trial did not meet its primary endpoint of change in best corrected visual acuity, or BCVA, measured as the average change over week 20 to 52 from baseline, we believe this was largely due to unexpected variability in the placebo group, in which two subjects experienced gains in BCVA of more than 20 letters on a standard eye chart and one subject experienced a loss of more than 20 letters, resulting in no change overall between elamipretide- and placebo-treated groups. Improvement in elamipretide-treated eyes was observed across several other endpoints over the treatment period. In particular, improvement in Humphrey’s visual field, which measures the expanse of space visible at a given instance without moving the eye, was observed (mean improvement of 0.8, p=0.02, when averaged over the entire treatment period). A post hoc analysis of the Humphrey’s visual field data demonstrated that most of the change was attributable to improvement in the central visual field (mean improvement of 1.96, p=0.00003), which is expected to be most compromised in LHON, which is a disease of central blindness. This analysis is shown below.

After six months of open-label extension, we observed continued improvement from study baseline in multiple parameters of visual function, including BCVA, color sensitivity, contrast sensitivity and visual field, particularly central visual field, as illustrated below, in which the black line depicts the average between each subject’s eyes during the double-masked portion of the trial and the gray line depicts the average between each subject’s eyes during the open-label portion of the trial.

We met with the FDA in June 2019 to review the data from the ReSIGHT trial. FDA concurred with our proposal to conduct a pivotal Phase 3 clinical trial, which we proposed to conduct utilizing our subcutaneous formulation of elamipretide. We are alternatively evaluating the feasibility of developing a sustained-release formulation for intravitreal injection for this indication. We expect to have data to inform this decision in early 2022 and will make a final decision regarding formulation and Phase 3 commencement at that time.

Rare neurological diseases

Increasing evidence suggests that mitochondria are involved in both inherited and age-related neurological diseases.  Although we have designed several of our pipeline compounds, including SBT-272 and the SBT-550 series of compounds, to optimize their suitability for neurological diseases of mitochondrial dysfunction, we have also observed preclinical and clinical signals of efficacy with elamipretide in certain neuromuscular diseases during the course of our development of elamipretide for primary mitochondrial myopathy.  We plan to continue to develop elamipretide for these specific neuromuscular diseases, while exploring broader rare neurological diseases for development using our pipeline compounds.

Replisome-Related Primary Mitochondrial Myopathy.  We are considering further development of elamipretide for primary mitochondrial myopathy arising due to nDNA mutations which affect mDNA replication.  We believe that we observed improvement in this subgroup of patients in our previous primary mitochondrial myopathy development program, which enrolled participants irrespective of their genetic diagnosis (i.e., including both nDNA and mDNA mutations).

We studied elamipretide in three clinical trials for the treatment of primary mitochondrial myopathy, a disease characterized by debilitating skeletal muscle weakness, exercise intolerance and fatigue accompanied by a confirmed molecular genetic diagnosis with mutations in one or more of an estimated 250 different nDNA or mDNA genes. Although we did not observe improvement overall in a Phase 3 clinical trial in primary mitochondrial myopathy, we did observe improvement in a prespecified subgroup of patients with nuclear genetic mutations, most of whom had mutations in nuclear genes encoding for proteins necessary for mDNA replication.  Scientifically, this may be due to the fact that cardiolipin, which is the target for elamipretide, is involved in mitochondrial protein and metabolite transporters and machinery associated with mDNA packaging and replication.

For the subgroup of 55 subjects with a nDNA mutation, those randomized to elamipretide walked farther than those randomized to placebo at Week 24 for both the intent-to-treat population, which included all subjects randomized to receive treatment in the trial (adjusted mean difference of 16.36 meters; p = 0.35) and the per protocol population, which included the 51 subjects in the subgroup who finished the trial in compliance with the protocol (adjusted mean difference of 24.11 meters; p = 0.05). As illustrated in the graph below, there was little evidence of a placebo effect in this subgroup of patients.

In an analysis of the response on 6MWT in relation to levels of drug exposure in patients, subjects in the nDNA subgroup had an increase in the change and fractional change at Week 24 compared to the Day 1 (i.e., baseline) value for the 6MWT as a function of the elamipretide steady state area under the curve (p=0.03).

Most patients in the nDNA subgroup had replisome-related mutations, with most patients (n=25) having a mutation in the polymerase gamma, or POLG, gene, which is the most common single-gene cause of inherited mitochondrial disease.  POLG-related disorders typically affect tissues with high energy demand, such as the nervous system, muscle and liver, and are progressive conditions that show direct correlation between age of onset and severity. Other replisome-related mutations included mutations in the TWINKLE, MPV17, DGUOK, TK2 and RRM2B genes. Overall, 6MWT distance improved for patients with these mutations randomized to elamipretide in this trial, with little improvement observed in the placebo cohort, as demonstrated by a post hoc analysis shown in the figure below.

We hope to engage with the FDA to discuss these data and the pivotal trial design during the first half of 2021, and to commence enrollment in the pivotal trial during the second half of 2021.

Elamipretide Safety Data

We have a significant amount of clinical trial data indicating that elamipretide is generally well tolerated. As of December 31, 2020, 27 clinical trials had been completed with single and multiple intravenous and subcutaneous administrations of elamipretide at dose levels ranging from approximately 0.7 mg/day to 300 mg/day. These included 15 clinical pharmacology studies enrolling approximately 312 healthy subjects in which the primary objective was to assess safety rather than to treat a disease state, and 12 clinical trials enrolling approximately 618 subjects across multiple patient populations, including subjects with primary mitochondrial myopathy, skeletal muscle mitochondrial dysfunction, stable chronic heart failure, acute coronary syndrome and acute kidney injury and dry AMD.

The most commonly reported systemic treatment-emergent adverse events, or TEAEs, that were reported in greater frequency among elamipretide-treated subjects as compared to placebo-treated subjects included headache and dizziness in both single dose and repeat dose cohorts. TEAEs observed exclusively in repeat-dosed elamipretide-treated patients included incidences of increased blood immunoglobulin E (though no associated clinical signs or symptoms were present), urinary tract infections and viral gastroenteritis, as well as upper respiratory tract infections in an open-label trial in an elderly population where there was no placebo-control group. A mild to moderate increase in eosinophils, a variety of white blood cells that combat parasites and infections and control mechanisms associated with allergy and asthma, were observed in a significant percentage of patients treated with longer-term dosing regimens, with no associated clinical signs and symptoms. These appear to decrease to within normal limits with longer duration of elamipretide administration and return to pre-treatment levels after the end of elamipretide treatment. In addition, injection site reactions were reported in the majority of subjects receiving elamipretide by subcutaneous injection; most commonly these entailed mild redness, swelling and itchiness which usually resolved within four hours of dosing.

Earlier Clinical Trials of Elamipretide

We have studied elamipretide in clinical trials in several diseases associated with aging, including studies enrolling subjects with reduced skeletal muscle mitochondrial function, subjects with heart failure with reduced ejection fraction, or HFrEF, subjects with HFpEF, subjects undergoing percutaneous transluminal renal angioplasty, subjects with acute coronary syndrome and subjects with Fuchs. These trials were designed as small proof-of-concept studies to inform our decision whether to progress later stage development in these indications, and as such were generally not well powered to achieve statistical significance. Although we have decided not to independently progress development of elamipretide for these common disease indications, we saw signs of clinical benefit from treatment with elamipretide in several of these indications, which may help inform our future development of pipeline compounds for age-related diseases.

SBT-272

SBT-272, our second clinical-stage pipeline compound, is a second-generation novel peptidomimetic that targets the mitochondria, stabilizing mitochondrial function under conditions of oxidative stress. SBT-272 has been shown to increase ATP production and decrease levels of ROS in dysfunctional mitochondria in preclinical studies. Our primary objective in designing this compound was to increase brain exposure relative to elamipretide, as we believe that mitochondrial therapeutics may be beneficial in various neurological disorders. We also sought to improve the potency and stability of the compound relative to elamipretide.

An important differentiating aspect of SBT-272 from elamipretide is that the compound demonstrates higher mitochondrial uptake and greater concentrations in the brain than elamipretide. In early experiments, SBT-272 demonstrated approximately three times greater maximum concentration in the brain of rats relative to elamipretide, in each case dosed 10 mg/kg subcutaneously. SBT-272 has demonstrated more than 25 times greater area under the drug concentration-time curve in the brains of rats relative to elamipretide, in each case dosed 10 mg/kg subcutaneously, suggesting significantly higher brain exposure and residence time. In addition, the compound has shown greater than six times higher mitochondrial uptake relative to elamipretide in cell-based assays of isolated mitochondria, suggesting improved potency.

In a murine stroke model, SBT-272 demonstrated improved respiratory control ratio in brain mitochondria after ischemia reperfusion injury relative to placebo (p=0.006), suggesting neuroprotective benefit.

We have conducted a Phase 1 clinical trial of SBT-272 in healthy volunteers and expect to initiate toxicity studies in 2021 to support Phase 2 studies.  We have conducted and are continuing to conduct studies in preclinical models of neurological diseases to help inform selection of indication for Phase 2.  We are also evaluating SBT-272 in preclinical ophthalmic disease models.

SBT-272 Safety

In January 2020, we initiated a double-blind, placebo-controlled, single-ascending dose study enrolling up to 40 healthy subjects across multiple cohorts. Based on SBT-272’s improved oral bioavailability relative to elamipretide in early animal studies, SBT-272 was administered orally in the study. As a primary objective, the study evaluated the safety and tolerability of SBT-272. Secondary objectives included an analysis of the pharmacokinetic profile and appropriate dose range. Preliminary results suggest that SBT-272 showed a favorable safety profile in healthy human volunteers, however, based on the observed drug exposure we are currently exploring the utility of subcutaneous dosing.

We expect to conduct additional toxicology studies in 2021 to enable progression into Phase 2 clinical trials.

Preclinical Data of SBT-272 for Rare Neurological Diseases

We have conducted preclinical studies in several neurological disease models to help inform selection of Phase 2 indications.

Superoxide dismutase 1 pathology. Mutations in superoxide dismutase 1, or SOD-1, have been associated with ALS, a progressive neurodegenerative disease characterized by motor neuron deterioration and muscle atrophy. In a preclinical SOD-1 mouse model, 60 model mice were randomized to daily intraperitoneal injections of placebo, 0.5 mg/kg of SBT-272 or 5.0 mg/kg of SBT-272 for up to 10 weeks. The 10 male mice treated with the higher dose of SBT-272 demonstrated a statistically significant delay in the onset of neurological symptoms and increase in lifespan compared with male mice treated with placebo. Statistically significant reductions in circulating plasma levels of neurofilament light chain—a biomarker of nerve damage—were also noted with the 5.0 mg dose versus placebo. Significant differences were not seen with SBT-272 versus placebo in the female mice, which are known to present with a milder phenotype and lower levels of neurofilament light chain.

Transitive response DNA/RNA-binding protein 43 kDa pathology.  Transitive response DNA/RNA-binding protein 43 kDa, or TDP43, is a nDNA encoded protein that has been identified as the major component of the pathological hallmark, ubiqui-tin-positive protein inclusions, in patients with ALS and frontotemporal lobar degeneration, or FTLD, Lewy Body Dementia, or LBD, Progressive Supranuclear Palsy, or PSP, and Alzheimer’s Disease, or AD.  These and other characteristic TDP-43-related pathological features are usually referred to as TDP-43 proteinopathy. In mutant TDP43 primary upper motor neurons, SBT-272 improved neurite length and branching.

Alpha-synucleinopathy. Alpha-synuclein, or aSyn, is a protein expressed in the presynaptic terminals of the brain. Pathologic aggregation of aSyn has been demonstrated across several neurological diseases, called alpha-synucleinopathies, including LBD, Parkinson’s disease, or PD, and multiple system atrophy, or MSA.  We evaluated SBT-272 in a preclinical model of alpha-synucleinopathy, which showed neuroprotective benefit.

Discovery Compounds

We have an active discovery and development program focused on novel compounds targeting mitochondria. Mitochondria have been an extremely challenging therapeutic target, due in part to difficulty in targeting delivery of drugs to mitochondria. Successful delivery requires traversing not only the cell membrane, but also achieving intracellular diffusion/transport through the outer membrane of the mitochondria to act on processes in the inner membrane space or the matrix. We believe the differentiated mitochondrial targeting characteristics of our compounds, our development of proprietary assays to screen new compounds for mitochondrial targeting capability and pharmacologic activity, and our experience working with various models of mitochondrial dysfunction position us to lead the next generation of development of mitochondrial product candidates, including SBT-272, that are improved relative to elamipretide.

We have developed multiple series of novel compounds with improved pharmacokinetic properties. These include over 100 different compounds, including peptidomimetics, small molecules and novel peptides, that we have screened to broaden our existing mitochondrial product candidate portfolio. We are focused on producing agents with mitochondrial therapeutic potential and improved properties over our first-generation compounds, by altering the rate and extent of absorption, the bio-distribution and/or the routes of metabolism and excretion. We are evaluating certain of these compounds in models of ischemic reperfusion injury, including burn, ophthalmic diseases and cardiac diseases.

Compounds within the SBT-550 family of compounds, which are small molecules that may be suitable for oral formulations, appear to be mechanistically differentiated from elamipretide, SBT-272 and SBT-20. Preliminary in vitro studies in primary fibroblast cells from FRDA patients stressed by eliminating the glutathione defense mechanism (typically leading to cell death) show dose-dependent improvements in cell viability (survival) with SBT-550 family compounds. We plan to evaluate compounds in the SBT-550 family for rare neurological indications such as FRDA and Leigh’s syndrome, a severe neurological condition affecting an estimated one in 40,000 newborns.

Carrier program

We have also conducted experiments in our carrier program in which we observed that we can use our proprietary compounds as vectors or carriers to selectively deliver various therapeutic payloads to mitochondria, conferring organelle specificity to promising therapies. Many individuals diagnosed with primary mitochondrial disease, for which there are no therapies approved by the FDA, take a so-called “mito cocktail” of vitamins and supplements, usually in high doses and comprising up to 50 pills per day if not compounded. These may typically include co-enzyme Q-10, or Co Q-10, or its analogs, L-carnitine, B vitamins and antioxidants. The reason these are taken in such high doses is because delivery to the mitochondria is likely confounded by permeability challenges traversing the cell and outer mitochondrial membranes. By contrast, we have observed mitochondria-targeting capabilities in our proprietary compounds and have also observed that we can conjugate payloads to our compounds and direct the conjoined carrier/payload to the mitochondria.

For example, idebenone is a Co Q-10 analog that introduces electrons into the electron transport chain downstream of complexes I and II, a promising mechanism for bypassing defective complexes in genetic diseases. Because idebenone is poorly absorbed and does not specifically target mitochondria, it has demonstrated limited pharmacologic activity even at high doses. Preliminary preclinical data show that our idebenone-conjugated peptide was effective at stimulating complex III enzyme activity at a concentration of approximately 100 times lower than the dose achieved with systemically administered idebenone. We believe this is promising support for the potential of our carrier program, and we are actively evaluating other mitochondrial beneficial payloads for evaluation in this program.

Development Funding Agreement

On October 30, 2020, we entered into a development funding agreement, or the Development Funding Agreement, with Morningside Venture (I) Investments Limited, or MVIL, under which MVIL agreed to provide funding to us to support our efforts to secure regulatory approval for elamipretide and to develop elamipretide for the treatment of Barth, dry AMD, FRDA, Duchenne cardiomyopathy, replisome-related disorders and LHON, which we collectively refer to as the Designated Indications.

Under the Development Funding Agreement, MVIL paid us $20 million upon execution of the Development Funding Agreement, and in February 2021 paid us $10 million upon our completing enrollment of our RECLAIM-2 Phase 2 clinical trial of elamipretide for the treatment of dry AMD. MVIL has also agreed to pay us $5 million upon the submission of an NDA to the FDA for elamipretide for the treatment of Barth, the Tranche 3 Milestone Event.

Prior to the occurrence of the Tranche 3 Milestone Event, we may agree to add additional investors to the Development Funding Agreement (each, an Additional Investor, and any such Additional Investors together with MVIL, are referred to as the Investors), subject to the prior written consent of MVIL. The commitment from each such Additional Investor will be on the same terms and subject to the same conditions as the initial commitments, and, together with the commitment from MVIL, the aggregate commitments of the Investors will not exceed $70 million without the consent of MVIL. Prior to any Investor having an obligation to provide the funding due upon the occurrence of the Tranche 3 Milestone Event, we must satisfy certain customary conditions.

In addition, upon the mutual agreement, at any time after we receive positive data from a clinical trial in a Designated Indication, we may request that the Investors make additional commitments of up to an additional $35 million in the aggregate, or the Additional Funding. Each Investor may agree to fund such commitment or not in its sole discretion.

During the term of the Development Funding Agreement, we agreed to use commercially reasonable efforts to (i) seek and maintain regulatory approval of elamipretide for the treatment of Barth in the United States and (ii) initiate clinical trials in two of the Designated Indications other than Barth, which are referred to together as the Development Efforts.

We are required to make success payments to the Investors, or Success Payments, upon receipt of an approval of elamipretide, or a Regulatory Approval of a NDA by the FDA or a marketing authorization application by the EMA for the treatment of (i) dry AMD, or a Common Approval, and (ii) Barth, FRDA, Duchenne cardiomyopathy, replisome-related disorders or LHON (each, an Orphan Approval) as follows, subject to certain adjustments:

•	If the first Regulatory Approval is an Orphan Approval, we will pay Success Payments of $2 million and then an additional $158 million in the aggregate in seven additional annual payments; and
•

If the first Regulatory Approval is a Common Approval, or upon a second regulatory approval (whether a Common Approval or an Orphan Approval), we will make total Success Payments reflecting a 27% internal rate of return over a seven-year term following such approval.

All Success Payments will be proportionately adjusted in the event that the actual funding received by us from Investors is lower or greater than $70 million (including as a result of the payment of the Additional Funding).

If our board of directors determines to seek a Regulatory Approval from both the FDA and EMA, then 66% of each applicable Success Payment will be due upon Regulatory Approval by the FDA and each applicable anniversary thereof and 34% of each applicable Success Payment will be due upon Regulatory Approval by the EMA and each applicable anniversary thereof.

At any time within 60 days of a receipt of (a) a Common Approval, if such approval is the first Regulatory Approval or (b) the second Regulatory Approval, if the first Regulatory Approval is an Orphan Approval, we have the right, at our option, to make one-time cash payments to the Investors to buy out all or a portion of the future unpaid Success Payments for a price that reflects a discount rate of 5%.

In addition, we have agreed that our obligations to the Investors under the Development Funding Agreement will be subordinated to its existing indebtedness owed to Hercules Capital, Inc., or Hercules, under our Loan and Security Agreement, as amended. We, Hercules and the Investors have entered in a customary subordination agreement.

Upon execution of the Development Funding Agreement, we issued a warrant to MVIL exercisable for 46,153,846 ordinary shares at an exercise price of $0.13 with such number of ordinary shares being equal to the quotient of 30% of the amount of MVIL’s commitment divided by the exercise price. Upon MVIL’s payment to us in February 2021, we issued a warrant to MVIL exercisable for 18,750,000 ordinary shares at an exercise price of $0.16 with such number of ordinary shares being equal to the quotient of 30% of the amount of MVIL’s commitment divided by the exercise price. The warrants have  three-year terms. We agreed to issue to substantially identical warrants to any Additional Investors.

The Development Funding Agreement terminates upon the payment of all Success Payments or the final Buyout Payment owed to the Investors, unless earlier terminated. The Development Funding Agreement may be terminated by us or a majority of the Investors following failure to receive Regulatory Approval  which would be deemed to occur upon (a) the failure to receive Regulatory Approval in at least one of the Designated Indications within five years after the occurrence of the Tranche 3 Milestone Event, despite exercises of commercially reasonable efforts or (b) the reasonable determination of a majority of the Investors that the research results do not support Regulatory Approval due to failure of the clinical trials to achieve their primary endpoint. A majority of the Investors may terminate the Development Funding Agreement in the event of a (i) breach by us of our obligations with respect to the Development Efforts or its payment obligations to the Investors, (ii) material breach by us of certain representations, warranties or covenants in the development funding agreement, (iii) a change of control of us or (iv) a majority of the Investors reasonably determine that we will likely be prevented from further developing elamipretide for the Designated Indications and its future value may be adversely affected in a material way due to third-party patents. We may terminate the Development Funding Agreement (i) for convenience for any reason or no reason at any time prior to the receipt of the first Regulatory Approval or (ii) in the event of a product safety concern.

In certain instances, upon the termination of the Development Funding Agreement, we will be obligated to pay the Investors a multiple of the amounts paid to us under the Development Funding Agreement, including specifically:

(i)300% of such amounts, less any Success Payments actually made, in the event that (i) the Investors terminate the agreement due to specified fundamental breaches of the agreement by us or (iii) we terminate for convenience;

(ii)150% in the event the agreement is upon a change of control of us;

(iii)100% in the event of a termination due to a breach of a representation, warranty or covenant, plus simple interest; and

(iv)100% in the event of a termination due to third party patents.

In addition, if following a termination for any reason other than due to a breach of representation, warrant or covenant, due to third party patents or change in control, we continue to develop elamipretide and obtain a Regulatory Approval, we will make the Success Payments to the Investors as if the Development Funding Agreement had not been terminated less any payments made upon termination.

Manufacturing

We do not have any manufacturing facilities. We currently rely, and expect to continue to rely, on third parties for the manufacture of our product candidates for preclinical studies and clinical trials, as well as for commercial manufacture if our product candidates receive marketing approval. We have also obtained key raw materials for elamipretide from third-party manufacturers. For elamipretide, we intend to identify and qualify a single manufacturer to provide the active pharmaceutical ingredient and other manufacturers for fill-and-finish services for each of our elamipretide-containing drug products prior to submission of an NDA to the FDA. This approach allows us to reduce the risk to NDA approval by focusing our resources on preparing only one manufacturing site for active pharmaceutical ingredient and one for each drug product for pre-approval inspections. We can sufficiently reduce the supply risk usually associated with a single source of product based on our capability to build pre-launch inventory and the relatively small demand for material projected for our rare disease indications.

All of our product candidates are small molecules and are manufactured in reliable and reproducible synthetic processes from readily available starting materials. The chemistry is amenable to scale up and does not require unusual equipment in the manufacturing process. Elamipretide has been produced historically by a solid-phase manufacturing process that has been commonly used to produce commercial peptides. Due to a lack of scalability, we deemed this process undesirable for production of commercial quantities of elamipretide. A solution-phase process for producing elamipretide as a hydrochloride salt has been developed and implemented at a contract manufacturing site at a scale sufficient to meet the projected commercial demand. The solution-phase process for manufacturing is proprietary to us, and the equipment and the unit operations used in the process are not unique to any particular contract manufacturer. We have transferred this process to contract manufacturing sites capable of using such processes to manufacture large quantities of similar drug substances, and we have completed the drug supply for pivotal clinical trials and have progressed into commercial production. Manufacturing at a higher production scale has led to a significant reduction in our cost-of-goods and provided us with the ability to respond to any need to supply large clinical trials or unanticipated commercial demand in the future. Following FDA review of test results demonstrating the same/similar identity, quality, purity and strength of elamipretide from early and commercial-scale processes, the FDA has stated that non-clinical and clinical trials with drug substance from the former processes can be used to support further development and registration of elamipretide made by the commercial process.

We have active clinical programs for which our contract manufacturing organizations, or CMOs, are routinely manufacturing a sterile solution product for subcutaneous injection. Our CMOs have successfully produced our product on a scale of tens of thousands of units and shown, using validated stability-indicating methods, that the product would meet specifications over a shelf life typical of commercial products. We believe we are well positioned to complete validation of our manufacturing processes at commercial-ready CMOs and support a commercial launch of elamipretide-containing products.

Intellectual Property

We strive to protect the proprietary technologies that we believe are important to our business, including seeking and maintaining patent protection intended to cover our lead product candidates, elamipretide and SBT-272, and related compositions, our core clinical applications and other know-how, to operate without infringing on the proprietary rights of others and to prevent others from infringing our proprietary or intellectual property rights worldwide. Our patent portfolio, which includes patents and patent applications that we own, as well as those that we have exclusively in-licensed, is structured to provide layers of protection for the proprietary technologies central to our business. Our portfolio includes claims to the elamipretide and SBT-20 peptides, the SBT-272 peptidomimetic, the 550 family of small molecules, compositions comprising the same, and use of the peptides and other therapeutically active molecules for our core clinical applications. As of December 31, 2020, the patent portfolio included 393 granted patents (58 U.S., 335 foreign, which include individual national patents based on granted European patents) and 188 pending applications, including provisional applications (57 U.S., 125 foreign, 6 Patent Cooperation Treaty).

We also rely on trade secret protection, technical knowledge, and continuing technological innovation to develop and maintain our proprietary and intellectual property position. We seek to protect our proprietary information, in part, using confidentiality agreements with our collaborators, scientific advisors, employees, consultants and select contractors, and invention assignment agreements with our employees.

We also have agreements with selected contractors, consultants, scientific advisors and collaborators requiring assignment of inventions or, in limited cases, the grant of an exclusive, worldwide license or option to license intellectual property rights developed in the course of their work with or for us. As with other biotechnology and pharmaceutical companies, our capacity to obtain, maintain and protect our proprietary and intellectual property positions for our products and technologies depends on our continued ability to obtain relevant patent rights and to enforce those patent rights, if necessary. However, patent applications that we may file or license from third parties may not necessarily result in the grant of rights. We also cannot predict the scope of rights that may be granted to us in the future, our desire or ability to seek enforcement of any granted rights, or the willingness of courts or other administrative bodies to uphold or enforce our rights.

In addition, any currently issued patents or any future patents, should they issue, may be challenged, invalidated, or circumvented, such as through district court proceedings or inter partes review. For example, we cannot be certain of the priority of inventions covered by pending third-party patent applications, and proceedings to establish our rights could result in substantial costs, even if the eventual outcome is favorable. Due to the extensive time required for clinical development and regulatory review, it is possible that, before any of our product candidates can be commercialized, any related patent right may expire or its term may have substantially run, leaving its remaining term in force for only a short period following commercialization. To the extent that occurs, the possible commercial advantage conferred by such patents would be reduced. Accordingly, we have attempted to design a patent portfolio with both breadth and depth of potential protection, with the goal of maximizing coverage for elamipretide and related peptides and their uses in commercially relevant countries.

Elamipretide

Patent rights relating to elamipretide peptide and compositions comprising elamipretide have been granted in Australia, Canada, China, Europe, Hong Kong, Japan and the United States. The U.S. patent claiming elamipretide has an adjusted statutory expiration date in 2026, which includes 717 days of patent term adjustment, or PTA, granted by the USPTO upon issue of the patent. The foreign patents have a statutory expiration date in 2024. We hold an exclusive license to these rights from Cornell and the IRCM.

Patent rights to the use of elamipretide as a carrier for the transport of therapeutic molecules into a cell as well as related compositions have been granted or allowed in Australia, Canada, China, Europe, Hong Kong, Japan and the United States. The first of three issued U.S. patents in this family has an adjusted statutory expiration date in 2027, which includes 1,215 days of PTA granted by the USPTO upon issue of the patent. The remaining two issued U.S. patents and the foreign patents have a statutory expiration date in 2024. We hold an exclusive license to these patent rights from Cornell.

Patent rights related to compositions including elamipretide and a second therapeutic compound have also been granted. For example, claims directed to elamipretide-cyclosporine conjugates have been granted in the United States. The U.S. patent has a statutory expiration date in 2031. The USPTO recently granted a patent claims to a conjugate of a portfolio peptide conjugated to frataxin, a therapeutic biological molecule associated with mitochondrial disorders. This patent has a statutory expiration date in 2035. These patent rights are owned exclusively by us.

Patents directed to methods of treating or preventing various diseases and medical conditions by administering elamipretide have been granted to us, or have been in-licensed by us, in a number of countries. Where possible, the scope of granted claims has been tailored to provide broad generic support encompassing a wide range of conditions as well as specific disease states. By way of example, there are granted patents related to the use of elamipretide to treat basic, adverse cellular events that contribute to disease, such as mitochondrial permeability transition, or MPT.

Patents related to MPT have been granted in Australia, Canada, China, Europe, Hong Kong, Japan and the United States. Two of the granted U.S. patents in this family have an adjusted statutory expiration date in 2026, and one of them is the same patent referred to above as covering the composition of elamipretide. The other two issued patents and all related foreign patents have statutory expiration dates in 2024. We hold exclusive rights to these patents by way of a license agreement with Cornell and the IRCM.

Our patent portfolio also protects or aims to protect the use of elamipretide to treat or prevent specific clinical indications. By way of example, our portfolio includes granted claims drawn to the use of elamipretide to treat diabetes, metabolic syndrome, renal diseases, certain cardiovascular diseases, ocular diseases, and neurodegenerative diseases (including Alzheimer’s disease, Huntington’s disease and ALS) that are in patents owned by us or in-licensed to us. Claims relating to the use of elamipretide to treat Barth were recently granted in the United States, Europe and Japan, and applications related to treating this clinical indication remain pending in the United States, Europe, Canada, China, Japan and Hong Kong. Claims related to using elamipretide to treat Friedreich’s ataxia were recently granted in the United States and applications related to treating this clinical indication remain pending in the United States and Canada.  We have granted patents for treating Alport Syndrome in the United States and Japan, and applications related to treating this clinical indication remain pending in the United States, Europe, Canada, China and Hong Kong.  We have granted patents in the United States, Europe and Hong Kong for the use of elamipretide in the treatment of Leigh syndrome, Alpers’ disease, ataxia-neuropathy disorders or progressive external ophthalmolplegia, with pending applications remaining in the United States, Europe, Canada, China, and Japan.  We have patents granted in the United States, Europe, Australia, Canada, Hong Kong and Japan with respect to using elamipretide in the treatment of neuropathic pain, such as in pain induced by treatments with a chemotherapeutic agent like vincristine, with pending applications remaining in China and the United States.  Other clinical indications covered by pending claims in our patent portfolio include LHON, primary mitochondrial myopathy, traumatic optic neuropathy, Sengers syndrome and mitochondrial diseases associated with certain gene mutations such as POLG are pending in applications owned by us. Furthermore, our portfolio includes granted and pending claims drawn to the process we use to produce elamipretide, as well as certain intermediates and processes that produce crystalline drug substance. Our portfolio also includes granted and pending claims that disclose similar processes that we have conceived that could be competitive with our preferred process to produce commercial quantities of elamipretide.

SBT-272

Claims drawn to the SBT-272 peptidomimetic are currently pending in the United States, Europe, Australia, Canada, China, India, Israel, South Korea, and Japan. If granted (and not subject to any statutory adjustment or extension of time), any patent claiming priority to these applications will have a statutory expiration date in 2038. These patent rights are owned exclusively by us. Claims drawn to using SBT-272 for the treatment of ALS and other neurodegenerative conditions such as α-synucleinopathies or TDP-43 proteinopathies, including Frontotemporal Lobar Degeneration (FTLD), Parkinson’s disease (PD), PD with dementia, dementia with Lewy bodies, and Multiple System Atrophy are currently pending a United States and a Patent Cooperation Treaty, or PCT, application that claims priority to a now expired United States provisional patent application.  If granted (and not subject to any statutory adjustment or extension of time), any patent claiming priority to this U.S. provisional patent application is expected to have a statutory expiration date in 2040. These patent rights are owned exclusively by us.

Claims drawn to the use of the SBT-272 peptide and compositions for the treatment of ophthalmic indications is currently pending as a United States provisional patent application. If granted (and not subject to any statutory adjustment or extension of time), any patent claiming priority to this U.S. provisional patent application is expected to have a statutory expiration date in 2041. These patent rights are owned exclusively by us.

500 Family

Claims drawn to one class of compounds in the 550 family are currently pending in United States and PCT applications that claim priority to a now expired United States provisional patent application.  If granted (and not subject to any statutory adjustment or extension of time), any patent claiming priority to these non-provisional applications will have a statutory expiration date in 2040. These patent rights are owned exclusively by us.

Claims drawn to a separate class of compounds in the 550 family are currently pending in a United States provisional patent application.  If granted (and not subject to any statutory adjustment or extension of time), any patent claiming priority to this provisional application will have a statutory expiration date in 2041. These patent rights are owned exclusively by us.

SBT-20

Claims drawn to the SBT-20 peptidomimetic and compositions comprising the SBT-20 peptide have been granted in Australia, Canada, Japan and the United States, and are pending in Europe. The U.S. patent has an adjusted statutory expiration date in 2026, which includes 717 days of PTA granted by the USPTO upon issue of the patent, and is the same patent described above as related to elamipretide peptide. The foreign patents have statutory expiration dates in 2024. We hold exclusive rights to the patents and applications by way of an exclusive agreement with either Cornell alone or Cornell in conjunction with the IRCM.

Our patent portfolio also protects or aims to protect the use of SBT-20 to treat or prevent specific clinical indications. By way of example, our portfolio includes granted claims drawn to the use of SBT-20 to treat complications of diabetes, renal diseases, ocular diseases, and neurodegenerative diseases that are owned by us or in-licensed. Claims relating to the use of SBT-20 to treat Parkinson’s disease, Alzheimer’s disease, Huntington’s, and ALS are granted in Australia, in a patent in-licensed to us with a statutory expiration date in 2024. Furthermore, our portfolio includes pending claims drawn to the SBT-20 peptide produced in crystalline salt forms.

We hold patent rights to additional pipeline compounds in the portfolio, and are continuing to expand coverage in the United States and commercially relevant foreign jurisdictions. Subject matter for new filings is expected to include, but will not necessarily be limited to, the use of peptides or other therapeutically active molecules to treat additional disease indications, new combination therapies, new peptide formulations, new compositions and uses of the same.

The term of a patent depends upon the legal length of the term of patents in the jurisdiction in which it is issued. In most countries in which we file, the patent term is 20 years from the earliest date of filing of a non-provisional patent application. Patent term adjustment is a process of extending the term of a United States patent beyond the

20-year statutory patent term to accommodate for delays caused by the USPTO during prosecution. By contrast, a patentee or applicant may file a terminal disclaimer which disclaims or dedicates to the public the entire term or any terminal part of the term of a patent or patent to be granted.

In the United States, the term of a patent that covers an FDA-approved drug may also be eligible for patent term extension, which permits patent term restoration as compensation for the patent term lost during the FDA regulatory review process. The Hatch-Waxman Amendments permits a patent term extension of up to five years beyond the regularly scheduled expiration of a patent. The length of the patent term extension is related to the length of time the drug is under regulatory review. Patent extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval by the FDA, only one patent applicable to an approved drug may be extended, and a given patent can only be extended based on one approved drug. Similar provisions are available in Europe and certain other jurisdictions to extend the term of a patent that covers an approved drug. We anticipate that we will apply for patent term extensions for relevant U.S. patents, if and when our pharmaceutical products receive FDA approval. We also anticipate seeking patent term extensions for issued patents in any jurisdiction where patent term extension is available, however, there is no guarantee that the applicable authorities, including the FDA in the United States, will agree with our assessment of whether such extensions should be granted, and if granted, the length of such extensions. Unless specifically indicated, the above statutory patent terms refer to the 20-year base statutory term and do not include any patent term adjustment or extension that may be available in any jurisdiction.

Cornell License Agreements

We have entered into several license agreements with Cornell and the IRCM, pursuant to which Cornell granted us specified exclusive, worldwide rights under patents related to elamipretide, SBT-20, and other technology described below, which we refer to collectively as the licensed patents. The original Cornell agreement was entered into with Cornell and the IRCM in April 2006 and subsequently amended in October 2010. Concurrent with our execution of the original Cornell agreement, we entered into a sponsored research agreement with Cornell in which we agreed to fund specified research at Cornell for three years. We retained the right to license inventions arising under such sponsored research agreement, as well as certain material transfer agreements entered into between us and Cornell, through entry into license agreements on substantially the same terms as the original Cornell agreement. Such subsequent agreements under which we obtained rights under additional patent families, which we refer to as other Cornell license agreements, and collectively with the original Cornell agreement as the Cornell license agreements, were entered into in November 2010 and November 2011. In each of the Cornell license agreements, Cornell granted us an exclusive, worldwide license under specified patents and patent application families claiming certain inventions, including inventions related to elamipretide, SBT-20, certain other peptides and/or specified uses of the foregoing, which we refer to collectively as the licensed patents, to make, use, sell, lease, import, export or otherwise dispose of products or services that incorporate, utilize or are otherwise described and claimed in the licensed patents, which we refer to as the licensed products, in any and all fields. Our rights under the Cornell license agreements are subject to the rights of the United States government and other applicable restrictions imposed by the Bayh-Dole Act and its implementing regulations, and the rights of Cornell, and in some cases certain other specified institutions, to practice the inventions claimed in the licensed patents for educational and research purposes.

We have agreed to use best efforts (as defined in each of the Cornell license agreements) to commercialize licensed products and to achieve specified diligence milestones by specified target dates. We are also required to periodically set forth additional milestones until first commercial sale of a specified licensed product. We believe that to date we have met each diligence milestone with respect to our licensed products and the specific licensed indications and/or formulations which we are developing. If however we fail in the future to meet any diligence milestone within a specified period after the corresponding target date, our exclusive license under the applicable Cornell license agreement will convert to a non-exclusive license and, in the case of the original Cornell agreement, such conversion will occur only with respect to the peptide, indication and/or formulation that is subject of the unachieved milestone.

In connection with the licenses granted under the original Cornell agreement, we issued Cornell 666,667 ordinary shares. With respect to the other Cornell license agreements, we paid Cornell upfront license fees of $60,000, annual fees of approximately $60,000 and royalties on net sales, if any, by us and our sublicensees of any licensed product, on a product-by-product and country-by-country basis. Subject to specified reductions and royalty offsets, such royalties are calculated as a tiered, low-to-mid single digit percentage of net sales of licensed products under each of the Cornell license agreements, except that for licensed products under the original Cornell agreement, such royalties are calculated as a tiered, low single digit to sub-teen percentage of net sales, depending on patent coverage, amount of net sales and type of licensed product. Our obligation to pay royalties as to any licensed product extends until the later of the expiration of the last-to-expire valid claim of any licensed patent covering such licensed product or 15 years after the date of our first commercial sale of such licensed product. If a licensed product is covered by licenses granted under the original Cornell agreement and another Cornell license agreement, then, for each unit of product, royalties will only be due under the original Cornell agreement.

We are obligated to pay Cornell a low double digit percentage of specified payments we receive in connection with granting a sublicense under the Cornell license agreements. We have also agreed to reimburse Cornell for its out-of-pocket expenses incurred in preparing, filing, prosecuting and maintaining the licensed patents, except for any licensed patents as to which we elect to waive our licensed rights. We also have agreed to pay Cornell annual license maintenance fees in the mid-five digits for the original Cornell agreement, and mid-four digits for each of the other Cornell license agreements starting on a date specified in each such agreement, in all cases until the first commercial sale of a specified type of licensed product under such agreement.

If Cornell identifies any licensed product that we are not actively developing or commercializing and we do not elect within a specified period to develop or commercialize such licensed product ourselves or through a sublicensee, or, if we do so elect, we do not then agree on reasonable diligence goals with Cornell or enter into an agreement with such a sublicensee within specified periods as to such licensed product, then Cornell may terminate our rights under the applicable Cornell license agreement for such licensed product.

Unless earlier terminated, each of the Cornell license agreements will remain in effect until the expiration or invalidation of the last of all licensed patents and as long as no licensed patent applications remain pending. Cornell (together with the IRCM in the case of the original Cornell agreement) can terminate a Cornell license agreement if we are in material breach of such license agreement, if we intentionally provide false reports, or if we are in default in our payment obligations, and we fail to cure such breach, false report or default within a specified period. In addition, Cornell can terminate the original Cornell agreement and certain of the other Cornell license agreements if we fail to achieve first commercial sale of a therapeutic licensed product by the date specified in the respective agreement (which, with respect to the original Cornell agreement, was December 31, 2020); however, there are a number of exceptions to Cornell’s termination right, including:

•	delays due to clinical development, including clinical trial enrollment challenges or data read-outs;
•	delays due to regulatory matters; or
•	delays due to other events over which we cannot exert direct control.

We believe that our noncompliance is subject to the named exceptions, and to date we have not received any notice of termination from Cornell. If we receive a notice of termination from Cornell, we will have a 60-day period in which to cure the breach before any actual termination would occur. We can terminate any of the Cornell license agreements in its entirety or on a patent-by-patent, licensed product-by-licensed product or country-by-country basis if we have a reasonable basis for doing so by giving Cornell a specified number of days’ prior notice. We can transfer each of the Cornell license agreements with Cornell’s prior written approval (not to be unreasonably withheld) in the event of a sale of the Company, sale of assets or sale of shares, provided that such sale is not primarily for the benefit of creditors. If we fail to obtain Cornell’s prior written approval for such transfer, Cornell can terminate the respective agreement and require that the transfer of such agreement be voided. We cannot assign the Cornell license agreements without Cornell’s (and in the case of the original Cornell agreement, IRCM’s) written consent.

Competition

The biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. While we believe that our technology, knowledge, experience and scientific resources provide us with competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies; academic institutions and governmental agencies; and public and private research institutions. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future.

We are initially developing elamipretide for the treatment of rare primary mitochondrial diseases and common diseases of aging in which mitochondrial function is impaired. There are several companies developing treatments that target mitochondria or mitochondria-associated diseases. The majority of these efforts are in preclinical or early clinical development, are focused on gene therapy or are proposing the use of generic compounds. To our knowledge, none of these are focused on cardiolipin remodeling. Our competitors include NeuroVive Pharmaceutical AB, Reata Pharmaceuticals, Inc., LumiThera, Inc., Reneo Pharmaceuticals, Inc. and Santhera Pharmaceuticals Holding. In addition to competition from competitors who are developing treatments that seek to improve mitochondrial function or otherwise target the mitochondria, we also face competition from therapies that target the indications we are studying, particularly for diseases of aging such as GA. Such competitors who are developing or who have developed competing therapies include Apellis Pharmaceuticals Inc., Astellas Pharma Inc., Hemera Biosciences Inc., Ionis Pharmaceuticals, Inc. and IVERIC bio, Inc.

Many of the companies against which we are competing or against which we may compete in the future may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical, biotechnology and diagnostic industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

The key competitive factors affecting the success of all of our therapeutic product candidates, if approved, are likely to be their efficacy, safety, tolerability, convenience and price and the availability of reimbursement from government and other third-party payors.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Government Regulation and Product Approvals

Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, pricing, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of biopharmaceutical products. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

Approval and Regulation of Drugs in the United States

In the United States, drug products are approved and regulated under the Federal Food, Drug and Cosmetic Act, or FDCA, and applicable implementing regulations and guidance. The failure of an applicant to comply with the applicable regulatory requirements at any time during the product development process may result in delays to the conduct of a study, regulatory review and approval and/or administrative or judicial sanctions.

Specifically, an applicant seeking approval to market and distribute a new drug in the United States generally must satisfactorily complete each of the following steps before the product candidate will be approved by the FDA:

•

preclinical testing including laboratory tests, animal studies and formulation studies, which must be performed in accordance with the FDA’s good laboratory practice, or GLP, regulations and standards;

•	submission to the FDA of an IND for human clinical testing, which must become effective before human clinical trials may begin;
•	approval by an independent institutional review board, or IRB, representing each clinical site before each clinical trial may be initiated;
•

performance of adequate and well-controlled human clinical trials to establish the safety, potency and purity of the product candidate for each proposed indication, in accordance with current good clinical practices, or GCP;

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preparation and submission to the FDA of a new drug application, or NDA, for a drug product which includes not only the results of the clinical trials, but also, detailed information on the chemistry, manufacture and quality controls for the product candidate and proposed labelling for one or more proposed indication(s);

•	review of the product candidate by an FDA advisory committee, where appropriate or if applicable;
•

satisfactory completion of an FDA inspection of the manufacturing facility or facilities, including those of third parties, at which the product candidate or components thereof are manufactured to assess compliance with current good manufacturing practices, or cGMP, requirements and to assure that the facilities, methods and controls are adequate to preserve the product’s identity, strength, quality and purity;

•	satisfactory completion of any FDA audits of the non-clinical and clinical trial sites to assure compliance with GCP and the integrity of clinical data in support of the NDA;
•	payment of user fees and securing FDA approval of the NDA to allow marketing of the new drug product; and
•	compliance with any post-approval requirements, including the potential requirement to implement a REMS, and the potential requirement to conduct any post-approval studies required by the FDA.

Preclinical Studies

Before an applicant begins testing a product candidate with potential therapeutic value in humans, the product candidate enters the preclinical testing stage. Preclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as other studies to evaluate, among other things, the toxicity of the product candidate. The conduct of the preclinical tests and formulation of the compounds for testing must comply with federal regulations and requirements, including GLP regulations and standards. Some long-term preclinical testing, such as animal tests of reproductive adverse events and carcinogenicity, and long-term toxicity studies, may continue after the IND is submitted.

The IND and IRB Processes

An IND is a request for FDA authorization to administer such investigational product to humans. Such authorization must be secured prior to interstate shipment and administration of any product candidate that is not the subject of an approved NDA. In support of a request for an IND, applicants must submit a protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND. In addition, the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and plans for clinical trials, among other things, must be submitted to the FDA as part of an IND. The FDA requires a 30-day waiting period after the filing of each IND before clinical trials may begin. This waiting period is designed to allow the FDA to review the IND to determine whether human research subjects will be exposed to unreasonable health risks. At any time during this 30-day period, or thereafter, the FDA may raise concerns or questions about the conduct of the trials as outlined in the IND and impose a clinical hold or partial clinical hold. In this case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can begin.

Following commencement of a clinical trial under an IND, the FDA may also place a clinical hold or partial clinical hold on that trial. A clinical hold is an order issued by the FDA to the sponsor to delay a proposed clinical investigation or to suspend an ongoing investigation. A partial clinical hold is a delay or suspension of only part of the clinical work requested under the IND. For example, a specific protocol or part of a protocol is not allowed to proceed, while other protocols may do so. No more than 30 days after imposition of a clinical hold or partial clinical hold, the FDA will provide the sponsor a written explanation of the basis for the hold. Following issuance of a clinical hold or partial clinical hold, an investigation may only resume after the FDA has notified the sponsor that the investigation may proceed. The FDA will base that determination on information provided by the sponsor correcting the deficiencies previously cited or otherwise satisfying the FDA that the investigation can proceed.

A sponsor may choose, but is not required, to conduct a foreign clinical study under an IND. When a foreign clinical study is conducted under an IND, all FDA IND requirements must be met unless waived. When a foreign clinical study is not conducted under an IND, the sponsor must ensure that the study complies with certain regulatory requirements of the FDA in order to use the study as support for an IND or application for marketing approval. The FDA’s regulations are intended to help ensure the protection of human subjects enrolled in non-IND foreign clinical studies, as well as the quality and integrity of the resulting data. They further help ensure that non-IND foreign studies are conducted in a manner comparable to that required for IND studies.

In addition to the foregoing IND requirements, an IRB representing each institution participating in the clinical trial must review and approve the plan for any clinical trial before it commences at that institution, and the IRB must conduct continuing review and reapprove the study at least annually. The IRB must review and approve, among other things, the study protocol and informed consent information to be provided to study subjects. An IRB must operate in compliance with FDA regulations. An IRB can suspend or terminate approval of a clinical trial at its institution, or an institution it represents, if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the product candidate has been associated with unexpected serious harm to patients.

Additionally, some trials are overseen by an independent group of qualified experts organized by the trial sponsor, known as a data safety monitoring board or committee, or DSMB. This group provides a recommendation as to whether or not a trial may move forward at designated check points based on access that only the group maintains to available data from the study. Suspension or termination of development during any phase of clinical trials can occur if it is determined that the participants or patients are being exposed to an unacceptable health risk. Other reasons for suspension or termination may be made by us based on evolving business objectives and/or competitive climate.

Information about clinical trials must be submitted within specific timeframes to the National Institutes of Health, or NIH, for public dissemination on its ClinicalTrials.gov website.

Expanded Access to an Investigational Drug for Treatment Use

Expanded access, sometimes called “compassionate use,” is the use of investigational new drug products outside of clinical trials to treat patients with serious or immediately life-threatening diseases or conditions when there are no comparable or satisfactory alternative treatment options. The rules and regulations related to expanded access are intended to improve access to investigational drugs for patients who may benefit from investigational therapies. FDA regulations allow access to investigational drugs under an IND by the company or the treating physician for treatment purposes on a case-by-case basis for: individual patients (single-patient IND applications for treatment in emergency settings and non-emergency settings); intermediate-size patient populations; and larger populations for use of the drug under a treatment protocol or Treatment IND Application.

When considering an IND application for expanded access to an investigational product with the purpose of treating a patient or a group of patients, the sponsor and treating physicians or investigators will determine suitability when all of the following criteria apply: patient(s) have a serious or immediately life-threatening disease or condition, and there is no comparable or satisfactory alternative therapy to diagnose, monitor, or treat the disease or condition; the potential patient benefit justifies the potential risks of the treatment and the potential risks are not unreasonable in the context or condition to be treated; and the expanded use of the investigational drug for the requested treatment will not interfere with the initiation, conduct, or completion of clinical investigations that could support marketing approval of the product or otherwise compromise the potential development of the product.  Sponsors of one or more investigational drugs for the treatment of a serious disease(s) or condition(s) must make publicly available their policy for evaluating and responding to requests for expanded access for individual patients.

In addition, on May 30, 2018, the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase I clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a drug manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act, but the manufacturer must develop an internal policy and respond to patient requests according to that policy.

Human Clinical Trials in Support of an NDA

Clinical trials involve the administration of the investigational product candidate to human subjects under the supervision of a qualified investigator in accordance with GCP requirements which include, among other things, the requirement that all research subjects provide their informed consent in writing before their participation in any clinical trial. Clinical trials are conducted under written clinical trial protocols detailing, among other things, the objectives of the study, inclusion and exclusion criteria, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated.

Human clinical trials are typically conducted in three sequential phases, but the phases may overlap or be combined. Additional studies may also be required after approval.

Phase 1 clinical trials are initially conducted in a limited population to test the product candidate for safety, including adverse effects, dose tolerance, absorption, metabolism, distribution, excretion and pharmacodynamics in healthy humans or in patients. During Phase 1 clinical trials, information about the investigational drug product’s pharmacokinetics and pharmacological effects may be obtained to permit the design of well-controlled and scientifically valid Phase 2 clinical trials.

Phase 2 clinical trials are generally conducted in a limited patient population to identify possible adverse effects and safety risks, evaluate the efficacy of the product candidate for specific targeted indications and determine dose tolerance and optimal dosage and dosage schedule. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more costly Phase 3 clinical trials. Phase 2 clinical trials are well controlled, closely monitored and conducted in a limited patient population.

Phase 3 clinical trials proceed if the Phase 2 clinical trials demonstrate that a dose range of the product candidate is potentially effective and has an acceptable safety profile. Phase 3 clinical trials are undertaken within an expanded patient population to further evaluate dosage, provide substantial evidence of clinical efficacy and further test for safety in an expanded and diverse patient population at multiple, geographically dispersed clinical trial sites. A well-controlled, statistically robust Phase 3 clinical trial may be designed to deliver the data that regulatory authorities will use to decide whether or not to approve, and, if approved, how to appropriately label a drug: such Phase 3 studies are referred to as “pivotal.”

In some cases, the FDA may approve an NDA for a product candidate but require the sponsor to conduct additional clinical trials to further assess the product candidate’s safety and effectiveness after approval. Such post-approval trials are typically referred to as Phase 4 clinical trials. These studies are used to gain additional experience from the treatment of a larger number of patients in the intended treatment group and to further document a clinical benefit in the case of drugs approved under accelerated approval regulations. Failure to exhibit due diligence with regard to conducting Phase 4 clinical trials could result in withdrawal of approval for products.

Progress reports detailing the status and a brief description of available results of the clinical trials must be submitted at least annually to the FDA. In addition, IND safety reports must be submitted to the FDA for any of the following: serious and unexpected suspected adverse reactions; findings from other studies or animal or in vitro testing that suggest a significant risk in humans exposed to the product; and any clinically important increase in the case of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The FDA will typically inspect one or more clinical sites to assure compliance with GCP and the integrity of the clinical data submitted.

Concurrent with clinical trials, companies often complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the investigational drug as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, must develop methods for testing the identity, strength, quality, purity, and potency of the final drug. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

Review and Approval of an NDA

In order to obtain approval to market a drug product in the United States, a marketing application must be submitted to the FDA that provides sufficient data establishing the safety, purity and potency of the proposed drug product for its intended indication. The application includes all relevant data available from pertinent preclinical and clinical trials, together with detailed information relating to the product’s chemistry, manufacturing, controls and proposed labeling, among other things. Data can come from company-sponsored clinical trials intended to test the safety and effectiveness of a use of a product, or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety, purity and potency of the drug product to the satisfaction of the FDA.

The NDA is a vehicle through which applicants formally propose that the FDA approve a new product for marketing and sale in the United States for one or more indications. Every new drug product candidate must be the subject of an approved NDA before it may be commercialized in the United States. Under federal law, the submission of most NDAs is subject to an application user fee, which for federal fiscal year 2021 is $2,875,842 for an application requiring clinical data. The sponsor of an approved NDA is also subject to an annual program fee, which for fiscal year 2021 is $336,432. Certain exceptions and waivers are available for some of these fees, such as an exception from the application fee for products with orphan designation and a waiver for certain small businesses.

Following submission of an NDA, the FDA conducts a preliminary review of the application generally within 60 calendar days of its receipt and strives to inform the sponsor by the 74th day after the FDA’s receipt of the submission whether the application is sufficiently complete to permit substantive review. The FDA may request additional information rather than accept the application for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA has agreed to specified performance goals in the review process of NDAs. but the review process and the Prescription Drug User Fee Act, or PDUFA, goal date may be extended by the FDA for three additional months to consider new information or clarification provided by the applicant to address an outstanding deficiency identified by the FDA following the original submission.

Before approving an application, the FDA typically will inspect the facility or facilities where the product is or will be manufactured. These pre-approval inspections may cover all facilities associated with an NDA submission, including component manufacturing, finished product manufacturing and control testing laboratories. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP.

In addition, as a condition of approval, the FDA may require an applicant to develop a REMS. REMS use risk minimization strategies beyond the professional labeling to ensure that the benefits of the product outweigh the potential risks. To determine whether a REMS is needed, the FDA will consider the size of the population likely to use the product, seriousness of the disease, expected benefit of the product, expected duration of treatment, seriousness of known or potential adverse events and whether the product is a new molecular entity.

The FDA may refer an application for a novel product to an advisory committee or explain why such referral was not made. Typically, an advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Fast Track, Breakthrough Therapy, Priority Review and Regenerative Advanced Therapy Designations

The FDA is authorized to designate certain products for expedited review if they are intended to address an unmet medical need in the treatment of a serious or life-threatening disease or condition. These programs are referred to as Fast Track designation, Breakthrough Therapy designation, Priority Review designation and Regenerative Advanced Therapy designation.

Specifically, the FDA may designate a product for Fast Track review if it is intended, whether alone or in combination with one or more other products, for the treatment of a serious or life-threatening disease or condition and it demonstrates the potential to address unmet medical needs for such a disease or condition. For Fast Track products, sponsors may have greater interaction with the FDA, and the FDA may initiate review of sections of a Fast Track product’s application before the application is complete. This rolling review may be available if the FDA determines, after preliminary evaluation of clinical data submitted by the sponsor, that a Fast Track product may be effective. The sponsor must also provide, and the FDA must approve, a schedule for the submission of the remaining information, and the sponsor must pay applicable user fees. However, the FDA’s time-period goal for reviewing a Fast Track application does not begin until the last section of the application is submitted. In addition, the Fast Track designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in the clinical trial process.

Second, a product may be designated as a Breakthrough Therapy if it is intended, either alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The FDA may take certain actions with respect to Breakthrough Therapies, including holding meetings with the sponsor throughout the development process; providing timely advice to the product sponsor regarding development and approval; involving more senior staff in the review process; assigning a cross-disciplinary project lead for the review team and taking other steps to design the clinical trials in an efficient manner.

Third, the FDA may designate a product for Priority Review if it treats a serious condition and, if approved, would provide a significant improvement in safety or effectiveness. The FDA determines, on a case-by-case basis, whether the proposed product represents a significant improvement when compared with other available therapies. Significant improvement may be illustrated by evidence of increased effectiveness in the treatment of a condition, elimination or substantial reduction of a treatment-limiting product reaction, documented enhancement of patient compliance that may lead to improvement in serious outcomes, and evidence of safety and effectiveness in a new subpopulation. A Priority Review designation is intended to direct overall attention and resources to the evaluation of such applications and to shorten the FDA’s goal for taking action on a marketing application from ten months to six months.

With passage of the 21st Century Cures Act, or the Cures Act, in December 2016, Congress authorized the FDA to accelerate review and approval of products designated as Regenerative Advanced Therapies. A product is eligible for this designation if it is a regenerative medicine therapy that is intended to treat, modify, reverse or cure a serious or life-threatening disease or condition and if preliminary clinical evidence indicates that the product has the potential to address unmet medical needs for such disease or condition. The benefits of a Regenerative Advanced Therapy designation include early interactions with the FDA to expedite development and review, benefits available to breakthrough therapies, potential eligibility for Priority Review and Accelerated Approval based on surrogate or intermediate endpoints.

Accelerated Approval Pathway

The FDA may grant accelerated approval to a product for a serious or life‑threatening condition that provides meaningful therapeutic advantage to patients over existing treatments based upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit. The FDA may also grant accelerated approval for such a condition when the product has an effect on an intermediate clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality, or IMM, and that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. Products granted accelerated approval must meet the same statutory standards for safety and effectiveness as those granted traditional approval.

For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. Surrogate endpoints can often be measured more easily or more rapidly than clinical endpoints. An intermediate clinical endpoint is a measurement of a therapeutic effect that is considered reasonably likely to predict the clinical benefit of a drug, such as an effect on IMM. The FDA has limited experience with accelerated approvals based on intermediate clinical endpoints, but has indicated that such endpoints generally may support accelerated approval where the therapeutic effect measured by the endpoint is not itself a clinical benefit and basis for traditional approval, if there is a basis for concluding that the therapeutic effect is reasonably likely to predict the ultimate clinical benefit of a product.

The accelerated approval pathway is most often used in settings in which the course of a disease is long and an extended period of time is required to measure the intended clinical benefit of a product, even if the effect on the surrogate or intermediate clinical endpoint occurs rapidly. Thus, accelerated approval has been used extensively in the development and approval of products for treatment of a variety of cancers in which the goal of therapy is generally to improve survival or decrease morbidity and the duration of the typical disease course requires lengthy and sometimes large trials to demonstrate a clinical or survival benefit. Thus, the benefit of accelerated approval derives from the potential to receive approval based on surrogate endpoints sooner than possible for trials with clinical or survival endpoints, rather than deriving from any explicit shortening of the FDA approval timeline, as is the case with priority review.

The accelerated approval pathway is usually contingent on a sponsor’s agreement to conduct, in a diligent manner, additional post‑approval confirmatory studies to verify and describe the product’s clinical benefit. As a result, a product candidate approved on this basis is subject to rigorous post‑marketing compliance requirements, including the completion of Phase 4 or post‑approval clinical trials to confirm the effect on the clinical endpoint. Failure to conduct required post‑approval studies, or confirm a clinical benefit during post‑marketing studies, would allow the FDA to initiate expedited proceedings to withdraw approval of the product. All promotional materials for product candidates approved under accelerated regulations are subject to prior review by the FDA.

The FDA’s Decision on an NDA

On the basis of the FDA’s evaluation of the application and accompanying information, including the results of the inspection of the manufacturing facilities, the FDA may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

If the FDA approves a new product, it may limit the approved indications for use of the product. The agency may also require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution restrictions or other risk management mechanisms, including REMS, to help ensure that the benefits of the product outweigh the potential risks. REMS can include medication guides, communication plans for health care professionals, and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patent registries. The FDA may prevent or limit further marketing of a product based on the results of post-market studies or surveillance programs. After approval, many types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval.

Post-Approval Requirements

If regulatory approval for marketing of a product or new indication for an existing product is obtained, the sponsor will be required to comply with all regular post-approval regulatory requirements as well as any post-approval requirements that the FDA may have imposed as part of the approval process. The sponsor will be required to report, among other things, certain adverse reactions and manufacturing problems to the FDA, provide updated safety and efficacy information and comply with requirements concerning advertising and promotional labeling requirements. Manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMP regulations, which impose certain procedural and documentation requirements upon manufacturers.

A product may also be subject to official lot release, meaning that the manufacturer is required to perform certain tests on each lot of the product before it is released for distribution. If the product is subject to official release, the manufacturer must submit samples of each lot, together with a release protocol showing a summary of the history of manufacture of the lot and the results of all of the manufacturer’s tests performed on the lot, to the FDA. The FDA may in addition perform certain confirmatory tests on lots of some products before releasing the lots for distribution. Finally, the FDA will conduct laboratory research related to the safety, purity, potency and effectiveness of pharmaceutical products.

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences include, among other things:

•	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;
•	fines, warning letters or holds on post-approval clinical trials;
•	refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of product license approvals;
•	product seizure or detention, or refusal to permit the import or export of products; or
•	injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates the marketing, labeling, advertising and promotion of prescription drug products placed on the market. This regulation includes, among other things, standards and regulations for direct-to-consumer advertising, communications regarding unapproved uses, industry-sponsored scientific and educational activities, and promotional activities involving the Internet and social media. Promotional claims about a drug’s safety or effectiveness are prohibited before the drug is approved. After approval, a drug product generally may not be promoted for uses that are not approved by the FDA, as reflected in the product’s prescribing information. In the United States, health care professionals are generally permitted to prescribe drugs for such uses not described in the drug’s labeling, known as off-label uses, because the FDA does not regulate the practice of medicine. However, FDA regulations impose rigorous restrictions on manufacturers’ communications, prohibiting the promotion of off-label uses. It may be permissible, under very specific, narrow conditions, for a manufacturer to engage in nonpromotional, non-misleading communication regarding off-label information, such as distributing scientific or medical journal information.

If a company is found to have promoted off-label uses, it may become subject to adverse public relations and administrative and judicial enforcement by the FDA, the DOJ, or the Office of the Inspector General of the Department of Health and Human Services, as well as state authorities. This could subject a company to a range of penalties that could have a significant commercial impact, including civil and criminal fines and agreements that materially restrict the manner in which a company promotes or distributes drug products. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.

Abbreviated New Drug Applications for Generic Drugs

In 1984, with passage of the Hatch-Waxman Amendments to the FDCA, Congress authorized the FDA to approve generic drugs that are the same as drugs previously approved by the FDA under the NDA provisions of the statute. To obtain approval of a generic drug, an applicant must submit an abbreviated new drug application, or ANDA, to the agency. In support of such applications, a generic manufacturer may rely on the preclinical and clinical testing previously conducted for a drug product previously approved under an NDA, known as the reference listed drug, or RLD.

Specifically, in order for an ANDA to be approved, the FDA must find that the generic version is identical to the RLD with respect to the active ingredients, the route of administration, the dosage form and the strength of the drug. At the same time, the FDA must also determine that the generic drug is “bioequivalent” to the innovator drug. Under the statute, a generic drug is bioequivalent to a RLD if “the rate and extent of absorption of the drug do not show a significant difference from the rate and extent of absorption of the listed drug.”

Upon approval of an ANDA, the FDA indicates whether the generic product is “therapeutically equivalent” to the RLD in its publication “Approved Drug Products with Therapeutic Equivalence Evaluations,” also referred to as the “Orange Book.” Physicians and pharmacists consider a therapeutic equivalent generic drug to be fully substitutable for the RLD. In addition, by operation of certain state laws and numerous health insurance programs, the FDA’s designation of therapeutic equivalence often results in substitution of the generic drug without the knowledge or consent of either the prescribing physician or patient.

Under the Hatch-Waxman Amendments, the FDA may not approve an ANDA until any applicable period of non-patent exclusivity for the RLD has expired. The FDCA provides a period of five years of non-patent data exclusivity for a new drug containing a new chemical entity or NCE. An NCE is a drug that contains no active moiety that has previously been approved by the FDA in any other NDA. An active moiety is the molecule or ion responsible for the physiological or pharmacological action of the drug substance. In cases where such exclusivity has been granted, an ANDA may not be filed with the FDA until the expiration of five years unless the submission is accompanied by a Paragraph IV certification, in which case the applicant may submit its application four years following the original product approval. The FDCA also provides for a period of three years of exclusivity if the NDA includes reports of one or more new clinical investigations, other than bioavailability or bioequivalence studies, that were conducted by or for the applicant and are essential to the approval of the application. This three-year exclusivity period often protects changes to a previously approved drug product, such as a new dosage form, route of administration, combination or indication.

Hatch-Waxman Patent Certification and the 30-Month Stay

Upon approval of an NDA or a supplement thereto, NDA sponsors are required to list with the FDA each patent with claims that cover the applicant’s product or an approved method of using the product. Each of the patents listed by the NDA sponsor is published in the Orange Book. When an ANDA or 505(b)(2) applicant files its application with the FDA, the applicant is required to certify to the FDA concerning any patents listed for the reference product in the Orange Book, except for patents covering methods of use for which the ANDA applicant is not seeking approval.

Specifically, the ANDA or 505(b)(2) applicant must certify with respect to each patent whether:

•	the required patent information has not been filed;
•	the listed patent has expired;

•	the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or
•	the listed patent is invalid, unenforceable or will not be infringed by the new product.

A certification that the new product will not infringe the already approved product’s listed patents or that such patents are invalid or unenforceable is called a Paragraph IV certification. If the applicant does not challenge the listed patents or indicates that it is not seeking approval of a patented method of use, the application will not be approved until all the listed patents claiming the referenced product have expired (other than method of use patents involving indications for which the ANDA applicant is not seeking approval).

If the ANDA or 505(b)(2) applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the ANDA or 505(b)(2) application has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days after the receipt of a Paragraph IV certification automatically prevents the FDA from approving the ANDA or 505(b)(2) application until the earlier of 30 months after the receipt of the Paragraph IV notice, expiration of the patent or a decision in the infringement case that is favorable to the ANDA applicant.

Pediatric Exclusivity

Pediatric exclusivity is another type of non-patent marketing exclusivity in the United States and, if granted, provides for the attachment of an additional six months of marketing protection to the term of any existing regulatory exclusivity, including the non-patent and orphan exclusivity. This six-month exclusivity may be granted if an NDA sponsor submits pediatric data that fairly respond to a written request from the FDA for such data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA’s request, the additional protection is granted. If reports of requested pediatric studies are submitted to and accepted by the FDA within the statutory time limits, whatever statutory or regulatory periods of exclusivity or patent protection cover the product are extended by six months.

Orphan Drug Designation and Exclusivity

Under the Orphan Drug Act, the FDA may designate a drug product as an “orphan drug” if it is intended to treat a rare disease or condition, generally meaning that it affects fewer than 200,000 individuals in the United States, or more in cases in which there is no reasonable expectation that the cost of developing and making a product available in the United States for treatment of the disease or condition will be recovered from sales of the product. A company must seek orphan drug designation before submitting an NDA for the candidate product. If the request is granted, the FDA will disclose the identity of the therapeutic agent and its potential use. Orphan drug designation does not shorten the PDUFA goal dates for the regulatory review and approval process, although it does convey certain advantages such as tax benefits and exemption from the PDUFA application fee.

If a product with orphan designation receives the first FDA approval for the disease or condition for which it has such designation or for a select indication or use within the rare disease or condition for which it was designated, the product generally will receive orphan drug exclusivity. Orphan drug exclusivity means that the FDA may not approve another sponsor’s marketing application for the same drug for the same condition for seven years, except in certain limited circumstances. Orphan exclusivity does not block the approval of a different product for the same rare disease or condition, nor does it block the approval of the same product for different conditions. If a drug designated as an orphan drug ultimately receives marketing approval for an indication broader than what was designated in its orphan drug application, it may not be entitled to exclusivity. Orphan drug exclusivity will not bar approval of another product under certain circumstances, including if a subsequent product with the same drug for the same condition is shown to be clinically superior to the approved product on the basis of greater efficacy or safety, or providing a major contribution to patient care, or if the company with orphan drug exclusivity is not able to meet market demand.

Patent Term Restoration and Extension

A patent claiming a new drug product may be eligible for a limited patent term extension under the Hatch-Waxman Amendments, which permits a patent restoration of up to five years for patent term lost during product development and the FDA regulatory review. The restoration period granted on a patent covering a product is typically one-half the time between the effective date of a clinical investigation involving human beings is begun and the submission date of an application, plus the time between the submission date of an application and the ultimate approval date. Patent term restoration cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date. Only one patent applicable to an approved product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent in question. A patent that covers multiple products for which approval is sought can only be extended in connection with one of the approvals. The United States Patent and Trademark Office reviews and approves the application for any patent term extension or restoration in consultation with the FDA.

Review and Approval of Drug Products in the European Union

In order to market any product outside of the United States, a company must also comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of products. Whether or not it obtains FDA approval for a product, an applicant will need to obtain the necessary approvals by the comparable non-U.S. regulatory authorities before it can commence clinical trials or marketing of the product in those countries or jurisdictions. Specifically, the process governing approval of medicinal products in the EU, generally follows the same lines as in the United States. It entails satisfactory completion of preclinical studies and adequate and well-controlled clinical trials to establish the safety and efficacy of the product for each proposed indication. It also requires the submission to the relevant competent authorities of a marketing authorization application, or MAA, and granting of a marketing authorization by these authorities before the product can be marketed and sold in the EU.

Clinical Trial Approval in the European Union

The Clinical Trials Directive 2001/20/EC, the Directive 2005/28/EC on Good Clinical Practice, or GCP, and the related national implementing provisions of the individual EU Member States govern the system for the approval of clinical trials in the EU. Under this system, an applicant must obtain prior approval from the competent national authority of the EU Member States in which the clinical trial is to be conducted. Furthermore, the applicant may only start a clinical trial at a specific study site after the competent ethics committee has issued a favorable opinion. The clinical trial application must be accompanied by, among other documents, an investigational medicinal product dossier (the Common Technical Document) with supporting information prescribed by Directive 2001/20/EC, Directive 2005/28/EC, where relevant the implementing national provisions of the individual EU Member States and further detailed in applicable guidance documents.

In April 2014, the new Clinical Trials Regulation, (EU) No 536/2014, or Clinical Trials Regulation, was adopted. The Clinical Trials Regulation will be directly applicable in all the EU Member States, repealing the current Clinical Trials Directive 2001/20/EC and replacing any national legislation that was put in place to implement the Directive. Conduct of all clinical trials performed in the EU will continue to be bound by currently applicable provisions until the new Clinical Trials Regulation becomes applicable. The extent to which on-going clinical trials will be governed by the Clinical Trials Regulation will depend on when the Clinical Trials Regulation becomes applicable and on the duration of the individual clinical trial. If a clinical trial continues for more than three years from the day on which the Clinical Trials Regulation becomes applicable the Clinical Trials Regulation will at that time begin to apply to the clinical trial.

The Regulation was published on June 16, 2014 but has not yet become effective.  As of January 1, 2020, the website of the European Commission reported that the implementation of the Clinical Trials Regulation was dependent on the development of a fully functional clinical trials portal and database, which would be confirmed by an independent audit, and that the new legislation would come into effect six months after the European Commission publishes a notice of this confirmation. The website indicated that the audit was expected to commence in December 2020. In late 2020, the EMA indicated that it plans to focus on the findings of a system audit; improving the usability, quality and stability of the clinical trial information system; and knowledge transfer to prepare users and their organizations for the new clinical trial system.  The EMA has indicated that the system will go live in December 2021.

As in the US, parties conducting certain clinical trials must post clinical trial information in the European Union at the EudraCT website: https://eudract.ema.europa.eu.

PRIME Designation in the EU

In March 2016, the European Medicines Agency, or EMA, launched an initiative to facilitate development of product candidates in indications, often rare, for which few or no therapies currently exist. The PRIority MEdicines, or PRIME, scheme is intended to encourage drug development in areas of unmet medical need and provides accelerated assessment of products representing substantial innovation reviewed under the centralized procedure. Products from small- and medium-sized enterprises may qualify for earlier entry into the PRIME scheme than larger companies. Many benefits accrue to sponsors of product candidates with PRIME designation, including but not limited to, early and proactive regulatory dialogue with the EMA, frequent discussions on clinical trial designs and other development program elements, and accelerated marketing authorization application assessment once a dossier has been submitted.

Marketing Authorization in the European Union

To obtain a marketing authorization for a product under EU regulatory systems, an applicant must submit an MAA either under a centralized procedure administered by the EMA, or one of the procedures administered by competent authorities in the EU Member States (decentralized procedure, national procedure or mutual recognition procedure). A marketing authorization may be granted only to an applicant established in the EU. Regulation (EC) No 1901/2006 provides that prior to obtaining a marketing authorization in the EU, applicants have to demonstrate compliance with all measures included in an EMA-approved Paediatric Investigation Plan, or PIP, covering all subsets of the pediatric population, unless the EMA has granted (i) a product-specific waiver, (ii) a class waiver or (iii) a deferral for one or more of the measures included in the PIP.

The centralized procedure provides for the grant of a single marketing authorization by the European Commission that is valid across the European Economic Area (i.e., the EU as well as Iceland, Liechtenstein and Norway). Pursuant to Regulation (EC) No 726/2004, the centralized procedure is compulsory for specific products, including for medicines produced by certain biotechnological processes, products designated as orphan medicinal products, advanced therapy medicinal products, and products with a new active substance indicated for the treatment of certain diseases, including products for the treatment of cancer. For products with a new active substance indicated for the treatment of other diseases and products that are highly innovative or for which a centralized process is in the interest of patients, the centralized procedure may be optional. The centralized procedure may at the request of the applicant also be used in certain other cases. We anticipate that the centralized procedure will be mandatory for the product candidates we are developing.

Under the centralized procedure, the CHMP is also responsible for several post-authorization and maintenance activities, such as the assessment of modifications or extensions to an existing marketing authorization. Under the centralized procedure in the EU, the maximum timeframe for the evaluation of an MAA is 210 days, excluding clock stops, when additional information or written or oral explanation is to be provided by the applicant in response to questions of the CHMP. Accelerated evaluation might be granted by the CHMP in exceptional cases, when a medicinal product is of major interest from the point of view of public health and in particular from the viewpoint of therapeutic innovation. If the CHMP accepts such request, the time limit of 210 days will be reduced to 150 days but it is possible that the CHMP can revert to the standard time limit for the centralized procedure if it considers that it is no longer appropriate to conduct an accelerated assessment. At the end of this period, the CHMP provides a scientific opinion on whether or not a marketing authorization should be granted in relation to a medicinal product. Within 15 calendar days of receipt of a final opinion from the CHMP, the European Commission must prepare a draft decision concerning an application for marketing authorization. This draft decision must take the opinion and any relevant provisions of EU law into account. Before arriving at a final decision on an application for centralized authorization of a medicinal product the European Commission must consult the Standing Committee on Medicinal Products for Human Use. The Standing Committee is composed of representatives of the EU Member States and chaired by a non-voting European Commission representative. The European Parliament also has a related “droit de regard.” The European Parliament's role is to ensure that the European Commission has not exceeded its powers in deciding to grant or refuse to grant a marketing authorization.

The European Commission may grant a so-called “marketing authorization under exceptional circumstances.” Such authorization is intended for products for which the applicant can demonstrate that it is unable to provide comprehensive data on the efficacy and safety under normal conditions of use, because the indications for which the product in question is intended are encountered so rarely that the applicant cannot reasonably be expected to provide comprehensive evidence, or in the present state of scientific knowledge, comprehensive information cannot be provided, or it would be contrary to generally accepted principles of medical ethics to collect such information. Consequently, marketing authorization under exceptional circumstances may be granted subject to certain specific obligations, which may include the following:

•

the applicant must complete an identified program of studies within a time period specified by the competent authority, the results of which form the basis of a reassessment of the benefit/risk profile;

•

the medicinal product in question may be supplied on medical prescription only and may in certain cases be administered only under strict medical supervision, possibly in a hospital and in the case of a radiopharmaceutical, by an authorized person; and

•

the package leaflet and any medical information must draw the attention of the medical practitioner to the fact that the particulars available concerning the medicinal product in question are as yet inadequate in certain specified respects.

Regulatory Data Protection in the EU

In the EU, innovative medicinal products approved on the basis of a complete independent data package qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity pursuant to Directive 2001/83/EC. Regulation (EC) No 726/2004 repeats this entitlement for medicinal products authorized in accordance the centralized authorization procedure. Data exclusivity prevents applicants for authorization of generics of these innovative products from referencing the innovator’s data to assess a generic (abridged) application for a period of eight years. During an additional two-year period of market exclusivity, a generic marketing authorization application can be submitted and authorized, and the innovator’s data may be referenced, but no generic medicinal product can be placed on the EU market until the expiration of the market exclusivity.

Periods of Authorization and Renewals

A marketing authorization has an initial validity for five years in principle. The marketing authorization may be renewed after five years on the basis of a re-evaluation of the risk-benefit balance by the EMA or by the competent authority of the EU Member State. The European Commission or the competent authorities of the EU Member States may decide, on justified grounds relating to pharmacovigilance, to proceed with one further five-year period of marketing authorization. Once subsequently definitively renewed, the marketing authorization shall be valid for an unlimited period. Any authorization which is not followed by the actual placing of the medicinal product on the EU  market (in case of centralized procedure) or on the market of the authorizing EU Member State within three years after authorization ceases to be valid.

Orphan Drug Designation and Exclusivity

Regulation (EC) No. 141/2000, as implemented by Regulation (EC) No. 847/2000 provides that a drug can be designated as an orphan drug by the European Commission if its sponsor can establish: that the product is intended for the diagnosis, prevention or treatment of (i) a life-threatening or chronically debilitating condition affecting not more than five in ten thousand persons in the EU when the application is made, or (ii) a life-threatening, seriously debilitating or serious and chronic condition in the EU and that without incentives it is unlikely that the marketing of the drug in the EU would generate sufficient return to justify the necessary investment. For either of these conditions, the applicant must demonstrate that there exists no satisfactory method of diagnosis, prevention or treatment of the condition in question that has been authorized in the EU or, if such method exists, the drug will be of significant benefit to those affected by that condition.

Once authorized, orphan medicinal products are entitled to ten years of market exclusivity in all EU Member States and a range of other benefits during the development and regulatory review process including scientific assistance for study protocols, authorization through the centralized marketing authorization procedure covering all member countries and a reduction or elimination of registration and marketing authorization fees. However, marketing authorization may be granted to a similar medicinal product with the same orphan indication during the ten-year period with the consent of the marketing authorization holder for the original orphan medicinal product or if the manufacturer of the original orphan medicinal product is unable to supply sufficient quantities. Marketing authorization may also be granted to a similar medicinal product with the same orphan indication if this product is safer, more effective or otherwise clinically superior to the original orphan medicinal product. The period of market exclusivity may, in addition, be reduced to six years if it can be demonstrated on the basis of available evidence that the original orphan medicinal product is sufficiently profitable not to justify maintenance of market exclusivity.

Regulatory Requirements after a Marketing Authorization has been Obtained

In case an authorization for a medicinal product in the EU is obtained, the holder of the marketing authorization is required to comply with a range of requirements applicable to the manufacturing, marketing, promotion and sale of medicinal products. These include compliance with the EU’s stringent pharmacovigilance or safety reporting rules must be ensured;  the manufacturing of authorized medicinal products, for which a separate manufacturer’s license is mandatory, must also be conducted in strict compliance with the applicable EU laws, regulations and guidance.  These requirements include compliance with EU cGMP standards when manufacturing medicinal products and active pharmaceutical ingredients, including the manufacture of active pharmaceutical ingredients outside of the EU with the intention to import the active pharmaceutical ingredients into the EU; and the marketing and promotion of authorized drugs, including industry-sponsored continuing medical education and advertising directed toward the prescribers of drugs and/or the general public, are strictly regulated in the EU notably under Directive 2001/83EC, as amended, and EU Member State laws. Direct-to-consumer advertising of prescription medicines is prohibited across the EU.

Pricing Decisions for Approved Products

In the EU, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost-effectiveness of a particular product candidate to currently available therapies or so-called health technology assessments, in order to obtain reimbursement or pricing approval. For example, the EU provides options for its Member States to restrict the range of products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. Member States may approve a specific price for a product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the product on the market. Other Member States allow companies to fix their own prices for products, but monitor and control prescription volumes and issue guidance to physicians to limit prescriptions. Recently, many countries in the EU have increased the amount of discounts required on pharmaceuticals and these efforts could continue as countries attempt to manage health care expenditures, especially in light of the severe fiscal and debt crises experienced by many countries in the EU. The downward pressure on health care costs in general, particularly prescription products, has become intense. As a result, increasingly high barriers are being erected to the entry of new products. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various Member States, and parallel trade, i.e., arbitrage between low-priced and high-priced Member States, can further reduce prices. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any products, if approved in those countries.

Brexit and the Regulatory Framework in the United Kingdom

On December 31, 2020, the United Kingdom’s decision to withdraw from the European Union, referred to as Brexit, became effective. However, significant uncertainty remains as to how the withdrawal will be effected as the United Kingdom and the European Union did not enter into a formal withdrawal agreement. Since the regulatory framework for pharmaceutical products in the United Kingdom covering quality, safety and efficacy of pharmaceutical products, clinical trials, marketing authorization, commercial sales and distribution of pharmaceutical products is derived from European Union directives and regulations, Brexit could materially impact the future regulatory regime which applies to products and the approval of product candidates in the United Kingdom. It remains to be seen how, if at all, Brexit will impact regulatory requirements for product candidates and products in the United Kingdom.

Healthcare Law and Regulation

Health care providers and third-party payors play a primary role in the recommendation and prescription of drug products that are granted marketing approval. Arrangements with providers, consultants, third-party payors and customers are subject to broadly applicable fraud and abuse, anti-kickback, false claims laws, patient privacy laws and regulations and other health care laws and regulations that may constrain business and/or financial arrangements.

Restrictions under applicable federal and state health care laws and regulations, include the federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, paying, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal health care program such as Medicare and Medicaid; the federal civil and criminal false claims laws, including the civil False Claims Act, and civil monetary penalties laws, which prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false, fictitious or fraudulent or knowingly making, using or causing to made or used a false record or statement to avoid, decrease or conceal an obligation to pay money to the federal government; the Foreign Corrupt Practices Act, or FCPA, which prohibits companies and their intermediaries from making, or offering or promising to make, improper payments to non-U.S. officials for the purpose of obtaining or retaining business or otherwise seeking favorable treatment; and the federal transparency requirements known as the federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services, or CMS, within the United States Department of Health and Human Services, information related to payments and other transfers of value made by that entity to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members.

Further, some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures. Additionally, some state and local laws require the registration of pharmaceutical sales representatives in the jurisdiction. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Pharmaceutical Insurance Coverage and Healthcare Reform

In the United States and markets in other countries, patients who are prescribed treatments for their conditions and providers performing the prescribed services generally rely on third-party payors to reimburse all or part of the associated health care costs. Significant uncertainty exists as to the coverage and reimbursement status of products approved by the FDA and other government authorities. Thus, even if a product candidate is approved, sales of the product will depend, in part, on the extent to which third-party payors, including government health programs in the United States such as Medicare and Medicaid, commercial health insurers and managed care organizations, provide coverage and establish adequate reimbursement levels for, the product. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product once coverage is approved. Third-party payors are increasingly challenging the prices charged, examining the medical necessity and reviewing the cost-effectiveness of medical products and services and imposing controls to manage costs. Third-party payors may limit coverage to specific products on an approved list, also known as a formulary, which might not include all of the approved products for a particular indication.

In order to secure coverage and reimbursement for any product that might be approved for sale, a company may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of the product, in addition to the costs required to obtain FDA or other comparable marketing approvals. Nonetheless, product candidates may not be considered medically necessary or cost effective. A decision by a third-party payor not to cover a product could reduce physician utilization once the product is approved and have a material adverse effect on sales, results of operations and financial condition. Additionally, a payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage and reimbursement for the product, and the level of coverage and reimbursement can differ significantly from payor to payor.

The containment of health care costs also has become a priority of federal, state and foreign governments and the prices of products have been a focus in this effort. Governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit a company’s revenue generated from the sale of any approved products. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which a company or its collaborators receive marketing approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

There have been a number of federal and state proposals during the last few years regarding the pricing of pharmaceutical and biopharmaceutical products, limiting coverage and reimbursement for drugs and biologics and other medical products, government control and other changes to the health care system in the United States. In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively the ACA. In addition, other legislative changes have been proposed and adopted since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. These changes included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013 and will remain in effect through 2030 under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act.  The American Taxpayer Relief Act of 2012, among other things, reduced Medicare payments to several providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These laws may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any of our product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.

Since enactment of the ACA, there have been, and continue to be, numerous legal challenges and Congressional actions to repeal and replace provisions of the law. For example, with enactment of the Tax Cuts and Jobs Act of 2017, which was signed by President Trump on December 22, 2017, Congress repealed the “individual mandate.” The repeal of this provision, which requires most Americans to carry a minimal level of health insurance, became effective in 2019. Further, on December 14, 2018, a U.S. District Court judge in the Northern District of Texas ruled that the individual mandate portion of the ACA is an essential and inseverable feature of the ACA, and therefore because the mandate was repealed as part of the Tax Cuts and Jobs Act, the remaining provisions of the ACA are invalid as well. On December 18, 2019, the Court of Appeals for the Fifth Circuit court affirmed the lower court’s ruling that the individual mandate portion of the ACA is unconstitutional and it remanded the case to the district court for reconsideration of the severability question and additional analysis of the provisions of the ACA.  Thereafter, the U.S. Supreme Court agreed to hear this case. Oral argument in the case took place on November 10, 2020, and a ruling by the Court is expected sometime this year. Litigation and legislation over the ACA are likely to continue, with unpredictable and uncertain results.

The Trump Administration also took executive actions to undermine or delay implementation of the ACA, including  directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices.  On January 28, 2021, however, President Biden issued a new Executive Order which directs federal agencies to reconsider rules and other policies that limit Americans’ access to health care, and consider actions that will protect and strengthen that access.  Under this Order, federal agencies are directed to re-examine: policies that undermine protections for people with pre-existing conditions, including complications related to COVID-19; demonstrations and waivers under Medicaid and the ACA that may reduce coverage or undermine the programs, including work requirements; policies that undermine the Health Insurance Marketplace or other markets for health insurance; policies that make it more difficult to enroll in Medicaid and the ACA; and policies that reduce affordability of coverage or financial assistance, including for dependents.

The costs of prescription pharmaceuticals have also been the subject of considerable discussion in the United States To date, there have been several recent U.S. congressional inquiries, as well as proposed and enacted state and federal legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare and reform government program reimbursement methodologies for drug products.  To those ends, President Trump issued five executive orders intended to lower the costs of prescription drug products but it is unclear whether, and to what extent, these orders will remain in force under the Biden Administration.  Further, on September 24, 2020, the Trump Administration finalized a rulemaking allowing states or certain other non-federal government entities to submit importation program proposals to the FDA for review and approval. Applicants are required to demonstrate that their importation plans pose no additional risk to public health and safety and will result in significant cost savings for consumers.  The FDA has issued draft guidance that would allow manufacturers to import their own FDA-approved drugs that are authorized for sale in other countries (multi-market approved products).

At the state level, legislatures are increasingly passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.  In addition, regional health care authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other health care programs. These measures could reduce the ultimate demand for our products, once approved, or put pressure on our product pricing.  We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

C. Organizational structure.

Stealth BioTherapeutics Corp was incorporated in Grand Cayman, Cayman Islands as Stealth Peptides International, Inc. in April 2006. Its wholly owned subsidiary, Stealth BioTherapeutics Inc., was incorporated in Delaware as Stealth Peptides Inc. in October 2007. In addition, a wholly owned subsidiary, Stealth BioTherapeutics (HK) Limited, was incorporated in Hong Kong in September 2017. Stealth BioTherapeutics Corp, Stealth BioTherapeutics Inc. and Stealth BioTherapeutics (HK) Limited are referred to herein as the “Company.”

D. Property, plants and equipment.

Our operations are conducted at Stealth Delaware, which is located in Needham, Massachusetts, where it occupies 6,051 square feet of office space. The lease expires October 31, 2022.

Item 4A. Unresolved Staff Comments

None.

Item 5. Operating and Financial Review and Prospects

A.	Operating results.

The following discussion and analysis of our financial condition and results of operations should be read together with “Item 3.A.—Selected Financial Data” and our audited financial statements and the related notes included elsewhere in this annual report on Form 20-F. Some of the information contained in this discussion and analysis or set forth elsewhere in this annual report, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” As a result of many factors, including those factors set forth under “Item 3.D.—Risk Factors”, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Additionally, please see our Annual Report on Form 20-F for our fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on April 1, 2020, for a discussion covering our fiscal year ended December 31, 2018.

Overview

We are a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel therapies for diseases involving mitochondrial dysfunction. Mitochondria, found in nearly every cell in the body, are the body’s main source of energy production and are critical for normal organ function. Dysfunctional mitochondria characterize a number of rare genetic diseases and many common age-related diseases, leading to devastating cardiac, ophthalmic and neurological symptoms. Our mission is to be the leader in mitochondrial medicine, and we have assembled a highly experienced management team, board of directors and group of scientific advisors to help us achieve this mission.

We believe our product candidates have significant potential to treat the cardiac, ophthalmic and neurological symptoms of both rare genetic and common age-related mitochondrial diseases. We are focusing our development efforts on rare cardiomyopathies, ophthalmic diseases and rare neurological diseases. Our first clinical product candidate, elamipretide, is a small peptide that targets and binds reversibly to cardiolipin, an essential structural element of mitochondria, stabilizing the inner mitochondrial membrane under conditions of oxidative stress. This novel mechanism of action has shown potential clinical benefit in both rare genetic and common age-related ophthalmic and cardiac diseases entailing mitochondrial dysfunction. Elamipretide has been generally well tolerated in clinical trials with over 1,000 subjects systemically exposed to it to date.

We are studying elamipretide in the following indications:

•

Barth syndrome, or Barth, an inherited cardiomyopathic disease, for which we have conducted a Phase 3 retrospective natural history-controlled trial and a Phase 2/3 clinical trial in the United States; and

•

Geographic atrophy or GA, an advanced form of dry age-related macular degeneration, for which we conducted a Phase 1 clinical trial in the United States and are currently conducting a Phase 2b clinical trial in the United States.  Our Phase 2b trial was fully enrolled in February 2021, and we expect data from this trial during the first half of 2022.

We are evaluating the potential for additional clinical trials of elamipretide in the following ophthalmic, cardiac, and mitochondrial disease indications:

•

Duchenne cardiomyopathy, which is the heart muscle weakness associated with Duchenne’s muscular dystrophy, or DMD, which is phenotypically like the cardiomyopathy assessed in our Barth program and is the leading cause of early mortality in this disease; Friedreich’s ataxia, or FRDA, which is associated with both cardiomyopathy and progressive decline in visual function;

•	Leber’s hereditary optic neuropathy, or LHON, an inherited disease of central blindness, for which we have conducted a Phase 2 clinical trial in the United States; and
•	Mitochondrial replisome-related disorders, caused by mutations in nuclear genes that encode for proteins involved in mitochondrial DNA replication.

Subject to discussions with the FDA, continued planning efforts and financing plans, we hope to initiate a clinical development program for elamipretide in DMD patients with cardiomyopathy during the second half of 2021, focusing primarily on cardiac endpoints. We plan to support an investigator-initiated Phase 2a open-label clinical trial of elamipretide assessing both visual and cardiac endpoints in FRDA, which is anticipated to commence enrollment in 2021, and we hope that results from this trial will help inform a pivotal trial design. We also hope to initiate a pivotal trial for elamipretide in patients with replisome-related primary mitochondrial myopathy during the second half of 2021, subject to discussions with the FDA, continued planning efforts and financing plans.  Patients with these replisome-related nuclear DNA mutations were among a prespecified subgroup of patients with nuclear DNA mutations in whom improvements were observed in our Phase 3 primary mitochondrial myopathy trial. Although we plan to initiate a Phase 3 global clinical trial for elamipretide in LHON, the initiation of this trial is subject to ongoing formulation studies expected to read out in early 2022, continued planning efforts, and financing plans.

Our second clinical product candidate, SBT-272, is a novel peptidomimetic that has been shown to increase adenosine triphosphate, or ATP, production and decrease levels of reactive oxygen species, or ROS, in dysfunctional mitochondria in preclinical studies. In early experiments, SBT-272 demonstrated higher mitochondrial uptake and greater concentrations in the brain relative to elamipretide. We are developing SBT-272 for rare neurological diseases involving mitochondrial dysfunction. Preliminary results from a Phase 1 clinical trial in healthy human volunteers completed during 2020 suggest that SBT-272 showed a favorable safety profile but did not reach desired drug exposure levels.  We are conducting subcutaneous dosing studies and plan to commence longer term toxicology studies in 2021 to support the potential initiation of a Phase 2 clinical trial in patients during 2022. We have conducted and continue to conduct preclinical studies in neurological disease models to inform our decisions regarding our first Phase 2 indication.

We have discovered and own over 100 compounds, including SBT-272 and the SBT-550 family, that also target the mitochondria and form the basis of our broad proprietary pipeline of mitochondrial-targeted product candidates. We are evaluating compounds in the SBT-550 family for rare neurological indications. In addition, our internal discovery platform has generated a library of over 100 differentiated proprietary compounds which could have clinical benefit for diseases related to mitochondrial dysfunction and from which we plan to designate potential product candidates. We may also utilize certain of these compounds as part of our carrier platform, in which they could potentially serve as scaffolds to deliver other beneficial compounds to the mitochondria.

In January 2020, we adopted a strategic organizational restructuring plan, and reduced workforce by approximately 60% of our personnel. In connection with the reduction in workforce, we incurred a one-time charge totaling approximately $2.3 million related to termination benefits and other related charges in the first quarter of 2020.

Since our inception in 2006, we have devoted substantially all of our resources to organizing and staffing our company, business planning, raising capital, acquiring and developing our proprietary technology, identifying potential product candidates and conducting preclinical and clinical studies of our product candidates. We have not generated any product revenue and have financed our operations primarily through the private placement of Series A convertible preferred shares and convertible notes, borrowings under a term loan, through our February 2019 initial public offering, or IPO, and through public offerings and private placements of our ADSs. We have also received proceeds from a development funding agreement, or the Development Funding Agreement, with Morningside Venture (I) Investments Limited, or MVIL and an option agreement, or the Option Agreement and share purchase agreement, or the Equity Agreement (collectively referred to as the Alexion Arrangement), with Alexion Pharmaceuticals, Inc., or Alexion. As of December 31, 2020, our principal source of liquidity was cash and cash equivalents, which totaled $32.8 million.

As of December 31, 2020, we had an accumulated deficit of $555.5 million. Our net loss was $57.5 million, $71.7 million and $96.7 million for the years ended December 31, 2020, 2019 and 2018, respectively. We have incurred significant net operating losses in every year since our inception and expect to continue to incur increasing net operating losses and significant expenses for the foreseeable future. Our net losses may fluctuate significantly from quarter to quarter and year to year. We anticipate that our expenses will increase significantly as we:

•	continue to advance our clinical programs and initiate additional clinical programs;
•	continue our current research programs and development activities;
•	seek to identify additional research programs and additional product candidates;
•	initiate preclinical testing and clinical trials for any product candidates we identify;
•	develop, maintain, expand and protect our intellectual property portfolio;
•	hire additional research, clinical and scientific personnel; and
•	incur additional costs associated with operating as a public company, including expanding our operational, finance and management teams.

We believe our existing cash and cash equivalents at December 31, 2020 along with $10.0 million received under the Development Funding Agreement in February 2021 and net proceeds of $4.1 million received from our registered direct offering of ADSs in February 2021 will be sufficient to fund our operating expenses into the fourth quarter of 2021. We have concluded that this circumstance raises substantial doubt about our ability to continue as a going concern within one year after the issuance date of our consolidated financial statements for the year ended December 31, 2020. See Note 1 to our consolidated financial statements for additional information on our assessment.

We do not expect to generate revenues from product sales unless and until we successfully complete development and obtain regulatory approval for a product candidate, which is subject to significant uncertainty. We currently use contract research organizations, or CROs, and contract manufacturing organizations, or CMOs, to carry out our preclinical and clinical development activities, and we do not yet have a commercial organization. If we obtain regulatory approval for our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we may seek to fund our operations through public or private equity or debt financings or other sources, including strategic collaborations. We may, however, be unable to raise additional funds or enter into such other arrangements when needed on favorable terms, if at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and our ability to develop our current product candidates, or any additional product candidates, if developed.

Financial Overview

Revenue

We have not generated any revenue from product sales and do not expect to do so in the near future. We expect that any revenue will be less than our expenses for the foreseeable future and that we will experience increasing losses as we continue our development of, and seek regulatory approvals for, our product candidates and begin to commercialize any approved products. Our ability to generate revenues for any product candidate for which we receive regulatory approval will depend on numerous factors, including competition, commercial manufacturing capability and market acceptance of our products.

In 2019 we received a non-refundable upfront payment of $15.0 million under the terms of the Option Agreement and $15.0 million under the Equity Agreement with Alexion. We recognized revenue as it relates to the Alexion Arrangement under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, or ASC 606.  In accordance with ASC 606, the Agreement and the Equity Agreement were deemed to be one arrangement, and any premium paid on the Equity Agreement was deemed to be included in the transaction price and allocated to the performance obligation identified.

In 2019, revenue represents non-refundable upfront payments under the Alexion Arrangement that were recognized in full in accordance with ASC 606 as we completed our performance obligation in 2019. Alexion terminated the Option Agreement in January 2020 and, as such, no additional revenue was recognized under the Alexion Arrangement.

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for our research activities, including development of our preclinical and clinical product candidates, which include:

•	employee-related expenses, including salaries, benefits and share-based compensation expense;
•	expenses incurred under agreements with CROs, CMOs and independent contractors that conduct research and development, preclinical and clinical activities on our behalf;
•	costs of purchasing lab supplies and non-capital equipment used in our preclinical activities and in manufacturing preclinical study and clinical trial materials;
•	consulting, licensing and professional fees related to research and development activities; and
•	facility costs, depreciation and other expenses, which include direct and allocated expenses for rent and maintenance of facilities, insurance and other supplies.

We expense research and development costs as incurred. We recognize costs for certain development activities, such as preclinical studies and clinical trials, based on an evaluation of the progress to completion of specific tasks using information provided to us by our vendors such as patient enrollment or clinical site activations for services received and efforts expended.

Research and development activities are central to our business model. We expect research and development costs to increase significantly for the foreseeable future as our current development programs progress and new programs are added.

We track certain external research and development expenses for our lead product candidates. We manage certain activities, such as contract research and manufacturing of our product candidates and our discovery programs, through our third-party vendors and have captured the costs of these activities on an individual product basis from our financial records. We use our employee, consultant and infrastructure resources across our development programs and do not track and do not allocate the cost of these activities on a program-by-program basis. The following summarizes our research and development expenses:

	Year Ended December 31,
	2020	2019	2018
	(in thousands)
Product expenses:
Elamipretide	$15,919	$20,633	$31,961
SBT-20	0	2	620
SBT-272	1,851	2,143	806
Total costs directly allocated to products	17,770	22,778	33,387
Expenses not directly allocated to products:
Research and development programs	1,026	1,615	3,100
Consultants and professional expenses	1,965	6,547	5,756
Employee expenses including cash compensation, benefits and share-based compensation	8,544	13,664	10,819
Total expenses not directly allocated to products	11,535	21,826	19,675
Total research and development expenses	$29,305	$44,604	$53,062

Because of the numerous risks and uncertainties associated with product development, we cannot determine with certainty the duration and completion costs of the current or future preclinical studies and clinical trials or if, when, or to what extent we will generate revenues from the commercialization and sale of our product candidates. We may never succeed in achieving regulatory approval for any of our product candidates. The duration, costs and timing of preclinical studies and clinical trials and development of our product candidates will depend on a variety of factors, including:

•	successful completion of preclinical studies and investigational new drug-enabling studies;
•	successful enrollment in and completion of clinical trials;
•	receipt of marketing approvals from applicable regulatory authorities;
•	establishing commercial manufacturing capabilities or making arrangements with third-party manufacturers;
•	obtaining and maintaining patent and trade secret protection and non-patent exclusivity;
•	launching commercial sales of the product, if and when approved, whether alone or in collaboration with others;
•	acceptance of the product, if and when approved, by patients, the medical community and third-party payors;
•	effectively competing with other therapies and treatment options;
•	continued acceptable safety profile following approval;
•	enforcing and defending intellectual property and proprietary rights and claims; and
•	achieving desirable therapeutic properties for the intended indications.

A change in the outcome of any of these factors could mean a significant change in the costs and timing associated with the development of our current and future preclinical and clinical product candidates. For example, if the FDA or other regulatory authority were to require us to conduct clinical trials beyond those that we currently anticipate will be required for the completion of clinical development, or if we experience significant delays in execution of or enrollment in any of our preclinical studies or clinical trials, we could be required to expend significant additional financial resources and time on the completion of preclinical and clinical development.

General and Administrative Expenses

General and administrative expenses consist primarily of employee-related expenses, including salaries, benefits and share-based compensation for personnel in executive, finance, pre-commercial, facility operations and administrative functions. Significant costs are incurred in our pre-commercial activities including market research, public relations, patient advocacy, advisory boards and conferences and professional consulting. Other significant costs include facility costs not otherwise included in research and development expenses, legal fees relating to intellectual property and patent prosecution and maintenance, other legal fees, insurance for directors and officers and fees for accounting, tax and consulting services.

We anticipate that our general and administrative expenses will increase in the future to support continued research and development activities, potential commercialization of our product candidates and increased costs of operating as a public company. These increases will likely include costs related to the hiring of additional personnel and fees to outside consultants, attorneys and accountants, among other expenses. We expect the increased costs associated with being a public company to include expenses related to services associated with maintaining compliance with the requirements of Nasdaq and the SEC, director and officer insurance and investor and public relations costs.

Other Income (Expense), Net

Other income (expense), net, primarily consists of amortization of debt discount and interest expense incurred on convertible notes payable and incurred on our term loan facility, interest income earned on cash and cash equivalents and changes in the fair value of our derivative liability as well as our warrant liability.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which we have prepared in accordance with GAAP. We believe that several accounting policies are important to understanding our historical and future financial performance. We refer to these policies as critical because these specific areas generally require us to make judgments and estimates about matters that are uncertain at the time we make the estimate, and we could have used different estimates which also would have been reasonable. On an ongoing basis, we evaluate our estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and other market-specific or other relevant assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in the notes to our consolidated financial statements appearing elsewhere in this annual report, we believe the following accounting policies to be most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Accrued Research and Development Expenses

As part of the process of preparing our consolidated financial statements, we are required to estimate our accrued expenses. This process involves reviewing open contracts and purchase orders, communicating with our personnel to identify services that have been performed for us and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of the actual cost. The majority of our service providers invoice us monthly in arrears for services performed or when contractual milestones are met. We make estimates of our accrued expenses as of each balance sheet date in our consolidated financial statements based on facts and circumstances known to us at that time. We periodically confirm the accuracy of our estimates with the service providers and make adjustments, if necessary. Examples of estimated accrued research and development expenses include fees paid to:

•	CROs in connection with clinical trials;
•	CMOs with respect to clinical materials, intermediates, drug substance and drug product;
•	vendors in connection with research and preclinical development activities; and
•	vendors related to manufacturing, development and distribution of clinical supplies.

We base our expenses related to clinical trials on our estimates of the services received and efforts expended pursuant to contracts with CROs that conduct and manage clinical trials on our behalf. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. There may be instances in which payments made to our vendors will exceed the level of services provided and result in a prepayment of the clinical expense. Payments under some of these contracts depend on factors such as the successful enrollment of subjects and the completion of clinical trial milestones. In accruing service fees, we estimate the time period over which services will be performed, enrollment of subjects and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from our estimate, we adjust the accrual or prepaid expense accordingly. To date, there have been no material differences from our estimates to the amounts actually incurred.

Development Derivative Liability

Under the Development Funding Agreement, MVIL paid us $20.0 million upon execution of the Agreement, and in February 2021, paid us $10.0 million upon completing enrollment of our ReCLAIM 2 Phase 2 clinical trial of elamipretide for the treatment of dry AMD , or Tranche 2 Milestone Event. MVIL has also  agreed to pay us $5.0 million within 15 days of our submission of a new drug application to the FDA for elamipretide for the treatment of Barth, or Tranche 3 Milestone Event. Upon receipt of funding for each Tranche 2 Milestone Event and Tranche 3 Milestone Event, we are required to issue a warrant exercisable for ordinary shares at an exercise price that is 115% of  the implied price of our ordinary shares on the date of issuance, with such number of ordinary shares being equal to the quotient of 30% of the amount of each funding received divided by the exercise price or the Future Warrants. Upon execution of the Development Funding Agreement, we issued a warrant to MVIL exercisable for 46,153,846 ordinary shares or the Initial Warrant, at an exercise price of $0.13 with such number of ordinary shares being equal to the quotient of 30% of the amount of MVIL’s commitment divided by the exercise price. The Initial Warrant was immediately exercisable and has a term of three years.

The Development Funding Agreement is presented as a derivative liability on our consolidated balance sheet as of December 31, 2020. The success payments feature in the Development Funding Agreement meets the criteria for derivative accounting as it the has multiple underlyings, payment provisions, nominal initial net investment and a net settlement provision.  The Development Funding Agreement also includes provisions that allow for the issuance of Future Warrants upon receipt of additional funding. At inception, the Future Warrants were not considered “fixed-for-fixed” as the exercise price and number of ordinary shares are dependent on the date and share price at the date of issuance.  As such the Future Warrants were deemed to be liability classified. The Development  Funding Agreement and the Future Warrants are considered to be a hybrid instrument recorded as the development derivative liability on our consolidated balance sheets.

At the inception of the arrangement, the Company identified two units of account (i) the Initial Warrant and (ii) derivative liability, which included the success payments feature and the Future Warrants. The derivative liability was initially recorded at the value of $18.1 million, the estimated fair value at inception of the arrangement, and is remeasured at fair value at each reporting date. The remaining amount of $1.9 million of the initial cash received of $20.0 million was attributed to the Initial Warrants, which met the criteria for equity classification.

The development derivative liability is considered a level 3 fair value measurement, as it is dependent upon significant unobservable inputs. The derivative is valued using a scenario-based discounted cash flow method, whereby each scenario makes assumptions regarding the probability and timing of cash flows, and the present value of such cash flows is determined valued using a risk-adjusted discount rate. The fair value of the Future Warrants was estimated as of the inception of the agreement and as of December 31, 2020, using the Black Scholes Merton valuation model, with the following ranges of assumptions: volatility of 80.36% -80.76%, simulated share price of $0.11 based on a Monte Carlo model, risk-free rate of 0.17% - 0.19%, a term of 3 years and 9.6% - 10.5% discount for lack of marketability. Key inputs to the level 3 fair value model at inception and as of the reporting date include (i) the probability (100%) and timing of achieving stated development milestones to receive the next tranches of funding and the related issuance of Future Warrants upon receipt of the respective tranches of funding (ii) the probability and timing of achieving FDA and EMA approval of the designated indications, and (iii) the Company’s implied cost of borrowing (18.7% at inception and 16.6% as of reporting period).

The Initial Warrant met the criteria for equity classification and were recognized as a component of additional paid in capital and was not remeasured. The Initial Warrant of $1.9 million was represents the fair value at inception using a Black Scholes Merton model with the following assumptions: volatility of 80.76%, share price of $0.11, risk-free rate of 0.19%, a term of 3 years and 10.5% discount for lack of marketability.

If actual results or events differ materially from the estimates, judgments and assumptions used by us in applying these policies, our reported financial condition and results of operations could be materially affected. See Note 3 to the consolidated financial statements included in Item 17 in this Annual Report on Form 20-F for more information.

Results of Operations

Comparison of the Years Ended December 31, 2020, 2019 and 2018

The following tables summarizes our results of operations for the years ended December 31, 2020, 2019 and 2018, together with the dollar change in those items on a year over year basis:

	Year Ended December 31,		Dollar
	2020	2019	Change
	(in thousands)
Revenue	$—	$21,087	$(21,087)
Operating expenses:
Research and development	29,305	44,604	(15,299)
General and administrative	19,366	22,315	(2,949)
Total operating expenses	48,671	66,919	(18,248)
Loss from operations	(48,671)	(45,832)	(2,839)
Other expense	(8,786)	(25,896)	17,110
Net loss	$(57,457)	$(71,728)	$14,271

Revenue

We did not generate any revenue in 2020, compared to $21.1 million in revenue in 2019. The Company did not generate any revenues prior or subsequent to 2019. In 2019, revenue represented non-refundable upfront payments under the Alexion Arrangement that were recognized in full in accordance with ASC 606 as we completed our performance obligation in 2019. Alexion terminated the Agreement in January 2020, and as such, no additional revenue will be recognized under the Alexion Arrangement.

Research and Development Expenses

Research and development expenses decreased by $15.3 million to $29.3 million for the year ended December 31, 2020, from $44.6 million for the year ended December 31, 2019. This decrease was primarily from an $8.7 million net decrease in employee and consultant related costs attributable to the strategic repositioning implemented in the first quarter of 2020, a $3.2 million decrease in contract manufacturing, a $1.8 million net decrease in clinical costs primarily driven by closeout of the Phase 2 MMPOWER-2 and Phase 3 MMPOWER-3 trials which ended in December 2019, a $1.4 million decrease in preclinical costs and a $0.2 million net decrease in regulatory costs.

General and Administrative Expenses

General and administrative expenses decreased by $3.0 million to $19.4 million for the year ended December 31, 2020, from $22.3 million for the year ended December 31, 2019. The decrease in administrative expenses was attributed to a decrease of $4.3 million in pre-commercial activities offset in part by a $1.4 million increase in professional services and activities attributable to the cost of various financing transactions and increased costs of operating as a public company.

Other Expense

Other expense decreased by $17.1 million to $8.8 million for the year ended December 31, 2020 from $25.9 million for the year ended December 31, 2019. Other expense in 2020 consisted of a $7.1 million loss due to the change in fair value of the derivative liability and $1.8 million in interest expense offset by $0.1 million in interest income. Other expense in 2019 consisted of a $22.7 million loss on extinguishment of debt recorded in conjunction with the IPO, $6.7 million in interest expense mostly related to convertible debt and $0.3 million loss due to the change in fair value of the warrant liability offset in part by a $2.8 million gain from the fair value adjustment of the derivative liability associated with the convertible debt and $1.0 million in interest income.

Contractual Obligations

We enter into contracts in the normal course of business with CROs and clinical sites for the conduct of clinical trials, professional consultants and other vendors for clinical supply, manufacturing or other services.

We have entered into several license agreements with Cornell Research Foundation, Inc., a subsidiary of Cornell University, or Cornell, and Institut de recherches cliniques de Montréal, or the IRCM, pursuant to which Cornell and IRCM granted us an exclusive, worldwide rights under patents related to elamipretide, SBT-20 and other technology. In connection with the licenses granted under the original Cornell agreement, we issued Cornell 666,667 ordinary shares. With respect to the other Cornell license agreements, we paid Cornell upfront license fees of $60,000, annual fees of approximately $60,000 and are obligated to pay Cornell royalties on net sales, if any, by us and our sublicensees of any licensed product. Subject to specified reductions and royalty offsets, such royalties are calculated as a tiered, low-to-mid single digit percentage of net sales of licensed products under each of the Cornell license agreements, except that for licensed products under the original Cornell agreement, such royalties are calculated as a tiered, low single-digit to sub-teen double-digit percentage of net sales, depending on patent coverage, amount of net sales and type of licensed product. Our obligation to pay royalties as to any licensed product extends until the later of the expiration of the last-to-expire valid claim of any licensed patent covering such licensed product or 15 years after the date of our first commercial sale of such licensed product. If a licensed product is covered by licenses granted under the original Cornell agreement and another Cornell license agreement, then, for each unit of product, royalties will only be due under the original Cornell agreement.

We are obligated to pay Cornell a low double-digit percentage of specified payments we receive in connection with granting a sublicense under the Cornell license agreements. We have also agreed to reimburse Cornell for its out-of-pocket expenses incurred in preparing, filing, prosecuting and maintaining the licensed patents, except for any licensed patents as to which we elect to waive our licensed rights. We also have agreed to pay Cornell annual license maintenance fees in dollars in the mid-five-digits for the original Cornell agreement, and mid-four-digits for each of the other Cornell license agreements starting on the date specified in each such agreement, in all cases until the first commercial sale of a specified type of licensed product under such agreement.

Recent Accounting Pronouncements

Note 2, “Summary of Significant Accounting Policies,” in the accompanying notes to the consolidated financial statements includes a discussion of recent accounting pronouncements. There were no new accounting pronouncements adopted during 2020 that had a material effect on our consolidated financial statements.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act of 2012 permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies. As a result, our financial statements may not be comparable to the financial statements of reporting companies that are required to comply with the effective dates for new or revised accounting standards that are otherwise applicable to public companies.

Quantitative and Qualitative Disclosures about Market Risk

We are minimally exposed to market risk related to changes in interest rates. As of December 31, 2020, we had cash and cash equivalents of $32.8 million, consisting primarily of money market funds. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because our cash equivalents are held in short-term money market funds. We do not believe we are materially at risk to sudden drops in interest rates based on the amounts subject to these potential changes.

Our Term Loan Facility has a floating per annum rate equal to the greater of (i) the Wall Street Journal prime rate plus 5.5% or (ii) 9.5%, which exposes us to market interest rate risk when we have outstanding borrowings. As of December 31, 2020, we had $9.0 million of outstanding borrowings under the Term Loan Facility. Assuming our outstanding debt remains constant for an entire year and the applicable annual interest rate increases by 1.0%, our annual interest expense would increase by $0.1 million.

B.	Liquidity and capital resources.

Overview

We have funded our operations from inception through December 31, 2020 primarily through aggregate gross proceeds from the sale of Series A convertible preferred shares, the issuance of convertible promissory notes, a term loan, the sale of ordinary shares and the sale and issuance of ADSs, as well as proceeds received under the Alexion Arrangement, and the Development Funding Agreements. As of December 31, 2020, we had cash and cash equivalents of $32.8 million.

Indebtedness

Term Loan Facility

On June 30, 2017, we entered into a loan and security agreement with Hercules Capital, Inc., or Hercules, which we refer to as the Term Loan Facility. The Term Loan Facility was amended in March,

July and October of 2018, March and October of 2019 and July of 2020. We have borrowed an aggregated principal amount of $20.0 million as of December 31, 2020.

Borrowings under the Term Loan Facility bear interest at a floating per annum rate equal to the greater of (i) the Wall Street Journal prime rate plus 5.5% or (ii) 9.5%. In an event of default, as defined in the Term Loan Facility, the interest rate applicable to borrowings under such agreement will be increased by 4.0%. Interest payments are due monthly in arrears. Under the Term Loan Facility, as amended, we made interest only payments through February 1, 2021, at which time payments are made in monthly installments of principal and interest, continuing through the scheduled maturity date of July 1, 2021.

We may voluntarily prepay all, but not less than all, of the outstanding principal at any time prior to the maturity date, subject to a prepayment fee, which ranges from 0.5% to 3.0% of the outstanding principal depending on when the prepayment is made. The end of term charge of $1.3 million is due upon the earlier to occur of the maturity of the loan, the acceleration or prepayment of all outstanding principal, the termination of the Term Loan Facility or January 1, 2021. An additional end of term charge of $0.2 million is due upon the earlier to occur of the maturity of the loan, the acceleration or prepayment of all outstanding principal, or the termination of the Term Loan Facility.

Borrowings under the Term Loan Facility are secured by a first priority lien on all of our assets, excluding our intellectual property. We have agreed to a negative pledge on our intellectual property. The Term Loan Facility contains customary events of default and affirmative and negative covenants, including restrictions on our ability to pay dividends and incur additional debt, but does not contain any financial covenants. An event of default had not occurred as of December 31, 2020.

In connection with our entry into the Term Loan Facility, we issued to Hercules a warrant to purchase our ordinary shares. For a description of the warrant, see “Description of Share Capital and Articles of Association—Warrant” in our prospectus dated April 2, 2020, filed with the SEC on Form F-3, which information is incorporated by reference in this annual report.

Lincoln Park Agreement

In June 2020, we entered into a $20.0 million purchase agreement, or the Purchase Agreement, together with a registration rights agreement, with Lincoln Park Capital Fund, LLC, or Lincoln Park. Under the terms and subject to the conditions of the Purchase Agreement, we have the right to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $20.0 million of our ordinary shares, subject to certain limitations, from time to time, over the 36-month period commencing on June 22, 2020.  As of December 31, 2020, pursuant to the Purchase Agreement a total of 4,680,000 ordinary shares were sold to Lincoln Park for net proceeds totaling $0.7 million.

At- the-Market Offering Agreement

In August 2020, we and H.C. Wainwright & Co., LLC, or Wainwright, entered into an At The Market, or ATM, Offering Agreement pursuant to which we may offer and sell, from time to time, through Wainwright, ADSs, each representing 12 ordinary shares, with a nominal or par value of $0.0003 per share. We have no obligation to sell any ADSs pursuant to the ATM Offering Agreement and may at any time suspend sales pursuant to the ATM Offering Agreement. Each party may terminate the ATM Offering Agreement at any time without liability. As of December 31, 2020, we have not sold any shares under the ATM Offering Agreement, and we suspended our ability to sell under the facility in November 2020.

Development Funding Agreement

In October 2020, we entered into the Development Agreement, under which MVIL agreed to provide funding to support our efforts to secure regulatory approval for elamipretide and to develop elamipretide for the treatment of Barth, dry AMD, FRDA, DMD, replisome-related disorders and LHON. We received initial cash proceeds of $20.0 million pursuant to the Development Funding Agreement and in February 2021 we received a milestone payment of $10.0 million. We may receive up to an additional $5.0 million upon the completion of a final milestone. We may agree to add additional investors to the Development Funding Agreement, subject to the prior written consent of MVIL, on the same terms and subject to the same conditions as MVIL’s initial commitments, prior to the completion of the final milestone. We are obligated to make success payments to MVIL upon receipt of certain regulatory approvals of elamipretide in the designated indications.

Registered Direct Offerings

In November 2020, we entered into a Securities Purchase Agreement with certain institutional investors for a registered public offering, or the 2020 Public Offering, of an aggregate of 2,844,446 ADSs at a public offering price of $1.125 per ADS for net proceeds of approximately $2.6 million. In February 2021, we entered into a Securities Purchase Agreement with certain institutional investors for a registered direct offering, or the 2021 Public Offering, of an aggregate of 2,339,000 ADSs at a public offering price of $2.00 per ADS for net proceeds of approximately $4.1 million.

Cash Flows

The following table provides information regarding our cash flows for each of the years presented:

	Year ended December 31,
	2020	2019
	(in thousands)
Net cash (used in) provided by:
Operating activities	$(53,539)	$(47,984)
Investing activities	(60)	(130)
Financing activities	35,618	88,027
Net increase (decrease) in cash and cash equivalents	$(17,981)	$39,913

Net Cash Used in Operating Activities

The use of cash for operating activities in all periods resulted primarily from our net losses adjusted for non-cash charges and changes in components of working capital.

Net cash used in operating activities increased by $5.5 million to $53.5 million during the year ended December 31, 2020, from $48.0 million year ended December 31, 2019. Cash used in operating activities during the year ended December 31, 2020, consisted of our net loss of $57.5 million, partially offset by non-cash charges of $12.2 million, which includes $7.1 million change in fair value of derivative, $4.2 million in share-based compensation, $0.3 million in amortization of the debt discount, $0.4 million in non-cash interest expense and $0.2 million in other non-cash charges. Changes in operating assets and liabilities included $7.6 million in decreases in accounts payable, accrued expenses and other current liabilities and a $0.6 million decrease in prepaid expenses and other current assets.

Net Cash Used in Investing Activities

Net cash used in investing activities was $60,000 during the year ended December 31, 2020, and $130,000 during the year ended December 31, 2019.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $35.6 million during the year ended December 31, 2020, compared to $88.0 million during the year ended December 31, 2019. Cash provided by financing activities during the year ended December 31, 2020, was primarily attributable to the receipt of $23.4 million in connection with the issuance of ordinary shares as part of various financing activities during the year, $20.0 million in connection with the Development Funding Agreement, offset in part by $7.5 million of payments made on the Term Loan Facility and $0.3 million of payments for deferred financing costs.

Funding Requirements

We expect our expenses to increase in connection with our ongoing clinical activities, particularly as we continue to develop and conduct clinical trials with respect to elamipretide and new compounds,

including our ongoing and planned clinical trials; advance the development of pipeline programs; initiate new research and preclinical development efforts; and seek marketing approval for any product candidates that we successfully develop. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to establishing sales, marketing, distribution and other commercial infrastructure to commercialize such products. We have incurred, and expect to continue to incur, additional costs associated with operating as a public company.

Our existing cash and cash equivalents will not be sufficient to support our clinical development of elamipretide and SBT-272 for rare cardiomyopathies and neurological indications and rare and common ophthalmic indications, our planned Phase 3 trial for LHON or any clinical development for SBT-550 or any other product candidates we may develop in the future. We will be required to expend significant funds in order to advance the development of elamipretide, SBT-272, and SBT-550, as well as any other product candidates we may develop in the future. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

We believe that our existing cash and cash equivalents as of December 31, 2020 along with $10.0 million received under the development funding agreement in February 2021 and net proceeds of $4.1 million received from the registered direct offering in February 2021 will be sufficient to fund our operating expenses into the fourth quarter of 2021.

We have based our projections of operating capital requirements on assumptions that may prove to be incorrect, and we may use all of our available capital resources sooner than we expect. Because of the numerous risks and uncertainties associated with the research, development and commercialization of our product candidates, we are unable to estimate the exact amount of our operating capital requirements. Our future capital requirements will depend on many factors, including:

•	the scope, progress, timing, costs and results of our current and future clinical trials;
•	research and preclinical development efforts for any future product candidates that we may develop;
•	our ability to enter into and the terms and timing of any collaborations, licensing agreements or other arrangements;
•	the number of future product candidates that we pursue and their development requirements;
•	the outcome, timing and costs of seeking regulatory approvals;
•

costs of commercialization activities for any of our product candidates that receive marketing approval to the extent such costs are not the responsibility of any future collaborators, including the costs and timing of establishing product sales, marketing, distribution and manufacturing capabilities;

•	subject to receipt of marketing approval, revenue, if any, received from commercial sales of our current and future product candidates;
•	our headcount growth and associated costs if and as we expand our research and development and establish a commercial infrastructure;
•	costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against intellectual property related claims; and
•	costs of operating as a public company.

Identifying potential product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive and uncertain process that takes many years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

Until such time, if ever, that we can generate substantial revenues, we expect to finance our cash needs through a combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing investors will be diluted, and the terms of the securities we issue may include liquidation or other preferences that adversely affect the rights of holders of ADSs. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise funds through future collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

C.	Research and development, patents and licenses, etc.

Full details of our research and development activities and expenditures are given in “Item 4.B. —Business Overview” and “Item 5.A. —Operating Results” within this annual report.

D.	Trend information.

See “Item 5.A. —Operating Results” and “Item 5.B. —Liquidity and Capital Resources” within this annual report.

E.	Off-balance sheet arrangements.

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under the applicable regulations of the SEC.

F.	Tabular disclosure of contractual obligations.

Our contractual obligations relate to the lease of our office space and a term loan facility. We have summarized in the table below our fixed contractual cash obligations as of December 31, 2020.

	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
	(in thousands)
Operating leases	$265	$139	$126	$—	$—
Term loan facility(1)	10,565	10,565	—	—	—
Total	$10,830	$10,704	$126	$—	$—

(1)

Represents principal amount of the outstanding term loan as of December 31, 2020 as well as an end of term charge of $1.5 million due under the Term Loan Facility, of which $1.3 million was paid on January 1, 2021. The loan is subject to variable interest that will be calculated as payments become due.

G.	Safe harbor.

This annual report on Form 20-F contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. See the section titled “Cautionary Statement Regarding Forward-Looking Statements” at the beginning of this annual report.

Item 6. Directors, Senior Management and Employees

A.	Directors and senior management.

The following table sets forth the name and position of each of the directors of Stealth BioTherapeutics Corp and of the executive officers of Stealth Delaware and their ages as of the date of this annual report. Stealth BioTherapeutics Corp does not have any executive officers other than Irene McCarthy, its Chief Executive Officer.

Name	Age	Position
Executive Officers
Irene (Reenie) McCarthy	56	Chief Executive Officer, Director
Robert Weiskopf	70	Chief Financial Officer
Brian D. Blakey, Pharm.D.	59	Chief Business Officer
James R. Carr, Pharm.D.	58	Chief Clinical Development Officer
Martin P. Redmon	59	Chief Research and Development Officer
Non-Employee Directors
Gerald L. Chan, Sc.D.	70	Director, Chairman of the Board
Francis W. Chen, Ph.D. (1)(2)	72	Director
Louis Lange, M.D., Ph.D. (1)(3)	72	Director
Kevin F. McLaughlin (1)(2)	64	Director
Edward P. Owens (3)	74	Director
Eve Slater, M.D.(3)	75	Director

(1)  Member of Audit Committee

(2)  Member of Nominating Committee

(3) Member of Remuneration Committee

Executive Officers

Irene (Reenie) McCarthy has served as Director of Stealth BioTherapeutics Corp since June 2018 and as Chief Executive Officer of Stealth BioTherapeutics Corp since October 2018. She has served as Chief Executive Officer of Stealth Delaware since February 2016, as President and Secretary of Stealth Delaware since August 2015and as a director of Stealth Delaware since July 2009. Prior to Stealth, Ms. McCarthy was a member of the investment team at Morningside Technology Advisory, LLC (and affiliates), a private advisory company, from January 2009 to April 2016, and she remains a director of Morningside Technology Advisory, LLC. She has served as a director for numerous private biotechnology companies developing drugs across a broad spectrum of therapeutic focus areas. She holds a J.D. from the University of Pennsylvania Law School and a B.A. in English and Political Science from Bates College. We believe that Ms. McCarthy is qualified to serve on our board of directors because of her extensive experience investing in life sciences companies, her service on several life science company boards and her decade of service to our company, as an investor, board member and officer.

Robert Weiskopf has served as Chief Financial Officer of Stealth Delaware since September 2019. Mr. Weiskopf previously served as Chief Financial Officer and Treasurer of ArQule, Inc., a biopharmaceutical company, from May 2015 to March 2019 and as Vice President of Finance, Corporate Controller, and Treasurer of ArQule, Inc. from February 2007 to May 2015. Mr. Weiskopf is a Certified Public Accountant and holds a B.S.B.A. magna cum laude and M.S.B.A. in accounting from the University of Massachusetts at Amherst.

Brian D. Blakey, Pharm.D., has served as Chief Business Officer of Stealth Delaware since February 2014. Previously, Dr. Blakey was the Chief Strategy and Operations Officer of Element Marketing Group, a medical marketing agency, from June 2010 to February 2014, and was the Vice President of Commercial Development at Salutria Pharmaceuticals, LLC (formerly AtheroGenics Inc.), a biotechnology company, from May 2006 to May 2010. He also worked in multiple roles at GlaxoSmithKline, plc, a pharmaceutical company, beginning in March 1998, ultimately serving in the position of director between July 2003 and February 2004. Dr. Blakey holds a Pharm.D. from the University of Florida.

James R. Carr, Pharm.D., has served as Chief Clinical Development Officer of Stealth Delaware since January 2017 and previously served as our Vice President, Clinical Development since March 2014. Previously, Dr. Carr was the Executive Director in the Cardiovascular Metabolic Franchise at GlaxoSmithKline plc, a pharmaceutical company, from October 2010 to March 2014 and the Vice President of Clinical Development at ARCA biopharma, Inc., a pharmaceutical company, from May 2008 to November 2010. Dr. Carr holds a Pharm.D. and a B.S. in pharmacy from the University of Minnesota.

Martin Redmon has served as Chief Research & Development Officer at Stealth Delaware since March 2021. Previously, since May 2015 Mr. Redmon served as our Vice President, Research & Development. Mr. Redmon has more than 25 years of experience in pharmaceutical research and development, operations, and project and functional line management. Prior to joining Stealth, he served as Senior Vice President of Research, Development and Technical Operations at Precision Dermatology, and has previously held pharmaceutical development positions at Eli Lilly and Company, Focal Inc., Sepracor, Inc. (subsequently Sunovion Pharmaceuticals, Inc.), Praecis Pharmaceuticals Inc, and ArQule, Inc. Mr. Redmon holds a BS in Chemical Engineering and a PhD in Pharmaceutical Sciences, both from the University of Kentucky.

Non-Employee Directors

Gerald L. Chan, Sc.D., was appointed as a Director of Stealth BioTherapeutics Corp and as Chairman of the Board in June 2018. He has served as a director of Stealth Delaware since October 2007. Dr. Chan co-founded the Morningside group in 1986. He has been a member of the board of directors of Hang Lung Group Limited since 1986. He served on the board of directors of Aduro Biotech Inc. (subsequently, renamed Chinook Therapeutics, Inc.) from 2014 until 2018, and currently serves as a member and the chairman of the board of Apellis Pharmaceuticals, Inc. (Nasdaq: APLS). Dr. Chan received a B.S. and M.S. in engineering from the University of California, Los Angeles, and a M.S. in medical radiological physics and an Sc.D. in radiation biology from Harvard University. He did his post-doctoral training at the Dana-Farber Cancer Institute as a fellow of the Leukemia Society of America. We believe that Dr. Chan is qualified to serve on our board of directors because of his extensive experience investing in and serving on the boards of directors of life sciences companies.

Francis W. Chen, Ph.D., was appointed as a Director of Stealth BioTherapeutics Corp in June 2018. He has served as a director of Stealth Delaware since April 2006. In November 2011, he founded, and currently serves as the chairman of, SinoAmerican Partners Limited, an advisory services firm that specializes in cross-border transactions involving natural resources, transportation-based assets and related financial services. Dr. Chen was also a venture partner at WI Harper Group, an early-stage venture capital firm with investment activities in Silicon Valley and China from June 2009 to December 2012. He previously served on the board of directors of SPI Energy Co., Ltd. from November 2009 to August 2013. Dr. Chen has more than 20 years of prior management experience in the healthcare industry and has served on the board of directors of several private companies. Dr. Chen holds a Ph.D. in immunology from Harvard University and an M.S. and a B.S. in chemistry from Tufts University. We believe Dr. Chen is qualified to serve on our board of directors because of his extensive experience investing in and serving on the boards of directors of life science companies.

Kevin F. McLaughlin was appointed as a Director of Stealth BioTherapeutics Corp in June 2018. He has served as a director of Stealth Delaware since March 2017. Mr. McLaughlin is currently Senior Vice President, Chief Financial Officer and Treasurer of Acceleron Pharma, Inc., a biotechnology company, and has been since November 2010. Mr. McLaughlin has also served on the board of directors of Vericel Corporation, a biopharmaceutical company, since January 2015. He previously served as Senior Vice President and Chief Financial Officer of Qteros, Inc., a cellulosic biofuels company, from 2009 through 2010 and as co-founder, Chief Operating Officer and director of Aptius Education, Inc., a publishing company, from 2007 through 2009. Mr. McLaughlin held several executive positions with PRAECIS Pharmaceuticals, Inc., a biopharmaceutical company, from 1996 through 2007, initially as Chief Financial Officer, before becoming Chief Operating Officer and eventually President and Chief Executive Officer, and he served as a member of the board of directors. Mr. McLaughlin began his career in senior financial roles at Prime Computer and Computervision Corporation. Mr. McLaughlin received a B.S. in business from Northeastern University and an M.B.A. from Babson College. We believe Mr. McLaughlin is qualified to serve on our board of directors because of his extensive experience managing and serving on the boards of directors of life science companies.

Edward P. Owens was appointed as a Director of Stealth BioTherapeutics Corp in June 2018. He has served as a director of Stealth Delaware since May 2017. Mr. Owens has been a Director of Ironwood Pharmaceuticals, Inc. (Nasdaq: IRWD) since March 2013. He is a retired Partner of Wellington Management Company LLP and the founding portfolio manager of Vanguard Health Care Fund, which he managed from 1984 until his retirement at the end of 2012. Mr. Owens holds a B.S. in Physics from the University of Virginia and an M.B.A. from Harvard Business School. We believe Mr. Owens is qualified to serve on our board of directors because of his experience in serving on the board of directors of life sciences companies, as well as his investment expertise.

Louis Lange, M.D., Ph.D., was appointed as a Director of Stealth BioTherapeutics Corp in July 2019. Dr. Lange is currently a general partner at Asset Management Ventures, an investment firm, where he has worked since June 2009. Dr. Lange was the co-founder and served as the President and Chief Executive Officer of Cardiogen Sciences, Inc., a biotechnology company, from April 2014 until it was acquired by Audentes Therapeutics, Inc. (Nasdaq: BOLD) in August 2015. Dr. Lange also co-founded CV Therapeutics, Inc. in 1990 and served as the Chairman, Chief Executive Officer and Chief Scientific Officer until it was acquired by Gilead Sciences, Inc. (Nasdaq: GILD) in 2009. Dr. Lange has also served as the Chief of Cardiology and Professor of Medicine at Jewish Hospital at Washington University. Dr. Lange served as a member of Audentes Therapeutics, Inc.’s board of directors from August 2015 until January 2020 where he was the Lead Director from 2017 to 2019.  Dr. Lange also served on the board of directors of Maxygen, Inc. from December 2005 to August 2013, CymaBay Therapeutics, Inc. (Nasdaq: CBAY) from November 2003 to October 2015, and Esperion Therapeutics, Inc. (Nasdaq: ESPR) from February 2010 to May 2014. Dr. Lange also served as a member of the Board of Trustees at the University of Rochester from 1998 to 2018, and The Gladstone Foundation from 2010 to 2019. Dr. Lange was a senior advisor to Gilead from April 2009 until November 2019. He was on the board of directors of BIO (the trade organization of biotech companies) from 1998 to 2009, as well as other private companies. Dr. Lange holds a B.A. from the University of Rochester, an M.D. from Harvard Medical School and a Ph.D. from Harvard University. We believe Dr. Lange is qualified to serve on our board of directors because of his experience in serving in leadership positions at and on the board of directors of life sciences companies, as well as his investment expertise.

Eve Slater, M.D., F.A.C.C., was appointed as a Director of Stealth BioTherapeutics Corp in December 2020. Dr. Slater currently is a Professor of Clinical Medicine at Columbia University Vagelos College of Physicians and Surgeons, where she has taught in various positions since 1983. Dr. Slater is board certified in internal medicine and cardiology and brings considerable experience from the pharmaceutical industry. Dr. Slater has been a member of the board of directors of Idera Therapuetics from June 2010 to June 2016 . Dr. Slater was Senior Vice President, Worldwide Policy at Pfizer, Inc. from May 2007 until June 2009. Dr. Slater was the Assistant Secretary for Health, United States Department of Health and Human Services from February 2002 until March 2003 and was the Acting Assistant Secretary for Health from 2001 until her confirmation by the United States Senate in 2002. Dr. Slater held senior management positions at Merck Research Laboratories from 1983 to 2001, including Senior Vice President of External Policy, Vice President of Corporate Public Affairs, Senior Vice President of Clinical and Regulatory Development, Executive Director of Biochemistry and Molecular Biology, and Senior Director of Biochemical Endocrinology. Dr. Slater was trained in Internal Medicine and Cardiology at Massachusetts General Hospital, is board certified in Internal Medicine and Cardiology and is a Fellow of the American College of Cardiology. We believe Dr. Slater is qualified to serve on our board of directors because of her experience in the medical and pharmaceutical industries and her long tenure as an academic in the medical field.

Family Relationships

There are no family relationships among any of our directors or executive officers.

B.	Compensation.

For the year ended December 31, 2020, the aggregate compensation accrued or paid to our executive officers for services in all capacities was $1.8 million plus option awards exercisable for 7,512,916 ordinary shares at a weighted-average exercise price of $0.18 per share. Options for 7,512,916 shares expire on February 20, 2030.  For the year ended December 31, 2020, the aggregate Restricted Share Units awarded to our executive officers for service in all capacities was 6,596,220 ordinary shares, represented by 549,685 ADSs. The compensation that we pay to our Chief Executive Officer Reenie McCarthy, who is also a Director, is received solely in her capacity as Chief Executive Officer.

For the year ended December 31, 2020, the aggregate compensation accrued or paid to our non-employee directors for services in all capacities was $0.3 million plus option awards exercisable for 2,026,404 ordinary shares at a weighted-average average exercise price of $0.16 per share. Options for 1,330,500 shares expire on February 20, 2030, options for 75,000 shares expire on July 1, 2030 and options for 620,904 shares expire on December 3, 2030.

We have adopted a non-employee director compensation policy that provides to each non-employee director:

•	$40,000 per year for his or her service as a non-employee director;
•	$30,000 per year for his or her service as a non-executive chair;
•	$15,000 per year for his or her service as the audit committee chair;
•	$13,000 per year for his or her service as the remuneration committee chair;
•	$8,000 per year for his or her service as nomination committee chair;
•	$7,500 per year for his or her service as an audit committee member (other than for the committee chair);
•	$5,000 per year for his or her service as a remuneration committee member (other than for the committee chair);
•	$4,000 per year for his or her service as a nomination committee member (other than for the committee chair); and
•	at the discretion of the board of directors, an annual grant of options or restricted share units in respect of ordinary shares.

The following table sets forth information concerning outstanding equity awards for each of our non-employee directors as of December 31, 2020:

	OPTION AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Gerald L. Chan, Sc.D.	2,500,000	—	0.84	8/26/2024
	63,437	81,563	1.02	2/28/2029
	266,100	—	0.18	2/20/2030
Francis W. Chen, Ph.D.	50,000	—	0.45	12/13/2022
	63,437	81,563	1.02	2/28/2029
	266,100	—	0.18	2/20/2030
Lu Huang, M.D. (1)	—	—	—	—
Kevin F. McLaughlin	50,000	—	1.38	03/15/2027
	63,437	81,563	1.02	2/28/2029
	266,100	—	0.18	2/20/2030
Edward P. Owens	44,791	5,209	1.38	5/23/2029
	63,437	81,563	1.02	2/28/2029
	266,100	—	0.18	2/20/2030
Louis Lange	75,000	75,000	1.01	7/23/2029
	266,100		0.18	2/20/2030
Eve Slater	75,000	—	0.16	7/1/2030
	620,904	—	0.11	12/3/2030
(1)	Dr. Huang resigned from our board in December 2020.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

Equity and Non-Equity Incentive Plans

The four equity incentive plans described in this section are our 2019 share incentive plan, as amended, or the Amended 2019 Plan, our 2020 ADS incentive plan, or the ADS Plan, our 2019 employee share purchase plan, or ESPP, and our 2006 share incentive plan, as amended to date, or the 2006 Plan.

Amended 2019 Plan

Our board of directors recently approved an amendment of our 2019 share incentive plan, which became effective on March 25, 2020 upon approval from our shareholders. The Amended 2019 Plan provides for the grant of incentive share options, non-statutory share options, share appreciation rights, awards of restricted shares, restricted share units or other share-based awards. The number of our ordinary shares that is reserved for issuance under the Amended 2019 Plan is the sum of 22,692,938 shares plus (1) the number of our ordinary shares subject to outstanding awards under our 2006 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right and (2) an annual increase, or the Evergreen Provision, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2020 and continuing until, and including, the fiscal year ending December 31, 2029, equal to the lowest of 31,780,518 of our ordinary shares, 4.0% of the number of ordinary shares outstanding on the first day of the fiscal year and an amount determined by our board of directors. On January 1, 2020, prior to the amendment of our 2019 share incentive plan, 17,468,832 ordinary shares were added to the plan pursuant to the Evergreen Provision. In connection with the amendment of the plan, the number of shares reserved under the plan was reduced by 24,999,996 shares, as those shares are now reserved under the ADS Plan.

Pursuant to the Evergreen Provision, effective January 1, 2021, an additional 22,228,225 ordinary shares were added to the Amended 2019 Plan.

As of March 31, 2021, the total reserve under the Amended 2019 Plan is 66,113,165 shares of which 14,302,218 shares will be available for grant. Our employees, officers, directors, consultants and advisors and of any business ventures in which we have a controlling interest are eligible to receive awards under the Amended 2019 Plan; however, incentive share options may only be granted to our employees. In any calendar year, the value of awards under the Amended 2019 Plan and the ADS Plan made to any non-employee director for service as a director shall not exceed $1,000,000, unless otherwise approved by our board of directors at their discretion in extraordinary circumstances.

Pursuant to the terms of the Amended 2019 Plan, our board of directors (or a committee delegated by our board of directors) administers the Amended 2019 Plan and, subject to any limitations set forth in the Amended 2019 Plan, selects the recipients of awards and determines:

•	the number of ordinary shares covered by options and the dates upon which those options become exercisable;
•	the type of options to be granted;
•	the exercise price of options, which price must be at least equal to the fair market value of our ordinary shares on the date of grant;
•	the duration of options, which may not be in excess of 10 years;
•	the methods of payment of the exercise price of options; and
•

the number of our ordinary shares subject to and the terms of any share appreciation rights, awards of restricted shares, restricted share units or other share-based awards and the terms and conditions of such awards, including the issue price, conditions for repurchase, repurchase price and performance conditions (though the measurement price of share appreciation rights must be at least equal to the fair market value of our ordinary shares on the date of grant and the duration of such awards may not be in excess of ten years), if any.

In the event of any share split, reverse share split, share consolidation, share dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our ordinary shares other than an ordinary cash dividend, we are required by the Amended 2019 Plan to make equitable adjustments (or make substitute awards, if applicable), in a manner determined by our board, to:

•	the number and class of securities available under the Amended 2019 Plan;
•	the share counting rules under the Amended 2019 Plan;
•	the number and class of shares and exercise price per share of each outstanding option;
•	the share and per-share provisions and measurement price of each outstanding share appreciation right;
•	the number of shares and the repurchase price per share subject to each outstanding restricted share award; and
•	the share and per-share related provisions and purchase price, if any, of any outstanding restricted share unit award and other share-based award.

Upon a merger or other reorganization event (as defined in the Amended 2019 Plan), our board of directors may, on such terms as our board determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us), take any one or more of the following actions pursuant to the Amended 2019 Plan, as to some or all outstanding awards, other than restricted share awards:

•	provide that all outstanding awards will be assumed or substantially equivalent awards will be substituted by the acquiring or successor corporation (or an affiliate thereof);
•

upon written notice to a participant, provide that the participant’s unvested and/or unexercised awards will terminate or be forfeited immediately prior to the consummation of such transaction unless exercised by the participant;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
•

in the event of a reorganization event pursuant to which holders of our ordinary shares will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to

(i) the number of shares of our ordinary shares subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (ii) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•

provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of exercise, measurement or purchase price thereof and any applicable tax withholdings); or

•

any combination of the foregoing. Our board of directors is not obligated by the Amended 2019 Plan to treat all awards, all awards held by a participant, or all awards of the same type, identically. In the case of certain outstanding restricted share units, no assumption or substitution is permitted, and the restricted share units will instead be settled in accordance with the terms of the applicable restricted share unit agreement.

Upon the occurrence of a reorganization event other than a liquidation, winding up or dissolution, the repurchase and other rights under each outstanding restricted share award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, shares, securities or other property which our ordinary shares are converted into or exchanged for pursuant to the reorganization event, unless our board of directors provided for the termination or deemed satisfaction of such repurchase or other rights under the restricted share award agreement or any other agreement between the participant and us.

Upon the occurrence of a reorganization event involving a liquidation, winding up or dissolution, all restrictions and conditions on each outstanding restricted share award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted share award or in any other agreement between the participant and us. Our board of directors may at any time provide that any award under the Amended 2019 Plan shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Except with respect to certain actions requiring shareholder approval under the Nasdaq Listing Rules, the Amended 2019 Plan, and our Articles of Association, our board of directors may amend, modify or terminate any outstanding award under the Amended 2019 Plan, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive share option into a nonstatutory share option, subject to certain participant consent requirements. Unless our shareholders approve such action, the Amended 2019 Plan provides that we may not (except as otherwise permitted in connection with a change in capitalization or reorganization event):

•

amend any outstanding share option or share appreciation right granted under the Amended 2019 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or share appreciation right (whether or not granted under the Amended 2019 Plan) and grant in substitution therefor new awards under the Amended 2019 Plan (other than substitute awards permitted in connection with a merger or consolidation of an entity with us or our acquisition of property or share of another entity) covering the same or a different number of our ordinary shares and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•

cancel in exchange for a cash payment any outstanding option or share appreciation right with an exercise or measurement price per share above the then-current fair market value of our ordinary shares; or

•	take any other action that constitutes a “repricing” within the meaning of the Nasdaq Listing Rules.

No award may be granted under the Amended 2019 Plan after February 14, 2029, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the Amended 2019 Plan at any time, except that shareholder approval will be required to comply with applicable law or the Nasdaq Listing Rules.

ADS Plan

On February 18, 2020, our board of directors adopted the ADS Plan, which became effective on March 25, 2020 upon approval from our shareholders. Pursuant to the Evergreen Provision, effective January 1, 2021, an additional 9,526,380 ordinary shares or 793,865 ADSs were added to the ADS Plan.

Types of Awards

The ADS Plan provides for the grant of restricted ADSs, restricted ADS units and other ADS-based awards as described below.

Restricted ADS Awards. Restricted ADS Awards entitle recipients to acquire ADSs, subject to the right of the Company to repurchase all or part of such ADSs at their issue price or other stated or formula price (or to require forfeiture of such ADSs if issued at no cost) from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Dividends paid by the Company with respect to restricted ADSs will only be paid to the recipient if and when the ADSs become free from the restrictions on transferability and forfeitability provisions that apply to such ADSs.

Restricted ADS Unit Awards. Restricted ADS Unit Awards entitle the recipient to receive ADSs, an amount of cash equal to the fair market value of the number of ADSs set forth in the applicable award agreement, or the grant of an award under the Amended 2019 Plan to be delivered at the time such award vests or is settled pursuant to the terms and conditions established by the board of directors. Restricted ADS Unit awards may provide the recipient with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of ADSs, which amount may be settled in cash and/or ADSs and may be subject to the same restrictions on transfer and forfeitability as the Restricted ADS Units with respect to which they are paid, to the extent provided in the applicable award agreement.

Other ADS-Based Awards. Under the ADS Plan, the board of directors may grant other awards of ADSs and other awards that are valued in whole or in part by reference to, or are otherwise based on, ADSs or other property. These are referred to as Other ADS-Based Awards. Other ADS-Based Awards will be available as a form of payment in the settlement of other awards granted under the ADS Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other ADS-Based Awards may be paid in ADSs, cash or awards under the Amended 2019 Plan, as the board of directors shall determine.

Number of Shares Reserved

The number of our ordinary shares that is reserved for issuance under the ADS Plan is the sum of (1) 2,083,333 ADSs plus (2) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2021 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2030, equal to the least of (i) that number of ADSs representing 4% of the outstanding ordinary shares on such date and (ii) an amount determined by the board of directors.

If any award expires or is terminated, surrendered, canceled or forfeited in whole or in part (including as a result of ADSs subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or otherwise results in any ADSs not being issued, the unused ADSs covered by such award will again be available for grant under the ADS Plan. ADSs delivered (by actual delivery, attestation or net exercise) to the Company by a participant to satisfy tax withholding obligations with respect to awards (including ADSs retained from the award creating the tax obligation) will be added back to the number of ADSs available for the future grant of awards.

Transferability of Awards

Except as the board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors and of any business ventures in which we have a controlling interest are eligible to be granted awards under the ADS Plan.

Limit on Awards to Non-Employee Directors

In any calendar year, the value of awards under the Amended 2019 Plan and the ADS Plan made to any non-employee director for service as a director (calculated based on the grant date fair value of such awards for financial reporting purposes) shall not exceed $1,000,000. The board of directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Administration

The ADS Plan is administered by the board of directors. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the ADS Plan and to interpret the provisions of the ADS Plan. Pursuant to the terms of the ADS Plan, the board of directors may delegate authority under the ADS Plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized our Remuneration Committee to administer certain aspects of the ADS Plan, including the granting of awards to executive officers, and has authorized the Stock Option Committee of the board of directors, consisting of Ms. McCarthy to grant awards, subject to limitations set by the Board or the Remuneration Committee, to eligible participants other than members of the board of directors and executive officers. For purposes of this summary, where appropriate in the relevant context, the term “board of directors” may include the Remuneration Committee or any other committee to whom the board of directors delegates authority, as indicated in the ADS Plan.

Subject to any applicable limitations contained in the ADS Plan, the board of directors selects the recipients of awards and determines (i) the number of ADS subject to any Restricted ADS Award, Restricted ADS Unit Award or Other ADS-Based Awards and (ii) the terms and conditions of such awards, including conditions for vesting, repurchase, issue price and repurchase price, if any.

The board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s representative) may exercise rights under the award.

The board of directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Changes in Capitalization and Reorganization

We are required to make equitable adjustments (or make substitute awards, if applicable) in connection with the ADS Plan and any outstanding awards, as determined by the board of directors, to reflect share splits, share dividends, recapitalizations, spin-offs and other similar changes in capitalization or any dividends or distributions to holders of ADSs other than an ordinary cash dividend. The ADS Plan also contains provisions addressing the consequences of any reorganization event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the ordinary shares of the Company are converted into or exchanged for the right to receive cash, securities or other property, or are cancelled, or (b) any transfer, disposition, exchange or conversion of all of the ordinary shares of the Company for cash, securities or other property pursuant to a share exchange transaction or other transaction, or (c) any liquidation or dissolution of the Company. In connection with a reorganization event, the board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted ADS awards on such terms as the board of directors (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between the Company and the participant):

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•	upon written notice, provide that all unvested awards will be forfeited immediately prior to the consummation of such reorganization event and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice;
•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such reorganization event;
•

in the event of a reorganization event pursuant to which holders of our ADSs will receive a cash payment for each ADS surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (i) the number of shares of our ADSs subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (ii) the excess, if any, of the cash payment for each ADS surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•

provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and

•	any combination of the foregoing.

The board of directors is not obligated by the ADS Plan to treat all awards, all awards held by a participant, or all awards of the same type, identically. In the case of certain outstanding Restricted ADS Units, no assumption or substitution is permitted, and the Restricted ADS Units will instead be settled in accordance with the terms of the applicable Restricted ADS Unit award agreement.

In connection with a reorganization event other than a liquidation, winding up or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted ADSs will inure to the benefit of the Company’s successor and will, unless the board of directors determines otherwise, apply to the cash, shares, securities or other property which the ADSs were converted into or exchanged for pursuant to the reorganization event in the same manner and to the same extent as they applied to the Restricted ADSs. The board of directors has the discretion to provide for termination or deemed satisfaction of the repurchase or other rights in the award agreement or any other agreement between the participant and the Company, either initially or by amendment. In connection with a reorganization event involving the liquidation, winding up or dissolution of the Company, except to the extent specifically provided to the contrary in the award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all Restricted ADSs then outstanding will automatically be deemed terminated or satisfied.

Authorization of Sub-Plans

The board of directors may from time to time establish one or more sub-plans under the ADS Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The board of directors will establish any such sub-plans by adopting supplements to the ADS Plan containing any limitations on the board of director’s discretion under the ADS Plan and any additional terms and conditions not inconsistent with the ADS Plan as the board of directors deems necessary or desirable. Any supplement adopted by the board of directors will be deemed to be part of the ADS Plan but will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be made under the ADS Plan after the expiration of 10 years from the date on which the ADS Plan was adopted by the board, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the ADS Plan; provided that no amendment requiring shareholder approval under any applicable legal, regulatory or listing requirement will become effective until such shareholder approval is obtained. No award will be made that is conditioned upon shareholder approval of any amendment to the ADS Plan unless the award provides that (i) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of ADSs) prior to such shareholder approval.

Except with respect to actions requiring shareholder approval, the board of directors may amend, modify or terminate any outstanding award. A participant’s consent to such amendment will be required unless the board of directors determines that the amendment, taking into account any related action, does not materially and adversely affect the participant’s rights under the ADS Plan or that the change is permitted under the ADS Plan in connection with a change in capitalization or reorganization event.

2019 Employee Share Purchase Plan

In January 2019, our board of directors adopted, and our shareholders approved, the ESPP, which became effective on February 14, 2019. The ESPP is administered by our board of directors or by a committee appointed by our board of directors. The ESPP initially provides participating employees with the opportunity to purchase up to an aggregate of 3,972,565 ordinary shares. The number of ordinary shares reserved for issuance under the ESPP will automatically increase on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2020 and continuing until, and including, the fiscal year ending December 31, 2030, equal to the lowest of (i) 7,945,130 ordinary shares, (ii) 1.0% of the number of ordinary shares outstanding on the first day of the fiscal year and (iii) an amount determined by our board of directors. On January 1, 2020, 4,367,208 ordinary shares were added to the ESPP pursuant to this provision. Pursuant to the Evergreen Provision, effective January 1, 2021, an additional 6,351,768 ordinary shares were added to the 2019 employee Share Purchase Plan.

All of our employees or employees of any designated subsidiary, as defined in the ESPP, are eligible to participate in the ESPP, provided that:

•	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
•	such person has been employed by us or by a designated subsidiary for at least three months prior to enrolling in the ESPP; and
•	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the ESPP.

No employee may be granted an option which permits them to purchase ordinary shares under the ESPP and any of our other employee share purchase plans to accrue at a rate which exceeds $25,000 of the fair market value of our ordinary shares in any calendar year in which the option is outstanding. In addition, no employee may purchase ordinary shares under the ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our shares.

We expect to make one or more offerings to our eligible employees to purchase shares under the ESPP beginning at such time as our board of directors or committee may determine. Each offering will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our ordinary shares at the end of the offering period. Our board of directors may, at its discretion, choose a different period of not more than 12 months for an offering.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole ordinary shares that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our ordinary shares. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our ordinary shares on the first business day of the offering period or on the last business day of the offering period.

An employee may for any reason withdraw from participation in an offering prior to close of business on the fifteenth business day prior to the end of an offering period and permanently draw out the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of ordinary shares at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee’s account will be paid to the employee.

We will be required to make equitable adjustments to the number and class of securities available under the ESPP, the share limitations under the ESPP, and the purchase price for an offering period under the ESPP to reflect share splits, reverse share splits, share consolidation, share dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our ordinary shares other than ordinary cash dividends.

In connection with a merger or other reorganization event, as defined in the ESPP, our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase ordinary shares under the ESPP on such terms as our board or committee determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a reorganization event under the terms of which holders of our ordinary shares will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (i) the cash payment for each share surrendered in the reorganization event times the number of ordinary shares that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our ordinary shares on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the ESPP minus (ii) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the ESPP or any portion thereof. We will obtain shareholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board of directors may not make any amendment that would cause the ESPP to fail to comply with Section 423 of the Code. The ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

2006 Share Incentive Plan

Our board of directors adopted and our shareholders approved previously approved the 2006 Plan. The 2006 Plan provides for the grant of options, restricted shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, ordinary shares or other property. Our employees, officers, directors, consultants and advisers were eligible to receive awards under our 2006 Plan. Our board of directors administers the 2006 Plan.

The 2006 Plan expired in 2019 and no additional awards can be made under it. As of March 31, 2021, a total of 12,013,402 options remain outstanding under the 2006 Plan.

In the event of any share split, reverse share split, share dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of ordinary shares other than an ordinary cash dividend, we shall appropriately adjust, to the extent determined by the board of directors:

•	the number and class of securities available under the 2006 Plan;
•	the number and class of securities and exercise price per share of each outstanding option;
•	the repurchase price per share subject to each outstanding restricted share award; and
•	the terms of each other outstanding award under the 2006 Plan.

In the event of any merger or consolidation of our company with or into another entity as a result of which all of our ordinary shares are converted into or exchanged for the right to receive cash, securities or other property or are cancelled; an exchange of all of our ordinary shares for cash, securities or other property pursuant to a share exchange transaction; or a liquidation or dissolution of our company, our board of directors shall, on such terms as our board of directors determines, take any one or more of the following actions pursuant to the 2006 Plan, as to some or all outstanding awards, except as to restricted share awards:

•	provide that awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•

upon written notice to a plan participant, provide that the participant’s unexercised options or other awards shall be exercisable in full and will terminate immediately prior to the consummation of such event unless exercised by the participant within a specified period following the date of such notice;

•	provide that outstanding awards shall become realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such event;
•

if under the terms of such event, holders of ordinary shares will receive upon consummation thereof a cash payment for each share surrendered in the event, make or provide for a cash payment to a plan participant in exchange for the termination of such awards;

•	provide that, in connection with a liquidation of dissolution of the company, awards shall convert into the right to receive liquidation proceeds; or
•	any combination of the foregoing.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees are eligible to participate. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit and have the amount of the reduction contributed to the 401(k) plan. We contribute up to 3% of an employee’s salary, subject to statutory limits. During the year ended December 31, 2020, we contributed $233,263.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they contract with a broker to buy or sell ordinary shares on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Insurance and Indemnification

Every director and officer is indemnified and secured harmless out of our assets and funds against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer (other than by reason of such director’s or officer’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction) in or about the conduct of our affairs or in the execution of such director or officer’s duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether Cayman Islands or elsewhere.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our board, executive officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

C.	Board practices.

Board Composition

Our board of directors consists of Reenie McCarthy, Gerald L. Chan, Francis W. Chen, Kevin F. McLaughlin, Dr. Louis Lange, Edward P. Owens and Dr. Eve Slater. Our directors will hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. For more information on the length of time each director has served, see “Item 6.A.—Directors and Senior Management.”

Our Articles of Association provide that the minimum and maximum number of directors to be appointed shall be set by our board of directors. Our Articles of Association also provide that our directors may be removed by the affirmative vote of the holders of a majority of our ordinary shares present in person or by proxy and entitled to vote, and that our board of directors has the power to appoint a director, either as a result of a casual vacancy or as an additional director.

In accordance with the terms of our Articles of Association, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Gerald L. Chan, Edward P. Owens and Dr. Eve Slater, and their term will expire at the annual meeting of shareholders to be held in 2023;
•	the class II directors are Dr. Louis Lange and Francis W. Chen, and their term will expire at the annual meeting of shareholders to be held in 2021; and
•	the class III directors are Kevin F. McLaughlin and Reenie McCarthy, and their term will expire at the annual meeting of shareholders to be held in 2022.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires.

As a foreign private issuer, under the listing requirements and rules of Nasdaq, we are not required to have independent directors on our board of directors, except that our audit committee is required to consist fully of independent directors, subject to certain phase-in schedules. However, our board of directors has determined that, of our seven directors, five do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of director and that each of these directors is “independent” as that term is defined under Nasdaq rules.

Board Committees

Our board of directors has established audit, remuneration and nominating committees.

Audit Committee

During the year ended December 31, 2020, the members of our audit committee were Francis W. Chen, Dr. Louis Lange and Kevin F. McLaughlin, and Kevin F. McLaughlin serves as the chair of our audit committee. Our board of directors has determined that he is an “audit committee financial expert” as defined by applicable SEC rules. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function, if any;
•	discussing our risk management policies;
•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;
•	meeting independently with our internal auditing staff, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit services to be provided to us and all non-audit services to be provided to us by our registered public accounting firm must be approved in advance by our audit committee.

We believe that the composition of our committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating Committee

During the year ended December 31, 2020, the members of our nominating committee were Francis W. Chen and Kevin F. McLaughlin, and Francis W. Chen serves as the chair of our nominating committee. Our nominating committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;
•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board of directors’ committees;
•	developing and recommending to our board of directors corporate governance principles; and
•	overseeing periodic evaluations of our board of directors.

Remuneration Committee

During the year ended December 31, 2020, the members of our remuneration committee were Dr. Lu Huang (who resigned from our board in December 2020), Dr. Louis Lange, Edward P. Owens and Dr. Eve Slater, and Edward P. Owens serves as the chair of our remuneration committee. Our remuneration committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our remuneration committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer;
•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•	overseeing the evaluation of our senior executives;
•	reviewing and making recommendations to our board of directors with respect to our incentive compensation and equity-based compensation plans;
•	overseeing and administering our equity-based plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure to the extent such disclosure is required by SEC rules; and
•	preparing the remuneration committee report required by SEC rules.

Agreements with our Executive Officers

We have entered into offer letters with each of our executive officers that set forth the terms of the executive officer’s compensation, including his or her initial base salary and an annual cash bonus target percentage. The offer letters provide that the executive officers are eligible to participate in company-sponsored benefit programs that are available generally to all of our employees.

In addition, our offer letters with Dr. Blakey and Dr. Carr provide for the payment of six months’ base salary in the event that we terminate their employment without cause, subject to the execution of a release of claims. Under the letters, cause is defined as one or more of (i) willful malfeasant, dishonest or grossly negligent conduct that relates to us and causes us harm or damage; (ii) a continued breach of conduct required by the invention and non-disclosure agreement, including a material breach of any non-competition, non-solicitation or confidentiality covenant or under any applicable legal principle; (iii) a material breach of duty of loyalty to us; (iv) a commission of an act of fraud, theft, misappropriation or embezzlement; or (iv) a conviction of, or pleading nolo contendere to, a felony or any other crime involving moral turpitude. Severance payments to either of Dr. Blakey or Dr. Carr could be delayed for six months in certain circumstances for compliance with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics, that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the Corporate Governance section of our website, which is located at www.stealthbt.com/investors. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a report on Form 6-K.

D.	Employees.

As of December 31, 2020, we had 29 full-time employees, 15 of whom were primarily engaged in research and development activities and 8 of whom had a Ph.D. or Pharm.D. degree. All of our full-time employees are based in the United States.

Our employees are not represented by any collective bargaining agreements.

E.	Share ownership.

For information regarding the share ownership of our directors and executive officers, see “Item 6.B. — Compensation” and “Item 7.A. —Major Shareholders.”

Item 7. Major Shareholders and Related Party Transactions

A.	Major shareholders.

The following table sets forth information with respect to the beneficial ownership of the ordinary shares, as of February 28, 2021, except as otherwise noted, by:

•	each of our directors;
•	each of our executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the ordinary shares.

The percentage ownership calculations are based on a total of 667,399,714 ordinary shares outstanding as of February 28, 2021.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, ordinary shares subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 28, 2021 are considered outstanding, although such shares subject to options or other rights are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed shareholders is c/o Stealth BioTherapeutics Inc., 140 Kendrick Street, Needham, Massachusetts 02494. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
5% Shareholders
Morningside Venture (I) Investments Limited(1)	543,063,857	74.1%
Executive Officers and Directors
Reenie McCarthy (2)	9,713,934	1.4%
Robert Weiskopf (3)	656,314	*%
Brian D. Blakey, Pharm.D. (4)	2,322,692	*%
James R. Carr, Pharm.D. (5)	1,885,680	*%
Gerald L. Chan, Sc.D. (6)	3,091,621	*%
Francis W. Chen, Ph.D. (7)	391,621	*%
Louis Lange, M.D., Ph.D. (8)	341,100	*%
Kevin F. McLaughlin (9)	391,621	*%
Edward P. Owens (10)	390,579	*%
Eve Slater (11)	59,133	*%
All executive officers and directors as a group (10 persons) (12)	19,244,295	2.9%

*	Less than 1%.
(1)

Based on information set forth in Schedule 13 D/A filed with the SEC on February 17, 2021. Includes (1) 465,713,861 ordinary shares beneficially owned by Morningside Venture (I) Investments Limited or MVIL et al, consisting of (i) 418,960,015 ordinary shares (ii) 46,153,846 ordinary shares upon exercise of warrants (iii) 18,750,000 ordinary shares upon exercise of warrants and (iv) 600,000 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021; (2) 3,255,523 ADSs, representing 39,066,276 ordinary shares, beneficially owned by Season Pioneer Investments Limited, or SPIL; and (3) 1,627,810 ADSs,

representing 19,533,720 ordinary shares, beneficially owned by Equal Talent Investments Limited, or ETIL. Francis Ann Elizabeth Richards, Jill Marie Franklin, Peter Stuart Allenby Edwards and Raymond Long Sing Tang, the directors of MVIL, share voting and dispositive control over the shares held by MVIL. As a result, Ms. Richards, Ms. Franklin, Mr. Edwards and Mr. Tang may be deemed to possess voting and investment control over and may be deemed to have indirect beneficial ownership with respect to, all shares held by MVIL. MVIL is ultimately beneficially owned by a family trust established by Madam Chan Tan Ching Fen. Each of Ms. Richard, Ms. Franklin, Mr. Edwards and Mr. Tang disclaims beneficial ownership of such shares, except to the extent of their respective pecuniary interests therein. Tracy Gia Yunn Tsoi is the sole director of SPIL and ETIL and has sole voting and dispositive power with respect to securities held by SPIL and ETIL. SPIL is ultimately wholly beneficially owned by a trust over which Mr. Edwards has sole authority to remove the trustee. ETIL is ultimately wholly beneficially owned by a trust over which Mr. Edwards has sole authority to remove the trustee. Ms. Tsoi disclaims beneficial ownership of the securities owned directly by SPIL and ETIL, except to the extent of her pecuniary interest therein. MVIL, SPIL and ETIL may act together with respect to the voting and disposition of the securities held by such entities. The principal business address for MVIL, SPIL and ETIL is 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco.

(2)	Consists of 8,493,151 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.
(3)	Consists of 460,065 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.
(4)	Consists of 1,935,569 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.
(5)	Consists of 1,491,077 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.
(6)	Consists of 3,091,621 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.
(7)	Consists of 391,621 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.
(8)	Consists of 341,100 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.
(9)	Consists of 391,621 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.

(10)  Consists of 390,579 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.

(11)	Consists of 59,133 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.

(12)  Consists of 17,045,538 ordinary shares issuable upon the exercise of options exercisable within 60 days after February 28, 2021.

See “Item 3.D.—Risk Factors—Risks Related to Ownership of ADSs” for a discussion of MVIL’s controlling interest in the company.

Holdings by U.S. Shareholders

Citibank N.A., or Citibank, is the holder of record for the company’s American Depositary Receipt program, pursuant to which each ADS represents 12 ordinary shares. As of December 31, 2020, Citibank held 174,808,548 million ordinary shares representing 27.5% of the issued share capital held at that date. As of December 31, 2020, we had 14 holders of record with addresses in the United States, and such holders held 2.6% of our outstanding ordinary shares. As a result, the number of holders of record or registered holders in the United States is not representative of the number of beneficial holders or of the residence of beneficial holders.

B.	Related party transactions.

Since January 1, 2020, we have engaged in the following transactions with our directors, executive officers or holders of more than 5% of our outstanding share capital and their affiliates, which we refer to as our related parties.

Private Placement

In April 2020, we entered into an ordinary share purchase agreement with MVIL, pursuant to which we issued and sold to MVIL 152,858,460 ordinary shares at a price of $0.13084 per share, for an aggregate purchase price of $20.0 million.

Development Funding Agreement

In October 2020, we entered into a development funding agreement, or the Development Funding Agreement, with MVIL under which MVIL agreed to provide funding to us to support our efforts to secure regulatory approval of elamipretide. Under the Development Funding Agreement, MVIL paid us $20.0 million upon execution of the agreement and $10.0 million upon the achievement of a milestone in February 2021. MVIL has agreed to pay us up to an additional $5 million upon the achievement of an additional milestone. We are obligated to make success payments to MVIL upon receipt of certain regulatory approvals of elamipretide in certain indications.

Upon execution of the development funding agreement, we issued a warrant to MVIL exercisable for 46,153,846 ordinary shares at an exercise price of $0.13 with such number of ordinary shares being equal to the quotient of 30% of the amount of MVIL’s commitment divided by the exercise price. The warrant was immediately exercisable and has a term of three years. Upon MVIL’s payment to us in February 2021, we issued a warrant to MVIL exercisable for 18,750,000 ordinary shares to MVIL, at an exercise price of $0.16 with such number of ordinary shares being equal to the quotient of 30% of the amount of MVIL’s milestone funding divided by the exercise price. The warrant was immediately exercisable and has a term of three years.

Employment Agreements

See “Item 6.C.—Board practices—Agreements with Our Executive Officers” for information about agreements between us and our executive officers.

Indemnification of Officers and Directors

As more fully described in our Articles of Association, our Articles of Association provide that our board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices out of our assets and funds, except liability incurred by reason of such director’s or officer’s dishonesty, willful deceit or fraud. See “Item 6.B.—Compensation” of this annual report for a further discussion of these arrangements. We have entered into indemnification agreements with each of our directors.

C.	Interests of experts and counsel.

Not applicable.

Item 8. Financial Information

A.	Consolidated statements and other financial information.

Our consolidated financial statements are appended at the end of this annual report, starting at page F-1, and incorporated herein by reference.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in any material legal proceedings. We may become involved in material legal proceedings in the future.

Dividends

We have never declared or paid cash dividends to our shareholders and we do not intend to pay cash dividends in the foreseeable future.

B.	Significant changes.

Not applicable.

Item 9. The Offer and Listing

A.	Offer and listing details.

Not applicable.

B.	Plan of distribution.

Not applicable.

C.	Markets.

Not applicable.

D.	Selling shareholders.

Not applicable.

E.	Dilution.

Not applicable.

F.	Expenses of the issue.

Not applicable.

Item 10. Additional Information

A.	Share capital.

Not applicable.

B.	Memorandum and articles of association.

On March 25, 2020, at our Annual General Meeting, our shareholders approved the increase to our authorized share capital from US$225,000 divided into 750,000,000 Ordinary Shares of a nominal or par value of US$0.0003 each to US$360,000 divided into 1,200,000,000 Ordinary Shares of a nominal or par value of US$0.0003 each. Subject to the update set forth in the previous sentence, the information set forth in our prospectus dated April 2, 2020, filed with the SEC on Form F-3, under the headings “Description of Share Capital and Articles of Association—General,” “Description of Share Capital and Articles of Association—Issued Share Capital,” “Description of Share Capital and Articles of Association—Articles of Association,” “Description of Share Capital and Articles of Association—Differences in Corporate Law,” and “Enforcement of Civil Liabilities” is incorporated herein by reference.

C.	Material contracts.

Except as otherwise disclosed in this annual report (including the exhibits thereto), we are not currently, and have not been in the last two years, party to any material contract, other than contracts entered into in the ordinary course of our business.

D.	Exchange controls.

There are no governmental laws, decrees, regulations or other legislation of the Cayman Islands which may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or which may affect the remittance of dividends, interest or other payments to nonresident holders of our ordinary shares or ADSs.

E.	Taxation.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares or ADSs by U.S. Holders (as defined below). This discussion applies to U.S. Holders of our ADSs who hold such ADSs as a capital asset (generally, property held for investment). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary, and proposed U.S. Treasury Regulations, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks, insurance companies and certain other financial institutions;
•	U.S. expatriates and certain former citizens or long-term residents of the United States;
•	dealers or traders in securities who use a mark-to-market method of tax accounting;
•

persons holding ordinary shares or ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to ordinary shares or ADSs;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;
•	brokers, dealers or traders in securities, commodities or currencies;
•	tax-exempt entities or government organizations;
•	S corporations, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies or real estate investment trusts;

•	persons who acquired our ordinary shares or ADSs pursuant to the exercise of any employee share option or otherwise as compensation;
•	persons that own or are deemed to own ten percent or more of our shares; and
•	persons holding our ordinary shares or ADSs in connection with a trade or business, permanent establishment or fixed base outside the United States.

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares or ADSs, the U.S. federal income tax consequences relating to an investment in such ordinary shares or ADSs will depend upon the status of the partner and the activities of the partnership.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares or ADSs and is:

•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U. S. persons have authority to control all substantial decisions of the trust or (ii) the trust has made a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

Holders of our ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our ordinary shares or our ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for the underlying ordinary shares represented by such ADSs. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly, the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of the underlying ordinary shares.

Passive Foreign Investment Company Rules

We are a foreign corporation, within the meaning of the Code. If we are classified as a passive foreign investment company, or PFIC, in any taxable year, certain adverse U.S. federal income tax consequences could apply to a U.S. Holder as a result of that classification.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income, or the PFIC income test; or
•

on average at least 50% of the value of its assets, determined on a quarterly basis, is attributable to assets that produce passive income (or no income) or are held for the production of passive income, or the PFIC asset test.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from the sale or exchange of property that gives rise to passive income (or no income). Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Based on our estimated gross income and the average value of our gross assets, taking into account the price of our ADSs and the nature of our business, we do not believe that we were a PFIC for our tax year ended December 31, 2020, and do not currently expect to be a PFIC during our tax year ending December 31, 2021. However, there can be no assurance that we will not be classified as a PFIC for the current taxable year or any prior or future taxable year. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation.

A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year. The total value of our assets for purposes of the PFIC asset test frequently (though not invariably) may be inferred using the market price of our ordinary shares or ADSs, which may fluctuate considerably and thereby affect the determination of our PFIC status for any given taxable year.

If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares or ADSs, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year, if that distribution is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares or ADSs, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares or ADSs, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our ordinary shares or ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, in the amounts generally applicable to underpayments of tax over the relevant period, will be added to the tax.

If we are classified as a PFIC for any year during which a U.S. Holder holds our ordinary shares or ADSs, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such ordinary shares or ADSs, regardless of whether we continue to meet the tests described above, unless we cease to be a PFIC and the U.S. Holder makes a “deemed sale” election under the PFIC rules with respect to our ordinary shares or ADSs. If the “deemed sale” election is made, the U.S. Holder will be deemed to have sold our ordinary shares or ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ordinary shares or ADSs would not be treated as shares of a PFIC unless we subsequently become a PFIC. If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares or ADSs, and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made such election may be classified as lower-tier PFICs if we are a PFIC during a U.S. Holder’s holding period and the subsidiary meets the PFIC income test or PFIC asset test.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares or ADSs if a valid “mark-to-market” election is made by the U.S. Holder for our ordinary shares or ADSs, provided that the ordinary shares or ADSs are “marketable.” Our ordinary shares or ADSs will be considered marketable if they are “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury Regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Our ADSs will be considered marketable as long as they remain listed on The Nasdaq Global Market and are regularly traded. A mark-to-market election will not apply to our ordinary shares or ADSs for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for our ordinary shares or ADSs.

An electing U.S. Holder generally must take into account as ordinary income each year an amount equal to the excess, if any, of the fair market value of our ordinary shares or ADSs held at the end of such taxable year over the adjusted tax basis of such ordinary shares or ADSs. The U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis of such ordinary shares or ADSs over their fair market value at the end of the taxable year, but only to the extent of any net mark-to-market gains for prior years. The U.S. Holder’s tax basis in our ordinary shares or ADSs would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our ordinary shares or ADSs in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains for prior years) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ordinary shares or ADSs would be classified as a capital gain or loss. Once made, the election cannot be revoked without the consent of the Internal Revenue Service, or the IRS, unless the ADSs cease to be marketable.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, U.S. holders should assume that a QEF election will not be available.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.

Distributions

While we do not expect to pay any dividends in the near future, in the event any dividends are paid, subject to the discussion above under “Passive Foreign Investment Company Rules,” a U.S. Holder that receives a distribution with respect to our ordinary shares or ADSs generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares or ADSs. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares or ADSs, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income.” However, the qualified dividend income treatment may not apply if we are treated as a PFIC with respect to the U.S. Holder. Distributions on our ordinary shares or ADSs that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received’’ deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends will be included in a U.S. Holder’s income on the date of the Depositary’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss with respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Sale, Exchange or Other Disposition of Our Ordinary Shares or ADSs

Subject to the discussion above under “Passive Foreign Investment Company Rules,’’ a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ordinary shares or ADSs in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares or ADSs were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our ordinary shares or ADSs will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ordinary shares or ADSs.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our ordinary shares or ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Rules,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our ordinary shares or ADSs may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to timely comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our ADSs may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

Cayman Islands Taxation

Holders should consult their professional advisors on the possible tax consequences of buying, holding or selling any ADSs under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the ADSs. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

No stamp duty, capital duty, registration or other issue or documentary taxes are payable in the Cayman Islands on the creation, issuance or delivery of the ADSs. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. There are currently no Cayman Islands taxes or duties of any nature on gains realized on a sale, exchange, conversion, transfer or redemption of the ADSs. Payments of dividends and capital in respect of the ADSs or ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the ADSs, nor will gains derived from the disposal of the ADSs be subject to Cayman Islands income or corporation tax as the Cayman Islands currently have no form of income or corporation taxes.

Pursuant to section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Cabinet:

•	that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciation shall apply to us or our operations; and
•	that no such tax or any tax in the nature of estate duty or inheritance tax shall be payable on or in respect of the ADSs or ordinary shares, debentures or other obligations of ours.

The undertaking for the Company is for a period of twenty years from April 11, 2006.

F.	Dividends and paying agents.

Not applicable.

G.	Statement by experts.

Not applicable.

H.	Documents on display.

We previously filed with the SEC our registration statement on Form F-1 (Registration No. 333-229097), as amended, including the prospectus contained therein, to register our ADSs, each representing 12 ordinary shares, in relation to our IPO. We have also filed with the SEC a related registration statement on Form F-6 (Registration No. 333-229509), as amended, to register our ADSs.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and file reports under those requirements with the SEC. Those reports may be inspected without charge at the locations described below. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.stealthbt.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this annual report. We have included our website address in this annual report solely as an inactive textual reference.

The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the SEC.

With respect to references made in this annual report to any contract or other document of our company, such references are not necessarily complete and you should refer to the exhibits attached or incorporated by reference to this annual report for copies of the actual contract or document.

I.	Subsidiary information.

Not applicable.

Item 11. Quantitative and Qualitative Disclosures About Market Risk

We are minimally exposed to market risk related to changes in interest rates. As of December 31, 2020, we had cash and cash equivalents of $32.8 million, consisting primarily of money market funds. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because our cash equivalents are held in short-term money market funds. We do not believe we are materially at risk to sudden drops in interest rates based on the amounts subject to these potential changes.

Our Term Loan Facility (as defined in Item 5.B. above) has a floating per annum rate equal to the greater of (i) the Wall Street Journal prime rate plus 5.5% or (ii) 9.5%, which exposes us to market interest rate risk when we have outstanding borrowings. As of December 31, 2020, we had $9.0 million of outstanding borrowings under the Term Loan Facility. Assuming our outstanding debt remains constant for an entire year and the applicable annual interest rate increases by 1.0%, our annual interest expense would increase by $0.1 million.

Item 12. Description of Securities Other than Equity Securities

A.	Debt securities.

Not applicable.

B.	Warrants and rights

Not applicable.

C.	Other securities

Not applicable.

D.	American depositary shares.

Citibank, N.A., as depositary bank, registers and delivers our American Depositary Shares, also referred to as ADSs. Each ADS represents 12 ordinary shares (or a right to receive 12 ordinary shares) deposited with Citibank, N.A.—Hong Kong, located at 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong, or any successor, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary in respect of the depositary facility. The depositary’s corporate office at which our ADSs are administered is located at 388 Greenwich Street, New York, New York 10013. A deposit agreement among us, the depositary and the ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary. A form of the deposit agreement is incorporated by reference as an exhibit to this annual report.

Fees and Charges Payable by ADS Holders

The table below summarizes the fees and charges that a holder of our ADSs may have to pay, directly or indirectly, to our depositary, Citibank, N.A., pursuant to the deposit agreement and the types of services and the amount of the fees or charges paid for such services. The actual fees payable by us and the holders of ADSs are negotiated between the depositary and us. In connection with these arrangements, we have agreed to pay various fees and expenses of the depositary. Currently, ADS holders are responsible for paying a fee upon the delivery of ordinary shares against the surrender of ADSs.

The fees and charges that an ADS holder may be required to pay can be changed in the future upon mutual agreement between the depositary and us and may include:

SERVICE	FEE

Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares or upon a change in the ADS(s)-to-ordinary shares ratio), excluding ADS issuances as a result of distributions of ordinary shares

Up to $5.00 per 100 ADSs (or fraction thereof) issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS(s)-to-ordinary shares ratio)	Up to $5.00 per 100 ADSs (or fraction thereof) cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $5.00 per 100 ADSs (or fraction thereof) held

Distribution of ADSs pursuant to (i) share dividends or other free share distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $5.00 per 100 ADSs (or fraction thereof) held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $5.00 per 100 ADS (or fraction thereof) held

ADS Services	Up to $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the depositary

In addition, ADS holders are responsible for certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;
•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;
•	the expenses and charges incurred by the depositary in the conversion of foreign currency;
•	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
•	the fees and expenses incurred by the depositary, the custodian or any nominee in connection with the servicing or delivery of deposited property.

Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary and by the brokers (on behalf of their clients) delivering our ADSs to the depositary for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (e.g., stock dividend, rights), the depositary charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor, the depositary sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of our ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary.

In the event of refusal to pay taxes or other governmental charges by the holder of an ADS, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of such tax or other governmental charge from any distribution to be made to the ADS holder, and the ADS holder would remain liable for any deficiency.

The disclosure under this heading “Fees and Charges Payable by ADS Holders” is subject to and qualified in its entirety by reference to the full text of the deposit agreement.

PART II

Item 13. Defaults, Dividend Arrearages and Delinquencies

None.

Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds

A. Not applicable.

B. Not applicable.

C. Not applicable.

D. Not applicable.

E. Not applicable

The information set forth in our prospectus dated February 14, 2019, filed with the SEC pursuant to Rule 424(b), under the headings “Use of Proceeds” is incorporated herein by reference.

Item 15. Controls and Procedures

A. Disclosure Controls and Procedures

We have carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) under the supervision and the participation of the company’s management, which is responsible for the management of the internal controls, and which includes our Chief Executive Officer (our principal executive officer and principal financial officer). The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. Accordingly, even effective disclosure controls and procedures can only provide reasonable assurance of achieving their control objectives. Based upon our evaluation of our disclosure controls and procedures as of December 31, 2020, our Chief Executive Officer concluded that, as of such date, our disclosure controls and procedures were effective at a reasonable level of assurance.

B. Management’s annual report on internal control over financial reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed, under the supervision of our Chief Executive Officer (our principal executive officer and principal financial officer), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States of America.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect all misstatements. Moreover, projections of any evaluation of the effectiveness of internal control to future periods are subject to a risk that controls may become inadequate because of changes in conditions and that the degree of compliance with the policies or procedures may deteriorate.

Our management has assessed the effectiveness of internal control over financial reporting as of December 31, 2020, based on the Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 2013. Based on this assessment, our management has concluded that our internal control over financial reporting as of December 31, 2020, was effective.

C. Attestation report of the registered public accounting firm.

This annual report does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of the company’s registered public accounting firm due to a transition period established by rules of the SEC for newly public companies.

D. Changes in internal control over financial reporting.

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the fiscal year ended December 31, 2020 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 16. [Reserved]

Item 16A. Audit Committee Financial Expert

Our board of directors has determined that Mr. Kevin McLaughlin, an independent director and member of the Audit Committee, qualifies as an “audit committee financial expert,” as defined in Item 16A of Form 20-F.

Item 16B. Code of Ethics

We have adopted a written code of business conduct and ethics, that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the Corporate Governance section of our website, which is located at investor.stealthbt.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a report on Form 6-K.

Item 16C. Principal Accountant Fees and Services

The following table sets forth the aggregate fees by categories specified below in connection with certain professional services rendered by Deloitte & Touche LLP, our independent registered public accounting firm, as well as Deloitte Tax LLP for the periods indicated.

	Year Ended December 31,
	2020	2019
	(in thousands)
Audit fees(1)	$510	$455
Audit-related fees(2)	165	—
Tax fees(3)		15
All other fees	—	—
Total	$675	$470

(1)	Audit fees consist of fees for the audit of our financial statement and fees for accounting consultations.

(2)            Audit-related fees are fees related to services performed in connection with registration statements or other regulatory filings with the SEC, comfort letters, and consents.

(3)	Tax fees consist of fees for professional services with respect to tax advisory services.

The policy of our audit committee or our board of directors is to pre-approve all auditing services and permitted non-audit services to be performed for us by our independent auditor, Deloitte & Touche LLP, including the fees and terms thereof for audit services, audit-related services, tax services and other non-audit services, subject to deminimus exception described in Section 10A(i)(l)(B) of the Exchange Act.

Item 16D. Exemptions from the Listing Standards for Audit Committees

Not applicable.

Item 16E. Purchases of Equity Securities by the Issuer and Affiliated Purchasers

Not applicable.

Item 16F. Change in Registrant’s Certifying Accountant

Not applicable.

Item 16G. Corporate Governance

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we will comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While we voluntarily follow most Nasdaq corporate governance rules, we may choose to take advantage of the following limited exemptions afforded to foreign private issuers:

•	exemption from the requirement to have independent director oversight of director nominations;
•	exemption from the requirements that our board of directors have a compensation committee that is composed entirely of independent directors; and
•	exemption from the requirement that our board of directors shall have regularly scheduled meetings at which only independent directors are present as set forth in Nasdaq Rule 5605(b)(2).

We intend to follow our home country practices in lieu of the foregoing requirements. Although we may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). Although we currently intend to comply with the applicable Nasdaq corporate governance rules other than as noted above, we may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules.

In addition, as a foreign private issuer, we expect to take advantage of the following exemptions from SEC reporting obligations:

•	exemption from filing quarterly reports on Form 10-Q or current reports on Form 8-K, disclosing significant events within four days of their occurrence; and
•	exemption from Section 16 rules regarding sales of common shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq and the domestic reporting requirements of the SEC. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Item 16H. Mine Safety Disclosure

Not applicable.

PART III

Item 17. Financial Statements

See pages beginning on F-1 of this annual report on Form 20-F.

Item 18. Financial Statements

Not Applicable

Item 19. Exhibits

Exhibit Number	Description

1.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F, dated April 1, 2020)

2.1

Deposit Agreement among the Company, Citibank, N.A., as depositary, and all Owners and Holders of ADSs issued thereunder (incorporated by reference to Exhibit 99.3 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on March 5, 2019)

2.2	Form of American Depository Receipt (included in Exhibit 2.1)

2.3

Description of the Registrant’s Securities pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 2.3 to the Registrant’s Annual Report on Form 20-F, dated April 1, 2020)

4.1

Warrant Agreement, dated June 30, 2017, by and between the Company and Hercules Capital Inc., as amended and restated on June  7, 2018 (incorporated by reference to Exhibit 4.3 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December 28, 2018)

4.2	2006 Share Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December 28, 2018)

4.3

Form of Incentive Option Agreement under 2006 Share Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December 28, 2018)

4.4

Form of Nonstatutory Option Agreement under 2006 Share Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December 28, 2018)

4.5	2019 Share Incentive Plan, as amended (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 20-F, dated April 1, 2020)

4.6

Form of Share Option Agreement under 2019 Share Incentive Plan (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1, as amended, filed with the Securities and Exchange Commission January 30, 2019)

4.7

Form of Restricted Share Agreement under 2019 Share Incentive Plan (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1, as amended, filed with the Securities and Exchange Commission January 30, 2019)

4.8

Form of Director and Officer Indemnification Agreement by and between the Registrant and each of its officers and directors (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December 28, 2018)

Exhibit Number	Description

4.9†

Exclusive License Agreement, dated April  20, 2006, among the Company, Cornell Research Foundation, Inc. and Institut de recherches cliniques de Montréal, as amended by First Amendment to Exclusive License Agreement dated October  7, 2010 (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December 28, 2018)

4.10†

Exclusive License Agreement, dated November  22, 2010, between the Company and Cornell University (incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December  28, 2018)

4.11†

Exclusive License Agreement, dated November  3, 2011, by and between the Company and Cornell University (incorporated by reference to Exhibit 10.10 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December  28, 2018)

4.12

Office Lease Agreement, dated October  31, 2014, by and between the Company and Hines Global REIT Riverside Center, LLC (incorporated by reference to Exhibit 10.13 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December 28, 2018)

4.13

Amendment Agreement by and between the Company and Danforth Advisors, LLC, dated as of June  13, 2018 (incorporated by reference to Exhibit 10.14 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December 28, 2018)

4.14

Loan and Security Agreement, dated June 30, 2017, by and between the Company and Hercules Capital Inc., as amended on March  12, 2018, July 26, 2018 and October 10, 2018 (incorporated by reference to Exhibit 10.15 of our Registration Statement on Form F-1 filed with the Securities and Exchange Commission December  28, 2018)

4.15	2019 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.16 of our Registration Statement on Form F-1, as amended, filed with the Securities and Exchange Commission January 30, 2019)

4.16

First Amendment to Lease dated as of January  31, 2019 by and between the Company and Hines Global REIT Riverside Center LLC (incorporated by reference to Exhibit 10.17 of our Registration Statement on Form F-1, as amended, filed with the Securities and Exchange Commission February 14, 2019)

4.17

Fourth Amendment to Loan and Security Agreement dated as of March 29, 2019, by and between Hercules Capital Inc. and the Company (incorporated by reference to Exhibit 4.19 of our Annual Report on Form 20-F (File No.001-38810) filed on April 4, 2019)

4.18

Fifth Amendment to Loan and Security Agreement dated as July 28, 2020, by and between Hercules Capital Inc and the Company (incorporated by reference to Exhibit 10.1 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on August 6, 2020)

4.19

Development Funding Agreement, dated as of October 30, 2020, by and between the Company and Morningside Venture (I) Investments Limited (incorporated by reference to Exhibit 10.1 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on November 4, 2020)

4.20

Ordinary Share Purchase Warrant, dated as of October 30, 2020, by and between the Company and Morningside Venture (I) Investments Limited (incorporated by reference to Exhibit 10.2 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on November 4, 2020)

4.21*	Sublease Agreement dated September 22, 2020 by and between the Company and PTC Inc

Exhibit Number	Description
4.22	2020 ADS Incentive Plan(incorporated herein by reference to Exhibit 4.20 to the Registrant’s Annual Report on Form 20-F, dated April 1, 2020)

4.23	Form of Restricted ADS Unit Award Agreement under 2020 ADS Incentive Plan (incorporated herein by reference to Exhibit 4.21 to the Registrant’s Annual Report on Form 20-F, dated April 1, 2020)

8.1*	Subsidiaries of the Registrant

12.1*

Certification by the Principal Executive Officer and Principal Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

13.1*	Certification by the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

15.1*	Consent of Deloitte & Touche, LLP, independent registered public accounting firm

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
†	Confidential treatment granted as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

The registrant hereby certifies that it meets all of the requirements for filing on Form 20-F and that it has duly caused and authorized the undersigned to sign this annual report on its behalf.

Stealth BioTherapeutics Corp

Date: April 6, 2021	By:	/s/ Irene P. McCarthy
		Name:	Irene P. McCarthy
		Title:	Chief Executive Officer

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Index to Consolidated Financial Statements as of December 31, 2020 and 2019 and for the Years Ended December 31, 2020, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Stealth BioTherapeutics Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Stealth BioTherapeutics Corp and subsidiaries (the "Company") as of December 31, 2020 and 2019, the related consolidated statements of operations, convertible preferred shares and shareholders' equity (deficit), and cash flows, for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 6, 2021

We have served as the Company's auditor since 2014.

STEALTH BIOTHERAPEUTICS CORP

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$32,787	$50,768
Prepaid expenses and other current assets	2,253	1,630
Total current assets	35,040	52,398
Property and equipment, net	106	345
Deferred financing costs and other non-current assets	702	—
Total assets	$35,848	$52,743
Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,526	$9,520
Accrued expenses and other current liabilities	7,024	8,495
Accrued interest payable	1,499	1,219
Current portion of debt	9,000	14,716
Total current liabilities	21,049	33,950

Long-term debt, less current portion	—	1,526
Long-term deferred rent, less current portion	16	—
Development derivative liability - related party	25,155	—
Total liabilities	46,220	35,476
Commitments and contingencies (Note 14)
Shareholders’ equity (deficit):
Ordinary shares, $0.0003 par value; 1,200,000,000 shares authorized and 635,092,150 shares issued and outstanding at December 31, 2020; 750,000,000 shares authorized and 436,720,810 shares issued and outstanding at December 31, 2019	191	131
Additional paid-in capital	544,891	515,133
Accumulated deficit	(555,454)	(497,997)
Total shareholders’ equity (deficit)	(10,372)	17,267
Total liabilities and shareholders’ equity (deficit)	$35,848	$52,743

See the accompanying notes to these audited consolidated financial statements.

STEALTH BIOTHERAPEUTICS CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2020	2019	2018
Revenue	$—	$21,087	$—
Operating expenses:
Research and development	29,305	44,604	53,062
General and administrative	19,366	22,315	22,217
Total operating expenses	48,671	66,919	75,279
Loss from operations	(48,671)	(45,832)	(75,279)
Other income (expense):
Interest income	139	988	195
Interest expense	(1,808)	(6,666)	(21,357)
Change in valuation of derivative liability	(7,117)	2,782	(684)
Change in valuation of warrant liability	—	(300)	413
Loss on extinguishment of debt	—	(22,700)	—
Total other income (expense), net	(8,786)	(25,896)	(21,433)
Net loss attributable to ordinary shareholders	$(57,457)	$(71,728)	$(96,712)
Net loss per share attributable to ordinary shareholders — basic and diluted	$(0.10)	$(0.19)	$(1.41)
Weighted average ordinary shares used in net loss per share attributable to ordinary shareholders — basic and diluted	556,169,255	375,669,759	68,476,149

See the accompanying notes to these audited consolidated financial statements

STEALTH BIOTHERAPEUTICS CORP

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share amounts)

	SERIES A CONVERTIBLE PREFERRED SHARES		ORDINARY SHARES		ADDITIONAL PAID-IN	ACCUMULATED	TOTAL SHAREHOLDERS’
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	DEFICIT	EQUITY (DEFICIT)
Balance at December 31, 2017	91,600,398	$211,377	68,474,614	$21	$38,250	$(329,557)	$(291,286)
Exercise of share options	—	—	13,334	—	15	—	15
Share-based compensation expense	—	—	—	—	1,277	—	1,277
Net loss	—	—	—	—		(96,712)	(96,712)
Balance at December 31, 2018	91,600,398	$211,377	68,487,948	$21	$39,542	$(426,269)	$(386,706)
Issuance of ordinary shares from initial public offering, net of underwriting fees and issuance costs of $8,482	—	—	85,058,784	26	76,482	—	76,508
Conversion of convertible preferred shares into ordinary shares	(91,600,398)	(211,377)	91,600,398	27	211,349	—	211,376
Conversion of convertible notes	—	—	175,210,373	52	175,158	—	175,210
Issuance of ordinary shares	—	—	16,304,347	5	8,908	—	8,913
Exercise of share options	—	—	58,960	—	50	—	50
Share-based compensation expense	—	—	—	—	3,244	—	3,244
Reclassification of warrant liability to equity	—	—	—	—	400	—	400
Net loss			—	—	—	(71,728)	(71,728)
Balance at December 31, 2019	—	—	436,720,810	$131	$515,133	$(497,997)	$17,267
Issuance of ordinary shares net of issuance costs of $640	—	—	191,671,812	58	23,204	—	23,262
Ordinary shares issued under the 2020 share incentive plan	—	—	4,495,716	2		—	2
Issuance of commitment shares	—	—	2,203,812	—	368	—	368
Equity-classified warrants	—	—	—	—	1,962	—	1,962
Share-based compensation expense	—	—	—	—	4,224	—	4,224
Net loss			—	—	—	(57,457)	(57,457)
Balance at December 31, 2020	—	—	635,092,150	$191	$544,891	$(555,454)	$(10,372)

See the accompanying notes to these audited consolidated financial statements

STEALTH BIOTHERAPEUTICS CORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(57,457)	$(71,728)	$(96,712)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	232	284	309
Change in fair value of derivative liability	7,117	(2,782)	684
Change in fair value of warrant liability	—	300	(413)
Loss on extinguishment of debt	—	22,700	—
Amortization of debt discount	240	3,006	12,278
Non-cash interest expense	351	1,731	7,070
Share-based compensation	4,224	3,244	1,277
Loss on disposal of asset	43	—	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(622)	1,214	(625)
Accounts payable	(6,140)	(1,503)	3,568
Accrued expenses, accrued interest payable and other current liabilities	(1,527)	(4,450)	486
Net cash used in operating activities	(53,539)	(47,984)	(72,078)
Cash flows from investing activities:
Purchase of property and equipment	(35)	(130)	(12)
Payment for security deposit	(25)	—	—
Net cash used in investing activities	(60)	(130)	(12)
Cash flows from financing activities:
Proceeds from issuance of convertible notes payable to MVIL	—	—	25,000
Proceeds from issuance of convertible notes payable	—	5,000	50,000
Proceeds from term debt issuance	—	—	5,000
Proceeds from issuance of ordinary shares, net of issuance costs	23,437	8,913	—
Proceeds from development funding agreement	20,000	—	—
Proceeds from issuance from the IPO, net of commissions	—	79,105	—
Payment of term debt issuance costs	—	(85)	—
Payment of convertible debt issuance costs	—	—	(56)
Payment of offering costs	(337)	(2,151)	(446)
Principal payments on term debt	(7,482)	(2,805)	(687)
Proceeds from exercise of share options and warrant	—	50	15
Net cash provided by financing activities	35,618	88,027	78,826
Net increase (decrease) in cash and cash equivalents	(17,981)	39,913	6,736
Cash and cash equivalents, beginning of period	50,768	10,855	4,119
Cash and cash equivalents, end of period	$32,787	$50,768	$10,855
Supplemental disclosure of noncash investing and financing activity:
Noncash items:
Commitment shares issued to Lincoln Park	$368	$—	$—
Issuance cost in accounts payable	$147	$—	$—
Fair value of derivatives recorded in connection with the 2018 MVIL Note and 2018 New Investor Notes	$—	$1,256	$35,884
Conversion of convertible preferred shares into ordinary shares	$—	$211,377	$—
Conversion of convertible notes and accrued interest into ordinary shares	$—	$175,210	$—
Reclassification of deferred offering cost to additional paid-in capital		$447	$—
Reclassification of warrant liability to equity	$—	$400	$—
Noncash conversion of accrued interest due to MVIL into new convertible notes payable to MVIL	$—	$—	$2,357
Deferred offering costs included in accrued expenses	$—	$—	$879
Supplemental cash flow information-cash paid for interest	$1,195	$1,918	$1,950
See the accompanying notes to these audited consolidated financial statements.

STEALTH BIOTHERAPEUTICS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

1.	Organization and Operations

The Company

Stealth BioTherapeutics Corp was incorporated in Grand Cayman, Cayman Islands as Stealth Peptides International, Inc. in April 2006. Its wholly owned subsidiary, Stealth BioTherapeutics Inc., was incorporated in Delaware as Stealth Peptides Inc. in October 2007. In addition, a wholly owned subsidiary, Stealth BioTherapeutics (HK) Limited, was incorporated in Hong Kong in September 2017. In May 2018, Stealth BioTherapeutics (Shanghai) Limited was formed as a wholly foreign owned enterprise in China. In 2020, Stealth BioTherapeutics (Shanghai) limited was dissolved. Hereinafter, Stealth BioTherapeutics Corp, Stealth BioTherapeutics Inc., and Stealth BioTherapeutics (HK) Limited are referred to as the “Company.” The Company is a clinical-stage biotechnology company focused on the discovery and development of novel pharmaceutical agents to treat patients suffering from diseases involving mitochondrial dysfunction through its mitochondrial medicine platform. The consolidated financial statements include the assets, liabilities and operating results of the Company and its wholly owned subsidiaries. Since inception, the Company has devoted substantially all of its efforts to research and development, business planning, acquiring operating assets, seeking intellectual property protection for its technology and product candidates, and raising capital.

The Company has entered into numerous debt and equity issuances with Morningside Venture Investments Limited (“MVIL”). As of December 31, 2020, MVIL and certain entities associated with MVIL together held approximately 76.9% of the Company’s outstanding shares. See Notes 8 and 9.

The Company has incurred net losses and negative cash flows from operations in each year since inception and had an accumulated deficit of $555.5 million as of December 31, 2020. The Company has financed its operations to date with proceeds from the issuance of preferred shares, initial public offering (“IPO”), American depositary share (“ADS”) offerings, convertible debt and long-term debt.

On February 20, 2019, the Company closed its IPO, in which it issued and sold 6,500,000 ADS, each representing 12 ordinary shares, for a total of 78,000,000 ordinary shares. The price to the public was $12.00 per ADS. The Company received gross proceeds of $78.0 million from the IPO. On March 4, 2019, the Company issued an additional 588,232 ADSs in connection with the underwriters’ partial exercise of their over-allotment option, pursuant to which the Company raised additional gross proceeds of $7.1 million. Net proceeds received in 2019 after deducting underwriting discounts and commissions of $6.0 million and offering expenses of approximately $2.2 million were $76.9 million. Upon closing of the IPO, all shares of the Company’s outstanding Series A convertible preferred shares (“Series A preferred shares”) automatically converted into 91,600,398 ordinary shares and the outstanding convertible notes payable, including principal, interest and premium thereon, converted into 175,210,373 ordinary shares. See Notes 8 and 9 regarding the terms of the convertible notes payable and Series A preferred shares.

Liquidity and Going Concern

These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. Since its inception, the Company has incurred recurring losses, including net losses of $57.5 million for the year ended December 31, 2020. The Company expects to continue to incur operating losses in the foreseeable future.

Management believes that cash and cash equivalents of $32.8 million at December 31, 2020 along with $10.0 million received under the development funding agreement in February 2021 and $4.1 million received from the registered direct offering in February 2021 will not be sufficient to fund its operating expenses for twelve months from the date these annual consolidated financial statements are issued. The Company may seek to obtain financing through equity and debt issuances, collaborative agreements, and grants from government and private sponsors. Because the ability to obtain additional financing is outside of the Company’s control, the foregoing conditions raise substantial doubt in regard to the Company’s ability to continue as a going concern. If the Company is unable to obtain additional funding when needed, or to the extent needed, it may be necessary to scale back operations or halt certain research and development activities, which could prevent the Company from successfully executing on its operating plan. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue its operations.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to authoritative GAAP, as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, the Company’s management evaluates its estimates related to, but not limited to, share-based compensation expense, the fair value of derivative liability, the fair value of warrants, recoverability of the Company’s net deferred tax asset-related valuation allowances, and certain prepaid expenses and accrued expenses. The Company bases its estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. Actual results may differ materially from those estimates or assumptions.

The Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) permits an “emerging growth company” such as the Company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. The Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, the Company will not be subject to the same new or revised accounting standards as other public companies. As a result, the Company’s financial statements may not be comparable to the financial statements of reporting companies that are required to comply with the effective dates for new or revised accounting standards that are otherwise applicable to public companies.

Principles of Consolidation

All intercompany balances and transactions have been eliminated in consolidation.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. Management views the Company’s operations and manages its business as a single operating segment.

Cash Equivalents

Cash equivalents include highly liquid investments maturing within 90 days from the date of purchase. Cash equivalents consist primarily of money market funds at December 31, 2020 and 2019 and are valued at cost, which approximates fair value.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of money market funds. The Company places these investments in highly rated financial institutions and limits the amount of credit exposure to any one financial institution. These amounts at times may exceed federally insured limits. The Company has not experienced any credit losses in such accounts and does not believe it is exposed to any significant credit risk on these funds.

Fair Value

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value are performed in a manner to maximize the use of observable inputs and minimize the use of unobservable inputs. The accounting standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1—Quoted prices in active markets that are accessible at the market date for identical unrestricted assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs for which all significant inputs are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash equivalents, principally U.S. government securities, accounts payable, accrued expenses, term debt, a derivative liability and a warrant liability.

Management believes that the carrying amounts of the Company’s cash equivalents, accounts payable and accrued expenses approximate the fair value due to the short term nature of those instruments. The Company has classified these financial instruments as Level I. Cash equivalents as of December 31, 2020 and 2019 were $32.6 million and $50.6 million, respectively.

As of December 31, 2020 and 2019, the Company had a term loan outstanding (see Note 7), the fair value of which is measured using Level 2 inputs. The Company believes that its debt obligations bear interest at rates which approximate prevailing market rates for instruments with similar characteristics and, accordingly, the carrying values for these instruments approximate fair value.

As of December 31, 2020 and 2019, the Company had a derivative liability (see Note 3), the fair value of which is measured using Level 3 inputs.

The Company evaluates transfers between levels at the end of each reporting period. There were no transfers of financial instruments between levels during the years ended December 31, 2020 and 2019. The change in fair value of the derivative and warrant liability is included in other income (expense).

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Major improvements are capitalized as additions to property and equipment, whereas expenditures for maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operating expenses as incurred.

Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the respective assets, which are as follows:

Asset	Estimated useful life
Computer equipment and software	3 years
Furniture, fixtures, and other	5 years
Laboratory equipment	5 years
Leasehold improvements	Shorter of useful life or term of lease

Impairment of Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amounts of the assets to the undiscounted expected future cash flows the assets are expected to generate and recognizes an impairment loss equal to the excess of the carrying value over the fair value of the related asset. For the years ended December 31, 2020 and 2019, no impairments have been recorded.

Operating Leases

The Company leases facilities under a non-cancelable operating lease agreement. The lease agreement contains free or escalating rent payment provisions. The Company recognizes rent expense under such leases on a straight-line basis over the term of the lease with the difference between the expense and the payments recorded as deferred rent on the consolidated balance sheets. Any reimbursements by the landlord for tenant improvements are considered lease incentives, the balance of which is recorded as a lease incentive obligation within deferred rent on the consolidated balance sheets and amortized over the life of the lease. Lease renewal periods are considered in determining the lease term.

Convertible Preferred Shares

The Company classifies convertible preferred shares as temporary equity in the consolidated balance sheets due to certain change in control clauses that are outside of the Company’s control, including liquidation, sale, or transfer of control of the Company, as holders of the convertible preferred shares could cause redemption of the shares in these situations.

Revenue Recognition Policy

Revenues consist mainly of research and development services performed under a contract with a customer. Effective January 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers (Topic 606) (“ASC 606”). This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as collaboration arrangements and leases.  Prior to and subsequent to 2019, the Company did not have any revenue-generating arrangements and, therefore, there was no transition impact from the adoption of ASC 606.

Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five steps: (i) identify the contract with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company assesses the goods or services promised within each contract, to determine whether the promised good or service is distinct for the purpose of identifying the performance obligations in the contract. This assessment involves subjective determinations and requires management to make judgments about the individual promised goods or services and whether such are separable from the other aspects of the contractual relationship. Promised goods and services are considered distinct provided that: (i) the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (that is, the good or service is capable of being distinct); and (ii) the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (that is, the promise to transfer the good or service is distinct within the context of the contract). In assessing whether a promised good or service is distinct in the evaluation of an arrangement subject to ASC 606, the Company considers factors such as the research, manufacturing and commercialization capabilities of the collaboration partner or customer and the availability of the associated expertise in the general marketplace. The Company also considers the intended benefit of the contract in assessing whether a promised good or service is separately identifiable from other promises in the contract. If a promised good or service is not distinct, the Company is required to combine that good or service with other promised goods or services until it identifies a bundle of goods or services that is distinct.

The transaction price is then determined and allocated to the identified performance obligations in proportion to their standalone selling prices. Determining the standalone selling prices for performance obligations requires significant judgment. However, the Company identified only one performance obligation and as such was not required to estimate the standalone selling price.

If an arrangement includes milestone payments, the Company evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the Company’s control are generally not considered probable of being achieved until those milestones have occurred.

In determining the transaction price, the Company adjusts consideration for the effects of the time value of money if the timing of payments provides the Company with a significant benefit of financing. The Company does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customer and the transfer of the promised goods or services to the customer will be one year or less. The Company assessed its revenue-generating arrangement in order to determine whether a significant financing component exists and concluded that a significant financing component does not exist in the arrangement.  The Company also assesses if contracts entered on or near the same time with the same customer should be accounted for as a single contract, and if any portion of consideration received should to be allocated to the transaction price.

The Company then recognizes as revenue, the amount of the transaction price that is allocated to the respective performance obligation when (or as) each performance obligation is satisfied at a point in time or over time.  Revenue is recognized over time if either: (i) the customer simultaneously receives and consumes the benefits provided by the entity’s performance; (ii) the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or (iii) the entity’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date. If the entity does not satisfy a performance obligation over time, the related performance obligation is satisfied at a point in time by transferring the control of a promised good or service to a customer.

Alexion Arrangement

In October 2019, the Company entered into an option agreement (“Agreement”) with Alexion Pharmaceuticals Inc. (“Alexion”), under which Alexion had an option to negotiate a license, co-development and co-promotion arrangement for primary mitochondrial myopathy (“PMM”) and the Company was required to perform certain services for Alexion. Under the terms of the Agreement, the Company is responsible for all costs to be incurred in the performance of these services, and as such, the arrangement falls in scope of ASC 606 and Alexion is the customer in the arrangement.

Simultaneously with the entry into the Agreement, the Company entered into a share purchase agreement (the “Equity Agreement”, and collectively with the Agreement, the “Alexion Arrangement”). Pursuant to the terms of the Equity Agreement, Alexion purchased 16,304,347 of the Company’s ordinary shares at a purchase price of $0.92 per share, for an aggregate purchase price of $15.0 million. The purchase price represented a 41% premium over the average closing price of the Company’s American Depositary Shares prior to the Alexion Arrangement. The estimated fair market value of the ordinary shares purchased of $8.9 million was recognized as equity and the premium over the fair market value in the amount of $6.1 million was recognized as a contract liability upon receipt of payment and allocated to the transaction price.

Under the Agreement, the Company was obligated to provide topline data for its Phase 3 clinical trial (“PMM Topline Data”) in PMM. Upon the receipt of the PMM Topline Data, Alexion would have the opportunity to exercise its option to negotiate a license and co-promote agreement. In connection with its entry into the Alexion Arrangement, the Company received an upfront non-refundable payment of $15.0 million, which together with the $6.1 million premium received from the issuance of shares, resulted in $21.1 million of transaction price recorded as a contract liability at contract inception.

The Company identified the following promises under the arrangement: (i) research and development services for completion of its Phase 3 clinical trial; (ii) regulatory responsibilities for its Phase 3 clinical trial; (iii) manufacturing responsibilities for its Phase 3 clinical trial; and (iv) the option to negotiate a license and co-promote agreement for PMM. The research and development services, manufacturing and regulatory responsibilities for PMM were deemed not capable of being distinct and not distinct in the context of the contract. The Company provides a significant service of integrating these services promised in the contract into a bundle of services that were combined into a single performance obligation. The Company determined that the option to negotiate for a license agreement was not deemed to be a performance obligation, as it represents the right of first offer, which the Company is not contractually or economically compelled to accept.

Accordingly, the Company identified one performance obligation for the Agreement. The transaction price of $21.1 million was allocated to the performance obligation identified. As of December 31, 2019, the Company satisfied its performance obligation under the Agreement and the revenue associated with the performance obligation was recognized in full.

Alexion terminated the Agreement in January 2020 and, as such, no additional revenue was recognized under the Alexion Arrangement.

Research and Development Costs

Costs incurred in connection with research and development activities are expensed as incurred. Research and development expenses include (i) employee-related expenses, including salaries, benefits, travel and share-based compensation expense; (ii) external research and development expenses incurred under arrangements with contract research organizations and contract manufacturing organizations, investigational sites and consultants, including share-based compensation expense for consultants; (iii) the cost of acquiring, developing and manufacturing clinical study materials; and (iv) costs associated with preclinical and clinical activities and regulatory operations. Non-refundable advance payments for goods or services to be received in the future for use in research and development activities are capitalized and recorded in the accompanying consolidated balance sheets as prepaid research and development. The capitalized amounts are expensed as the related goods are delivered or the services are performed. If expectations change such that the Company does not expect it will need the goods to be delivered or the services to be rendered, capitalized non-refundable advance payments would be charged to expense.

The Company enters into consulting, research and other agreements with commercial entities, researchers, universities and others for the provision of goods and services. Under such agreements, the Company may pay for services on an hourly, monthly, quarterly, project or other basis. Such arrangements are generally cancellable upon reasonable notice and payment of costs incurred. Costs are considered incurred based on an evaluation of the progress to completion of specific tasks under each contract using information and data provided by the Company’s clinical sites and vendors. These costs consist of direct and indirect costs associated with specific projects, as well as fees paid to various entities that perform certain research on behalf of the Company.

Depending upon the timing of payments to the service providers, the Company recognizes prepaid expenses or accrued expenses related to these costs. These accrued or prepaid expenses are based on management’s estimates of the work performed under service agreements, milestones achieved and experience with similar contracts. The Company monitors each of these factors and adjusts estimates accordingly.

Share-based Compensation

The Company accounts for share-based compensation awards as compensation expense based on their grant date fair values. For share-based awards granted to employees and non-employees, the Company allocates share-based compensation expense on a straight-line basis over the associated service or vesting period. The Company recognizes compensation expense for the portion of awards that have vested each period. Share-based compensation is classified in the accompanying consolidated statements of operations within research and development or general and administrative operating expenses depending on where the related services are provided.

The Company estimates the fair value of its share options using Black-Scholes, which requires the input of subjective assumptions, including (a) expected share price volatility, (b) expected term of the award, (c) risk-free interest rate, (d) expected dividends and (e) estimated fair value of its ordinary shares on the measurement date. Due to the lack of a public market for the trading of its ordinary shares and a lack of Company specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of similar companies, which are publicly traded. When selecting these public companies on which it has based its expected share price volatility, the Company selected companies with comparable characteristics to it, including enterprise value, risk profiles, position within the industry and with historical share price information sufficient to meet the expected term of the share-based awards. The Company computes historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the share-based awards. The expected term of options granted represents the weighted average of previously transacted awards plus the minimum and maximum expected life of the outstanding awards based on vesting and expiry. The expected term for nonemployee awards is the remaining contractual term of the option. The risk-free interest rates are based on the U.S. Treasury securities with a maturity date commensurate with the expected term of the associated award. The Company has never paid and does not expect to pay dividends in the foreseeable future.

The Company estimates forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from its estimates. The Company uses historical plan data to estimate forfeitures and records share-based compensation expense only for those awards that are expected to vest. Share-based compensation expense recognized in the consolidated financial statements is based on awards that are ultimately expected to vest.

Income Taxes

Deferred income taxes are recorded using an asset and liability approach. The Company records deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities which are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized, which is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2020 and 2019, the Company does not have any material uncertain tax positions.

Guarantees and Indemnification

The Company indemnifies its officers and directors for certain events or occurrences that happen by reason of the relationship with, or position held at, the Company. The Company has not experienced any losses related to these indemnification obligations, and no claims are outstanding.

Net Loss Per Share Attributable to Ordinary Shareholders

Basic net loss per share attributable to ordinary shareholders is calculated by dividing net loss attributable to ordinary shareholders by the weighted average shares outstanding during the period, without consideration for ordinary share equivalents. During periods of income, the Company allocates participating securities a proportional share of income determined by dividing total weighted average participating securities by the sum of the total weighted average ordinary shares and participating securities (the “two-class method”). The Company’s convertible preferred shares participate in any dividends declared by the Company and are, therefore, considered to be participating securities. Participating securities have the effect of diluting both basic and diluted earnings per share during periods of income. During periods of loss, the Company allocates no loss to participating securities because they have no contractual obligation to share in the losses of the Company. Diluted net loss per share attributable to ordinary shareholders is calculated by adjusting weighted average shares outstanding for the dilutive effect of ordinary share equivalents outstanding for the period, determined using the treasury-share and if-converted methods. For purposes of the diluted net loss per share attributable to ordinary shareholders’ calculation, convertible preferred shares, share options, warrants and convertible notes are considered to be ordinary share equivalents, but have been excluded from the calculation of diluted net loss per share attributable to ordinary shareholders, as their effect would be anti-dilutive for all periods presented. Therefore, basic and diluted net loss per share are the same for all periods presented.

Deferred Financing Costs

The Company capitalizes certain legal, professional accounting and other third-party fees that are directly associated with in-process equity financings as deferred financing costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in shareholders’ equity (deficit) as a reduction of proceeds generated as a result of the offering. Should a planned equity financing be abandoned, the deferred financing costs would be expensed immediately as a charge to operating expenses in the consolidated statement of operations.

Recent Accounting Pronouncements

Recently issued accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). The new guidance most significantly impacts lessee accounting and disclosures but also requires enhanced disclosures for lessors. The guidance requires lessees to identify arrangements that should be accounted for as leases. For lease arrangements exceeding a 12-month term, a right-of-use asset and lease obligation is recorded by the lessee for all leases, whether operating or financing, while the statement of operations reflects lease expense for operating leases and amortization and interest expense for financing leases. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The Company will adopt the new standard effective January 1, 2023. The Company believes the adoption of this standard will not have a material impact on its consolidated financial statements and related disclosures.

Recently adopted accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASC 606”), a new revenue recognition standard which amends revenue recognition principles and provides a single, comprehensive set of criteria for revenue recognition within and across all industries. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company adopted the new accounting standard effective January 1, 2019. Prior and subsequent to 2019, the Company did not have any revenue-generating arrangements and, therefore, there was no transition impact from the adoption of ASC 606.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU No. 2018-07”). These amendments expand the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share-based payments to non-employees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Non-Employees. The Company adopted the standard effective January 1, 2020, this new standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

  In August 2018, the FASB issued ASU 2018-13, Changes to Disclosure Requirements for Fair Value Measurements, which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies and adds certain disclosure requirements. The Company adopted the new accounting standard effective January 1, 2020 and this new standard did not have a material impact on the Company’s consolidated financial statements.

3.	Fair Value of Financial Assets and Liabilities

Fair Value Hierarchy

The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy utilized to determine such fair values as of December 31, 2020 and December 31, 2019 (in thousands):

	Fair Value Measurements as of December 31, 2020 using:
	Level 1	Level 2	Level 3	Total
Assets:
Short-term money market funds	$32,643	$—	$—	$32,643
Total financial assets	$32,643	$—	$—	$32,643
Liabilities:
Derivative liability- related party	$—	$—	$25,155	$25,155
Total financial liabilities	$—	$—	$25,155	$25,155

	Fair Value Measurements as of December 31, 2019 using:
	Level 1	Level 2	Level 3	Total
Assets:
Short-term money market funds	$50,622	$—	$—	$50,622
Total financial assets	$50,622	$—	$—	$50,622

As of December 31, 2020, and 2019, the carrying amounts of cash, accounts payable, and accrued expenses approximated their estimated fair values because of the short-term nature of these financial instruments. The Company’s cash equivalents, which are in money market funds, are classified within Level 1 of the fair value hierarchy because they are valued using quoted prices as of December 31, 2020 and 2019.

As of December 31, 2020 and 2019, the outstanding debt from the Term Loan (Note 7) bears interest at rates which approximate prevailing market rates for instruments with similar characteristics and, accordingly, the carrying values for these instruments approximate fair value.

There have been no transfers between fair value measure levels during the years ended December 31, 2020 and 2019.

Warrant Liability

As consideration for the Company’s Loan (see Note 7), the Company and the lender entered into a warrant agreement. The warrant was recorded as a liability at fair value upon issuance. The warrant was recorded at fair value on the Company’s consolidated balance sheet as a liability and discount to the Loan. It was subject to revaluation at each balance sheet date, and any changes in value were recorded as a component of gain or loss from valuation of warrant liability, until the earlier of their exercise or expiration or upon the completion of a liquidation event.

In 2019, upon the completion of the IPO and the resulting conversion of the Series A preferred shares, the outstanding Warrant became exercisable into 500,000 ordinary shares at $1.00 per share. Upon the completion of the IPO, the Warrant met the criteria for equity classification as it was indexed to the Company’s shares and therefore the Warrant was reclassified from a liability to an equity instrument and was included in additional paid-in capital. The following assumptions were used to measure the final fair value of the warrant liability prior to the IPO: average volatility of 61.1%, expected term of 8.36 years, average risk-free interest rate of 2.6%.

The following table presents the Warrant liability measured at fair value using unobservable inputs (Level 3) as of the year ended December 31, 2019 (in thousands):

Fair value at January 1, 2019	$100
Change in fair value of warrant liability	300
Reclassification of warrant liability	(400)
Fair value at December 31, 2019	$-

Derivative Liability – Note Purchase Agreements

During 2018, the Company entered into a number of note purchase agreements (see Note 8) in which it concluded that certain of the redemption and conversion features within the agreements met the bifurcation criteria under ASC 815, Derivatives and Hedging, and therefore should be accounted for separately from the debt (“Derivative Liability”). The Derivative Liability is recorded at fair value on the Company’s consolidated balance sheet as a liability and subject to revaluation at each balance sheet date, and any changes in value are recorded as a component of gain or loss in the change in valuation of derivative liability on the statements of operations.

In 2019, upon closing of the IPO, all the Company’s outstanding convertible notes payable, including principal, interest and premium thereon, converted into 175,210,373 ordinary shares. The automatic conversion upon the IPO was a settlement of the debt and the difference between the fair value of the shares issued in exchange for the convertible notes and the net carrying amount of the convertible notes was recorded as a loss on extinguishment of debt. See Notes 8 and 9 regarding the terms of the convertible notes payable and Series A preferred shares, respectively.

The following table presents the Derivative Liability measured at fair value using Level 3 inputs as of the year ended December 31, 2019 (in thousands):

Fair value at January 1, 2019	$36,567
Issuance of debt	1,256
Change in fair value of derivative liability	(2,782)
Conversion of debt- derivative liability	(35,041)
Fair value at December 31, 2019	$—

Development Derivative Liability

On October 30, 2020, the Company entered into a development funding agreement (“Development Agreement”) with MVIL under which MVIL agreed to provide funding to us to support our efforts to secure regulatory approval for elamipretide and to develop elamipretide for the treatment of Barth syndrome (“Barth”), geographic atrophy, an advanced form of dry-age related macular degeneration (“dry AMD”), Friedreich’s ataxia (“FRDA”), Duchenne cardiomyopathy (“DMDC”), Leber’s hereditary optic neuropathy (“LHON”) and mitochondrial replisome-related disorders, which we collectively refer to as the Designated Indications.

Under the Development Agreement, MVIL has paid $20.0 million to the Company upon execution of the Agreement, and in February 2021 paid $10.0 million to the Company upon completing enrollment of its ReCLAIM 2 Phase 2 clinical trial of elamipretide for the treatment of dry AMD (the “Tranche 2 Milestone Event’). MVIL has also agreed to pay $5.0 million within 15 days of the submission by the Company of a new drug application to the U.S. Food and Drug Administration (the “FDA”) for elamipretide for the treatment of Barth (the “Tranche 3 Milestone Event”). Upon receipt of funding for each Tranche 2 Milestone Event and Tranche 3 Milestone Event, the Company is required to issue a warrant exercisable for ordinary shares at an exercise price that is 115% of  the implied price of the Company’s ordinary shares on the date of issuance, with such number of ordinary shares being equal to the quotient of 30% of the amount of each funding received divided by the exercise price (“Future Warrants”).

Prior to the occurrence of the Tranche 3 Milestone Event, the Company may agree to add additional investors to the Agreement (each, an “Additional Investor”, and any such Additional Investors together with MVIL, the “Investors”), subject to the prior written consent of MVIL. The commitment from each such Additional Investor will be on the same terms and subject to the same conditions as the initial commitments, and, together with the commitment from MVIL, the aggregate commitments of the Investors will not exceed $70.0 million without the consent of MVIL.

In addition, upon the mutual agreement of the Company and the Investors, at any time after the Company receives positive data from a clinical trial in a Designated Indication, the Company may request that the Investors make additional commitments of up to an additional $35.0 million in the aggregate. Each Investor may agree to fund such commitment or not at its sole discretion.

The Company is required to make success payments to the Investors (“Success Payments”) upon receipt of an approval of elamipretide (a “Regulatory Approval”) of a NDA by the FDA or a marketing authorization application by the European Medicines Agency (the “EMA”) for the treatment of (i) dry AMD (a “Common Approval”) and (ii) Barth, FRDA, DMDC, replisome-related disorders or LHON (each, an “Orphan Approval”), subject to certain adjustments with most payments due in the 5th through 7th year following regulatory approval. No payments are owed should regulatory approval not be achieved for elamipretide in the designated indications.

If the first Regulatory Approval is an Orphan Approval, the Company will pay Success Payments of $2 million upon approval and then an additional $158 million in the aggregate in seven additional annual payments. All Success Payments will be proportionately adjusted in the event that the actual funding received by the Company from Investors is lower or greater than $70.0 million including as a result of the payment of the Additional Funding. If the first Regulatory Approval is a Common Approval, or upon a second regulatory approval (whether a Common Approval or an Orphan Approval), the Company will make total Success Payments reflecting a 27% internal rate of return over a seven-year term following such approval.

If the Company’s board of directors determines to seek a Regulatory Approval from both the FDA and EMA, then 66% of each applicable Success Payment will be due upon Regulatory Approval by the FDA and each applicable anniversary thereof and 34% of each applicable Success Payment will be due upon Regulatory Approval by the EMA and each applicable anniversary thereof.

In addition, the Company has agreed that its obligations to the Investors under the Development Agreement will be subordinated to its existing indebtedness owed to Hercules Capital, Inc. (“Hercules”) under the Company’s Loan and Security Agreement, as amended (Note 7). The Company, Hercules and the Investors have entered in a customary subordination agreement.

Upon execution of the Development Agreement, the Company issued a warrant to MVIL exercisable for 46,153,846 ordinary shares (“Initial Warrant”) at an exercise price of $0.13 with such number of ordinary shares being equal to the quotient of 30% of the amount of MVIL’s commitment divided by the exercise price. The warrant was immediately exercisable and has a term of three years.

The Development Agreement is presented as a derivative liability on the consolidated balance sheet as of December 31, 2020. The Success Payments feature in the Development Agreement meets the criteria for derivative accounting as it the has multiple underlying, payment provisions, nominal initial net investment and a net settlement provision.  The Development Agreement also includes provisions that allow for the issuance of Future Warrants upon receipt of additional funding. At inception, the Future Warrants were not considered “fixed-for-fixed” as the exercise price and number of ordinary shares are dependent on the date and share price at the date of the issuance. As such the Future Warrants were deemed to be liability classified. The Development Agreement and the Future Warrants are considered to be a hybrid instrument recorded as the development derivative liability on our consolidated balance sheets.

At the inception of the arrangement, the Company identified two units of account (i) the Initial Warrant and (ii) derivative liability, which included the Success Payments feature and the Future WarrantsThe development derivative liability was initially recorded at the value of the $18.1 million, the estimated fair value at inception of the arrangement, and is remeasured at fair value at each reporting date. The remaining amount of $1.9 million of the initial cash received of $20.0 million, was attributed to the Initial Warrants, which met the criteria for equity classification.

The development derivative liability is considered a level 3 fair value measurement, as it is dependent upon significant unobservable inputs. The derivative is valued using a scenario-based discounted cash flow method, whereby each scenario makes assumptions regarding the probability and timing of cash flows, and the present value of cash flows is determined using a risk-adjusted discount rate. The fair value of the  Future Warrants was estimated as of the inception of the agreement and as of December 31, 2020, using the Black Scholes Merton valuation model, with the following ranges of assumptions: volatility of 80.36% - 80.76%, simulated share price of $0.11 based on a Monte Carlo model,  risk-free rate of 0.17% - 0.19%, a term of 3 years and 9.6%- 10.5% discount for lack of marketability. Key inputs to the level 3 fair value model at inception and as of the reporting date include (i) the probability (100%) and timing of achieving stated development milestones to receive the next tranches of funding and the related issuance of Future Warrants upon receipt of the respective tranches of funding (ii) the probability and timing of achieving FDA and EMA approval of the designated indications, and (iii) the Company’s implied cost of borrowing (18.7% at inception and 16.6% as of reporting period).

The Initial Warrant met the criteria for equity classification and were recognized as a component of additional paid in capital and was not remeasured. The Initial Warrant of $1.9 million was represents the fair value at inception using a Black Scholes Merton model with the following assumptions: volatility of 80.76%, share price of $0.11, risk-free rate of 0.19%, a term of 3 years and 10.5% discount for lack of marketability.

The development derivative liability was remeasured at fair value on December 31, 2020 as a level 3 financial instrument, with the total change in valuation of the development derivative liability of $7.1 million recorded as a loss for the year ended December 31, 2020 on the consolidated income statement.

4.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following (in thousands):

	As of December 31,
	2020	2019
Research and development	$357	$387
Prepaid insurance	1,378	280
Other	518	963
Total	$2,253	$1,630

5.	Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	As of December 31,
	2020	2019
Computer equipment and software	$116	$373
Furniture, fixtures and other	147	768
Laboratory equipment	289	377
Leasehold improvements	16	449
	568	1,967
Accumulated depreciation	(462)	(1,622)
Property and equipment, net	$106	$345

Depreciation expense was $0.2 million for the year ended December 31, 2020 and $0.3 million for each of the years ended December 31, 2019 and 2018.

6.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	As of December 31,
	2020	2019
Research and development	$3,098	$3,403
Employee compensation costs	2,983	2,020
Consulting and professional services	647	2,252
Legal expenses	245	651
Deferred rent	6	72
Other	45	97
Total	$7,024	$8,495

7.	Debt

Term Loan

In June 2017, the Company entered into a Loan and Security Agreement (the “LSA”) with a lender that permitted the Company to borrow up to an aggregate principal amount of $40.0 million through a multiple tranche term loan (the “Term Loan”). The tranche advances are based on the Company achieving certain performance milestones as defined in the LSA. Upon closing of the Term Loan, the Company drew the first tranche less expenses, which resulted in net proceeds of $12.1 million. In September 2017, the Company drew the second tranche advance of $2.5 million upon achieving the first milestone. In March 2018, the Company drew the third tranche advance of $5.0 million upon achieving a second milestone, bringing the total gross amount borrowed to $20.0 million as of December 31, 2020.

The Term Loan included a $0.2 million facility charge, which was paid to the lender on the closing date. The Company paid a $30,000 due diligence fee prior to the Term Loan closing, and the Company incurred additional cash expenses of $0.4 million related to the Term Loan. These three amounts were all recorded as a debt discount and are being amortized as interest expense using the effective interest method over the life of the Term Loan. The Term Loan also includes an end of term charge equal to 5% of the aggregate principal amount of all advances. The end of term charge is being accrued and recorded to interest expense over the life of the Term Loan using the effective interest method.

The Term Loan bears interest at the greater of (i) the prime rate plus 5.5% or (ii) 9.5%. As of December 31, 2020, the interest rate was 9.5%. Interest accrues from the closing date and interest payments are due monthly in arrears on the first of the month. In 2017, under the terms of the LSA, payments were interest only for the first twelve months after closing followed by a 30-month amortization period of principal and interest payments that were scheduled to begin on August 1, 2018 and continue through the scheduled initial maturity date of January 1, 2021. During 2018, the Term Loan was amended to, among other things, postpone the principal payments to December 1, 2018. In March 2019, the Term Loan was amended to postpone principal payments to October 1, 2019. These amendments to the Term Loan were accounted for as a debt modification. For consideration of the amendments, the Company agreed to pay an additional end of term charge of $0.3 million at maturity which is being accrued and recorded to interest expense over the life of the loan using the effective interest method. In October 2019, subsequent to the October principal payment, the principal payments on the Term Loan were deferred to February 1, 2020, based on achievement of certain performance milestones. In July 2020, subsequent to the July principal payment, the Term Loan was amended to defer the principal payments until March 1, 2021 and extend the maturity date from January 1, 2021 to July 1, 2021. For consideration of the amendments, the Company agreed to pay an additional end of term charge of $0.2 million at maturity which is being accrued and recorded to interest expense over the life of the loan using the effective interest method. As of December 31, 2020, the total end of term charge was $1.5 million.

The Company’s obligations to the lender are secured by a first priority security interest in substantially all of its assets, excluding intellectual property (“IP”). The lender maintains a negative pledge on IP with a security interest in the proceeds of the sale of the IP. The Term Loan contains certain covenants related to restrictions on payments for certain investments, additional debt, distributions and transfers. In connection with the LSA, the Company was required to enter into separate deposit account control agreements with the lender in order to perfect the lender’s security interest in the cash collateral in the Company’s operating accounts. In the event of a default under the LSA, the lender would have the right to take control of the operating account(s) and restrict the Company’s access to the operating account(s) and the funds therein.

As consideration for the Term Loan, the Company and the lender entered into a warrant agreement pursuant to which the lender, as Warrant holder, has the right to purchase a quantity of shares equal to the quotient derived by dividing (a) the Warrant coverage by (b) the exercise price. Warrant coverage means the greater of (a) $312,500 plus 2.5% of future tranche advances in the event all or part of the tranches are funded or (b) $375,000. The exercise price is (a) the purchase price of Series A preferred shares, $2.30769 per share, or (b) the price per share paid in the next equity round of financing of ordinary shares or preferred shares, which results in aggregate gross proceeds of at least $30 million. Upon the closing of the IPO, the Warrant became exercisable for 500,000 ordinary shares at an exercise price of $1.00 per ordinary share. The Warrant was exercisable beginning in June 2017, in whole or in part, and expires in ten years. The Warrant was originally recorded as a liability and a discount to the debt and was being amortized through interest expense using the effective interest rate method over the remaining term of the Term Loan. Upon the completion of the IPO, the Warrant met the criteria for equity classification as it was indexed to the Company’s shares and as such was reclassified to an equity instrument and was included in additional paid-in capital. See Note 3 for fair value considerations and disclosures.

In addition, the lender can declare a material adverse effect while monitoring our business, operations, properties, assets or financial condition. A material adverse effect is considered an event of default under the LSA. In the event of default, repayment of amounts due under the Loan may be accelerated by the lender.

Future principal payments under the Loan as of December 31, 2020 are as follows (in thousands):

2021	$9,027
Total future principal payments	9,027
Less unamortized debt discount	(27)
Total balance, balance sheet	$9,000
Term loan- current portion	$9,000

Interest expense related to the Loan for the year ended December 31, 2020, 2019 and 2018 was $1.8 million, $2.7 million and $2.9 million, respectively. Accrued interest as of December 31, 2020 and 2019 was $1.5 million and $1.2 million, respectively.

8.	Convertible Notes Payable

Upon the closing of the IPO, the outstanding convertible notes payable referenced above, including principal, interest and premium thereon, converted into 175,210,373 ordinary shares. Interest expense relating to the convertible notes referenced above for the year ended December 31, 2019 and 2018 was $1.3 million and $6.6 million, respectively.

Interest expense related to the debt discount amortization was $2.7 million and $11.9 million for the year ended December 31, 2019 and 2018, respectively.

During 2017, the Company issued six convertible promissory notes payable to MVIL, resulting in proceeds of $50.0 million (the “2017 MVIL Notes”). The notes accrued interest at 8% per annum. Effective upon the closing of a qualified financing, as defined, the outstanding principal and accrued interest automatically convert into shares of the same class and series of our shares issued to other investors in the qualified financing. MVIL also had the right to convert some or all of the outstanding amount into shares of Series A preferred shares at a conversion price of $2.30769 after December 31, 2018. In January 2018, the Company entered into a note exchange agreement with MVIL in the amount of $52.4 million, which represents the total principal and accrued interest of the 2017 MVIL Notes at the time of the execution of the note exchange agreement. The exchange terminated the 2017 MVIL Notes and created a new convertible note under substantially the same terms as the notes described in the following paragraph. The note exchange agreement was accounted for as a debt extinguishment and resulted in no gain or loss upon recognition of the new debt.

In January 2018, the Company entered into a note purchase agreement with investors (as amended, the “2018 Agreement”), whereby the Company was eligible to borrow an aggregate principal amount of $30.0 million in exchange for notes convertible into ordinary shares of the Company. In April 2018, the note purchase agreement was amended to allow the Company to borrow up to $65.0 million in the aggregate. Between January and May 2018, the Company issued notes in an aggregate principal amount of $50.0 million (the “2018 New Investor Notes”). The 2018 New Investor Notes accrued interest at 7% per annum. Accrued interest on the 2018 New Investor Notes compounded annually. The 2018 New Investor Notes, as amended, were convertible upon (i) the closing of an initial public offering or (ii) a subsequent financing occurring after January 10, 2019. Effective upon the closing of a qualified financing, as defined, the outstanding principal and accrued interest plus a 25% premium, defined as the sum of principal plus interest multiplied by 25%, automatically convert into shares of the same class and series of our shares issued to other investors in the qualified financing. The 2018 Investor Notes converted in accordance with their terms upon the closing of the IPO.

The Company evaluated the 2018 New Investor Notes as well as the exchange agreement and concluded that certain of the redemption and conversion features met the bifurcation criteria under ASC 815, Derivatives and Hedging and should be accounted for separately from the debt.

The derivative liability was recorded at fair value on the Company’s consolidated balance sheet as a liability and subject to revaluation at each balance sheet date, and any changes in value were recorded as a component of gain or loss in the change in valuation of derivative liability on the statements of operations. The initial values of the derivative, along with legal fees, were recorded as a debt discount and are being amortized as interest expense using the effective interest method over the life of the note. See Note 3 for fair value considerations and disclosures.

In October 2018, the Company entered into the 2018 MVIL Note, under which the Company borrowed $30.0 million, of which it has borrowed $25.0 million as of December 31, 2018. In January 2019, the Company borrowed the remaining $5.0 million. The notes contain similar terms as the notes described in the paragraph above describing the 2018 New Investor Notes except that a qualified financing is limited to a U.S. IPO and that there was no change of control conversion feature. The 2018 MVIL Note was convertible upon a qualified initial public offering of the Company’s ordinary shares in the United States at the initial public offering price per share. Effective upon the closing of a qualified financing, the outstanding principal and accrued interest plus a 25% premium of such principal and interest automatically converts into shares of the same class and series of our shares issued to other investors in the qualified financing. The automatic conversion upon the IPO was a settlement of the debt and the difference between the fair value of the shares issued in exchange for the convertible notes and the net carrying amount of the convertible notes was recorded as a loss on extinguishment of debt. The 2018 MVIL Note accrued interest at 7% per annum and accrued interest compounded annually, and upon such compounding, was added to the outstanding principal amount. The 2018 MVIL Note converted in accordance with its terms upon the closing of the IPO.

9.	Convertible Preferred Shares

Upon the closing of the IPO in February 2019, all shares of the Company’s outstanding Series A preferred shares automatically converted into 91,600,398 ordinary shares. At December 31, 2020 and 2019, the Company has no Series A convertible preferred shares authorized or outstanding.

10.	Shareholders’ Equity

Ordinary Shares

At December 31, 2020 and 2019, 1,200,000,000 and 750,000,000 ordinary shares, $0.0003 par value, were authorized for issuance, and 635,092,150 and 436,720,810 ordinary shares were issued and outstanding, respectively.

In January 2017, the Company issued a warrant to purchase 231,989 ordinary shares to an affiliate of the Company’s then-serving interim Chief Financial Officer of Stealth BioTherapeutics Inc. at an exercise price of $1.38 per share. The warrant was fully vested as of December 31, 2017 and expires in January 2022. The Company recorded an expense of $0.2 million within general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2017. In June 2018, the warrant was amended and restated to be treated as an option agreement under the Company’s 2006 Share Incentive Plan (the “2006 Plan”).

Prior to the Company’s IPO, the voting, dividend and liquidation rights of holders of ordinary shares were subject to and qualified by the rights, powers and preferences of holders of Series A preferred shares. The rights and preferences of ordinary shares are as follows:

Voting—Holders are entitled to one vote for each ordinary share held at all meetings of shareholders and written action in lieu of meetings; there is no cumulative voting.

Dividends—Holders are entitled to receive dividends, if and when declared by the board of directors. Cash dividends may not be declared or paid to holders until paid on Series A preferred shares in accordance with its terms. No dividends have been declared.

Liquidation—The holders of ordinary shares are entitled to share in the Company’s assets available for distribution on a pro rata basis, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or upon the occurrence of a deemed liquidation event.

The Company has reserved for future issuance the following number of ordinary shares as of December 31, 2020:

2019 Share Incentive Plan, As Amended	55,898,342
2020 ADS Plan	20,504,280
Employee Share Purchase Plan	8,339,773
Ordinary share warrants issued to MVIL- related party	46,153,846
Ordinary share warrant- Term Loan Issuance	500,000
Total	131,396,241

On April 10, 2020,  the Company entered into an ordinary share purchase agreement (the “Purchase Agreement”), pursuant to which the Company issued and sold to MVIL 152,858,460 ordinary shares, par value $0.0003 per share (the “Shares”), at a price of $0.13084 per share, for an aggregate purchase price of $20.0 million.

Lincoln Park Capital

On June 2, 2020, the Company entered into a $20.0 million purchase agreement (the “LPC Purchase Agreement”), together with a registration rights agreement with Lincoln Park Capital Fund, LLC ( “LPC”). Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell to and Lincoln Park is obligated to purchase up to $20.0 million in shares of the Company’s ordinary shares, subject to certain limitations, from time to time, over the 36-month period commencing on June 22, 2020.

The purchase price of the Ordinary Shares purchased by LPC under the LPC Purchase Agreement will be derived from prevailing market prices of the Company’s ADSs immediately preceding the time of sale. The Company may direct LPC, at its sole discretion and subject to certain conditions, to purchase up to 900,000 Ordinary Shares on any business day on which the closing sale price of the Company’s ADSs is not below $1.00 per ADS (such purchases, a “Regular Purchase”). The maximum number of Ordinary Shares that the Company may direct LPC to purchase in any single Regular Purchase under the Purchase Agreement increases, up to a maximum of 1,800,000 Ordinary Shares, if on the purchase date for such Regular Purchase the closing sale price of the Company’s ADSs is above certain threshold prices set forth in the LPC Purchase Agreement, provided that LPC’s total purchase obligation under any single Regular Purchase shall not exceed $2,000,000.

 Sales of shares of ordinary shares to LPC under the LPC Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time of more than 4.99% of the outstanding Ordinary Shares. Furthermore, under applicable rules of The Nasdaq Global Market, in no event may the Company issue or sell to LPC under the Purchase Agreement more than 19.99% of the Ordinary Shares outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains shareholder approval to issue Ordinary Shares in excess of the Exchange Cap or (ii) the average price of ADSs that represent the equivalent of all applicable sales of Ordinary Shares to LPC under the Purchase Agreement equals or exceeds $1.9674 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules.

The LPC Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties. The Company agreed with LPC that it will not enter into any “variable rate” transactions with any third party for a period defined in the LPC Purchase Agreement. LPC has agreed not to cause or engage in any direct or indirect short selling or hedging of the Company’s ADSs. The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty.

Upon the execution of the LPC Purchase Agreement, the Company issued 2,203,812 shares of its ordinary shares as commitment shares in accordance with the closing conditions contained within the LPC Purchase Agreement. The commitment shares were valued using the closing price of the Company’s ADSs on the effective date of the LPC Purchase Agreement resulting in a fair market value of approximately $0.4 million. The fair market value of the commitment shares as well as other issuance costs associated with the LPC Purchase Agreement totaled $0.7 million. These issuance costs are classified as prepaid expenses and other current assets in the accompanying consolidated balance sheet. As shares of ordinary shares are sold in accordance with the LPC Purchase Agreement, the issuance costs, including the fair value of the commitment shares, will be reclassified to additional paid-in capital on the Company’s consolidated balance sheet.

As of December 31, 2020, pursuant to the LPC Purchase Agreement a total of 4,680,000 ordinary shares were sold to LPC for net proceeds totaling $0.7 million. Additionally, as consideration for entering into the Purchase Agreement, the Company paid LPC a commitment fee of 2,203,812 ordinary shares.

At the Market Offering

 On August 6, 2020, The Company and H.C. Wainwright & Co., LLC ( “Wainwright” ) entered into an At The Market Offering ( “ATM”) Agreement pursuant to which the Company may offer and sell, from time to time, through Wainwright, ADSs, each representing 12 ordinary shares, with a nominal or par value of $0.0003 per share. Any such sales would be effective pursuant to the Company’s registration statement on Form F-3 (“Shelf Registration”), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 10, 2020. The Company has no obligation to sell any ADSs  pursuant to the agreement and may at any time suspend sales pursuant to the agreement. Each party may terminate the agreement at any time without liability. The ATM was suspended in November 2020. As of December 31, 2020, the Company has not sold any shares under the ATM.

Development Agreement

On October 30, 2020,  pursuant to the Development Agreement, the Company issued a warrant to MVIL exercisable for 46,153,846 ordinary shares at an exercise price of $0.13 with such number of ordinary shares being equal to the quotient of 30% of the amount of MVIL’s initial funding divided by the exercise price. The warrant was immediately exercisable and has a term of three years.

Registered Public Offering

On November 19, 2020, the Company entered into a Securities Purchase Agreement with certain institutional investors for a registered public offering (the “Offering”) of an aggregate of 2,844,446 ADS or 34,133,352 ordinary shares. The offering price to the public was $1.125 per ADS. The Offering closed on November 24, 2020.

The Company’s net proceeds from the Offering, after deducting placement agent fees and other offering expenses payable by the Company was $2.6 million.

Sales of ADSs under the Security Purchase Agreement were made pursuant to the Company’s Shelf Registration, and a related prospectus supplement filed with the SEC on November 20, 2020.

11.	Share Incentive Plan

The Company’s 2006 Plan provides for the grant of share options or other awards to employees, directors, advisors and consultants for the purchase of up to 25,544,054 ordinary shares. Share options vest over varying schedules as determined by the Company’s board of directors and typically expire 10 years from the date of grant. Certain options provide for accelerated vesting if there is a change in control, as defined in the 2006 Plan.

Prior to the IPO, in determining the exercise prices for options granted, the board of directors considered the fair value of ordinary shares as of the grant date, based upon a variety of factors, including the results obtained from a third-party valuation, the Company’s financial position and financial performance, the status of technological developments of the Company’s proposed products, the composition and ability of the current scientific and management team, an evaluation or benchmark of the Company’s competition, the illiquid nature of the ordinary shares, sales of capital share including convertible preferred shares, the effect of the rights and preferences of Series A preferred shares, and the prospects of a liquidity event. Following the IPO, the fair value of the ordinary shares was determined based on the quoted market price of the ADSs. The Company has historically granted share options at exercise prices not less than the fair value of our ordinary shares.

In January 2019, the Company adopted the 2019 Share Incentive Plan (“2019 Plan”) and as a result no further awards will be made under the 2006 Plan. In addition, any ordinary shares subject to awards under the 2006 Plan that expire, are forfeited, or are otherwise surrendered, without having been fully exercised or resulting in any ordinary shares being issued will become available for issuance under the 2019 Plan, up to an additional 15,794,199 shares, which is the number of shares issuable pursuant to outstanding awards granted under the 2006 Plan. The 2019 Plan provides for the grant of shares or other awards to employees, directors, advisors and consultants for the purchase of up to 63,487,133 ordinary shares. Share options vest over varying schedules as determined by the Company’s board of directors and typically expire 10 years from the date of grant. Certain options provide for accelerated vesting if there is a change in control, as defined in the 2019 Plan.

          On January 1, 2020, 17,468,832 ordinary shares were added to the  2019 Plan pursuant to the Evergreen Provision. In March 2020, upon shareholder approval the 2019 Plan was amended ( “Amended 2019 Plan”) and the number of shares reserved under the plan was reduced by 24,999,996 shares, as those shares are now reserved under the 2020 ADS incentive plan (“2020 ADS Plan”). The Amended 2019 Plan provides for the grant of shares or other awards to employees, directors, advisors and consultants for the purchase of up to 55,898,342 ordinary shares. Share options vest over varying schedules as determined by the Company’s board of directors and typically expire 10 years from the date of grant. Certain options provide for accelerated vesting if there is a change in control, as defined in the Amended 2019 Plan.

In March 2020, upon shareholder approval, the Company adopted the 2020 ADS Plan to provide for grants of restricted ADSs, restricted ADS units and other ADS-based awards. The 2020 ADS Plan provides for the grant of ADS-based awards to employees, directors, advisors and consultants of up to 24,999,996 ordinary shares.

At December 31, 2020, there were 10,938,405 ordinary shares available for future grant under the Amended 2019 Plan and 5,490,984 ordinary shares available for future grant under the 2020 ADS Plan.

The fair value of each share option granted to employees and directors was estimated on the date of grant using the following assumptions:

	Year Ended December 31,
	2020	2019	2018
Risk free interest rate	0.28% - 1.38%	1.43% - 2.61%	2.65% - 3.12%
Expected dividend yield	—	—	—
Expected term (in years)	4.6 - 7.0	5.4 - 6.4	6.0
Expected volatility	74% - 82%	55% - 58%	59%

The following table summarizes share option plan activity for the year ended December 31, 2020:

	Number of Ordinary Shares	Weighted- Average Exercise Price	Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2019	36,126,371	$0.99		$—
Granted	17,560,640	$0.18
Exercised	—
Cancelled or forfeited	(8,727,073)	$0.90
Outstanding at December 31, 2020	44,959,938	$0.69	7.5	$11,650
Exercisable at December 31, 2020	22,098,025	$0.88	6.2	$243
Vested and expected to vest at December 31, 2020	41,278,692	$0.70	7.4	$8,308

The weighted average grant date fair value per share for awards granted during the year ended December 31, 2020, 2019 and 2018, was $0.12, $0.53 and $0.82, respectively.

The following table summarizes restricted share unit activity for the 2020 ADS Plan for the year ended December 31, 2020 (in ordinary shares):

	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested at December 31, 2019	—	$—
Granted	20,986,488	$0.11
Vested and released	(4,495,716)	$0.11
Cancelled or forfeited	(1,477,476)	$0.11
Non-vested as of December 31, 2020	15,013,296	$0.11

The fair value of restricted share units is measured using the ordinary share price on the date of grant and share-based compensation expense for the restricted share units is recorded ratably over their vesting period. The total fair value of restricted share units vested during the year ended December 31, 2020 was approximately $0.7 million.

Total share-based compensation expense is as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Research and development	$1,171	$1,195	$603
General and administrative	3,053	2,049	674
Total	$4,224	$3,244	$1,277

As of December 31, 2020, total unrecognized compensation expense related to non-vested share options, net of related forfeiture estimates, was $4.9 million and $1.2 million  for non-vested restricted share units, net of related forfeitures estimates. The Company expects to recognize its remaining unrecognized share-based compensation expense over a weighted-average period of approximately 2.26 years for non-vested option and approximately 1.6 years for non-vested restricted share units.

12.	401(k) Savings Plan

In 2014, the Company adopted a tax-qualified employee savings and retirement 401(k) Plan, covering all qualified employees. Eligible employees may make pretax contributions to the 401(k) Plan up to statutory limits. The Company contributes up to 3% of an employee’s annual salary, within statutory limits. During the years ended December 31, 2020, 2019 and 2018, the Company contributed $0.2 million, $0.4 million and $0.3 million, respectively.

13.	License Agreements

In 2006, the Company entered into a license agreement, as amended, with Cornell Research Foundation, Inc. (“Cornell”) and a research institute (collectively “licensor”) for certain intellectual property rights and, subsequently, entered into four additional license agreements with Cornell. Under the terms of the original license agreement, the Company issued an aggregate of 666,667 ordinary shares to Cornell between 2006 and 2009. The Company has also paid an upfront license fee of  $60,000 and annual fees of approximately $60,000. The Company is also required to pay royalties on the commercial sale of products that result from the licensed intellectual property, as well as a percentage of any sublicensing revenue. Subject to specified reductions and royalty offset, such royalties are calculated as a tiered, low-to-mid single digit percentage of net sales of licensed products under each of the license agreements, except that for licensed products under the original agreement, such royalties are calculated as a tiered, low single-digit to sub-teen percentage of net sales, depending on patent coverage, amount of net sales and type of licensed product. Under this license agreement, the Company was required to commercialize a product by the date specified in the respective agreement, which with respect to the original Cornell agreement was December 31, 2020. The licensor may terminate the license, subject to specified exceptions for causes due to scientific, regulatory, and other events over which the Company cannot exert direct control. The Company believes that failure to commercialize is subject to the named exceptions, and to date has not received any notice of termination from the licensor. Any actual terminations of the license would be subject to cure periods and appeals before taking effect.

14.	Commitments and Contingencies

Lease commitments

On November 2020, the Company entered into a new two-year sublease arrangement for a facility in Needham, Massachusetts. The Company has accounted for the current lease as an operating lease. The expense is being recorded on a straight-line basis over the term of the lease. Incentives received from the landlord related to the operating lease are recorded as deferred rent. The rent expense was $0.7 million for year ended December 31, 2020 and $0.6 million for each of the years ended December 31, 2019 and 2018. As of December 31, 2020 and 2019, the Company recorded deferred rent of $22,060 and $ 72,579 , respectively, which is included in accrued expenses and other current liabilities and long-term deferred rent on the accompanying consolidated balance sheet.

Future minimum payments payable under all operating leases as of December 31, 2020 are as follows (in thousands):

Year Ending December 31,
2021	$139
2022	126
Total minimum lease payments	$265

15.	Income Taxes

As a Cayman Islands entity, Stealth BioTherapeutics Corp is not currently subject to taxation. Stealth BioTherapeutics Inc. is subject to U.S. income tax and certain state income taxes.

The following table presents domestic and foreign components of loss before income tax benefit for the periods presented (in thousands):

	Year Ended December 31,
	2020	2019	2018
U.S.	$5,868	$3,633	$3,116
Non-U.S.	51,589	68,095	93,596
Loss before income tax benefit	$57,457	$71,728	$96,712

A reconciliation setting forth the differences between the Company’s effective tax rate and the U.S. statutory tax rate is as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Income tax benefit at federal statutory rate	$1,232	$763	$654
State and local income taxes net of federal tax benefit	787	247	522
Federal credits	1,210	2,454	1,267
Federal rate change	—	—	—
Nondeductible/nontaxable permanent items	4	(89)	77
Share based compensation benefit and other	1,644	—	(56)
Change in valuation allowance	(4,877)	(3,376)	(2,464)
Income tax benefit	$—	$—	$—
Effective tax rate	0.0%	0.0%	0.0%

The significant components of the Company’s deferred tax assets are as follows (in thousands):

	Year Ended December 31,
	2020	2019
Deferred tax assets:
Federal and state net operating loss carryforwards	$1,012	$832
Credits	8,903	7,522
Deferred rent	6	17
Other accrued liabilities	509	84
Depreciation	5	47
Share based compensation	2,336	—
Deferred interest	1,871	1,264
Total deferred tax assets	14,642	9,766
Deferred tax liabilities:
Other accrued liabilities	—	—
Depreciation	—	—
Total deferred tax liabilities	—	—
Valuation allowance	14,642	9,766
Net deferred tax liability	$—	$—

As of December 31, 2020, Stealth BioTherapeutics Inc. had federal and state net operating loss carryforwards of $4.1 million and $2.3 million, respectively. The net operating loss carryforwards expire at various dates beginning in 2034 through 2040 for U.S. and state tax purposes. As of December 31, 2020, the Company had federal and state research and development credit carryforwards of approximately $4.5 million and $1.8 million, respectively, which, if unused, will expire in years 2035 through 2040 (federal) and 2030 through 2035 (state). As of December 31, 2020, the Company also had an orphan drug credit of $2.9 million, which, if unused, will expire in year 2037 through 2040.

Realization of the future tax benefits is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period. As of December 31, 2020, the Company maintains a full valuation allowance for its deferred tax assets due to uncertainty regarding their realization. Adjustments could be required in the future if the Company estimates that the amount of deferred tax assets to be realized is more or less than the net amount the Company has recorded. The valuation allowance increased $4.9 million and $3.4 million during the years ended December 31, 2020 and 2019, respectively, due primarily to the generation of net operating losses during the period and the recognition of potential research and development tax credits.

The Company is not currently under any income tax examinations. Due to the Company’s net operating losses, all tax years generally remain open in each jurisdiction. No interest or penalties have been recorded on any unrecognized tax benefits since its inception. The Company does not believe material uncertain tax positions have arisen to date.

Under the provisions of Section 382 of the Internal Revenue Code of 1986, certain substantial changes in the Company’s ownership, including a sale of the Company, or significant changes in ownership due to sales of equity, may have limited, or may limit in the future, the amount of net operating loss carryforwards and tax credits, which could be used annually to offset future taxable income.

The Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") was enacted in the United States on March 27, 2020. While the CARES Act provides extensive tax changes in response to the COVID-19 pandemic, the provisions are not expected to have a significant impact on the Company’s financial results.

16.	Net Loss Per Share Attributable to Ordinary Shareholders

Basic and diluted net loss per ordinary share are calculated as follows (in thousands, other than share and per share data):

	Year Ended December 31,
	2020	2019	2018
Numerator:
Net loss attributable to ordinary shareholders—basic and diluted	$(57,457)	$(71,728)	$(96,712)
Denominator:
Weighted-average ordinary shares used in net loss per share attributable to ordinary shareholders—basic and diluted	556,169,255	375,669,759	68,476,149
Net loss per share attributable to ordinary shareholders—basic and diluted	$(0.10)	$(0.19)	$(1.41)

The following ordinary share equivalents, presented on an as converted basis, were excluded from the calculation of net loss per share for the periods presented, as their effect is anti-dilutive:

	Year Ended December 31,
	2020	2019	2018
Series A preferred shares	—	—	91,600,398
Series A preferred shares warrants	—	—	216,667
Ordinary share warrants- Term Loan issuance	500,000	500,000	—
Ordinary share warrants issued to MVIL- related party	46,153,846	—	—
2020 Restricted share units (in ordinary shares)	15,013,296	—	—
Outstanding share options	44,959,938	36,126,371	15,871,228
Total	106,627,080	36,626,371	107,688,293

17.	Related Party

For the years ended December 31, 2020, 2019 and 2018, the Company paid $0, $0.1 million and $0.2 million, respectively, for consulting services provided by an entity affiliated with its former interim Chief Financial Officer.

Except as disclosed elsewhere in the notes to the accompanying consolidated financial statements, there were no other material transactions with related parties.

18.	Subsequent Events

In February 2021, in accordance with the Development Agreement, the Company received a milestone payment of $10.0 million upon completion of enrollment for the ReCLAIM-2 Phase 2 clinical trial of elamipretide for the treatment of dry AMD. Pursuant to the Development Agreement, the Company issued warrants exercisable for 18,750,000 ordinary shares to MVIL, at an exercise price of $0.16 with such number of ordinary shares being equal to the quotient of 30% of the amount of MVIL’s milestone funding divided by the exercise price. The warrant was immediately exercisable and has a term of three years.

On February 9, 2021, the Company entered into a Securities Purchase Agreement with certain institutional investors for a registered public offering (the “2021 Offering”) of an aggregate of 2,339,000 ADSs or 28,068,000 ordinary shares. The offering price to the public was $2.00 per ADS. The 2021 Offering closed on February 11, 2021. The Company’s net proceeds from the Offering, after deducting placement agent fees and other estimated offering expenses payable by the Company were approximately $4.1 million. Sales of ADSs under the Security Purchase Agreement were made pursuant to the Company’s Shelf Registration, and a related prospectus supplement was filed with the SEC on February 11, 2021.

Except as disclosed above and elsewhere in the notes to the accompanying consolidated financial statements, the Company has concluded that no further subsequent events have occurred that require disclosure.

Exhibit 4.21

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this “Consent”) dated as of the   22   day of  __Sep___ 2020, by and between BP 140 KENDRICK STREET PROPERTY LLC (as successor to BP 140 Kendrick Street LLC, as successor to Boston Properties Limited Partnership, “Landlord”), PTC INC. (“Tenant”), and STEALTH BIOTHERAPEUTICS INC. (“Subtenant”), is made with reference to the following:

RECITALS

A.By Indenture of Lease dated December 14, 1999, as amended and affected to date (the “Lease”), Landlord did lease to Tenant and Tenant did lease from Landlord certain premises located at 140 Kendrick Street, Needham, Massachusetts consisting of approximately 197,858 rentable square feet (89,758 rentable square feet in Building A and 108,100 rentable square feet in Building C (Building A and Building C each as defined in the Lease)), which premises are more particularly described in the Lease (the “Premises”).

B.Tenant desires to sublease to Subtenant 6,051 square feet of rentable floor area of the Premises (the “Subleased Premises”) upon the terms and conditions contained in a sublease between Tenant and Subtenant dated September 15, 2020 (the “Sublease”).

C.Pursuant to the terms of the Lease, Tenant is required to obtain Landlord’s prior written consent to the Sublease.

D.Subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions contained in this Consent, Landlord desires to consent to the Sublease.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the provisions herein, Landlord, Tenant and Subtenant hereby agree as follows:

1.Consent.   Landlord hereby consents to the Sublease subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions contained in this Consent.

2.Compliance by Subtenant; Enforcement.

(a)Subtenant (i) shall comply with and perform the terms of the Sublease to be complied with or performed on the part of the subtenant under the Sublease, (ii) shall not violate any of the applicable terms of the Lease and (iii) assumes, during the term of the Sublease, the performance of the terms of the Lease to be performed on the part of the tenant under the Lease to the extent that such terms are applicable to the Subleased Premises (including, without limitation, the indemnity, insurance and waiver of subrogation provisions of the Lease, which shall be applicable to the Subleased Premises as if such Subleased Premises were the Premises for the purposes of said provisions) and provided that Subtenant’s liability for the payment of rent and other amounts shall be limited to amounts set forth in the Sublease.  Subject to the limitations of subsection (iii) of the immediately preceding sentence with respect to Subtenant, Tenant and Subtenant shall be jointly and severally liable to Landlord for compliance with and performance of all of the terms, covenants, agreements, provisions, obligations and conditions to be performed or observed by the tenant under the Lease. Notwithstanding anything to the contrary herein, Landlord agrees that as of the date hereof, the minimum limits of liability of the commercial general liability or comprehensive general liability insurance required to be carried by Subtenant shall be $5,000,000 combined (primary and excess coverage) single limit per occurrence on a per location basis.

(b)Tenant shall enforce the terms of the Sublease against Subtenant.  Without limiting the foregoing, Landlord shall have the right, but not the obligation, to proceed directly against Subtenant (in Landlord’s name or in Tenant’s name, as determined by Landlord in Landlord’s sole discretion) in order to (i) enforce compliance with and performance of all of the terms, covenants, agreements, provisions, obligations and conditions to be performed or observed by Subtenant under the Sublease, the Lease (to the extent applicable to the Subleased Premises) or under this Consent or (ii) terminate the Sublease if any action or omission of Subtenant (continuing beyond the expiration of applicable notice and cure periods) constitutes a default under the Lease.  Tenant shall cooperate with Landlord in connection with any such action or proceeding, and Tenant and Subtenant hereby jointly and severally indemnify and hold Landlord harmless from and against all costs and expenses including, without limitation, reasonable attorneys’ fees, incurred by Landlord in connection with any such action or proceeding.

3.Subordination; Attornment.   The Sublease shall be subject and subordinate at all times to the Lease and all amendments thereof, this Consent and all other instruments to which the Lease is or may hereafter be subject and subordinate.  The provisions of this Consent and the execution and delivery of the Sublease shall not constitute a recognition of the Sublease or the Subtenant thereunder; it being agreed that in the event of termination (whether voluntary or involuntary), rejection (pursuant to 11 U.S.C. §365) or expiration of the Lease, unless otherwise elected by Landlord as hereinafter set forth, the Sublease shall be deemed terminated and Subtenant shall have no further rights (including, without limitation, rights, if any, under 11 U.S.C. §365(h)) with respect to the Subleased Premises.  If (a) the Lease is (or both the Lease and the Sublease are) terminated for any reason whatsoever or rejected (pursuant to 11 U.S.C. §365) by Tenant prior to its (or their) scheduled expiration date(s) or (b) if Landlord shall succeed to Tenant’s estate in the Subleased Premises, then in any such event, Subtenant shall have no right to use or occupy any portion of the Premises (or other space in the Building occupied or controlled by Tenant) which is not part of the Subleased Premises, and at Landlord’s election, Subtenant shall either attorn to and recognize Landlord as Subtenant’s landlord under the Sublease or enter into a new direct lease with Landlord upon the then executory terms of the Sublease (and if Landlord so elects as aforesaid Subtenant hereby waives its right to treat the Sublease as terminated under 11 U.S.C. §365(h)), provided that, in any such event, Landlord shall not be (i) liable for any previous act or omission of Tenant; (ii) subject to any offset or defense which theretofore accrued to Subtenant (including, without limitation, any rights under 11 U.S.C. §365(h)); (iii) bound by any rent or other sums paid by Subtenant more than one month in advance; (iv) liable for any security deposit not actually received by Landlord; (v) liable for any work or payments on account of improvements to the Subleased Premises; or (vi) bound by any amendment of the Sublease not consented to in writing by Landlord.  Subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment or direct lease.  In the event of such attornment or direct lease, Tenant shall transfer to Landlord any security deposit under the Sublease (such obligation to include, without limitation, the transfer and modification of any letter of credit posted as security).  Subtenant shall reimburse Landlord for any costs and expenses that may be incurred by Landlord in connection with such attornment or direct lease including, without limitation, reasonable attorneys' fees.  Notwithstanding the foregoing, if  Landlord does not elect to have Subtenant attorn to Landlord or enter into a new direct lease as described above, the Sublease and all rights of Subtenant to the Subleased Premises shall terminate upon the date of expiration or termination of the Lease or Tenant’s right to possession thereunder.  The terms of this Section 3 supersede any contrary provisions in the Sublease.

4.Representations and Warranties.  Tenant and Subtenant represent, warrant and covenant to Landlord that (a) no rent, fees or other consideration has been or will be paid to Tenant by Subtenant for the right to use or occupy the Subleased Premises or for the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property other than as set forth in the Sublease, and (b) attached hereto as Exhibit A is a true, correct and complete copy of the Sublease that embodies the complete and entire agreement between Tenant and Subtenant.

5.Amendment or Termination of Sublease.   Tenant and Subtenant agree that they shall not change, modify, amend, cancel or terminate the Sublease or enter into any additional agreements relating to or affecting the use or occupancy of the Subleased Premises or the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, without first obtaining Landlord’s prior written consent thereto.

6.No Waiver or Release.   Neither this Consent, the Sublease, nor any acceptance of rent or other consideration from Subtenant by Landlord (whether before or after the occurrence of any default by Tenant under the Lease) shall operate to waive, modify, impair, release or in any manner affect any of the covenants, agreements, terms, provisions, obligations or conditions contained in the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, or to increase the obligations or diminish the rights of Landlord under the Lease, or to increase the rights or diminish the obligations of Tenant thereunder, or to, in any way, be construed as giving Subtenant any greater rights than those to which the original tenant named in the Lease would be entitled or any longer time period to perform than is provided to the original tenant under the Lease.  Tenant hereby agrees that the obligations of Tenant as tenant under the Lease and this Consent shall not be discharged or otherwise affected by reason of the giving or withholding of any consent or approval for which provision is made in the Lease.  All terms, covenants, agreements, provisions and conditions of the Lease are hereby ratified and declared by Tenant to be in full force and effect, and Tenant hereby unconditionally reaffirms its primary, direct and ongoing liability to Landlord for the performance of all obligations to be performed by the Tenant as tenant under the Lease, including, without limitation, the obligations to pay all rent and all other charges in the full amount, in the manner and at the times provided for in the Lease.

7.No Further Assignment or Subletting.  Tenant and Subtenant hereby agree that the terms, conditions, restrictions and prohibitions set forth in the Lease regarding subletting and assignment shall, notwithstanding this Consent, (a) apply to the Sublease and the Subleased Premises, (b) continue to be binding upon Tenant and Subtenant with respect to all future assignments and transfers of the Lease or the Sublease, and all future sublettings of the Premises or the Subleased Premises, and (c) apply to Subtenant with the same effect as if Subtenant had been the original tenant named in the Lease.  The giving of this Consent shall not be construed either as a consent by Landlord to, or as permitting, any other or further assignment or transfer of the Lease or the Sublease, whether in whole or in part, or any subletting or licensing of the Premises or the Subleased Premises or any part thereof, or as a waiver of the restrictions and prohibitions set forth in the Lease regarding subletting, assignment or other transfer of any interest in the Lease or the Premises. Subtenant shall not assign the Sublease or sublet or license all or any part of the Subleased Premises, voluntarily or by operation of law, or permit the use or occupancy thereof by others, without the prior written consent of Landlord in accordance with the terms of the Lease.

8.No Ratification of Sublease.   Tenant and Subtenant acknowledge that Landlord is not a party to the Sublease and is not bound by the provisions thereof, and recognize that, accordingly, Landlord has not, and will not, review or pass upon any of the provisions of the Sublease.  Nothing contained herein shall be construed as an approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or a modification or waiver of any of the terms, covenants and conditions of the Lease or as a representation or warranty by Landlord.

9.Default; Remedies.   Any breach or violation of any provisions of the Lease by Subtenant (continuing beyond the expiration of applicable notice and cure periods in the Lease) shall be deemed to be and shall constitute a default by Tenant under the Lease.  In the event (a) of any default by Tenant or Subtenant in the full performance and observance of any of their respective obligations under this Consent, which default shall not be cured within thirty (30) days after notice to the party in default (with a copy of such notice delivered to the other party at the same time), or (b) any representation or warranty of Tenant or Subtenant made herein shall prove to be false or misleading in any material respect, then (i) such event may, at Landlord’s option, be deemed an Event of Default by Tenant under the Lease and (ii) Landlord may give written notice of such default to the party in violation (with a copy of such notice delivered to the other party at the same time), and if such violation shall not be discontinued or corrected within thirty (30) days after the giving of such notice, Landlord may, in addition to Landlord’s other remedies, revoke this Consent and, as between Subtenant and Landlord, Subtenant shall have no further rights with respect to the Subleased Premises.  Subject to Landlord’s right to require Subtenant to attorn or enter into a direct lease under Paragraph 3 hereof, if Subtenant shall fail to vacate and surrender the Subleased Premises upon the expiration, rejection or earlier termination (whether voluntary or involuntary) of the Lease, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term.  Subtenant expressly waives for itself and for any person claiming through or under Subtenant, any rights which Subtenant or any such person may have under 11 U.S.C. §365(h), including, without limitation, any right to remain in possession of the Premises under §365(h)(1)(A)(ii) and any right of offset under §365(h)(1)(B) against any amounts due and owing to Landlord.

10.Notices.

(a)Any notices given under this Consent shall be effective only if in writing and given in the manner notices are required to be given under the Lease, addressed to the respective party at the address set forth in the Lease with respect to Landlord and Tenant, and at the Subleased Premises with respect to Subtenant, or at such other address for such purpose designated by notice in accordance with the provisions hereof.

(b)Tenant and Subtenant shall promptly deliver to Landlord a copy of any default or termination notice sent or received by either party with respect to the Sublease.

(c)Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

11.Brokerage.

(a)Tenant represents, warrants and covenants to Landlord that Tenant has dealt with no broker in connection with the Sublease other than Cresa Boston.  In the event any claim is made against Landlord relative to dealings by Tenant with any broker in connection with the Sublease, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.  Tenant agrees that it shall be solely responsible for the payment of brokerage commissions to Cresa Boston.

(b)Subtenant represents, warrants and covenants to Landlord that Subtenant has dealt with no broker in connection with the Sublease other than Colliers International. In the event any claim is made against Landlord relative to dealings by Subtenant with any broker in connection with the Sublease, Subtenant shall defend the claim against Landlord with counsel of Subtenant's selection first approved by Landlord and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. Tenant agrees that it shall be solely responsible for the payment of brokerage commissions to Colliers International.

12.Assignment of Sublease Rents.

(a)Subject to the license granted in this paragraph, Tenant hereby unconditionally and irrevocably grants, transfers, assigns and sets over to Landlord all of Tenant's interest in the rents, issues and profits of the Sublease (collectively, the “Sublease Rents”), together with full power and authority, in the name of Tenant, or otherwise, to demand, receive, enforce, collect or receipt for any or all of the foregoing, to endorse or execute any checks or other instruments or orders, to file any claims and to take any other action which Landlord may deem necessary or advisable in connection therewith; provided, that no exercise of such rights by Landlord shall release Tenant from any of its obligations under the Lease or the Sublease.  Tenant and Landlord intend that the assignment described in this Paragraph 12 shall be a present, actual, absolute and unconditional assignment; provided, however, that except to the extent specified by Landlord in a notice or demand given to Tenant and Subtenant exercising Landlord’s right to collect the Sublease Rents directly from Subtenant, Tenant shall have a license to collect the Sublease Rents, but neither prior to accrual nor more than one month in advance (except for security deposits and escalations provided for in the Sublease).  Tenant hereby irrevocably authorizes Subtenant to rely upon and comply with any such notice or demand by Landlord for the payment to Landlord of any Sublease Rents due or to become due.  Landlord shall be accountable only for the Sublease Rents actually collected hereunder and not for the rental value of the Subleased Premises.

(b)Neither this Consent nor the assignment described in this Paragraph 12 nor any action or inaction on the part of Landlord shall constitute an assumption on the part of Landlord of any duty or obligation under the Sublease, nor shall Landlord have any duty or obligation to make any payment to be made by Tenant under the Sublease or the Lease, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which have been assigned to Landlord or to which it may be entitled hereunder at any time or times.  The collection and application of the Sublease Rents or other charges, or any other action taken by Landlord in connection therewith, shall not (i) cure or waive any default under the Lease, (ii) waive or modify any notice thereof theretofore given by Landlord, (iii) create any direct tenancy between Landlord and Subtenant, or (iv) otherwise limit in any way the rights of Landlord hereunder or under the Lease.

(c)Tenant, at its expense, will execute and deliver all such instruments and take all such action as Landlord, from time to time, may reasonably request in order to obtain the full benefits of the assignment provided for in this Paragraph 12.

(d)All Sublease Rents collected by Landlord (less the cost of collection reasonably incurred, including, without limitation, reasonable attorneys’ fees) under this Paragraph 12 will be applied against Tenant’s obligations under the Lease.

13.Miscellaneous.

(a)Remedies Cumulative.   Each right and remedy of Landlord provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies so provided for or so existing.

(b)Landlord’s Liability.   Landlord’s liability under this Consent shall be limited to the same extent Landlord’s liability is limited under the Lease.

(c)Successors and Assigns.   The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that no violation of the provisions of this Consent shall operate to vest any rights in any successor or assignee of Tenant or Subtenant.

(d)Captions.  The captions contained in this Consent are for convenience only and shall in no way define, limit or extend the scope or intent of this Consent, nor shall such captions affect the construction hereof.

(e)Counterparts.  This Consent may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)No Privity of Estate.  It is expressly understood and agreed that, except with respect to Landlord’s election to have Subtenant attorn to or enter into a direct lease with Landlord pursuant to Section 3 above, neither this Consent nor any direct dealings between Landlord and Subtenant during the term of the Sublease (including, without limitation, the direct billing by Landlord to Subtenant of work order, or other charges relating to Subtenant's occupancy) shall create or constitute, or shall be deemed to create or constitute, privity of estate, any landlord-tenant relationship, or occupancy or tenancy agreement between Landlord and Subtenant.

(g)Binding Effect.  This Consent is offered to Tenant and Subtenant for signature and it is understood that this Consent shall be of no force and effect and shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a copy of this Consent to both Tenant and Subtenant.

(h)Review of Sublease.  To the extent permitted by the terms of the Lease, Tenant shall reimburse Landlord for any fees which may be charged by Landlord and for any costs incurred by Landlord in connection with the Sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed subtenant and legal costs incurred in connection with the granting of this Consent.  Such amounts, if any, shall be due and payable concurrently with the execution and delivery of this Consent by Tenant.

(i)Compliance with Laws.  Without limiting the obligations under the Lease, Tenant shall be responsible in connection with the Sublease, at its sole cost and expense, for performing all work necessary to comply with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities and insurers of the Building and other requirements of the Lease with respect to insurance obligations of Tenant.

(j)Conflict.   If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Consent or the Lease and the terms, covenants and conditions of the Sublease, then the terms, covenants and conditions of this Consent and the Lease shall prevail.  In the event that there shall be any conflict or inconsistency between this Consent and the Lease, such conflict or inconsistency shall be determined for the benefit of Landlord.

(k)Consent Limited.  This Consent shall be deemed limited solely to the Sublease, and Landlord reserves the right to consent or withhold consent and all other rights as set forth in and in accordance with the Lease with respect to any other matters.

(l)Alterations.  Tenant and Subtenant acknowledge that any additions, alterations, demolitions or improvements to be performed in connection with the Sublease shall be first approved by Landlord in accordance with the Lease and subject to all of the terms and conditions of the Lease. Without limitation, Landlord acknowledges that Subtenant plans to install new carpet and paint throughout the Subleased Premises, subject to Landlord’s approval in accordance with the Lease and subject to all of the terms and conditions of the Lease, and subject to Sublandlord’s approval in accordance with the Sublease and subject to all of the terms and conditions of the Sublease. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord as a fee for Landlord’s review of any work or plans in connection with the Sublease, as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour for senior staff and $100.00 per hour for junior staff, plus (ii) third party expenses incurred by Landlord to review such plans and work. Upon the expiration or earlier termination of the Sublease, at Landlord’s option, Tenant and Subtenant shall at their expense remove all such additions, alterations and improvements and restore the Premises to its original condition. All contractors, vendors and service providers requiring access to the Subleased Premises or the Building shall be subject to Landlord’s prior and continuing review and approval with respect to insurance, security and operational matters. Solely between Tenant and Subtenant, the provisions of the Sublease (including without limitation Section 17) shall control and determine their respective responsibility for removal or restoration of any improvement or alteration in the Subleased Premises.

(m)Terms.  Terms defined in the Lease and used, but not defined, herein shall have the meanings ascribed to them in the Lease.

(n)Entire Agreement.   This Consent contains the entire agreement of the parties with respect to the matters contained herein and may not be modified, amended or otherwise changed except by written instrument signed by the parties sought to be bound.

(o)Partial Invalidity.  If any term, provision or condition contained in this Consent shall, to any extent, be invalid or unenforceable, the remainder of this Consent, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and  every other term, provision and condition of this Consent shall be valid and enforceable to the fullest extent possible permitted by law.

(p)Attorneys' Fees.  If any party commences litigation for the specific performance of this Consent, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

(q) Authority.  Tenant and Subtenant each respectively represent, warrant and covenant to Landlord that (i) each is a duly formed and existing entity qualified to do business in the jurisdiction in which the Building is located and (ii) each has full right, power and authority to enter into this Consent and that the persons or person executing this Consent on behalf of Tenant and Subtenant, as the case may be, are duly authorized to do so.

(r)Governing Law.   This Consent shall for all purposes be construed in accordance with, and governed by, the laws of the jurisdiction in which the Building is located.

(s)OFAC.  As an inducement to Landlord to enter into this Consent, Subtenant hereby represents, warrants and covenants to Landlord that:  (i) Subtenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Subtenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Subtenant (and any person, group, or entity which Subtenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including, without limitation, any assignment of this Consent or any further subletting, if, and to the extent, permitted hereunder, of all or any portion of the Subleased Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation.  In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Subtenant of the foregoing shall be deemed a default by Subtenant under Paragraph 9 above, and shall be covered by the indemnity provisions of the Lease, and (y) the representations, warranties and covenants contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of the Sublease.

(t)Profits.  Landlord and Tenant acknowledge and agree that any “Assignment/Sublease Profits” (as such term is defined in the Lease) associated with the Sublease shall be paid to Landlord as determined by Landlord in accordance with the terms of the Lease.

[Signatures on next page.]

EXECUTED under seal as of the date and year first above written.

WITNESS:	landlord:

BP 140 KENDRICK STREET PROPERTY LLC, a Delaware limited liability company

BY: BP 140 KENDRICK STREET LLC, a Delaware limited liability company, its managing member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its managing member

BY: BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

By:
Name:
Title:

WITNESS:	TENANT:

PTC INC., a Massachusetts corporation

By:
Name:
Title:

WITNESS:	SUBTENANT:

STEALTH BIOTHERAPEUTICS INC.

By:
Name:
Title:

Exhibit A

The Sublease

By and Between

PTC INC.

(“Sublandlord”)

and

STEALTH BIOTHERAPEUTICS INC.

(“Subtenant”)

140 Kendrick Street
Needham, Massachusetts

THIS SUBLEASE (the “Sublease”) is made and entered into as of this   15th   day of July, 2020 by and between PTC INC., a corporation organized under the laws of the Commonwealth of Massachusetts (“Sublandlord”) and STEALTH BIOTHERAPEUTICS INC. , a corporation organized under the laws of the ___State of Delaware____ (“Subtenant”).]

BASIC LEASE PROVISIONS.

A.	“Building”: The building designated as Building A located at:

140 Kendrick Street
Needham, Massachusetts 02494

B.	Subtenant’s Address:

Prior to Commencement Date:

Stealth BioTherapeutics Inc.

275 Grove Street
Suite 107
Newton, Massachusetts 02466

Attention: Brenda Chin

After Commencement Date:

Stealth BioTherapeutics Inc.

140 Kendrick Street
Needham, Massachusetts 02494

C.	Sublandlord’s Address (for notices):

PTC Inc.

121 Seaport Boulevard

Boston, Massachusetts 02210

Attention: VP, Corporate Real Estate;

and

PTC Inc.

121 Seaport Boulevard

Boston, Massachusetts 02210

Attention: EVP, General Counsel

With copies to:

D.	“Prime Landlord”: BP 140 Kendrick Street LLC
E.	Prime Landlord’s Address (for notices):

BP 140 Kendrick Street LLC
c/o Boston Properties Limited Partnership
Prudential Center
800 Boylston Street, Suite 1900
Boston, Massachusetts 02199-8103

with a copy to:

BP 140 Kendrick Street LLC
c/o Boston Properties Limited Partnership
Prudential Center
800 Boylston Street, Suite 1900
Boston, Massachusetts 02199-8103
Attention: Regional General Counsel

F.	Identification of Prime Lease and all presently-existing amendments thereto as of the date hereof:

Indenture of Lease dated as of December 14, 1999 (the “Original Lease”), by and between Boston Properties Limited Partnership (“Original Prime Landlord”) and Parametric Technology Corporation (“Original Tenant”), respecting the real property at 140 Kendrick Street, Needham, Massachusetts (as more-fully described herein, the “Property”), as amended and affected by the following: (i) that certain letter agreement by and between Original Prime Landlord and Original Tenant dated as of April 25, 2000 (the “First Amendment”); (ii) that certain Second Amendment to Lease agreement by and between Original Prime Landlord and Original Tenant dated as of November 30, 2001 (the “Second Amendment”); (iii) that certain Agreement by and between Original Prime Landlord and Original Tenant dated July 6, 2006 (the “July 2006 Letter Agreement”); (iv) that certain Third Amendment to Lease by and between Original Prime Landlord and Original Tenant dated October 27, 2010 (the “Third Amendment”); (v) that certain letter agreement dated as of April 13, 2012 (the “April 2012 Letter Agreement”) by and between Original Tenant and Prime Landlord, as successor to BP 140 Kendrick Street LLC and Original Landlord pursuant to a certain Second Assignment of Lease dated as of June 11, 2001 (the “Second Assignment”); (vi) that certain Fourth Amendment to Lease by and between Prime Landlord and Original Tenant dated July 20, 2012 (the “Fourth Amendment”); (vii) that certain Acknowledgement of Merger and Change of Name by and between Prime Landlord and Sublandlord, as successor-by-merger to Original Tenant, dated as of February 19, 2013 (the “Acknowledgment of Merger”); (viii) that certain letter agreement by and between Master Landlord and Sublandlord dated as of June 23, 2014 (the “June 2014 Letter Agreement”); and (ix) that certain Fifth Amendment to Lease by and between Prime Landlord and Original Tenant reducing a portion of the Premises, dated April 10, 2020 (the “Fifth Amendment”). All of the foregoing documents set forth in this Section 1F are hereby referred to collectively as the "Prime Lease".

G.	“Term”: The period of time beginning on the Delivery Date and ending on the Expiration Date, subject to earlier termination as provided in this Sublease.
H.	“Delivery Date”: November 1, 2020.
I.	“Commencement Date”: the Delivery Date.
J.

“Expiration Date”: October 31, 2022, However, notwithstanding the foregoing, in the event Subtenant executes and delivers a direct lease with Prime Landlord for occupancy of the entire Premises commencing on December 1, 2022 and delivers a copy thereof to Sublandlord, and in connection therewith Prime Landlord releases Sublandlord in writing from any obligation to remove property or otherwise restore the Premises upon expiration of the Prime Lease, the Term hereunder shall be deemed extended through November 30, 2022, subject to earlier termination as provided in this Sublease.

K.	“Annual Fixed Rent”: For the period commencing on the Commencement Date and ending on the Expiration Date, as set forth in the table below. Annual Fixed Rent for any partial month shall be pro-rated.
L.	Base Rent:
Period	Annual Fixed Rent	Monthly Installment
Commencement Date through January 31, 2021	$0.00	$0.00
February 1, 2021 – October 31, 2022	$151,275.00	$12,606.25

M.	Payee of Rent: Sublandlord.
N.	Operating Expenses:

Taxes and Operating Expenses for the Premises are included in the Base Rent.

O.	Address for Payment of Rent:

By electronic funds transfer to the following account:

P.

Description of Premises:  A stipulated 6,051 rentable square feet located on the second floor of Building C, as depicted on Exhibit A attached hereto.   Additionally, at Subtenant’s request, subject to availability and for an additional fee of $150.00 per month, an approximately 150 square foot storage room will be provided in Building C.

Q.	Security Deposit: As provided in Section 38.
R.	“Permitted Use”: general office use in keeping with a first-class office building and for no other purpose.
S.	“Broker(s)”: Cresa Boston (representing Sublandlord) and Colliers (representing Subtenant).
T.	Exhibits:

Exhibit A – Description of Premises

Exhibit B – Form of Prime Landlord Consent

2.PRIME LEASE.  Sublandlord is the tenant under a Prime Lease (as described and amended as specified in Section 1(F), collectively, and as the same may be further amended and/or supplemented from time to time, the “Prime Lease”) with the Prime Landlord (identified in Section 1(D)).  Sublandlord represents to Subtenant that, to Sublandlord’s actual knowledge, such copy of the Prime Lease delivered to Subtenant (with the redactions as included therein) is true, correct and complete in all material respects that could reasonably be expected to affect Subtenant’s rights or obligations under this Sublease.  Subtenant hereby acknowledges that Sublandlord has delivered to Subtenant a copy of the Prime Lease, except that portions of the Prime Lease have been redacted with respect to terms and provisions proprietary to Sublandlord. The premises leased to Sublandlord under the Prime Lease, as same may be modified from time to time, are referred to herein as the “Prime Lease Premises”.

3.SUBLEASE.  Sublandlord, for and in consideration of the Rent herein reserved and of the covenants and agreements herein contained on the part of the Subtenant to be performed, hereby subleases to the Subtenant, certain space described in Section 1(Q) (the “Premises”) and

Subtenant hereby subleases the Premises from Sublandlord upon the terms, covenants and agreements herein contained. As appurtenant to its use of the Premises, and at no additional cost or expense, Subtenant shall have the right, on a non-exclusive and first-come, first served basis with Sublandlord and other subtenants of Sublandlord in the Building and in the Property, to use the common facilities and areas of the Building and the Property, as designated from time to time by Sublandlord, for their intended purposes, in each case so long as such common facilities and areas shall exist.  Such common facilities shall include the property’s fitness center, conference room (if and when placed into service) and (if and when placed into service), the property’s cafeteria.  Sublandlord shall maintain interior access for Subtenant to access these amenities, subject to the provisions of this Sublease.   Prime Landlord is renovating the cafeteria with estimated completion date in the Summer of 2021.  The Prime Landlord will be providing a temporary food service to be located in one of the common lobbies for all tenants in the complex to use until the new cafeteria is open.

4.TERM.

4.1The Term of this Sublease shall commence on the Commencement Date, provided, however, that upon reasonable prior written notice to Sublandlord, Subtenant shall be permitted to have reasonable access to the Premises commencing on a date reasonably designated by Sublandlord (the “Early Access Date”) prior to the Commencement Date for the purpose of architect’s inspections, design and installation of cabling, and similar activities preparatory to Subtenant’s commencement of business operations in the Premises, which activities shall be conducted by Subtenant in such a manner so as to not interfere with or delay the performance of Sublandlord’s Work (and any such interference or delay caused by such early access shall be deemed a “Tenant Delay” under Section 5.3).  All of the terms and conditions of this Sublease (including, without limitation, the obligations to maintain insurance and to pay for utilities) shall apply to Subtenant’s occupancy of the Premises from and after the Early Access Date, except that Subtenant shall have no obligation to pay Annual Fixed Rent for any period prior to the Commencement Date.  The Term shall expire on the Expiration Date unless sooner terminated as otherwise provided elsewhere in this Sublease. If Sublandlord fails to give Subtenant possession of the Premises on the Commencement Date, Sublandlord shall have no liability to Subtenant, and this Sublease shall remain in full force and effect according to its terms, but the Term and the Rent shall not commence until the Commencement Date occurs hereunder.

4.2Anything herein to the contrary notwithstanding, if the Prime Lease shall be terminated during the Term hereof for any reason whatsoever, this Sublease shall terminate upon such termination with the same force and effect as if such termination date had been named herein as the date of expiration hereof; provided, however, that Sublandlord covenants and agrees that it shall not voluntarily terminate the Prime Lease (or surrender to Prime Landlord any portion of the Prime Lease Premises that is sublet to Subtenant hereunder or is necessary for utility service and/or access to and from the Premises) during the Term unless the then owner of the Building has entered into a direct lease with Subtenant on substantially the same net economic terms and conditions as this Sublease (or where Sublandlord agrees in writing to compensate Subtenant for the difference) ; and provided, further, that the foregoing shall not be interpreted to prohibit Sublandlord from modifying the Prime Lease in any manner that does not materially adversely affect the rights or materially increase the obligations of Subtenant under this Sublease.

5.PREPARATION OF PREMISES FOR OCCUPANCY.

5.1Except as expressly provided herein, Sublandlord shall have no obligation to do any work in the Premises preparatory to Subtenant’s occupancy, and Subtenant agrees that all portions of the Premises shall, other than performance of Sublandlord’s Work, be delivered “AS IS” on the Delivery Date with all Building systems in good working order.  Except as expressly set forth in this Lease, no representations or warranties are made herein by Sublandlord regarding the Premises or the Property, including, without limitation, as to the physical condition thereof and/or the suitability of the Premises or the Property for Subtenant’s use, or any compliance with applicable law.

5.2Sublandlord agrees to remove all existing furniture within the Premises and to have all carpeted areas professionally cleaned prior to the Delivery Date. Additionally, Sublandlord shall remove all technology equipment from the server room but shall leave all cabling and patches.

5.3Subtenant shall be responsible for the performance of any leasehold improvements in the Premises, made by Subtenant or its designee, required for its use and occupancy, which shall be performed in compliance with the provisions hereof and with all applicable provisions of the Prime Lease applicable to the making of improvements, additions or alterations in the Premises.  Such work shall be performed at Subtenant’s sole cost and expense.  Any leasehold improvements to be made by Subtenant shall be subject to obtaining the prior approval of the Prime Landlord (where required by the prime Lease) and Sublandlord.  Sublandlord agrees to submit Subtenant’s request for any such approval to Prime Landlord and will convey to Subtenant any requests from Prime Landlord for further information in respect thereof. Subtenant accepts responsibility, at its sole cost and expense, for complying with all laws applicable to the interior of the Premises including, without limitation, the Americans With Disabilities Act (42 U.S.C. §1201 et seq.) and obtaining all required permits and licenses as they relate to Subtenant’s use of the Premises and any leasehold improvements, alterations or additions therein to be made by Subtenant.

5.4BUILDING SECURITY.  Access for the Premises and the Property shall be via a card reader system or similar device, and in the event that such system fails to operate on any occasion Sublandlord shall provide access to the Premises through a reasonable alternative means. Subtenant acknowledges and agrees that access to the Building (and other portions of the Property) and access to and use of the Premises are subject at all times to security procedures that the Prime Landlord or Sublandlord, or both, may impose from time to time following prior written notice to Subtenant. Sublandlord agrees to act reasonably with respect to establishment and application of its security procedures, including reasonable prior notice of changes in any such procedures to the extent practicable.  If Sublandlord requires, Subtenant agrees to furnish to the Prime Landlord and Sublandlord a personnel list for its employees who are permitted access to the Premises and such other information as the Prime Landlord or Sublandlord may reasonably request, which information shall be updated from time to time by Subtenant to enable any Building or Property security service to identify those personnel of Subtenant who are entitled to access; provided, however, that neither Sublandlord nor Prime Landlord shall be responsible for the denial of access to those persons not reasonably identifiable as approved personnel or invitees of Subtenant. Subtenant acknowledges and agrees that access to the Building, appurtenant areas, and the Premises is subject at all times to such security procedures, including, without limitation, required evacuation in the event of an emergency and in such event, Subtenant shall not be entitled to an abatement of Rent nor shall Subtenant have any claim for constructive eviction.  Sublandlord may from time to time provide additional security services to the Building and the Prime Lease Premises, including, without limitation, one or more manned or unmanned security stations, security patrols, security cameras and video-monitoring, all as Sublandlord may deem necessary or proper in its commercially reasonable discretion. Sublandlord shall provide to Subtenant up to forty-five (45) access cards to the Building and the Premises at no cost to Subtenant, provided the same are requested by Subtenant (with applicable employee names) not later than September 30, 2020. Thereafter, Subtenant shall pay to Sublandlord the actual cost incurred by Sublandlord to provide key cards or access cards to Subtenant for its employees (and any replacements thereof), together with Subtenant’s share of all other costs and expenses incurred by Sublandlord during the Term in connection with any security measures, services and equipment implemented at Subtenant’s request or otherwise for the sole benefit of Subtenant. Such amounts shall be payable within thirty (30) days following Sublandlord’s monthly written invoices to Subtenant for the same, or at Sublandlord’s option Sublandlord may require Subtenant to pay estimated installments on account of such security costs, subject to annual reconciliation at the same time and in the same manner as additional rent is determined under Section 7 hereof.

6.SUBTENANT’S USE; ACCESS.  The Premises shall be used and occupied only for the Permitted Use set forth in Section 1(S).  Anything herein to the contrary notwithstanding, uses prohibited under the Prime Lease are not permitted hereunder and all restrictions on use in the Prime Lease shall be applicable to any use of the Premises by Subtenant.  Subject to security procedures instituted by the Sublandlord or Prime Landlord, or both, from time to time to prevent unauthorized access to the Building and appurtenant areas, Subtenant shall have access to the Premises by means of at least one (1) elevator twenty four (24) hours per day, seven (7) days per week, fifty two (52) weeks per year

7.RENT.   Beginning on the Commencement Date, Subtenant agrees to pay the Annual Fixed Rent set forth in Section 1(L) to the Payee specified in Section 1(M), by ACH transfer in accordance with the instructions provided in Section 1(O)), or to such other payee or at such other address as may be designated by notice in writing from Sublandlord to Subtenant, without prior demand therefor and without any deduction or set off whatsoever.  Annual Fixed Rent shall be paid in monthly installments (as set forth in Section 1(L)) in advance on the first day of each month of the Term after the Commencement Date.  Annual Fixed Rent shall be pro-rated for any partial months at the beginning and end of the Term.  Any amount due from Subtenant to Sublandlord under this Sublease that is not paid when due shall bear interest from the due date at the lesser of (i) three percent (3%) above the prime rate as reported in The Wall Street Journal on the date closest to the date such payment was required to be made hereunder and (ii) the highest legal rate permitted under the laws of the Commonwealth of Massachusetts (the “Interest Rate”), such interest to accrue from the date due until paid unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Subtenant under this Sublease.  Notwithstanding the foregoing, Sublandlord agrees to waive the payment of interest as provided in the immediately preceding sentence with respect to the first late payment of Rent during the Term.  Sublandlord shall also be entitled, on account of a failure by Subtenant to make any payment when due (except with respect to the first late payment of Rent during the Term), to charge as Additional Rent a fee equal to five percent (5%) of the amount due as compensation for Sublandlord’s administrative costs in investigating and collecting such late payment.

8.SUBTENANT’S OBLIGATIONS.  From and after the Early Access Date, if any (and if none, from and after the Commencement Date), Subtenant shall also be responsible for the following at its own cost and expense:

(a)All utility consumption costs relating to utilities consumed by Subtenant in the Premises, in each case in an amount not greater than the actual cost for the same incurred by Sublandlord, including without limitation, electric and other charges incurred in connection with lighting and providing electrical power to the Premises, which the parties agree shall be charged to Tenant at a fixed rate of One and 75/100 Dollars ($1.75) per rentable square foot of the Premises per annum, payable in equal monthly installments of $882.44 at the same time and in the same manner as Tenant’s payment of Annual Fixed Rent, provided, Tenant uses electricity for ordinary general office purposes only and without exceeding the standard electricity service provided by Landlord as set forth in Exhibit C to the Prime Lease (and if Tenant uses electricity for any other purpose, equipment other than ordinary office machines, or otherwise exceeds such standards, then Landlord may require that Tenant pay to install a check meter(s) or submeter(s) to measure Subtenant’s usage, and in such event Tenant shall be obligated to pay the actual cost of its electricity consumption as shown on such meter or meters), Subtenant shall hold Sublandlord harmless from all costs or expenses Sublandlord may incur from Subtenant’s failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities.

(b)All maintenance, repairs and replacements as to the Premises and its equipment, to the extent Sublandlord is obligated to perform or pay for the same, or both, as the tenant under the Prime Lease.  Subtenant shall also reimburse Sublandlord as Additional Rent for the cost of any such obligations performed by the Prime Landlord at the expense of Sublandlord, if and to the extent required by reason of Subtenant’s failure to perform the same.

(c)The cost of any license or roof rights for Subtenant in connection with telecommunications equipment as provided in Section 31 hereof.

(d)The cost of any after-hours HVAC (i.e., outside of the standard hours described in Exhibit C to the Prime Lease) and utility costs that are requested by Subtenant as provided in Section 27 hereof.

(e)special cleaning services for removal of rubbish and for daily and other desired or required cleaning of the Premises over and above cleaning services (if any) required to be provided by Sublandlord hereunder.

9.QUIET ENJOYMENT.  Sublandlord represents that it has full power and authority to enter into this Sublease, subject to the obtaining of the consent of the Prime Landlord, if and to the extent required under the Prime Lease.  So long as Subtenant is not in default in the performance of its covenants and agreements in this Sublease, Subtenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Sublandlord, or by any person claiming by, through, or under Sublandlord, subject to the terms of this Sublease and the Prime Lease as incorporated herein.

10.SUBTENANT’S INSURANCE.  Subtenant shall procure and maintain, at its own cost and expense and unless the Prime Landlord shall agree to lesser limits and coverage, such commercial general liability and other insurance as is required to be carried by Sublandlord under the Prime Lease as it relates to the Premises, naming Sublandlord as well as Prime Landlord, Prime Landlord’s managing agent and any mortgagee or other additional insureds designated by Sublandlord or the Prime Landlord of which Subtenant shall have had notice, in the manner required therein. However, for the purposes hereof it is agreed that the limit of Subtenant’s commercial general liability insurance shall be $5 million per annum, combined single limit. Unless the Prime Landlord agrees to waive or permit lesser coverage and limits, Subtenant shall also procure and maintain, at its own cost and expense, such property insurance as is required to be carried by Sublandlord under the Prime Lease, to the extent such property insurance pertains to the Premises, its contents, or both.  Subtenant shall furnish to Sublandlord a certificate evidencing Subtenant’s insurance coverage required hereunder, together with actual copies of all endorsements to Subtenant’s policies, not later than ten (10) days prior to Subtenant’s taking possession of the Premises and thereafter, when and as amended or replaced, with copies of Subtenant’s insurance policies, or applicable provisions thereof, following Sublandlord’s written request therefor from time to time for reasonable cause (including, without limitation, in connection with the adjustment of any claim relating to Subtenant or the Premises).  Subtenant agrees to obtain, for the benefit of Sublandlord, the Prime Landlord, its managing agent, any mortgagee or other Additional Insureds designated by the Prime Landlord of which Subtenant shall have had notice, such waivers of subrogation rights from its insurers) as are required of Sublandlord under the Prime Lease. Sublandlord agrees to obtain for the benefit of Subtenant a waiver from its insurer(s) of its right of subrogation. Sublandlord agrees to use commercially reasonable efforts to obtain from the Prime Landlord a waiver of claims for insurable property damage losses and an agreement from the Prime Landlord to obtain a waiver of subrogation rights in the Prime Landlord’s property insurance, if and to the extent that the Prime Landlord waives such claims against Sublandlord under the Prime Lease or is required under the Prime Lease to obtain such waiver of subrogation rights. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party’s property insurance.  Subtenant hereby waives claims against the Prime Landlord and Sublandlord for property damage to the Premises or its contents if and to the extent that Sublandlord waives such claims against the Prime Landlord under the Prime Lease.  Anything herein to the contrary notwithstanding, Subtenant shall obtain and maintain in force such additional insurance coverage, including terrorism insurance, and shall increase the limits of coverage herein provided as the Prime Landlord may from time to time require pursuant to the Prime Lease.

11.ASSIGNMENT OR SUBLETTING.

11.1Except as provided herein, Subtenant shall not, without the express written consent of Sublandlord (which may not be unreasonably withheld by Sublandlord, it being agreed by Subtenant  that failure of the Prime Landlord to provide its consent is a reasonable basis for Sublandlord to withhold its consent) and of the Prime Landlord (to the extent required of subtenants pursuant to the Prime Lease), (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Subtenant’s interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Subtenant.  In addition, for the purposes of this Sublease, the sale or transfer (which term shall include, without limitation, the exchange, issuance and redemption) of fifty-one percent (51%) or more, or such smaller percentage as would result in a change in the voting control of Tenant (whether such sale or transfer occurs at one time or at intervals so that, in the aggregate, over the Term of this Sublease, such transfer shall have occurred) shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Sublease and shall be governed by the provisions of this Article 12. If Sublandlord consents thereto, and Sublandlord would have the right to enter into such assignment or sublease under the terms and conditions of the Prime Lease, Sublandlord shall use commercially reasonable efforts to obtain the consent of the Prime Landlord if and to the extent required by the terms of the Prime Lease.  Any reasonable cost of obtaining the Prime Landlord’s consent and Sublandlord’s consent including, without limitation, attorneys’ fees and disbursements, shall be borne by Subtenant, provided such amount does not exceed one thousand five hundred dollars ($1,500.00).  The granting by Sublandlord and the Prime Landlord of consent to a sublease, assignment or other transfer or occupancy in any one instance shall not relieve the Subtenant of the obligation to obtain such consent to any further such transaction.

11.2No permitted assignment or transfer of the subleasehold interest, whether or not consent is required, shall be effective and no permitted sublease, occupancy or other transfer shall commence (i) if an Event of Default (as hereinafter defined) by Subtenant shall have occurred or (ii) if a condition or event then exists which, with or without notice or the lapse of time, or both, would if not cured constitute an Event of Default by Subtenant, unless and until such condition or event shall have been cured within the applicable cure period, if any.  No assignment, subletting, other transfer or occupancy shall relieve Subtenant from Subtenant’s obligations and agreements hereunder and Subtenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment, subletting, other transfer or occupancy had been made.

11.3If Subtenant desires to assign, sublet, permit another to occupy or transfer (except to a Permitted Transferee) as of a date certain (the “Termination Date”) the entire Premises or a portion thereof (the “Offered Premises”) for the balance of the Term (collectively, to ‘Sublet”).  Subtenant shall so inform Sublandlord in writing (a “Notice of Intent to Sublet”).  Sublandlord shall have the right, by notice given within thirty (30) days after receipt of a Notice of Intention to Sublet, to require Subtenant to surrender the Offered Premises upon the Termination Date.  Subtenant shall be required to have entered into a definitive agreement with the proposed transferee as a condition to requesting such consent.  Failure by Sublandlord to respond within such thirty (30) day period shall be deemed a waiver of Sublandlord’s right to require surrender.  If Sublandlord shall elect to require surrender of the Offered Premises, then the Sublease with respect to such Offered Premises shall expire on the Termination Date and the Sublease shall be amended as of the Termination Date to reflect the surrender.  Subtenant shall be responsible for the cost of constructing or reconstructing of demising walls and a public corridor and code required entrances and egresses to the public corridor and other modifications, if necessitated by reason of the surrender of the Offered Premises or as otherwise required by law.

11.4If Sublandlord shall not exercise its right to require surrender of the Offered Premises or is deemed not to have done so, then Subtenant shall have the right, subject to obtaining Sublandlord’s and the Prime Landlord’s consent (if required by the Prime Lease) pursuant to paragraph (a) hereof, to assign, sublease, permit occupancy by another or otherwise transfer the portion of the Premises proposed to be assigned, sublet, transferred or occupied.  In the event of any such assignment, sublease or other transfer, Subtenant shall pay to Sublandlord, as Additional Rent each month, fifty percent (50%) of the entire amount of the Excess Income (as hereinafter defined), received by Subtenant with respect thereto.  Subtenant shall be responsible, at its own expense, for payment of all costs and expenses related to the assignment, sublease, occupancy or other transfer, including, without limitation, broker’s and legal fees and the cost of fixing up the space, including, without limitation, the cost of constructing demising walls, corridors and code required entrances and egresses and such other modifications, if necessary or as may be required by law or by reason of the demise of space.  The term “Excess Income” shall mean the amount, if any, by which (A) the consideration received by Subtenant each month with respect to any such further subletting (or with respect to an assignment or other transfer, the amount of any consideration paid to or benefit received by Subtenant with respect to an assignment or other transfer), including any amount specifically paid on account of leasehold improvements less all reasonable costs incurred by Subtenant in connection with such subletting or transfer, including without limitation legal fees, broker commissions, allowances, free rent and other concessions, exceeds (B) the sum of (i) the amount of the monthly installment of Annual Fixed Rent payable by Subtenant under this Sublease and (ii) the amount of Additional Rent payable under this Sublease (pro rated monthly).  Subtenant shall furnish Sublandlord upon request with a detailed statement certified by an officer of Subtenant showing the amount of rental or other consideration received and such additional documentation of Excess Income as Sublandlord may reasonably request.

11.5Any transferee of Subtenant must be of a character, creditworthiness and engaged in a business which is of a first class nature.  There shall not be more than two (2) subtenants (including Subtenant) (or such lesser number as Prime Landlord may require) in the Premises.

11.6If this Sublease be assigned or if the Premises or any part thereof be sublet or occupied by any person other than the Subtenant, Sublandlord may, upon an Event of Default by Subtenant at any time and from time to time, and while the same is continuing, collect Annual Fixed Rent and Additional Rent from the assignee, subtenant or occupant and apply the net amount collected to the amounts then due and thereafter becoming due hereunder, but the collection of such rental shall in no event be construed as consent to any assignment, sublease or other transfer or acceptance of the assignee, subtenant, or occupant nor the release of Subtenant from the performance by Subtenant of covenants on its part herein contained nor the waiver of any right or remedy of Sublandlord.

11.7The provisions of this Section 12 shall survive termination or expiration of this Sublease.

12.RULES.  Subtenant agrees to comply with all reasonable rules and regulations that Sublandlord or Prime Landlord has made or may hereafter from time to time make for the Building and the Property.  Sublandlord shall not be liable in any way for damage caused by the non-compliance by any of the other tenants of the Property of such rules and regulations. Sublandlord agrees to use commercially reasonable efforts to enforce the rules and regulations in a non-discriminatory manner, unless the context reasonably requires otherwise.

13.REPAIRS AND COMPLIANCE.  Subtenant shall promptly pay for the costs incurred with respect to its obligations set forth in Section 8 hereof and Subtenant shall, at Subtenant’s own expense, comply with all laws and ordinances and all orders, rules and regulations of all public authorities and all requirements of all insurers at any time now or hereafter in effect and applicable to the Premises or to Subtenant’s occupancy or particular use or manner of use thereof and with all obligations imposed on Sublandlord under the Prime Lease applicable to the Premises or to Subtenant’s occupancy during the Term of this Sublease, except that Subtenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of Subtenant’s particular use or manner of use of the Premises, or is a condition which has been created by or at the sufferance of Subtenant, or is required by reason of a breach of any of Subtenant’s covenants and agreements hereunder.  As used herein “structure” or “structural” shall have the definition ascribed to it in the Prime Lease or if no specific definition is given therein “structure” or “structural” shall mean that portion of the Building which is integral to the integrity of the Building as an existing enclosed unit and shall, in any event, include footings, foundation, outside walls, skeleton, bearing columns and interior bearing walls, floor slabs, roof and roofing system.

14.FIRE OR CASUALTY OR EMINENT DOMAIN.  In the event Sublandlord is entitled under the Prime Lease to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, in each event to the extent affecting the Premises, the parties shall equitably adjust the abatement as between themselves, based on the relative impact, if any, of the fire or other casualty or taking, as the case may be, on the Premises and on other areas of the Building subject to the Prime Lease.  If (a) the Premises or Building are substantially damaged by fire, or (b) all or part of the Premises or Building are taken and in either case (i) the Prime Lease is not terminated as a result thereof, (ii) such damage or taking shall materially interfere with Subtenant’s use of or access to the Premises and (iii) such damage is not repaired within the applicable periods set forth in the Prime Lease, Subtenant may terminate this Sublease to the same extent as afforded to Sublandlord under the applicable provision of the Prime Lease.  Any notice to terminate shall be given no later than ten (10) business days after the date by which the damage was required to be repaired.  If Subtenant shall give such notice, then this Sublease shall terminate on the date specified in the notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

15.ALTERATIONS.  Subtenant shall not make any alterations in or additions to the Premises or the Building (“Alterations”), unless expressly consented to in writing by Sublandlord and, where required under the Prime Lease, of the Prime Landlord.  Sublandlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to Alterations that are non-structural in nature, do not affect any Building systems, and cost, in the aggregate, less than $50,000.00. Sublandlord agrees to use commercially reasonable efforts to obtain such consent from the Prime Landlord, where such consent is required pursuant to the Prime Lease.  If Alterations by Subtenant are permitted or consented to as aforesaid, Subtenant shall perform the same at its sole cost and expense and comply with all of the covenants and obligations of Sublandlord contained in the Prime Lease pertaining to the performance of such Alterations.  In the performance of any Alterations, Subtenant shall maintain harmonious labor relations. In addition to compliance with the requirements of the Prime Lease, whether or not Sublandlord’s approval for such Alterations shall be required, Subtenant shall also (i) procure all necessary governmental permits, licenses and certificates, (ii) make all required filings of plans with governmental authorities before making any Alterations, (iii) obtain all required governmental approvals upon the completion thereof, and (iv) deliver copies to Sublandlord of all partial and final executed lien waivers from Subtenant’s general contractor and subcontractors in standard AIA form satisfactory to Sublandlord, and upon completion of any Alterations, Subtenant shall deliver to Sublandlord (A) an architect’s certificate from Subtenant’s architect certifying that the Alterations have been completed substantially in accordance with the plans and specifications therefor and (B) three (3) complete “as built” or field marked sets of Subtenant’s plans and specifications prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium reasonably approved by Sublandlord and generally used in the industry).  Subtenant shall indemnify, defend and hold harmless Sublandlord and Prime Landlord, or either or both of them as applicable, against all liability, loss, cost, damage, liens and expense incurred by Sublandlord or the Prime Landlord, or both, arising out of the performance of Alterations by Subtenant.

16.SURRENDER; RESTORATION.

16.1Upon the expiration of this Sublease, or upon the sooner termination of this Sublease or of the Subtenant’s right to possession of the Premises, Subtenant will at once surrender and deliver up the Premises, together with all improvements thereon, (except as hereafter provided) to Sublandlord in good order, condition and repair, subject to ordinary wear and tear and damage by fire or other casualty.  Such improvements shall include all plumbing, lighting, electrical, heating, and ventilating fixtures and equipment used in the operation of the Premises (as distinguished from Subtenant’s Trade Fixtures, as described in Section 17 of this Sublease).  Subtenant shall also surrender to Sublandlord all keys and keycards to the Premises and/or the Building.

16.2

(a)If Subtenant is permitted, with consent of Sublandlord and the Prime Landlord, to construct or install any Alterations  in the Premises, Subtenant shall, upon expiration or early termination of the Term of this Sublease, at its sole cost and expense, cause all such Alterations to be removed and all portions of the Premises restored substantially to their condition prior to the installation of such Alterations, unless Sublandlord and Prime Landlord give specific consent to Subtenant that specified Alterations designated in such consent may remain, in which case such Alterations shall become a part of and shall remain upon the Premises upon such expiration or early termination without compensation, allowance, or credit to Subtenant.

(b)Subtenant shall also at its expense remove, whether or not so designated at the time consent is given, all voice and data systems and related cabling and wiring and all security systems and devices installed by or for it at the Premises, unless and to the extent that the Prime Landlord otherwise agrees in writing.  After any such removal in accordance with the foregoing, Subtenant shall repair and restore the Premises in a good and workmanlike manner.

(c)If the Prime Landlord requires removal of any Alterations, as provided in this Section 16 and Subtenant does not cause such removal in accordance with this Section 16, Sublandlord may, at Subtenant’s expense, remove the same (and repair any damage occasioned thereby) and dispose of the same, or at its election, deliver the same to any other place of business of Subtenant, or warehouse the same.  Subtenant shall pay the costs of such removal, repair, delivery and warehousing on demand and shall hold harmless and defend Sublandlord from any cost or expense it incurs due to Subtenant’s breach of this Section 16.2(c).

(d)If Sublandlord is required under or pursuant to the terms of the Prime Lease to remove any Alterations performed by Sublandlord prior to the Expiration Date under the Prime Lease, Subtenant shall permit Sublandlord to enter the Premises for a reasonable period of time prior to the expiration of the Sublease for the purpose of removing Sublandlord’s Alterations and restoring the Premises as required.  The terms and provisions of this Section 16 shall survive the termination or expiration of this Sublease.

17.REMOVAL OF SUBTENANT’S PROPERTY.  Upon the expiration or sooner termination of this Sublease, Subtenant shall remove all Subtenant’s personal property, whether owned or leased, including, without limitation, Subtenant’s furniture, business machines and equipment, signage, telecommunications equipment and other moveable installations not integral to operation of the Building (“Trade Fixtures”).  Subtenant shall also (a) remove any cabling installed by Subtenant, and (b) repair any injury or damage to the Premises which may result from such removal of Trade Fixtures and cabling and shall restore the Premises to the same condition as prior to the installation thereof.  Any property of Subtenant remaining after expiration or termination of this Sublease shall, without limiting any of Sublandlord’s other rights or remedies under this Sublease, be conclusively deemed to have been abandoned by Subtenant and Sublandlord may, at its election, (i) retain the same or sell the same as its property, in either case without compensation to Subtenant or (ii) deliver the same, to any other place of business of Subtenant, or warehouse the same for the account and at the expense of Subtenant, or (iii) otherwise dispose of the same as Sublandlord shall see fit.   Subtenant shall pay on demand all costs reasonably incurred by Sublandlord in connection with the disposition of such property, including, without limitation, the reasonable cost of removal (and repair of damage to or the cost of restoration of the Premises caused by such removal) and all costs of delivery and warehousing, if applicable.

18.HOLDING OVER.  Subject to Subtenant’s rights as defined in Section 1. L herein, Subtenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease for any reason or after termination of Subtenant’s right to possession in consequence of an Event of Default hereunder.  In the event Subtenant or any person claiming by, through or under Subtenant holds over, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises and to recover damages, including without limitation, any damages payable by Sublandlord to Prime Landlord by reason of such holdover.  In addition to and without limitation of the foregoing, for each and every month or partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Subtenant’s right to possession, Subtenant shall pay, as minimum damages and not as a penalty, use and occupancy charges at a rate equal to one and a half (1.5) times the rate of Annual Fixed Rent and Additional Rent payable by Subtenant hereunder immediately prior to the expiration or other termination of this Sublease or of Subtenant’s right to possession.  The acceptance by Sublandlord of payment of such damages on account of a holdover shall not be construed as creating any new tenancy or recognizing any continued right to use and occupy the Premises after expiration or termination of the Term, except as a tenancy at sufferance, and acceptance of any lesser sum by Sublandlord shall not be construed to be in satisfaction of damages for such holding over, but only as a payment on account.  Additionally, if Subtenant remains in occupancy beyond November 30, 2022, then Subtenant shall be subject to all the obligations of the Sublandlord’s obligations under the Master Lease specifically the terms of Section 16.8.

19.ENCUMBERING TITLE.  Subtenant shall not do any act which shall in any way encumber or adversely affect the title of the Prime Landlord in and to the Building or the land upon which it is located (“Property”), nor shall the interest or estate of the Prime Landlord or Sublandlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law, by virtue of any express or implied contract by Subtenant, or by reason of any other act or omission of Subtenant.  Any claim to, or lien upon, the Premises, the Building or the Property arising from any act or omission of Subtenant shall accrue only against the subleasehold estate of Subtenant and shall be subject and subordinate to the paramount title and rights of the Prime Landlord in and to the Building and the Property and the interest of Sublandlord in the Prime Lease Premises.  Without limiting the generality of the foregoing, Subtenant shall not permit the Premises, the Building or the Property to become subject to any lien of any mechanics, laborers or materialmen on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of Subtenant; provided, however, that if so permitted under the Prime Lease, and subject to any conditions imposed therein, Subtenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Subtenant shall give to the Prime Landlord and Sublandlord such security as may be required under the Prime Lease, or if none is specified, such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises, the Building or the Property or a termination of the Prime Lease by reason of non-payment thereof and the existence of any lien or claim of lien; provided further, however, that on final determination of the lien or claim of lien, Subtenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

20.INDEMNITY.    Subtenant agrees to indemnify, defend and hold Sublandlord and its agents, officers, directors, members, shareholders, contractors and employees (“Sublandlord Additional Indemnitees”), or any of them, harmless from all costs, losses, damages, liabilities and expenses (including, without limitation, attorneys’ fees and disbursements that they or any of them may incur) arising from the negligent or willful acts or omissions of Subtenant, its agents, employees, contractors or other persons for whose conduct Subtenant is responsible (“Subtenant Responsible Parties”) that Sublandlord or any other person to be indemnified hereunder may incur, or for which Sublandlord may be liable to the Prime Landlord if and to the same extent such act or omission requires Sublandlord to indemnify, defend and hold harmless the Prime Landlord and other persons under the Prime Lease.  Without limiting any of the foregoing, Subtenant further agrees to indemnify, defend and save harmless Sublandlord and the Sublandlord Additional Indemnitees, or any of them, from and against all claims of whatever nature arising from (a) the use or occupancy of the Premises or the conduct of any business thereon; (b) any work or thing whatsoever done, or any condition created (other than by the Prime Landlord, Sublandlord or the employees, agents or contractors of either or both of them) in or about the Premises, (c) any negligent or otherwise wrongful act or omission of Subtenant or Subtenant Responsible Parties, whether resulting in injury or death to persons or damage to property or otherwise; and (d) any failure of Subtenant to comply with the obligations, covenants and conditions required of Subtenant under this Sublease.

21.SUBLANDLORD’S RESERVED RIGHTS. Supplementing the provisions of the Prime Lease that are incorporated herein by reference pursuant to Section 32, Sublandlord and the Prime Landlord shall have the right, on reasonable prior notice, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest (including, without limitation, those persons entitled to inspect or exhibit the Premises pursuant to the Prime Lease and to prospective assignees of Sublandlord’s leasehold interest under the Prime Lease) at any reasonable time during the Sublease Term.  In addition to the foregoing, Sublandlord and the Prime Landlord may, on reasonable prior notice, exhibit the Premises to prospective tenants, subtenants or occupants during the last year of the Term of the Sublease.  Any inspection or exhibition of or entry upon the Premises (except in an emergency) shall be conducted at a time and in a manner that do not unreasonably interfere with Subtenant’s use of the Premises.

22.DEFAULTS.  Subtenant further agrees that any one or more of the following events shall be considered “Events of Default” by Subtenant:

(a)if the Subtenant neglects or fails to pay the Rent herein reserved or any part thereof, (including Annual Fixed Rent, Additional Rent and other charges) when due and payable, as herein provided, and such neglect or failure to pay Rent shall continue for five (5) days after the due date thereof, provided that, on the first such occurrence of Subtenant’s neglect or failure to timely pay Rent during each year of the Term, Sublandlord shall provide written notice to Subtenant and such incident will not be deemed an Event of Default if Subtenant makes payment within five (5) days of the date of such notice; or

(b)if the Subtenant neglects or fails to perform or observe or acts in derogation of any of the other covenants, agreements or provisions contained in this Sublease which, on the Subtenant’s part, are to be performed or observed, and such neglect or failure or action with respect to the performance or observance of or compliance with such other covenants, agreements or provisions shall continue for thirty (30) days after written notice thereof given by the Sublandlord to the Subtenant, without Subtenant’s having commenced to remedy such default, and thereafter to proceed with due diligence to remedy the same within an additional thirty (30) days thereafter and complete the same within a maximum of ninety (90) days from Landlord’s notice; or

(c)if the leasehold interest hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of the property of Subtenant for the benefit of creditors; or

(d)if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of the property of Subtenant by a court of competent jurisdiction and such appointment shall not have been vacated or stayed or set aside or be dismissed within forty-five (45) days from the date upon which it is filed; or

(e)if a petition is filed by or against Subtenant seeking an adjudication as bankrupt or insolvent under the Federal bankruptcy laws as now in effect or hereafter amended or under any state insolvency or similar law or if any petition shall be filed or other judicial action taken by or against Subtenant to delay, reduce or modify its respective debts or obligations or to reorganize or modify its respective capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Subtenant or of any property of Subtenant, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Subtenant and any of the same shall not have been vacated or stayed or set aside or be dismissed within forty-five (45) days from the date upon which it is filed; or

(f)if Subtenant or shall admit in writing its inability to pay its debts as they become due; or

(g)if Subtenant shall do or permit to be done anything whereby a lien, security interest or other encumbrance (whether consensual or created by operation of law or otherwise) is created or filed against all or any part of the Premises, the Building, the Property or Subtenant’s interest in this Sublease and is not discharged of record or bonded off within ten (10) days from the date of entry or granting thereof; or

(h)if Subtenant shall default in securing or maintaining insurance or in providing evidence of insurance as set forth in Section 10 of this Sublease or shall be in default for failure to provide estoppel certificates when and as required; or

(i)if Subtenant shall, by its failure to comply with any of its obligations in this Sublease, cause a default of Sublandlord as tenant under the Prime Lease; or

(j)if Subtenant shall make an assignment, sublease or other transfer of its interest in this Sublease, whether by operation of law or otherwise, except in accordance with the provisions of this Sublease.

23.REMEDIES.

23.1If an Event of Default by Subtenant has occurred in any of its obligations hereunder, then, in addition to Sublandlord’s other rights and remedies herein, Sublandlord may perform the same for the account and at the expense of Subtenant immediately in the case of a default under Section 23(h) and as to other defaults, after first giving notice to Subtenant of such default and a reasonable time to cure the same (except that in the event of an emergency, notice shall be required only to the extent practicable under the circumstances).  Sublandlord may make any repairs which are essential for the protection and maintenance of the Premises or any portion thereof or to protect its leasehold interest under the Prime Lease, if Subtenant fails to commence any such repairs that are Subtenant’s responsibility hereunder within ten (10) days after notice from Sublandlord, or immediately, if emergency conditions occur.  In the event of a default or threatened default by Subtenant, Sublandlord shall also, in addition to its other rights and remedies herein, have the right to seek injunctive relief.

23.2Upon the occurrence of any one or more Events of Default, Sublandlord may exercise any remedy against Subtenant that the Prime Landlord may exercise for default by Sublandlord under the Prime Lease.

23.3If Sublandlord incurs any expense by reason of the failure of Subtenant to comply with any of its obligations under this Sublease, or if Sublandlord incurs any expense, including, without limitation, attorneys fees and disbursements, in successfully instituting, prosecuting or defending any action or proceeding instituted by reason of a default of Subtenant, including, without limitation, expenses incurred to avoid an Event of Default under the Prime Lease, then, whether or not the Sublease is terminated by reason of such default, Subtenant shall pay or reimburse Sublandlord for the expenses so incurred by Sublandlord within thirty (30) days following the submission of an invoice or invoices for the same.

24.NOTICES AND CONSENTS.  All notices, demands, requests, consents or approvals (each, a “Notice”) which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by a recognized national overnight commercial courier service (i) if to Subtenant, addressed to Subtenant at the addresses specified in Section 1(B) or at such other place as Subtenant may from time to time designate by notice in writing to Sublandlord or (ii) if for Sublandlord, addressed to Sublandlord at the address specified in Section 1(C), or at such other place as Sublandlord may from time to time designate in writing to Subtenant.  Subtenant agrees promptly to deliver a copy of each Notice sent from Subtenant to the Prime Landlord and promptly to deliver to Sublandlord a copy of any Notice received from the Prime Landlord.  Subtenant may rely upon any Notice given in writing by Sublandlord’s agent or attorney.

25.PROVISIONS REGARDING SUBLEASE.  This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease and to the matters to which the Prime Lease is or shall be subject. Subtenant agrees that it will not, by its act or omission to act, cause a default or an Event of Default under the Prime Lease.  In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Prime Lease and, except as otherwise expressly provided herein, to specifically allocate those rights and obligations in this Sublease.  Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the person in possession of the Premises, and in order to provide the benefits to Sublandlord of this Sublease and to protect Sublandlord against a default by Subtenant which might cause a default or Event of Default by Sublandlord under the Prime Lease, Subtenant and Sublandlord agree that:

(a)Provided Subtenant shall timely pay all Rent when and as due under this Sublease, Sublandlord shall pay, when and as due, all Fixed Rent, Additional Rent and other charges payable by Sublandlord to Prime Landlord under the Prime Lease;

(b)Sublandlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord;

(c)Subtenant shall perform all affirmative covenants of the Prime Lease and shall refrain from performing any act that is prohibited by the negative covenants of the Prime Lease, where, in each case, the obligation to perform or refrain from performing is specifically (or can reasonably be construed to be) imposed upon the person in possession of the Premises or is otherwise applicable to all occupants of the Building.  In all events, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Prime Lease no later than five (5) days prior to the date when Sublandlord’s performance is required under the Prime Lease, or by such earlier date as will afford a reasonable time for Sublandlord to effect a cure (if the obligation is not timely performed by Subtenant) so as to prevent a default under the Prime Lease.

Sublandlord shall have the right to enter the Premises to confirm compliance and, if necessary, to cure any default by Subtenant prior to the date such failure, if not cured, would become an Event of Default;

(d)Sublandlord shall not agree to an amendment to the Prime Lease or enter into any agreement with the Prime Landlord which would result in (i) a material reduction of essential building services and amenities appurtenant to the Premises to the extent provided in the Prime Lease or in this Sublease, (ii) a material adverse effect upon access and egress to the Premises, (iii) a material increase in obligations of Subtenant under this Sublease or a material adverse effect on Subtenant’s rights under this Sublease, or (iv) a reduction in the length of the Term or in a termination of this Sublease prior to its expiration, unless consented to by Subtenant in its sole discretion

(e)Sublandlord hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Premises that are to be provided by the Prime Landlord under the Prime Lease with respect to the Premises; provided, however, that Sublandlord shall have no duty to perform any obligations of the Prime Landlord that the Prime Landlord is required to provide under the Prime Lease.  Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance or observance by the Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by the Prime Landlord affect this Sublease or waive or defer the performance of any of Subtenant’s obligations hereunder.  Notwithstanding the foregoing, in the event of any default or failure of such performance by the Prime Landlord, Sublandlord agrees that it will, upon notice from Subtenant, make demand upon the Prime Landlord to perform its obligations under the Prime Lease and shall use commercially reasonable efforts to cause the Prime Landlord to cure such default or failure, provided, however, that any decision by Sublandlord to take legal action to enforce the Prime Lease shall be in Sublandlord’s sole and absolute discretion.  Sublandlord shall not be liable to Subtenant for money damages on account of any failure of the Prime Landlord to perform nor shall any such failure constitute a constructive eviction of Subtenant unless Sublandlord would be entitled under the Prime Lease to claim constructive eviction on account of such failure. If, by reason of the failure of the Prime Landlord to observe or perform its obligations, Sublandlord actually receives any rent abatement under the Prime Lease attributable to the Premises during the Term, then Subtenant shall be entitled to its equitable share of the same, net of reasonable collection costs.  Any such abatement shall be equitably adjusted by Sublandlord in its commercially reasonable judgment, based on the relative impact, if any, of such failure of the Prime Landlord on the Premises and on other areas of the Building.

26.ADDITIONAL SERVICES PROVIDED TO SUBTENANT.  If Subtenant requests additional services not provided by the Prime Landlord under the Prime Lease, or provided by the Prime Landlord but at additional cost (or Sublandlord, if Sublandlord elects or assumes to provide the same and does not include such expenses in Operating Expenses), Subtenant shall pay for such services directly to the Prime Landlord (if acceptable to the Prime Landlord) within such time as the Prime Landlord requires or, if the Prime Landlord has billed the same to Sublandlord or if Sublandlord has provided such services, shall pay or reimburse Sublandlord within thirty (30) days after an invoice has been submitted to Subtenant setting forth the amount owed (with reasonable supporting documentation thereof to be provided to Subtenant upon its written request).  Sublandlord agrees to pass through to Subtenant (without fee, mark-up or profit) any costs billed by the Prime Landlord or otherwise incurred by Sublandlord for services furnished to Subtenant (and not provided under the Prime Lease at no additional cost), including, without limitation, any after-hours utility charges incurred by Subtenant following its request for such service.  If at any time a charge for such additional services is attributable to the use of such services both by Sublandlord and by Subtenant, the cost thereof shall be equitably divided between Sublandlord and Subtenant, and Subtenant shall be entitled to commercially reasonable back-up documentation therefor promptly upon its written request.

27.PRIME LANDLORD’S CONSENT.

Simultaneously with the execution and delivery hereof, Prime Landlord has granted its written consent to this Sublease pursuant to a consent agreement executed and delivered among Sublandlord, Subtenant and Prime Landlord.  Sublandlord and Subtenant hereby agree, for the benefit of the Prime Landlord, that this Sublease and the Prime Landlord’s consent hereto shall not (a) create privity of contract between the Prime Landlord and Subtenant; (b) be deemed to have amended the Prime Lease in any regard (unless the Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of the necessity of obtaining the Prime Landlord’s consent to any assignment by Subtenant of this Sublease or other transfer of the subleasehold estate hereunder, or any subletting or occupancy by another of the Premises or any portion thereof, other than as permitted in the Prime Lease without such consent.

28.BROKERAGE.  Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than the Broker(s) as specified in Section 1(T), whose commissions was shall be paid by Sublandlord pursuant to separate written agreements between Sublandlord and one or more of such Broker(s), it being agreed that the fee payable to Colliers International for this Sublease shall be $1.20 per rentable square foot of the Premises per annum of the Term, with an exact amount determined promptly following the Delivery Date Each party covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party.

29.FORCE MAJEURE.  Neither Sublandlord nor Subtenant shall be deemed in default with respect to any of the terms, covenants and conditions of this Sublease if such party’s failure to timely perform is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal,), civil disorder, failure of power, restrictive governmental laws, orders and regulations, riots, insurrections, acts of terrorism or war, shortages, accidents, fire, other casualties, acts of God, unusual scarcity or inability to obtain labor or material or delays caused directly by the other party or its agents, employees and invitees, or any other cause beyond the reasonable control of the party seeking to be excused (any such event individually or collectively, “Force Majeure”) (except that no such event of Force Majeure shall excuse Subtenant’s monetary or insurance obligations hereunder).

30.RISER USAGE/SIGNAGE/OFFICE CLEANING AND OTHER SERVICES.

(a)Riser Usage.  Sublandlord shall provide to Subtenant, at no cost to Subtenant, adequate riser space in connection with Subtenant’s cabling between the Premises and the utility and communication demarcation points in the Building, and Sublandlord shall not unreasonably withhold its consent to Subtenant’s Alterations consisting of one or more telecommunications devices to be installed for Subtenant’s use in connection with its business conducted at the Premises, provided the same is at Subtenant’s sole cost and expense, any required consent of the Prime Landlord is obtained, and Subtenant complies with all provisions of this Sublease and the Prime Lease Applicable thereto.  Any such equipment and related connections shall be considered Trade Fixtures for purposes of this Sublease.

(b)Signage.  Subtenant may request that the Prime Landlord provide Building-standard signage for Subtenant in the main lobby of the Building A on the first floor, but the parties acknowledge no such signage exists at this time and Sublandlord bears no responsibility or obligation for seeking Prime Landlord’s approval for such installation(s), nor shall Sublandlord be responsible for the addition or installation of such signage. Alternatively, Subtenant may seek to install a suite entry sign on the first-floor entrance. Sublandlord will also not unreasonably withhold, condition or delay its consent to Subtenant’s improving the signage in the main lobby of the Building and at the entrance on the first floor, provided the same is approved by the Prime landlord and is at no cost, expense or liability to Sublandlord. Subtenant will be responsible to remove any such signage at the end of the Sublease and make all repairs associated with such removal.

(c)Cleaning and Other Services.  Subject to the terms of this Sublease, Sublandlord shall cause the Prime Landlord to provide office cleaning and other services to the Premises as described in Exhibit C to the Prime Lease, but in each case subject to and in accordance with the provisions of the Prime Lease.  The cost thereof shall be included in Operating Expenses.

31.CERTAIN EXCLUSIONS.  Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Prime Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublandlord being substituted for the “Landlord” under the Prime Lease, Subtenant being substituted for the “Tenant” under the Prime Lease, and the Premises being substituted for the “Premises” under the Prime Lease.  Notwithstanding the foregoing, in the event of any conflict or inconsistency between the provisions of the Prime Lease and this Sublease, the terms and provisions of this Sublease shall govern and control.  In addition:

(a)

Subtenant shall have no extension rights, development rights or rights of first offer, first refusal or other preferential right to purchase or lease the Property or any part thereof (including, without limitation, under Section 16.31 of the Prime Lease);

(b)	Subtenant shall have no set-off or abatement rights other than as expressly set forth in this Sublease.
(c)	Subtenant shall not have any measurement rights set forth in the Prime Lease.
(d)	Article 4 of the Prime Lease (Construction) shall not be applicable.

(e)	Section 6.4 (Effect of Multiple Rent Commencement Dates) of the Prime Lease shall not be applicable.
(f)	Section 9.1.1 (Certain Alterations Which Do Not Require Landlord’s Approval) of the Prime Lease shall not be applicable.
(g)	Section 12.2 (Exceptions for Mergers and Affiliate Transactions) and Section 12.3 (Exception for Certain Subleases) of the Prime Lease shall not be applicable.
(h)	Sublandlord shall not be required to provide the insurance described in Section 13.6 (Landlord’s Insurance) of the Prime Lease.
(i)	Section 15.6 (Self-Help) of the Prime Lease shall not be applicable.
(j)	Section 16.8 (Recording) of the Prime Lease shall not be applicable.
(k)	Section 16.15 (Landlord’s Financing; Tenant’s Shadow Rating) of the Prime Lease shall be inapplicable.
(l)	Section 16.16 (Status Reports and Financial Statements) is inapplicable and the applicable provisions of this Sublease shall govern.
(m)	Section 16.18 (Holding Over) of the Prime Lease is inapplicable and the provisions of Section 19 of this Sublease shall govern.
(n)	Section 16.21 (Late Payment) of the Prime Lease is inapplicable and the provisions of Section 7 of this Sublease shall govern.
(o)	Section 16.26 (Letters of Credit) of the Prime Lease is inapplicable and the provisions of Section 38 of this Sublease shall govern.
(p)	Section 16.30 (Letters of Credit) of the Prime Lease is inapplicable and the provisions of this Sublease shall govern.
(q)	Section 16.32 (Arbitration) of the Prime Lease.
(r)

The provisions in the First Amendment, the Second Amendment, July 2006 Letter Agreement, the Acknowledgment of Merger, the third Amendment, the Fourth Amendment, and the June 2014 Letter Agreement shall all be inapplicable.

32.PARKING.

32.1During the Term, and beginning on the Commencement Date, Subtenant (or its employees) shall be entitled to the use of (but shall not be obligated to use) up to twenty-two (22) parking spaces in the garage and surface parking facilities on the Property (the “Parking Spaces”), for no additional cost or expense other than as provided in this Sublease.  Sublandlord and

Subtenant agree that the Parking Spaces shall be unreserved spaces, which will be available on a self-park basis. If the Premises is reduced by the exercise of Sublandlord’s right of recapture under Section 11.4 or otherwise, the number of parking spaces to which Subtenant is entitled shall be reduced proportionally.

32.2Sublandlord’s failure or inability to provide any such parking spaces, whether because of casualty, taking, or for any other reason beyond Sublandlord’s control shall, in no event, entitle Subtenant to terminate this Sublease or receive any abatement in Rent.  Subtenant and all partners and employees of Subtenant that use the Parking Spaces agree to comply with all reasonable rules and regulations applicable to the use of the parking spaces as Sublandlord or the Prime Landlord, or both, may impose from time to time, and in the event such partners or employees of Subtenant fail to so comply with such rules and regulations on an ongoing basis after notice of such failure and if such pattern of failure to comply has not been cured, then Sublandlord shall have no continuing obligation to make any such Parking Spaces available for use by persons who have so failed to comply with such rules and regulations.

33.FURNITURE.

All furniture and equipment located in the Premises shall be removed by the Sublandlord prior to the Delivery Date. No representations or warranties are made herein by Sublandlord, including, without limitation, as to the condition of such furniture, cabling or equipment, the suitability thereof for Subtenant’s use, or any compliance of the same with applicable law.

34.SUBTENANT’S FINANCIAL STATEMENTS.

34.1Subtenant acknowledges that the financial capability of Subtenant to perform its obligations hereunder is material to Sublandlord and that Sublandlord would not enter into this Sublease but for its belief, based on its review of Subtenant’s financial statements, that Subtenant is capable of performing such financial obligations.  Subtenant hereby represents, warrants and certifies to Sublandlord that its financial statements previously furnished to Sublandlord were at the time given true and correct in all material respects.  At any time during the Term (but not more than twice in any calendar year), Subtenant shall provide Sublandlord, upon ten (10) business days’ prior written notice from Sublandlord, financial statements for Subtenant of the two (2) years prior to the current calendar year. Such statements shall be prepared in accordance with generally accepted accounting principles by an independent certified public accountant.

35.ESTOPPEL CERTIFICATE.  Subtenant hereto agrees at any time and from time to time  within ten (10) business days after a written request therefor by Sublandlord, to execute, acknowledge and deliver to Sublandlord a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there shall have been modifications, which modifications shall be identified, that this Sublease, as modified, is in full force and effect) and stating, to the actual knowledge of Subtenant, whether or not Sublandlord is in default in performance of any covenant, agreement or condition contained in this Sublease and, if so, specifying each such default of which Subtenant may have knowledge and certifying as to the status of any other matter relating to this Sublease as may be reasonably requested by the requesting party.  Such certificate may also be relied upon, as to a certificate executed by Subtenant, by any of the Prime Landlord, a mortgagee of the Prime Landlord, a prospective purchaser or ground lessor of the Building or land upon which it is located and any prospective assignees of Sublandlord.

36.DEFINITIONS.  Capitalized terms not otherwise specifically defined herein shall have the meaning ascribed to them in the Prime Lease as though such definitions are set forth and incorporated herein, and provisions of the Prime Lease to which reference is made hereunder shall also be deemed incorporated by reference herein.

37.SECURITY DEPOSIT.

A USD $25,212.50cash security deposit (“Security Deposit”) shall be held by Sublandlord, without liability for interest, as security for the faithful performance by Subtenant of all of its obligations under this Sublease.  Sublandlord shall not be required to keep the Security Deposit separate from its other accounts.  Sublandlord may apply all or a part of the Security Deposit to (i) any unpaid Rent due from Subtenant which remains unpaid following expiration of applicable notice and cure periods; or (ii) to cure any other default of Subtenant hereunder which remains uncured following expiration of applicable notice and cure periods and to compensate Sublandlord for all damage and reasonable expense sustained as a result of such default.  If all or any portion of the Security Deposit is so applied, Subtenant shall deposit with Sublandlord the amount so applied or drawn (in cash) sufficient to restore the Security Deposit to its original amount within ten (10) business days after receipt of Sublandlord’s written demand.  Provided that Subtenant complies with all of its obligations hereunder and promptly pays Rent when due, Sublandlord shall refund the Security Deposit (or the remainder thereof) to Subtenant within sixty (60) days after the later of the expiration or earlier termination of the Sublease.  No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit.

38.SUBTENANT’S REPRESENTATIONS, WARRANTIES AND COVENANTS.

38.1Subtenant represents, warrants and covenants that:

(a) It is a corporation duly organized, validly formed and in good standing under the laws of the State of Delaware and qualified to do business in the Commonwealth of Massachusetts.

(b)During the Term and for a period of one year after the Expiration Date, it shall at all times maintain a registered agent for service of process in the Commonwealth of Massachusetts. The name and address of such registered agent as of the date hereof is: CT Corporation System, 155 Federal St., Suite 700, Boston, MA 02110.

(c)(i) Subtenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Treasury (“OFAC”) (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Subtenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Subtenant (and any person, group, or entity which Subtenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either may cause or causes Sublandlord to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Sublease or any sub-subletting of all or any portion of the Premises. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Subtenant of the foregoing representations and warranties shall be deemed a default by subtenant under this Sublease and shall be covered by the indemnity provisions of Section 21 of this Sublease, and (y) the representations and warranties contained in this Section 39.1(c) shall be continuing in nature and shall survive the expiration or earlier termination of this Sublease.

39.MISCELLANEOUS.

39.1This Sublease shall be binding upon Sublandlord and its successors and assigns, and upon Subtenant and its successors and permitted assigns, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to conflicts of laws principles).

39.2If any provision of this Sublease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Sublease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

39.3The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Sublease or the intent of any provisions thereof.

39.4This Sublease and the Exhibits attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein.  Subtenant and Sublandlord acknowledge that all representations and statements upon which they relied in executing this Sublease are contained herein and that they in no way relied upon any other statements or representations, written or oral. This Sublease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

39.5By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Sublease on behalf of such party. Upon Sublandlord’s request, Subtenant shall provide Sublandlord with evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

39.6Without limiting any other obligation of Subtenant which may survive the expiration or prior termination of the Term, all obligations on the part of Subtenant to indemnify, defend, or hold Sublandlord harmless, as set forth in this Sublease, shall survive the expiration or prior termination of the Term.

39.7Subtenant shall neither assert nor seek to enforce any claim against Prime Landlord or Sublandlord or any of the Sublandlord Additional Indemnitees, or the assets of any of them, for breach of this Sublease or otherwise, other than against Sublandlord’s interest in the Prime Lease, and Subtenant agrees to look solely to such interest for the satisfaction of any liability of Sublandlord under this Sublease.  Notwithstanding anything in this Sublease to the contrary,

Subtenant specifically agrees that in no event shall any officer, director, trustee, employee or representative of Prime Landlord or Sublandlord or any of the Sublandlord Additional Indemnitees ever be personally liable for any obligation under this Sublease, nor shall Sublandlord or any of the Sublandlord Additional Indemnitees be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Sublease.

39.8Subtenant shall not grant any security interest whatsoever in any Trade Fixtures without the prior written consent of Sublandlord, except that Subtenant may grant a security interest over its unattached personal property to the extent the granting of such a security interest is not prohibited under the Prime Lease.

39.9No rights to any view or to light or air over any property, whether belonging to Prime Landlord, Sublandlord or any other person, are granted to subtenant by this Sublease. If at any time any windows of the Premises are temporarily darkened or the light therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Sublandlord and without any reduction or diminution of Subtenant’s obligations under this Sublease.

[Remainder of page is intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Sublease to be executed under seal by their respective officers or other persons hereunto duly authorized as of the day and year first above written.

SUBLANDLORD:

PTC INC.,
a Massachusetts corporation

By:
Name:
Title:

SUBTENANT:

STEALTH BIOTHERAPEUTICS INC.
a Delaware corporation

By:
Name:	Henry H. Hess
Title:	Chief Legal Counsel

[Signature Page]

Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Stealth BioTherapeutics, Inc.	Delaware

Stealth BioTherapeutics (HK) Limited	Hong Kong

Exhibit 12.1

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. §1350)

I, Irene P. McCarthy, certify that:

1.	I have reviewed this annual report on Form 20-F of Stealth BioTherapeutics Corp;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4.

I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the company and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5.

I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting.

Date: April 6, 2021	By:	/s/ Irene P. McCarthy
Name: Irene P. McCarthy
Title: Chief Executive Officer (principal executive officer and principal financial officer)

Exhibit 13.1

Officer Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Stealth BioTherapeutics Corp (the “Company”), hereby certifies, to such officer’s knowledge, that:

The annual report on Form 20-F for the year ended December 31, 2020 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 6, 2021	By:	/s/ Irene P. McCarthy
Name: Irene P. McCarthy
Title: Chief Executive Officer (principal executive officer and principal financial officer)

Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230452, 333-237541, and 333-253601 on Form S-8 and Registration Statement  No. 333-237542 on Form F-3 of our report dated April 6, 2021, relating to the consolidated financial statements of Stealth BioTherapeutics Corp appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 6, 2021